EXHIBIT 99.D

DESCRIPTION OF THE REPUBLIC OF THE PHILIPPINES

CERTAIN DEFINED TERMS AND CONVENTIONS

Statistical information included in this prospectus is the latest official data publicly available at the date of this prospectus. Financial data provided in this prospectus may be subsequently revised in accordance with the Republic’s ongoing maintenance of its economic data, and that revised data will not be distributed by the Republic to any holder of the Republic’s securities. As used in this prospectus, the term “N/A” identifies statistical or financial data that is not available.

All references in this prospectus (a) to the “Republic” or the “Philippines” are to the Republic of the Philippines, (b) to the “Government” are to the national government of the Philippines and (c) to “Bangko Sentral” are to Bangko Sentral ng Pilipinas, the central bank of the Philippines.

The fiscal year of the Government commences on January 1 of each year and ends on December 31 of such year.

Unless otherwise indicated, all references in this prospectus to “Philippine Pesos,” “pesos” or “₱” are to the lawful national currency of the Philippines, those to “dollars,” “U.S. dollars” or “$” are to the lawful currency of the United States of America, those to “euro” and “€” are to the currency introduced on January 1, 1999 at the start of the third stage on European Economic and Monetary Union and those to “Japanese yen,” “yen” or “JPY” are to the lawful national currency of Japan. References to “SDR” are to Special Drawing Rights of the International Monetary Fund (the “IMF”).

This prospectus contains translations of some peso amounts into U.S. dollars for the convenience of the reader. Unless otherwise specified, the translations were made at the exchange rate as stated in the Bangko Sentral Reference Exchange Rate Bulletin published by the Treasury Department of Bangko Sentral on the relevant date. No representation is made that the peso amounts actually represent the U.S. dollar amounts or could have been converted into U.S. dollars at the rates indicated, at any particular rate or at all.

Economists show Gross Domestic Product (“GDP”) and Gross National Income (“GNI”) in both current and constant market prices. GDP and GNI at current market prices value a country’s output using the actual prices for each year, whereas GDP and GNI at constant market prices (also referred to as “real” GDP and GNI) value output using the prices from a base year, thereby eliminating the distorting effects of inflation and deflation. In the first quarter of 2011, the standards under the Philippine System of National Accounts (the “PSNA”) for the calculation of GDP and GNI (known as gross national product (“GNP”) prior to the 2011 revisions) were revised, changing the constant base year for these calculations from 1985 to 2000. In April 2020, the PSNA further revised the PSNA standards, changing the constant base year for GDP and GNI calculations from 2000 to 2018. See “REPUBLIC OF THE PHILIPPINES—GDP and Major Financial Indicators.” In this prospectus, unless otherwise specified, data has been presented on the basis of the PSNA standards as revised in 2011. Unless otherwise specified, growth figures for GDP and GNI in this prospectus and any prospectus supplement are period-on-period comparisons of real GDP and GNI, respectively, using the year ended December 31, 2000 as the base year, except for 2020 fiscal year figures (and comparative figures from the same period in the 2019 fiscal year), which are presented using the year ended December 31, 2018 as the base year. As a result, GDP and GNI figures presented in this prospectus and any prospectus supplement are not presented on the same basis as yearly GDP and GNI figures for years prior to 2020. The Government stopped reporting GDP and GNI figures based on the year ended December 31, 2000 in March 2020.

The balance of payments statistics released by Bangko Sentral are based on the trade-in-goods statistics compiled by the National Statistics Office (the “NSO”). In March 2013, Bangko Sentral adopted the sixth edition of the IMF’s Balance of Payments Manual (“BPM6”) framework covering balance of payments statistics for 2011 onwards, pursuant to which the property income and expense accounts have been revised. Unless otherwise specified, balance of payments statistics in this prospectus and any prospectus supplement are presented on a BPM6 basis. As a result, these statistics may be different from data previously reported by the Republic.

In July 2013, Bangko Sentral adopted a new system for compiling and reporting monetary statistics called the Standardized Report Forms (the “SRF”) format as part of Bangko Sentral’s adherence to international best practices in statistical compilation. The SRF is a unified international framework for reporting monetary and financial statistics to the IMF. Under the SRF, foreign and domestic assets reported by Bangko Sentral are no longer presented net of liabilities; rather, liabilities are reported separately. The presentation of general Government assets, however, remains net of liabilities. The adoption of the SRF system did not result in any change to overall monetary balances. However, Bangko Sentral has, in connection with the adoption of the SRF, also implemented certain recommendations from the IMF pertaining to the inclusion of unsecured subordinated debt and accrued interest expense, which has given rise to minor changes in amounts previously reported.

Any discrepancies in the tables included herein between the amounts listed and the totals thereof are due to rounding.

SUMMARY REPUBLIC OF THE PHILIPPINES

General

The Philippine archipelago has over 7,000 islands with a total land area of approximately 300,000 square kilometers. The islands are grouped into three geographic regions: Luzon, the largest island, in the north, covering an area of 141,395 square kilometers; Visayas in the central region, covering an area of 56,606 square kilometers; and Mindanao in the south, covering an area of 101,999 square kilometers. Manila is the Republic’s capital. As of the 2015 Census of Population and Housing (the “2015 Census”) conducted by the NSO, the Republic’s population was estimated at approximately 101.0 million.

Government and Politics

The Republic’s current constitution (the “Constitution”) was adopted by plebiscite in 1987. The ratification of the new Constitution in 1987 restored a presidential form of government consisting of three branches: executive, legislative and judiciary. Executive power is vested in the President, who is elected by direct popular vote and who may serve one term of six years. Legislative authority is vested in the Congress of the Philippines, which consists of the Senate and the House of Representatives. Judicial power is vested in the Supreme Court and in various lower courts.

Economy

The Philippines has a mixed economy in which the Government is directly engaged in certain economic activities through government financial institutions (“GFIs”) and government-owned and controlled corporations (“GOCCs”), which are corporations of which at least 51% of the capital stock is owned by the Government either directly or indirectly through its instrumentalities. The Government actively encourages domestic and foreign private investment. The Philippines has undertaken liberalization of trade and investment in tandem with the deregulation of the financial system, foreign exchange liberalization, tax reforms, acceleration of privatization, enhancement of competition in the provision and operation of public utilities, and deregulation of the oil and power industries.

Selected Economic Information of the Republic of the Philippines

	2016	2017	2018	2019	2020(1)	2021(1)

	(₱ in billions, except as indicated)
GDP (at then-current market prices)	15,132.4	16,556.7	18,265.2	19,517.9	17,938.6	13,732.6	(1)
GDP (at constant 2018 prices)	16,062.7	17,176.0	18,265.2	19,382.8	17,527.2	13,323.4	(1)
GDP per capita, PPP concept (in $ at then-current market prices)(2)	7,806	8,348	8,943	9,961	8,434	9,035	(1)(3)
GDP growth rate (%)	7.1	6.9	6.3	6.1	(9.6)	5.1	(1)
Consumer price inflation rate (2012 CPI basket)	1.3	2.9	5.2	2.5	2.6	4.5	(4)
Government surplus/(deficit) as % of GDP (at then-current market prices)	(2.3)	(2.1)	(3.1)	(3.4)	(7.6)	(8.3	)(11)
Government debt at end of period as % of GDP (at then-current market prices)	40.2	40.2	39.9	39.6	54.6	63.1	(11)
Public sector borrowing requirement(5)	(320.4)	(319.1)	(547.3)	(640.4)	(1,349.5)	(1,813.2)
Consolidated public sector financial position(7)	(21.8)	(4.6)	(171.0)	(184.6)	(981.6)	(1,638.8)
Current account surplus/(deficit) as % of GDP (at then-current market prices)	(0.4)	(0.7)	(2.6)	(0.8)	3.1	(0.9	)(11)
Overall balance of payments position at end of period as % of GDP (at then-current market prices)(8)	(0.3)	(0.3)	(0.7)	2.1	4.4	(0.2	)(1)
Direct domestic debt of the Government (in million ₱)(9)(10)	3,394,097	4,441,260	4,776,859	5,127,600	6,694,687	8,468,408	(14)
Direct external debt of the Government (in million $)(10)(12)	43,324	44,261	47,860	51,252	64,562	69,298	(14)
Public sector domestic debt(13)	5,006.2	5,830.7	6,065.3	6,307.7	6,712.4	6,220.3
Public sector external debt(12)(13)	2,507.4	2,562.4	2,891.8	2,966.9	3,406.7	3,503.7
Unemployment rate (%)	5.5	5.7	5.3	5.1	10.3	7.4	(15)
Gross international reserves (in billion $)(10)(16)	80.7	81.6	79.2	87.8	110.1	107.7	(1)

Sources: Philippine Statistics Authority; Bureau of the Treasury; Department of Finance, Bangko Sentral.

Notes:

(1)	Preliminary data as of November 2021.
(2)	Amounts in pesos have been translated into U.S. dollars using the average Bangko Sentral reference exchange rates for the applicable period.
(3)	Figure represents annualized per capita GDP, PPP concept.
(4)	Preliminary data as of December 7, 2021.
(5)

Represents the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation (the “CB-BOL”), the Oil Price Stabilization Fund and the major GOCCs (as defined below), the debt of which comprises virtually all the debt incurred by GOCCs. Data for 2021 is preliminary and as of March 31, 2021.

(6)	Preliminary data.
(7)

Comprises the aggregate deficit or surplus of the Government, the CB-BOL’s accounts, the major GOCCs, the Social Security System, the Government Service Insurance System, Bangko Sentral, the GFIs and local government units. Data for 2021 is preliminary and as of March 31, 2021.

(8)

Overall balance of payments has been revised to reflect late reports, post-audit adjustments and final data from companies. See “Republic of the Philippines—Balance of Payments—Revisions” for a more detailed discussion of recent and pending revisions to previously reported data.

(9)

Represents debt of the Government only and does not include other public sector debt. Includes direct debt obligations of the Government, the proceeds of which are on-lent to GOCCs and other public sector entities, but excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(10)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using the Bangko Sentral reference exchange rates at the end of each applicable period.
(11)	Based on preliminary data as of September 30, 2021.
(12)	Represents debt of the Government, the major GOCCs, the CB-BOL, Bangko Sentral and the GFIs. Data for 2021 is preliminary and as of June 30, 2021.
(13)	Includes public sector debt, whether or not guaranteed by the Government. Data for 2021 is preliminary and as of June 30, 2021.
(14)	Preliminary data as of October 31, 2021.
(15)	Preliminary results as of October 2021 based on the 2021 Annual Estimates of Labor Force Survey September rounds.
(16)	Comprises the holdings by Bangko Sentral of gold reserves, foreign investments, foreign exchange and SDRs, including Bangko Sentral’s reserve position in the IMF.

REPUBLIC OF THE PHILIPPINES

History, Land and People

History

Spain governed the Philippines as a colony from 1521 until 1898. On June 12, 1898, during the Spanish-American War, the Filipinos declared their independence. The United States claimed sovereignty over the Philippines under the 1898 Treaty of Paris, which ended the Spanish-American War, and governed the Philippines as a colony until 1935, when the Philippines became a self-governing commonwealth. On July 4, 1946, the Philippines became an independent republic.

Geography and General Information

The Philippine archipelago, located in Southeast Asia, comprises over 7,000 islands and a total land area of approximately 300,000 square kilometers. The Republic groups the islands into three geographic regions: Luzon in the north, covering an area of 141,395 square kilometers, Visayas in the center, covering an area of 56,606 square kilometers, and Mindanao in the south, covering an area of 101,999 square kilometers. The Republic is also divided into 17 administrative regions.

Note:	For a discussion of territorial disputes over certain islands in the West Philippine Sea, see “—Government—Territorial Dispute over the West Philippine Sea”.

For a discussion of territorial disputes over certain islands in the West Philippine Sea, see “—Government —Territorial Dispute over the West Philippine Sea”.

2020 Census

The Republic’s population was 109.0 million according to the 2020 Census, representing an increase of 9.4% or 8.1 million people as compared to the 2015 Census and an increase of 18.1% or 16.7 million people as compared to the 2010 Census. The Republic’s population increased by 1.6% annually, on average, during the period from 2015 to 2020, which was lower than the 1.7% average annual growth rate during the period from 2010 to 2015. Of the Republic’s 17 administrative regions, Region IV-A (Calabarzon) had the largest population in 2020 at 16.2 million, followed by the National Capital Region with 13.5 million and Region III (Central Luzon) with 12.4 million. The combined population of these three regions accounted for approximately 38.6% of the Republic’s population in 2020. The Bangsamoro Autonomous Region of Muslim Mindanao (“BARMM”), formerly known as the Autonomous Region in Muslim Mindanao (the “ARMM”), was the fastest growing region during the period from 2015 to 2020, with an average annual population growth rate of 3.1%. Of the Republic’s 81 provinces, Cavite was the most populous in 2020 at 4.3 million, followed by Bulacan at 3.7 million and Laguna at 3.4 million. In total, 29 provinces had populations in excess of 1.0 million. The Republic has a relatively young population, with about 40% of the population under the age of 20 and a median age of 24.3, according to the 2015 Census.

The following table shows the population of the Republic, by age group, according to the 2015 Census.

2015 Household Population by Age

Age group	Total household population	Percentage of total population in age group
Under 1	2,075,441	2.1%
1-4	8,740,557	8.7%
5-9	10,838,875	10.8%
10-14	10,480,412	10.4%
15-19	10,120,312	10.1%
20-24	9,396,155	9.3%
25-29	8,304,461	8.3%
30-34	7,290,536	7.2%
35-39	6,704,923	6.7%
40-44	5,813,169	5.8%
45-49	5,262,005	5.2%
50-54	4,415,193	4.4%
55-59	3,597,370	3.6%
60-64	2,755,608	2.7%
65-69	1,912,908	1.9%
70-74	1,218,065	1.2%
75-79	857,534	0.9%
80 and over	790,191	0.8%

Total	100,573,715	100.0%

Median Age	24.3

Source: Philippine Statistics Authority, 2015 Census.

The majority of Filipinos have Malay ethnic origins. Filipino culture also includes strong Spanish, Chinese, and American influences. Filipino is the national language, but English is the primary language used in business, government and education. The population speaks over 80 other dialects and languages, including Chinese and Spanish. As of 2019, the Republic’s functional literacy rate was 91.6%.

Christianity, primarily Roman Catholicism, is the predominant religion in the Philippines. A significant Muslim minority lives in Mindanao.

Government

Governmental Structure

Since 1935, the Republic has had three constitutions. The country adopted the current Constitution by plebiscite in February 1987 after Ferdinand Marcos, who had ruled for 20 years, was ousted a year earlier in favor of Corazon Aquino (who opposed Marcos in the 1986 presidential election) following a people’s uprising. The new Constitution restored a presidential form of government composed of three branches: executive, legislative and judicial.

The principal features of each branch are as follows:

•

Executive—The President, elected by popular vote for a single, six-year term, exercises executive power. If the President dies, becomes permanently disabled, is removed from office or resigns, the Vice President acts as President for the remainder of the term. If the Vice President cannot serve, the President of the Senate or, if he or she cannot serve, the Speaker of the House of Representatives acts as President until the election and qualification of a new President or Vice President. The person acting as President for any remaining term may, if elected, serve a six-year term as President. President Duterte commenced serving his current six-year term on July 1, 2016, and his term will end on June 30, 2022.

•

Legislative—Congress, comprising the Senate and the House of Representatives, exercises the Republic’s legislative authority. The Constitution mandates a Senate of 24 members and a House of Representatives of not more than 250 members (excluding sectoral representatives), all elected by popular vote. Senators serve for a term of six years and members of the House of Representatives for a term of three years. Senate and House of Representatives seats are subject to two consecutive term and three consecutive term limits, respectively. In May 2019, elections were held for 12 Senators and all members of the House of Representatives, who, together with the 12 Senators who did not face re-election, constitute the 18th Congress of the Republic.

•

Judicial—The Supreme Court and any lower courts established by law exercise the Republic’s judicial authority. The Republic’s court system is a multi-tiered system of courts of general jurisdiction that includes the Supreme Court and the Court of Appeals. Below these are the Regional Trial Courts, Metropolitan Trial Courts, Municipal Trial Courts and Municipal Circuit Trial Courts, which are all courts of original jurisdiction.

Recent National Elections

On May 9, 2016, national and local elections were held throughout the Philippines, including the election of the president and vice president of the Republic, and elections for 12 senators and all members of the House of Representatives. President Rodrigo Duterte of the PDP-Laban Party and Vice President Maria Leonor Robredo of the Liberal Party were elected and took office on July 1, 2016, marking the end of former President Benigno S. Aquino III’s six-year term.

On May 13, 2019, elections were held in the Philippines for 12 senators, all members of the House of Representatives and all city and municipal-level elected positions. Following the election, the leading party in the House of Representatives is PDP-Laban, holding 83 seats, followed by Nacionalista Party, holding 42 seats, NPC, holding 36 seats, National Unity Party, holding 25 seats, and the rest are held by other political parties. The Senate and the House of Representatives opened the first regular session of the 18th Congress of the Republic on July 22, 2019.

The next national and local elections in the Philippines are scheduled for May 2022.

Corruption Investigations and Other Proceedings

In the last few years, a number of current and past officials of the Government have been investigated or indicted for graft, corruption, plunder, extortion, bribery, or usurpation of authority, including, among others, former President Arroyo and former President Aquino. In July 2016, the Supreme Court acquitted former president Arroyo of plunder, and she was subsequently elected as the Speaker of the House of Representatives of the Philippines in 2018. Various other politicians and other public figures are still awaiting trial on similar charges. In addition, there have been impeachment proceedings against two then presidents as well as one then chief justice of the Supreme Court.

Political Violence

Political violence is not uncommon in the Republic. As of September 2019, more than 20 mayors and vice-mayors in the Philippines have been killed, some of these officials were alleged to have been involved in the illegal drug trade. In December 2019, a special court convicted eight members of the Ampatuan family, members of which governed the southern province of Maguindanao for decades, along with 20 other defendants on multiple counts of murder for their roles in a 2009 ambush on an election motorcade, which killed 57 people, including political opponents of the Ampatuan family and 30 journalists.

Efforts Against the Illegal Drug Trade

Since taking office on July 1, 2016, President Duterte has made fighting the illegal drug trade a central focus of his administration. As of June 30, 2020, the Philippine National Police (the “PNP”) has estimated that 247,798 people had been arrested in anti-narcotics operations by the PNP since President Duterte took office on July 1, 2016. Representatives of certain international organizations and foreign nations, including the Office of the High Commissioner for Human Rights of the United Nations and the United States, have expressed concern over reports of extrajudicial killings in the Republic in connection with these operations. In December 2019, lawmakers in the United States proposed legislation that would impose travel restrictions and financial sanctions on officials found to be involved in extrajudicial killings and the imprisonment of Philippine Senator De Lima, a prominent critic of the Government’s operations against illegal drugs. In September 2021, the International Criminal Court opened an investigation of whether or not the crime against humanity of murder was committed between November 1, 2011 and March 16, 2019 in the context of the “war on drugs”.

Administrative Organization

As of September 30, 2020, the Republic had 17 administrative regions and 43,761 local government units. Local government units included 81 provinces, 146 cities, 1,488 municipalities (subdivisions of provinces) and 42,046 barangays. Highly urbanized cities function independently of any province, while other cities are subject to the administrative supervision of the provinces in which they are located.

The Government is organized primarily around the various departments and department-equivalent agencies of the executive branch, which implement the various programs and projects of the Government. The departments and department-equivalent agencies are grouped into the following five sectors.

Sector	Major Departments
Social services	Health; Education, Culture and Sports; Labor and Employment; Social Welfare and Development

Economic services	Agriculture; Agrarian Reform; Energy; Environment and Natural Resources; Tourism; Trade and Industry; Public Works and Highways; Transportation and Communications; Science and Technology

Defense	National Defense

General public services	Foreign Affairs; Finance; Budget and Management; Interior and Local Government; Justice; National Economic and Development Authority; Office of the Press Secretary; Autonomous Region of Muslim Mindanao; Cordillera Administrative Region

Constitutional offices	General Public Services (Elections, Audit, Civil Service, Public Order and Safety, Office of the Ombudsman); Social Services (Human Rights)

Devolution of Certain Executive Branch Functions

On June 1, 2021, President Duterte signed Executive Order 138, which directs the full devolution of certain national government functions to local government units by no later than 2024. National government functions expected to be devolved to local governments include, among others, those related to local infrastructure, health care, livelihood, agriculture and social welfare. Under Executive Order 138, national government agencies would instead assume more strategic and steering functions going forward to address persistent development issues. The Republic is currently in various stages of implementing Executive Order 138.

Government Corporations

The Government owns or controls a number of corporations that provide essential goods and services to the public and work with the private sector to encourage economic growth and development. Originally restricted to basic public services and national monopolies, the number of GOCCs grew from 13 in the 1930s to 301 by 1984.

As of December 31, 2019, there were 119 government-owned and controlled corporations. GOCCs, including GFIs, currently account for a significant proportion of the public sector’s domestic and external debt. The Government closely monitors the contribution to the public sector deficit or surplus, and other financial indicators, of three GFIs that provide credit to enterprises in support of public policies. As of December 31, 2019, the three closely monitored GFIs had aggregate domestic and external liabilities of ₱2.59 trillion, which represented 55.82% of the liabilities owed by GOCCs.

As of December 31, 2019, the Land Bank of the Philippines (“LBP”) was the largest contributor to the liabilities owed by GFIs and to the liabilities owed by all GOCCs, with liabilities of ₱1.88 trillion representing 62.76% of the liabilities owed by GFIs and 40.69% of the liabilities owed by all GOCCs. The Development Bank of the Philippines (the “DBP”) was the second largest contributor to the liabilities owed by GFIs and the third largest contributor to the liabilities owed by all GOCCs, with liabilities of ₱701.42 billion representing 23.36% of the liabilities owed by GFIs and 15.14% of the liabilities owed by all GOCCs.

The Government also closely monitors certain GOCCs engaged in various major business activities (the “major GOCCs”) by recording their individual contributions to the public sector deficit or surplus position and other financial indicators. Based on audited financial statements, as of December 31, 2019, the major GOCCs had aggregate domestic and external liabilities of approximately ₱1.40 trillion, which represented 32.30% of the liabilities owed by all GOCCs and 7.65% of GDP , a decrease compared to the 8.34% of GDP in 2017. The Power Sector Assets and Liabilities Management Corporation (“PSALM”) was the largest contributor to the liabilities owed by the major GOCCs and the second largest contributor to the liabilities owed by all GOCCs, with liabilities of ₱714.7 billion representing 51.17% of the liabilities owed by the major GOCCs and 16.52% of the liabilities owed by all GOCCs. From 2015 to 2018, the major GOCCs totaled 14 corporations. In 2019, the number of major GOCCs increased from 14 to 16.

The Government has in recent years implemented a general policy to improve the corporate governance and financial performance of GOCCs by encouraging adequate contribution by these GOCCs to the Government’s fiscal consolidation efforts, integrity, efficient and effective delivery of public services, sustainability, transparency, and accountability. Further to its privatization strategies, the Government has also sought decreased intervention in the business affairs of other GOCCs in view of its policy objective for GOCCs to be self-sustaining; however, in certain instances, the Government supports the transactions of such corporations by acting as guarantor for obligations and providing such other assistance as it deems necessary and as may be allowable under law. Since 2011, several GOCCs have either been privatized or abolished by the Government, or have been classified as inactive, non-operational, or otherwise disposed of by the Government.

Duterte Administration Policy

In his first State of the Nation address on July 26, 2016, President Duterte announced his agenda for his six-year term in office. The President reiterated the commitment he expressed in his inauguration address to wage a relentless and sustained fight against criminality, illegal drugs and corruption, and he called on the PNP, barangay chairmen, mayors, governors and other public figures to join him in the fight. In furtherance of this effort, he committed to the creation of an inter-agency committee on illegal drugs to assist in integrating the efforts and strengthening the partnership among various branches of the Government to combat illegal drugs. President Duterte committed to prioritizing the rehabilitation of drug users by increasing treatment and rehabilitation facilities across the Republic.

President Duterte also stated his policy to improve the welfare of Filipinos in the areas of healthcare, education, adequate food and housing, environmental preservation, and respect for culture. In particular, he highlighted the importance of fighting terrorism and lawlessness by ensuring that the fundamental needs of all Filipinos for security, development, fair access to decision-making and the acceptance of identities are met. President Duterte expressed his desire to continue the macroeconomic policies of the administration of former President Aquino of prudent fiscal and monetary policies to help translate high economic growth rates into better job creation and poverty reduction.

On infrastructure, President Duterte described his goal of increasing road development projects to benefit overall economic growth and tourism and to help modernize agriculture with improved irrigation techniques and modern harvest and post-harvest facilities to minimize losses. Similarly, in the area of environmental regulation, President Duterte directed the military to intensify its supporting role in fighting illegal logging, illegal mining, and other destructive practices that devastate the natural resources of the Republic.

Finally, President Duterte committed to running a transparent and corruption-free administration. In particular, President Duterte encouraged the PNP to execute their tasks responsibly and not to abuse their authority. In this regard, he directed the National Police Commission to efficiently investigate and adjudicate any reports of wrong doing by police officers and to ensure that the PNP is a valuable ally in the Duterte administration’s fight against the illegal drug trade in the Philippines.

Recent State of the Nation Addresses

On July 27, 2020, President Duterte delivered his fifth State of the Nation Address. On the COVID-19 pandemic, the President reassured that a vaccine would be available soon and expressed his gratitude to all citizens, healthcare personnel and government organizations who kept the country running, provided essential services and kept peace and order during the COVID-19 pandemic and recognized their efforts in containing the pandemic. The President reiterated his resolve to continue the country’s war against drugs. He stressed his opposition to corruption. In addition, he spoke about a number of initiatives to improve the economy and the livelihood of citizens, especially in light of the COVID-19 pandemic, including the Corporate Recovery and Tax Incentives for Enterprises Act, Financial Institutions Strategic Transfer Act, the Build, Build, Build Program and providing free online training on livelihood and skills improvement. He also noted the importance of cybersecurity in light of the enhanced use of cyberspace due to the COVID-19 pandemic and promised to patrol the country’s cyberspace and enforce online consumer and data protection and privacy laws.

On July 27, 2021, President Duterte delivered his sixth and final State of the Nation Address. The President reiterated his support for members of the armed forces and the police, and his continued commitment to national security. He emphasized the government’s efforts to defeat communist insurgents and other rebel groups. The President also underscored his commitment to his administration’s war on drugs, as well as efforts to combat corruption in government. He discussed the developments in infrastructure under his Build, Build, Build Program, improvements to government administrative processes, and the strengthening of the civil service. On foreign policy, the President reiterated the government’s pursuit of an independent foreign policy while working with foreign partners, and emphasized its upholding of the 2016 arbitral award on the South China Sea. On the COVID-19 pandemic, the President thanked frontline medical workers and the private sector for working with the government to address the pandemic and its effects. He also used his address to call on Congress to pass priority legislation such as amendments to the Foreign Investment Act, the Public Service Act, and the Retail Trade Liberalization Act, bills on e-governance, disaster resilience, and fire protection modernization, a law to create a Center for Decease Prevention and Control as well as the Virology and Vaccine Institute of the Philippines, as well as measures to improve the pension system for members of the armed forces and police, as well as to provide enlisted personnel with free legal aid.

Comprehensive Tax Reform Program

The Department of Finance is currently seeking the passage of various laws that would complete its Comprehensive Tax Reform Program. The Comprehensive Tax Reform Program is intended to accelerate poverty reduction and to create simpler, fairer, and more efficient revenue streams for the Philippine government. Bills for three of the packages have already been passed into law, while bills for the remaining packages are still pending with Congress.

Package 1 of the Comprehensive Tax Reform Program, the Tax Reform for Acceleration and Inclusion (“TRAIN”), was signed into law as Republic Act No. 10963 on December 19, 2017. Among other things, TRAIN lowered the personal income tax rates for 99% of the income taxpayers. Those with annual taxable income below ₱250,000 are exempt from paying personal income tax, while the rest, except for top individual taxpayers, began to see lower personal income tax rates ranging from 15% to 30%, with full implementation by 2023. Top individual taxpayers whose annual taxable income exceeds ₱8 million face a higher tax rate of 35% from the previous rate of 32%. It allows self-employed and professional taxpayers to pay a flat tax at the rate of 8% on gross income, subject to a ₱250,000 deduction for individuals whose income comes purely from a business or practice of profession, in lieu of a progressive income tax bracket. It also simplified the estate and donor’s tax, expanded the value-added tax base, imposed excise tax on sweetened beverages and cosmetic procedures, and increased the excise tax of petroleum products, mining, and automobiles. TRAIN also implemented tax administration measures such as the fuel marking and electronic receipts.

Package 1B of the Comprehensive Tax Reform Program, the Tax Amnesty Act of 2019, was passed into law on February 14, 2019. The Tax Amnesty Act of 2019 originally contained three parts: first, a general amnesty, which is an amnesty covering all various taxes; second, an estate tax amnesty, which is an amnesty covering delinquent estates; and third, an amnesty on delinquent accounts, which covers tax obligations that have already become final, due and demandable. President Duterte vetoed the general amnesty provision but approved the estate tax and delinquent accounts amnesties. The Tax Amnesty Act of 2019, as passed, allows availing estates to apply for immunity from the payment of all estate taxes, as well as any increments and additions thereto, arising from the failure of the taxpayer to pay any and all estate taxes for the taxable year 2017 and prior years, and from all appurtenant civil, criminal, and administrative cases and penalties under the Tax Code. On June 30, 2021, President Duterte signed Republic Act No. 11569, which extends the validity of the estate tax amnesty program for another two years, moving the deadline for applications to June 14, 2023.

Package 2 under the Comprehensive Tax Reform Program, known as the Corporate Recovery and Tax Incentives for Enterprise (“CREATE”) Act (previously known as the CITIRA bill or the TRABAHO bill), was signed into law as Republic Act No. 11534 by President Duterte on March 26, 2021. The CREATE Act is intended to provide economic stimulus by way of reducing the corporate income tax rate to 25% or 20% subject to certain conditions, from the original 30% under the Tax Code. The CREATE Act also provides for changes to the Philippines’ fiscal incentive policies to make tax incentives performance-based, time-bound, targeted, and transparent. The CREATE Act ended the previous practice of granting incentives in perpetuity to business enterprises. It also seeks to improve the governance of fiscal incentives by placing their management under the Fiscal Incentives Review Board.

Package 2+ of the Comprehensive Tax Reform Program covers excise taxes on alcohol, tobacco, and e-cigarettes as well as taxes on mining. In relation to the excise taxes on alcohol, tobacco, and e-cigarettes, two laws have already been passed. Republic Act No. 11346, otherwise known as the Tobacco Tax Law of 2019, was signed into law on July 25, 2019; meanwhile, on January 22, 2020, President Duterte signed into law Republic Act No. 11467. Republic Act No. 11346 increased excise taxes on cigarettes by ₱10 per pack in 2020, with additional ₱5 per pack from 2021 to 2023, then an annual increase of 5% from 2024 onwards, and imposed excise taxes on heated tobacco products and vapor products. However, Republic Act No. 11467 increased the excise tax rates for heated tobacco products and vapor products and provided a tax distinction between salt nicotine and freebase vapor products. For alcohol products, an increase of unitary excise tax to ₱35 per liter was implemented for fermented liquor in 2020, with an additional ₱2 per liter to be imposed from 2021 to 2024, then an increase of 6% every year thereafter. Meanwhile, an increase to ₱42 per proof liter plus 22% ad valorem on net retail price per proof effective 2020 was implemented for distilled spirits, followed by an additional increase in the specific tax of ₱5 per proof liter from 2021 to 2022, then an additional ₱7 per proof liter from 2023 to 2024, and an annual increase of 6% from 2025 onwards; and for all wines, a unitary rate of ₱50 per liter in 2020, followed by an annual increase of 6% from 2021 onwards. The excise tax reforms on alcohol, tobacco, e-cigarettes, and sweetened beverages are intended to support the Universal Health Care Act. The same Package 2+ exempted from the 12% value-added tax the sale and importation of prescription drugs or medicines for diabetes, high cholesterol, and hypertension beginning January 1, 2020. The mining tranche of Package 2+ of the Comprehensive Tax Reform Program is intended to create a single fiscal regime applicable to all mining agreements, as the current Philippine mining fiscal regime depends on whether the mine is operating under Mineral Production Sharing Agreements or Financial or Technical Assistance Agreements – with the two fiscal regimes enjoying substantially different benefits and tax regimes. The Department of Finance’s proposed mining fiscal regime was filed as Senate Bill No. 240 and is pending discussion by the Senate Committee on Ways and Means. On the other hand, the House Committee on Ways and Means has approved its own version of the proposed mining fiscal regime, which has been awaiting further action by the House since October 2020.

Package 3 of the Comprehensive Tax Reform Program aims to introduce vital reforms to promote the development of a just, equitable, and efficient real property valuation system. It aims to broaden the tax base used for property-related taxes of the national and local governments, thereby increasing government revenues without increasing the existing tax rates or devising new tax impositions. Package 3 was approved on third and final reading on November 25, 2019 by the House of Representatives while counterpart proposals are currently pending before the Senate Committee on Ways and Means.

Package 4 of the Comprehensive Tax Reform Program will focus on making passive income and financial intermediary taxes simpler, fairer, more efficient and harmonize the tax rates on interest, dividends, and capital gains, and the business taxes imposed on financial intermediaries, thus, allowing the Republic to be more competitive regionally. Package 4 was approved on third and final reading on September 9, 2019 by the House of Representatives. The bill is currently pending before the Senate Committee on Ways and Means.

Package 1C of the Comprehensive Tax Reform Program proposes the increase and restructuring of the current motor vehicle users charge (“MVUC”). The current MVUC system needs to be simplified by applying a single rate for all types of motor vehicles, whether private, government, or for hire. The simplified MVUC system will ease the burden of administration and lower the cost of compliance. The MVUC rates also need to incorporate the adjustment from the 2004 rate to ensure buoyancy of the revenues. The adjusted MVUC rate will provide sufficient sources of fund for the Government’s infrastructure programs. The House of Representatives approved its own version of the proposed MVUC restructuring on the third reading, and the approved bill was transmitted to the Senate of the Philippines last March 11, 2020, where it is currently awaiting further action.

Philippine Development Plan

On October 11, 2016, President Duterte signed Executive Order No. 5, series of 2016 approving and adopting a 25-year long-term vision entitled AmBisyon Natin 2040 as a guide for the development planning of the Philippines. The Philippine Development Plan 2017-2022, the final version of which was approved by NEDA on February 20, 2017, is the first medium-term plan developed out of this national long-term vision. The plan aims to lay a stronger foundation for inclusive growth, a high-trust society and a globally competitive economy with the aim of realizing the vision described in AmBisyon Natin 2040. The Philippine Development Plan 2017-2022 aims to reduce the incidence of poverty from 21.6% in 2015 to 14.0% by 2022 by targeting poverty among those in the agriculture sector and in regions with high a poverty incidence. On February 5, 2021, NEDA launched the Updated Philippine Development Plan 2017-2022, which responds to challenges brought by the COVID-19 pandemic and provides updated strategies for the country’s economic recovery following regional, national, and public consultations with stakeholders to lay down foundations for growth and resilience and a competitive economy in the context of a “new normal”. The total investment target in the Public Investment Program (“PIP”) 2017-2022, last updated in 2019, which contains a list of priority programs, activities, and projects that contribute to the achievement of goals and targets set in the Philippine Development Plan 2017-2022, amounts to ₱11.0 trillion.

Credit Ratings

In January 2021, Fitch Ratings (“Fitch”) affirmed the Republic’s BBB rating with a stable outlook. Fitch stated that this affirmation reflects the Republic’s modest government debt relative to its peers, robust external buffers, and relatively strong medium-term growth prospects despite the contraction of the economy caused by the COVID-19 pandemic. Meanwhile, in July 2021, Fitch revised the outlook from stable to negative to the current assigned BBB rating. Fitch stated that the rating affirmation reflects strong and sustainable levels of projected GDP growth for the Republic over the medium term, combined with a sound policy framework, while the negative outlook suggests concern regarding increasing risks to medium-term growth prospects as a result of potential scarring effects, and possible challenges associated with unwinding the exceptional policy response to the health crisis and restoring sound public finances as the COVID-19 pandemic recedes.

In May 2021, S&P Global Ratings (“S&P”) affirmed the Republic’s BBB+ rating with a stable outlook and expressed that the rating reflects the Republic’s above-average economic growth potential and could be attributed to years of fiscal reforms and prudent debt management. The stable outlook reflects S&P’s expectation that the Republic’s domestic economy will achieve a healthy economic recovery as the COVID-19 pandemic is better contained, and that the Government’s fiscal deficits will decline significantly over the next two to three years.

Moody’s Investors Service (“Moody’s”) last affirmed the Republic’s “Baa2” credit rating with a stable outlook in July 2020. The rating affirmation and stable outlook reflected Moody’s view that the fortification of the Government’s fiscal position in recent years provides a buffer against a rise in public indebtedness due to shocks such as the ongoing global coronavirus outbreak. The Government’s track record of prudent economic and fiscal management and a robust banking system contribute to stable access to funding at moderate costs and support prospects for fiscal consolidation and debt stabilization after the shock subsides.

In March 2021, Moody’s assigned a senior unsecured rating of Baa2 rating to the Republic’s Japanese yen-denominated bond offering, which mirrored the Philippines’ Baa2 rating. In April 2021, the Republic’s euro-denominated bonds received a BBB rating from Fitch and a senior unsecured Baa2 rating from Moody’s. In June 2021, the Republic’s US dollar-denominated global bonds in a dual-tranche offering was assigned “Baa2”, “BBB+”, and “BBB” ratings by Moody’s, S&P, and Fitch, respectively.

Internal Conflict with Rebel Groups and Peace Negotiations

For over 40 years, various rebel groups in the Republic have periodically fought against Government forces. The purported objective of many of these rebel groups is to effect the separation of the traditionally Muslim portions of Mindanao from the Republic. However, other groups such as the Communist Party of the Philippines (the “CPP”), are ostensibly focused on ideological objectives rather than territorial ambitions.

The original Muslim separatist group, the Moro National Liberation Front (the “MNLF”), has existed since at least the early 1970s and has splintered twice, leading to the formation of the MILF in 1976, which is today the largest Muslim separatist group in the Philippines, and Abu Sayyaf in 1991. Despite this fragmentation, the original MNLF persists to this day. These groups have carried out a number of terrorist attacks in the Philippines, with several bombings having taken place mainly in cities in the southern part of the country. In addition, these groups have been identified as being responsible for kidnappings and other terrorist activities in the Philippines, and they have engaged in sporadic conflict with the Armed Forces of the Philippines (“AFP”).

On January 6, 2017, the AFP announced a new Development Support and Security Plan “Oplan Kapayapaan” (meaning “peace”). Under the new plan, the AFP’s priority will be the destruction of the terrorist group Abu Sayyaf and other local and foreign terrorist groups. The AFP will also be committed to supporting the peace process set by President Duterte, including the President’s war on drugs.

In July 2020, President Duterte signed into law the Anti-Terrorism Act of 2020, which replaces the Human Security Act of 2007. Among its various provisions, the Anti-Terrorism Act of 2020 provides for warrantless arrests under certain circumstances and broadly defines terrorist acts, and creates a presidentially-appointed body, the Anti-Terrorism Council (“Anti-Terrorism Council”), which can designate individuals or groups as terrorists for purposes of the Anti-Terrorism Act of 2020. The Anti-Terrorism Act of 2020 is currently being challenged before the Supreme Court, which heard oral arguments from the petitioners between February and March 2021. A final decision from the Supreme Court is still pending on this matter.

The Moro Islamic Liberation Front

On October 7, 2012, the Government and the MILF concluded the 32nd formal exploratory peace talks with the release of a draft framework peace agreement (the “Framework Agreement”), which provides a framework for replacing the ARMM with the BARMM, a new autonomous political entity. Bangsamoro is the historical name for the traditionally Muslim portions of Mindanao. The Framework Agreement defines the powers and structures of the new Bangsamoro entity and describes the principles, processes and mechanisms that will shape relations between the Government and Bangsamoro. The Framework Agreement provides that the new entity will, subject to certain limitations, have the power to levy taxes, borrow funds from foreign and domestic lenders and share in the revenues generated through the development of natural resources within its jurisdiction. The Framework Agreement reserves the powers of defense and security, foreign policy, monetary policy and coinage, citizenship, and naturalization to the Government. The Government and the MILF signed the Framework Agreement on October 15, 2012.

On March 27, 2014, the Comprehensive Agreement on the Bangsamoro (the “Comprehensive Agreement”) was signed by the Government and the MILF. Following the completion of the Comprehensive Agreement, the Transition Commission formally submitted its draft Bangsamoro Basic Law to the Office of the President in April 2014. On July 17, 2017, the final Bangsamoro Basic Law was officially submitted to President Duterte, who confirmed his support for the legislation. The Bangsamoro Basic Law was passed by Congress in July 2018 as the Bangsamoro Organic Law, or Republic Act No. 11054, and ratified in January 2019. As a result, the ARMM was gradually phased out and abolished, and the process for the formal establishment of the BARMM began. Following the ratification of the Bangsamoro Organic Law, the inauguration of the BARMM took place in March 2019, and MILF Chairman Ahod Balawag Murad Ebrahim was appointed as the interim Chief Minister of the BARMM. The Bangsamoro Transition Authority will govern the newly-established BARMM until elections in 2022.

In June 2019, the Bangsamoro Transition Authority approved the Bangsamoro Transition Plan, which would serve as the framework of the Bangsamoro Government and includes an organizational chart of the various ministries and offices from the BARMM and the timeline of the gradual phasing out of agencies and offices from the defunct ARMM. In addition, the decommissioning of the MILF combatants commenced in September 2019 and the Bangsamoro Government hired ex-MILF combatants to serve as forest rangers to secure and protect the forests in the region, which contributes to the promotion of peace and order in the region.

In February 2021, President Duterte issued presidential proclamations granting amnesty to members of the MILF and MNLF, among other rebel groups. This amnesty excludes individuals charged with terrorism under the Human Security Act of 2007 or the Anti-Terrorism Act of 2020, individuals designated as terrorists by the Anti-Terrorism Council, or those who had committed certain crimes under Philippine law or violated the Geneva Convention of 1949. Congressional approval is required for this amnesty to become effective, and it is still under review by Congress.

In October 2021, President Duterte signed into law amendments to the Organic Law for the BARMM, which extended the transition period under the law to June 30, 2025, and reset the schedule of the first BARMM elections to May 2025, to coincide with the national elections.

The Moro National Liberation Front

Similar to, and concurrently with, the normalization process with the MILF undertaken pursuant to the Comprehensive Agreement, the Government is also pursuing normalization with the MNLF. The Government has pursued these efforts by, among other measures, establishing community security management in strategic MNLF communities, both within and outside the Bangsamoro, in order to reduce the supply of firearms and build resilient and economically-developed communities, providing social protection services including health insurance and study grants, and constructing new roads, bridges, warehouses, water supply systems, health care centers, community peace centers and irrigation systems.

Since 2012, there had been sporadic violence in the ARMM involving the MNLF, which was largely limited to clan wars. Despite these developments, the Government has continued to carry out its development programs in the region.

On November 10, 2016, it was announced that the MNLF would constitute its own five-member panel separately from the peace process with the MILF in order to engage with the Government to work on the completion of the remaining commitments under the 1996 Final Peace Agreement. On July 18, 2017, the Chairman of MNLF met with President Duterte and declared that he will no longer be submitting his proposed amendatory law to enhance the Autonomous Region in Muslim Mindanao but will instead push for federalism. Since then, the MNLF has continued to push for federalism.

On November 12, 2017, fighters of the MILF and MNLF clashed in a village of Matalam after an MNLF member shot and killed a member of the rival organization. Four fighters were left injured. The clash ended when leaders of both organizations intervened and declared a ceasefire. In January 2018, MNLF leadership announced that they had joined Government forces in the fight against rebel groups, terrorist groups, and drug syndicates. In August 2018, the MNLF chair Yusop Jikiri condemned a deadly car bomb attack in Lamitan City, saying that such an attack was “un-Islamic”. The attack was reportedly carried out by a foreign militant.

MNLF leader Nur Misuari communicated to President Duterte in March 2019 that the MNLF would go to war if a federal government will not be established. In response, President Duterte informed the media that he would like to form a panel to publicly discuss the form of a potential federal government. In August 2019, President Duterte ordered the creation of a coordinating committee with MNLF to demonstrate efforts to bring peace to Mindanao and to fight against the Abu Sayyaf. The newly-established Government-MNLF Peace Coordinating Committee convened in December 2019. During the committee meeting, the Government and MNLF agreed to implement certain of their prior commitments, including the establishment of the Bangsamoro Development Assistance Fund and the creation of a Tripartite Implementation Monitoring Committee. In January 2020, President Duterte appointed MNLF leader Nur Misuari as the Special Economic Envoy on Islamic Affairs to the Organization of Islamic Cooperation.

In November 2020, the MNLF elected Muslimin Sema to replace Nur Misuari as MNLF Central Committee Chairman. Mr. Sema has issued statements professing his commitment to work with the MILF and the Republic in order to achieve a lasting peace in the Bangsamoro areas of Mindanao.

Abu Sayyaf

In 2002, the United States and the European Union placed Abu Sayyaf on their lists of “foreign terrorist organizations.” Moreover, the United States has in the past sent troops and military advisors to assist the AFP in its conflict with Abu Sayyaf. In July 2002, the United States and the Republic entered into a sustained military cooperation agreement that provides for annual training exercises involving both Philippine and U.S. soldiers.

In the years that followed since 2002, there has been ongoing violence relating to Abu Sayyaf, including various kidnappings and hostage incidents, hostilities and fighting, woundings and both civilian and AFP deaths that have resulted. The AFP has simultaneously been successful throughout the period in capturing or killing while in combat Abu Sayyaf militants.

Abu Sayyaf continued violent attacks in 2019 and 2020. In February 2019, twin blasts were carried out at a cathedral in Jolo, Sulu, killing 23 people and leaving over a hundred people injured. In the same month, Abu Sayyaf demanded ransom in exchange for three foreigners who were abducted. The Government rejected the demand, citing their policy against ransom payments. In April 2019, a clash between Government troops and around 80 Abu Sayyaf members broke out in Patikul, Sulu, leaving seven dead and 21 wounded. In May 2019, a Dutch national was killed in a firefight between Abu Sayyaf and the Government. In June 2019, two bomb attacks took place in a military camp in Indadnan, Sulu, killing 8 people and wounding 22 others. The Islamic State of Iraq and Syria (“ISIS”) has claimed that the attacks were carried out by Abu Sayyaf, its local affiliate. In September 2019, a female suicide bomber, who later was identified as an Abu Sayyaf member, attacked a military checkpoint in Indanan, Sulu. In August 2020, two powerful explosions were set off by suicide bombers in the heavily populated areas of Jolo, a town in the southern part of the Republic, killing at least 14 people and wounding 75 others.

Skirmishes between AFP forces and Abu Sayyaf members have continued into 2021. In March 2021, AFP troops tracked down and killed Abu Sayyaf leader Majan Sahidjuan in Tawi-Tawi province and rescued certain Indonesian hostages, who were later turned over to the Indonesian government.

Marawi Siege

A military raid to capture Isnilon Hapilon, a Filipino leader of the Abu Sayyaf group and also a designated commander of ISIS in Southeast Asia, in Marawi City on May 23, 2017 led to an almost six-month siege of the city. Upon the capture of Isnilon Hapilon, reinforcements from members of the Maute group, a local Islamist militant organization that has pledged allegiance to ISIS, poured into Marawi City. Massive violence took place in Marawi City including killings of over a hundred people, setting fire to buildings, taking hostages and running street battles with Government forces. A mass evacuation of the city was ordered, and the whole city was put on lockdown. On the same day, President Duterte signed Proclamation No. 216 declaring a state of martial law in the entire island of in Mindanao which initially lasted until July 22, 2017. On May 29, 2017, President Duterte approved the creation of a “Peace Corridor,” jointly implemented by the Republic and the MILF, as a safe and secured pathway for the elderly, women, children and others fleeing the conflict zones in Marawi City. The Peace Corridor was opened on June 4, 2017.

On July 22, 2017, the Senate and the House of Representatives convened a joint session to approve the extension of Proclamation No. 216 until December 31, 2017, arguing that the extension was necessary to maintain public safety and to continue work on the recovery, reconstruction and rehabilitation of Marawi City.

On November 26, 2017, the military intensified its operations aimed at recovering remaining hostages from Abu Sayyaf by integrating the participation of local government units in Sulu. In December 2017, Congress approved the request by President Duterte to extend martial law in Mindanao for another year in order to combat armed groups there. From May to December 2017, over 1,200 people were killed in Marawi City, posing the greatest security threat to the Republic since President Duterte took office in 2016. On December 31, 2019, martial law in Mindanao ended, marking an end to two and a half years of heightened military tension; however, certain areas in Mindanao remain under a state of emergency and law enforcement groups are in heightened security as a measure against potential terror threats.

According to unofficial data provided by the Office of Task Force Marawi, the total cost of damages of the Marawai Siege was approximately ₱11.5 billion. Since 2018, the Government has focused on rebuilding Marawi City. In August 2018, the Government and the MILF revived a cooperation agreement, originally entered into during the siege for the purposes of rescuing civilians. Under the revived pact, MILF and the Government will work together in an effort to rehabilitate Marawi City. In 2020, a budget of ₱3.56 billion was approved to rehabilitate Marawi City. In October 2021, the Office of Task Force Marawi reported good progress in the rehabilitation of Marawi City, with majority of the projects in the rehabilitation pipeline on track for completion by December 2021, and other infrastructure projects completed by June 30, 2022.

Communists and Affiliated Groups

The Philippines has experienced over 40 years of communist insurgency. In 2002, the United States and the European Union placed the CPP and the CPP’s armed affiliate, the New People’s Army (the “NPA”), on their lists of “foreign terrorist organizations.” As a result, the United States and European governments have frozen financial accounts linked to these groups and restricted travel of CPP and NPA members in the United States and the European Union.

Formal peace talks with communist-affiliated groups were suspended between 2004 and 2015, and sporadic fighting between the NPA and the AFP continued during that time. On August 22, 2016, the Government resumed its formal negotiations to seek peace with the National Democratic Front (the “NDF”), a political organization closely aligned with the CPP and the NPA, with the aim of forging a political settlement anchored in social, economic and political reforms. However, after the killing of three soldiers by the NPA, President Duterte stated on February 6, 2017 that he would no longer consider the CPP, NPA and NDF as communist groups but as terrorist groups and temporarily suspended the peace talks.

Despite the temporary suspension of formal peace talks, several localized peace negotiations have been carried out since then. In December 2018, President Duterte issued Executive Order No. 70 establishing a “Whole of Nation” approach to ending local communist armed conflict, pursuant to which local peace engagements have been carried out throughout the country. In Mindanao, local peace engagements have resulted in the mass surrender of members of the local CPP-NPA chapters.

On April 21, 2020, NPA forces attacked AFP soldiers during a COVID-19 humanitarian mission, resulting in the deaths of two AFP soldiers and wounding three others. On April 27, 2020, President Duterte announced that peace negotiations with the CPP-NPA-NDF would be permanently terminated. On December 9, 2020, the Anti-Terrorism Council designated the CPP and NPA as terrorist organizations under the Anti-Terrorism Act of 2020, which will allow for the detention of their members and the freezing of their assets, among other things.

In February 2021, President Duterte signed a presidential proclamation granting amnesty to former rebel members of the CPP-NPA-NDF who had voluntarily surrendered and renounced their rebellious activities. Congressional approval is required for this amnesty to become effective, and it is still under review by Congress. In April 2021, the Anti-Terrorism Council designated CPP founding chairman Jose Maria Sison, as well as individuals linked to the National Democratic Front of the Philippines as terrorists under the Anti-Terrorism Act of 2020. Later, in July 2021, it designated the National Democratic Front of the Philippines as a terror group.

International Relations

The Philippines places a high priority on expanding global trade through a multilateral framework of principles and rules that respect individual countries’ policy objectives and levels of economic development. The Republic’s participation in various international organizations, such as the World Trade Organization, the IMF, the World Bank (“WB”) and the ADB, allows it to encourage liberalized trade and investment and to discuss global issues that affect the Republic’s economy.

The following table shows the Republic’s capital participation in, and loans obtained from, major international financial organizations.

Membership in International Financial Organizations
Name of Organization	Date of Admission	Subscribed	Capital Share	Capital Paid In		Loans Outstanding

	(in millions, except for percentages)
International Monetary Fund(1)	December 27, 1945	SDR2,042.9	0.43%	1,493.0	(1)	—	(1)
International Bank for Reconstruction and Development(2)	December 27, 1945	$1,194.6	0.41%	$71.0		$11,895.0
Asian Development Bank (“ADB”)(3)	December 22, 1966	$3,642.6	2.38%	$182.2		$10,749.0
Asian Infrastructure Investment Bank (“AIIB”)(2)	December 28, 2016	$979.1	1.01%	$195.8		$756.0

Sources: The IMF, the WB, the ADB, the AIIB and the Bureau of the Treasury.

Notes:

(1) As of October 31, 2021, unless otherwise noted.

(2) As of June 30, 2021.

(3) As of December 31, 2020.

The Philippines also promotes its economic interests through membership in the following regional organizations:

•	The Association of Southeast Asian Nations (“ASEAN”);

•	ASEAN Free Trade Area;

•	Southeast Asia, New Zealand and Australia Central Banks;

•	Southeast Asian Central Banks;

•	Asia-Pacific Economic Cooperation (“APEC”); and

•	Executives Meeting of East Asia and Pacific Central Banks.

Relationship with the IMF

The IMF historically maintained relations with the Republic within the context of a regular IMF program monitoring arrangement and a subsequent post-program monitoring arrangement. Under its regular program monitoring arrangement, the IMF was allowed to influence the Republic’s fiscal policies through stabilization and structural adjustment programs. In contrast, the post-program monitoring arrangement involves program assessments based on a regular review of economic developments and policies rather than the attainment of specific quantitative targets and does not include a financing component.

In November 2019, the IMF staff completed its 2019 Article IV Mission to the Philippines. The IMF staff’s preliminary findings noted that closer-to-target Government spending and the recent monetary policy easing is expected to result in GDP growth throughout 2020. Macroeconomic policies, including the recent cuts in the Bangko Sentral’s policy rate, were said to be an appropriate response to the slowing growth and easing inflationary pressures. The preliminary findings suggested that there is room to expand and better target social spending and infrastructure. With economic growth expected to pick up, rapid credit growth may reemerge and macro prudential policy responses may be required. The staff’s findings also noted that structural reform progress has been strong and important legislation has passed, including rice Tariffication, tax reform, a national digital ID, and Bangko Sentral charter amendments. However, the staff noted that further steps could be taken to promote inclusive growth, including continued tax reform, the relaxation of restrictions on foreign investment, broadening poverty reduction efforts, easing the banking secrecy law, and upgrading the capacity of public administration. The preliminary findings warned of global trade tensions, shifts in global financial conditions, and natural disasters, which affect the short-term outlook.

In June 2021, the IMF staff completed its 2021 Article IV Mission to the Philippines. The IMF staff reported that the Republic’s economy is recovering after a major contraction in 2020 due to the COVID-19 pandemic. The IMF noted the containment restrictions imposed by the Government which came with trade-offs affecting economic activity, and the ensuing comprehensive policy package which included fiscal, monetary and financial policy measures. Findings suggest that the Republic’s economic recovery will strengthen in the second half of 2021, underpinned by greater mobility, economic reopening, further progress in vaccination, continued policy support, and a global growth improvement. Nevertheless, the COVID-19 pandemic is expected to have long-term effects reflected in effects to tourism and other service sectors, impact of the major downturn on investments, skill losses from high unemployment and underemployment, and increased poverty. IMF staff appraisal remarked that the expansionary fiscal policy stance in 2021 should help foster recovery, and in case downside risks materialize, the Republic has fiscal space to respond. Monetary policy, on the other hand, is assessed to be appropriately accommodative. The mission emphasized the importance of steadfast implementation of structural reforms to promote investments and facilitate return to high growth.

World Bank Financing and Projects

In 2019, the World Bank committed to four projects and programs in the Philippines with an aggregate amount of $1,214.6 million, namely (i) $40.7 (International Bank For Reconstruction And Development—financier) and $23.9 (Clean Technology Fund—financier) for the Metro Manila Bus Rapid Transit Project Line 1, which aims to improve the efficiency, effectiveness, and safety of the public transport system along the project corridor in Metro Manila; (ii) $450.0 million for the Improving Fiscal Management Development Policy Loan(“DPL”), which aims to improve fiscal management to strengthen tax policy, enhance public finance management and budget planning and strengthen fiscal risk management of public assets; (iii) $300.0 million for the Second Social Welfare Development and Reform Project—Additional Financing, which aims to support the National Program Support for Social Protection of the Department of Social Welfare and Development to improve the use of health and education services of poor children; and (iv) $400.0 million for the Promoting Competitiveness and Enhancing Resilience to Natural Disasters Sub-program 1 DPL, which aims to promote competitiveness, enhance fiscal sustainability and strengthen financial resilience to natural disasters and climate change.

In 2020, the World Bank committed to eight projects and programs in the Philippines with an aggregate amount of $3,058.28 million, namely (i) $500.0 million for the Third Disaster Risk Management Development Policy Loan Project, which aims to strengthen the Republic’s disaster preparedness policies planning, and investments for public health emergencies at the national and local government levels and support urgent needs created by the COVID-19 pandemic; (ii) $100.0 million for the Philippines COVID-19 Emergency Response Project, which aims to meet urgent healthcare needs in the wake of the COVID-19 pandemic and bolster the Republic’s public health preparedness; (iii) $500.0 million Emergency COVID-19 Response DPL which supports policy actions aimed at mitigating the impact of the COVID-19 pandemic on poor and vulnerable households and providing financial relief to affected small and medium enterprises; (iv) $370.0 million for the Support to Parcelization of Lands for Individual Titling Project which aims to improve land tenure security and stabilize the property rights of agrarian reform beneficiaries; (v) $600.0 million for the Beneficiary FIRST Social Protection Project intended to mitigate the impacts of COVID-19 on the welfare of low-income households and strengthen the Department of Social Welfare and Development’s social protection delivery systems to be adaptive and efficient; (vi) $88.28 million for the Philippines Customs Modernization Project which aims to improve the efficiency of the Bureau of Customs and reduce trade costs; (vii) $300.0 million Additional Financing for the KALAHI-CIDSS National Community Driven Development Project which aims to empower communities in target municipalities to achieve improved access to services and participate in more inclusive local planning, budgeting, and implementation; and (viii) $600.0 Promoting Competitiveness and Enhancing Resilience to Natural Disasters Subprogram 2 DPL which aims to support the Government in promoting competitiveness and enhancing resilience.

In 2021, the World Bank has thus far committed to four projects and programs in the Philippines with an aggregate amount of $2,380 million, namely: (i) an additional $500 million for the Philippines COVID-19 Emergency Response Project – Additional Financing to support the Republic’s capacity to prevent, detect, and respond to the threat posed by COVID-19 and strengthen national systems for public health preparedness which was later supplemented by $300 million of additional financing under the Philippines COVID-19 Emergency Response Project – Additional Financing 2 to cover procurement and delivery of COVID-19 vaccines; (ii) $280 million Second Additional Financing for the Philippine Rural Development Project which aims to increase rural incomes and enhance farm and fishery productivity in the targeted areas; (iii) $400 million Philippines First Financial Sector Reform Development Policy Financing which aims to support financial sector reforms that will assist the Government in achieving a resilient, inclusive, and sustainable financial sector; (iv) $300 million Philippines Seismic Risk Reduction and Resilience Project which aims to enhance the safety and seismic resilience of selected public buildings in Metro Manila and enhance the capacity of the Department of Public Works and Highways to prepare for and respond to emergencies; and (v) $600 million Philippines Promoting Competitiveness and Enhancing Resilience to Natural Disasters Sub-Program 3 Development Policy Loan, which aims to support ongoing government reforms, among them the amendments to the Retail Liberalization Act to promote private investment, reduction in the cost of doing business, and expansion of broadband services to promote investments in information and communications technology.

Asian Development Bank Financing and Projects

In 2019, the ADB committed to six projects and program loans with an aggregate amount exceeding $2.52 billion, comprising: (i) $200 million of additional financing for the Infrastructure Preparation and Innovation Facility, also approved in 2019; (ii) $300 million policy-based loan for the Local Governance Reform Sector Development Program; (iii) $400 million policy-based loan for the Facilitating Youth School to Work Transition Program, Subprogram 2 to reduce the number of out-of-school and unemployed young Filipinos; (iv) $300 million loan for the Secondary Education Support Project to achieve inclusive growth by improving access to high quality secondary education that responds to labor market needs; (v) $23.30 million loan for the Capacity Building to Foster Competition Project; and (vi) $1.30 billion Malolos-Clark Railway Project for the construction of 53.1-kilometer section of a passenger railway connecting Malolos, a suburb north of Manila, to Clark Economic Zone and Clark International Airport in Central Luzon.

In 2020, the ADB had committed to 10 projects, with an aggregate amount not exceeding $4.1 billion, comprising: (i) $400.0 million Support to Capital Market Generated Infrastructure Financing, Subprogram 1 loan to support the Republic’s efforts to strengthen its domestic capital market; (ii) $1.5 billion COVID-19 Active Response and Expenditure Support Program loan to help the Government fund its COVID-19 response program and strengthen the Republic’s health care system; (iii) $500.0 million policy-based loan for Disaster Resilience Improvement Program (standby facility) to allow quick access to emergency financing in the event of disasters triggered by natural hazards or public health emergencies that result in a declaration of a state of calamity; (iv) $500 million loan for Expanded Social Assistance Program to help millions of Filipino families across the country send their children to school and keep them healthy; (v) $200 million loan for Social Protection Support Project—Second Additional Financing to provide emergency cash subsidies to vulnerable households amid the COVID-19 pandemic; (vi) $400 million policy-based loan for Competitive and Inclusive Agriculture Development Program, Subprogram 1 to raise productivity and competitiveness of the Republic’s agriculture sector and significantly reducing poverty in rural areas; (vii) $300 million policy-based loan for Inclusive Finance Development Program, Subprogram 2 to boost inclusive growth by implementing reforms to expand Filipinos’ access to financial services; (viii) $125 million loan for Health System Enhancement to Address and Limit COVID-19 to help the Republic improve its capacity to prevent and control the spread of the COVID-19 pandemic; (ix) $26.53 million Local Governance Reform Project; and (x) a total of $138 million loaned for the EDSA Greenways Project.

In addition, in June 2020, the ADB, along with the AIIB, agreed to co-finance a $750 million loan to the Republic which is intended to stave off some of the public health and economic effects of the COVID-19 pandemic in the Republic by increasing the Government’s testing capacity, bolstering vulnerable sectors (including agriculture) and providing conditional cash transfers, wage subsidies and emergency assistance to poor households.

In 2021, the ADB has thus far committed to two programs with an aggregate amount of $800 million for the: (i) $400 million Facilitating Youth School-to-Work Transition Program, Subprogram 3 to help the Government’s efforts to expand youth employment and skills programs; and (ii) $400 million Local Governance Reform Program, Subprogram 2 to help improve local governments’ capacity to provide high-quality public services.

In March 2021, the ADB and AIIB also agreed to co-finance an aggregate amount of $700 million in loans to the Republic intended to fund the procurement of COVID-19 vaccines from the COVID-19 Vaccines Global Access Facility (“COVAX”), as well as other eligible bilateral vaccine suppliers. The ADB’s commitment under this program totaled $400 million out of the total $700 million, with the remaining $300 million to be funded by the AIIB.

Territorial Dispute over the West Philippine Sea

In the first eight months of 2011, tensions rose in relation to long-standing territorial disputes involving the Republic, other Southeast Asian nations (including Vietnam, Malaysia and Brunei) and China over certain islands in the West Philippine Sea, also known as the South China Sea. The increased tensions were brought about by allegations of more aggressive measures being taken by certain nations to assert their claims in these disputes. In July 2011, representatives of the claimant nations, along with other members of ASEAN, met in Bali, Indonesia to discuss how to advance the negotiations with respect to the competing claims. At this meeting, these nations, including China, agreed on basic guidelines for drafting the Code of Conduct to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea. The Republic maintains that its claim over the disputed territories is supported by recognized principles of international law consistent with the 1982 United Nations Convention on the Law of the Sea (the “UNCLOS”).

The Republic reiterated its position in November 2011 during the ASEAN and East Asia summits in Bali, Indonesia, where China, the United States and representatives from a number of Asian countries were in attendance. The Republic also proposed a new peace plan for the disputed waters, which it labeled the “Zone of Peace, Freedom, Friendship and Cooperation.” The plan aims to clearly define the territorial claims of different countries in the region and then to cooperate in respecting those parts of the region where certain countries have undisputed claims, leaving the disputed territories for later resolution. No agreement has been reached to implement this plan.

On April 8, 2012, during one of its regular maritime patrols, a Philippine Navy surveillance aircraft identified eight Chinese fishing vessels anchored inside and around Bajo de Masinloc (also known as Scarborough Shoal), an area in the Municipality of Masinloc, Province of Zambales that the Republic regards as an integral part of its territory. The area is located 124 nautical miles west of Zambales and is within the Republic’s 200 nautical-mile Exclusive Economic Zone and the Philippine Continental Shelf. On April 10, 2012, the BRP Gregorio del Pilar dispatched an inspection team that reported that large amounts of illegally collected coral, clams and sharks were found in the compartments of the fishing vessels. The arrival of Chinese maritime surveillance vessels resulted in a standoff.

On January 22, 2013, the Republic submitted a “Notification and State of Claim against China” to an arbitral tribunal in The Hague pursuant to Article 287 and Annex VII of the UNCLOS in order to achieve a peaceful solution to the dispute over the West Philippine Sea. Despite China’s decision not to participate in the proceedings, a five-member arbitral tribunal has been constituted (the “Tribunal”). On August 27, 2013, the Tribunal released its “Rules of Procedure and Procedural Order No. 1,” setting a timetable for the submission of written arguments by each of China and the Republic. The Republic submitted its written arguments on March 30, 2014, in which it addressed matters relating to jurisdiction, admissibility and the merits of the disputes. On March 16, 2015, the Republic submitted a supplemental written submission, responding to questions posed by the Tribunal relating to issues concerning the Tribunal’s jurisdiction over and the merits of the Philippines’ claims. Between July 7 and 13, 2015, the Republic participated in oral hearings on the Tribunal’s jurisdiction over and admissibility of the Republic’s claim against China, and on July 23, 2015, the Republic filed a written submission responding to questions posed by the Tribunal at the hearing. On October 29, 2015, the Tribunal unanimously ruled that it has jurisdiction to consider the Republic’s claims and that such claims are admissible to arbitration. In addition, the Tribunal ruled that China’s decision not to participate in these proceedings does not deprive the Tribunal of jurisdiction and that the Republic’s decision to commence arbitration unilaterally was not an abuse of the UNCLOS’s dispute settlement procedure. The Republic also continues to pursue the conclusion of the Code of Conduct to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea as a complementary approach to the arbitral proceedings.

On May 10, 2013, the Republic formally lodged a protest with China concerning vessels that arrived on or around May 8, 2013 escorting a fleet of 30 fishing boats in another disputed area – the Second Thomas Shoal. The Second Thomas Shoal is near the Spratly Islands, a chain of resource-rich islands, islets and reefs which are claimed in part or in whole by each of China, Brunei, Malaysia, the Philippines, Taiwan and Vietnam.

From May to August 2013, China unilaterally imposed a three-month fishing ban on the northern area of the West Philippine Sea, including Bajo de Masinloc, by placing makeshift barriers. In the first half of 2013, China Marine Surveillance and Fisheries Law Enforcement Command vessels maintained their presence in the area. Beginning in August 2013, China also started deploying Chinese Coast Guard vessels in the West Philippine Sea, after the formation of China’s Unified Coast Guard Agency in July 2013. The Chinese Coast Guard vessels took over the task of the China Marine Surveillance and Fisheries Law Enforcement Command to maintain Chinese presence in the area.

Beginning in November 2013, China took certain unilateral actions to advance its claims in the West Philippine Sea, including (i) the imposition of annual fishing bans and the issuance of “Nansha Special Fishing Permits” to its fishing vessels allowing them to fish in the Spratly Islands; (ii) the issuance of new fishing regulations that require non-Chinese fishing vessels to obtain approval from Chinese authorities before fishing or surveying in the West Philippine Sea; (iii) the frequent conduct of military exercises and patrols in the West Philippine Sea; (iv) the blockade of Philippine vessels re-supplying provisions to Philippine personnel stationed in the Second Thomas Shoal; (v) the deployment of an oil rig off the continental shelf of Vietnam; and (vi) large scale reclamation activities at Johnson Reef, Cuarteron Reef, McKennan/Hughes Reef, Gaven Reef and Fiery Cross Reef.

On March 30, 2014, the Philippines submitted a memorial to the Tribunal regarding these actions, and the Tribunal set December 15, 2014 as the deadline for China’s submission of its Counter-Memorial. On December 16, 2014, a spokesman for the Chinese foreign ministry announced that China will not participate in the arbitration. On April 4, 2014, the Philippines Department of Foreign Affairs also lodged a protest with China regarding these actions. The Republic also raised these issues at the ASEAN summit meeting, held in May 2014 in Myanmar.

In August 2014, the Republic proposed a “triple-action plan” which sought a moratorium on activities that could escalate tensions in the West Philippine Sea while pushing for a speedy conclusion of a code of conduct in the West Philippine Sea and urging that disputes be resolved through arbitration under international law.

Throughout 2015, the Republic monitored Chinese vessels conducting exploration and other activities within the Exclusive Economic Zone of the Philippines, including cargo vessels, China Coast Guard vessels and vessels potentially intended for oil drilling operations. On May 28, 2015, the Chinese Navy challenged a Philippine Air Force plane.

As a part of its reclamation activities in the West Philippine Sea, on October 9, 2015, China’s Ministry of Transport announced the completion of two lighthouses in disputed areas. Airstrips have been constructed by China on Fiery Cross, Mischief and Subi Reefs. The United States and the Republic have expressed concern that China’s land reclamation projects in that area could be used to base military planes and navy ships to intimidate other claimants. On October 27, 2015, the United States, in a “freedom of navigation” patrol, sailed a guided missile destroyer within the 12 nautical mile territorial limit claimed by China around one of the artificial islands built as a part of China’s reclamation efforts in the West Philippine Sea. This action has been criticized by China. The United States conducted similar patrols near islands claimed by Vietnam and the Republic during the same patrol. On November 3, 2015, the head of the United States Pacific military command stated that the United States will continue to conduct such operations in the West Philippine Sea.

On July 12, 2016, the Tribunal issued its decision pursuant to the dispute settlement procedures established under the UNCLOS. The Tribunal determined that as between the Philippines and China, the UNCLOS defines the scope of maritime entitlements in the West Philippine Sea and that such entitlements may not extend beyond the limits imposed therein. Accordingly, the Tribunal determined that China’s claims to historic rights, or other sovereign rights or jurisdiction, with respect to the relevant maritime areas of the West Philippine Sea are contrary to UNCLOS and without lawful effect to the extent that they exceed the geographic and substantive limits of China’s maritime entitlements under the UNCLOS. The Tribunal concluded that the UNCLOS superseded any historic rights or other sovereign rights or jurisdiction in excess of the limits imposed under the UNCLOS.

The Tribunal classified the shoals and reefs in the West Philippine Sea according to their natural condition at high tide and low tide. It was determined that although Scarborough Shoal, Johnson Reef, Cuarteron Reef, Fiery Cross Reef, Gaven Reef (north), McKennan Reef and the Spratly Islands all contain features that remain above water during high tide, these high tide features cannot sustain human habitation or economic life and thus are not entitled to an exclusive economic zone or continental shelf under the UNCLOS. Similarly, it was determined that Mischief Reef and Second Thomas Shoal are both low tide elevations that generate no maritime zones of their own. Accordingly, in respect of the foregoing, there is no possible entitlement by China to any maritime zone. Finally, the Tribunal found that both Mischief Reef and Second Thomas Shoal are located within 200 nautical miles of the Philippines’ coast on the island of Palawan and are located in an area that is not overlapped by the entitlements generated by maritime features claimed by China; therefore, Mischief Reef and Second Thomas Shoal form part of the exclusive economic zone and continental shelf of the Philippines.

Regarding interference in the Republic’s exclusive economic zone, the Tribunal found that China has, through the operation of its marine surveillance vessels, breached Article 77 of the UNCLOS with respect to the Philippines’ sovereign rights over its continental shelf, and that China has, by promulgating its 2012 moratorium on fishing in the West Philippine Sea, without exception for areas of the West Philippine Sea falling within the exclusive economic zone of the Philippines and without limiting the moratorium to Chinese flagged vessels, breached Article 56 of the UNCLOS with respect to the Philippines’ sovereign rights over the living resources of its exclusive economic zone. Similarly, the Tribunal found that in failing to prevent fishing by Chinese-flagged vessels at Mischief Reef and Second Thomas Shoal in May 2013 and its failure to prevent Chinese fishing vessels from engaging in harmful harvesting activities of endangered species at Scarborough Shoal, Second Thomas Shoal and other features in the Spratly Islands, China had breached its obligations under Articles 58(3), 192 and 194(5) of UNCLOS, and that China unlawfully prevented Filipino fishermen from engaging in traditional fishing at Scarborough Shoal from May 2012 onwards.

Regarding the island-building activities by China at Cuarteron Reef, Fiery Cross Reef, Gaven Reef (north), Johnson Reef, Hughes Reef, Subi Reef and Mischief Reef, the Tribunal also found that China had breached Articles 192, 194(1), 194(5), 197, 123 and 206 of the UNCLOS in failing to protect and preserve the marine environment. Moreover, the Tribunal found that in constructing installations and artificial islands at Mischief Reef without the authorization of the Philippines, China had breached Articles 60 and 80 of the UNCLOS with respect to the Philippines’ sovereign rights in its exclusive economic zone and continental shelf.

Finally, regarding clashes between Chinese and Filipino vessels in the West Philippine Sea, the Tribunal found that China has, by virtue of the conduct of Chinese law enforcement vessels in the vicinity of Scarborough Shoal, created serious risk of collision and danger to Philippine vessels and personnel. The Tribunal found that China has violated Rules 2, 6, 7, 8, 15 and 16 of the Convention on the International Regulations for Preventing Collisions at Sea and, as a consequence, is in breach of Article 94 of the UNCLOS.

Immediately following the arbitral award, the Republic reiterated its abiding commitment to efforts to pursue the peaceful resolution and management of disputes with a view to promoting and enhancing peace and stability in the region. In a statement published on July 12, 2016, China declared that it considers the award null and void and without binding force. China reiterated its positions that the arbitration initiated by the Republic was in violation of earlier agreements between China and the Philippines to resolve relevant disputes in the West Philippine Sea through negotiations and that the Tribunal has no jurisdiction over the dispute.

From October 18-21, 2016, President Duterte undertook a state visit to China, at which the West Philippine Sea was discussed, among other matters. In a joint statement following the visit, both sides committed to enhance cooperation between their respective coast guards to address maritime emergency incidents, as well as humanitarian and environmental concerns in the West Philippine Sea in accordance with universally recognized principles of international law including the UNCLOS. Both sides affirmed that contentious issues are not the sum total of the Philippines-China bilateral relationship and reaffirmed the importance of maintaining and promoting peace and stability, freedom of navigation in and over-flight above the West Philippine Sea, addressing their territorial and jurisdictional disputes by peaceful means, without resorting to the threat or use of force, through friendly consultations and negotiations by sovereign states directly concerned. Both sides also committed to the full and effective implementation of the 2002 Declaration on the Conduct of Parties in the South China Sea and to work substantively toward the early conclusion of a Code of Conduct in the West Philippine Sea based on consensus.

In August 2017, the 50th ASEAN Foreign Ministers’ Meeting was held in Manila and a Joint Communique was issued in relation to the West Philippine Sea. The Joint Communique emphasized the importance of non-militarization and self-restraint in the conduct of all activities by claimants and all other states. It also encouraged an improved cooperation between ASEAN and China, including the adoption of the Code of Conduct framework.

In a meeting held in Vietnam in November 2017, President Duterte and Chinese President Xi Jinping agreed to handle the West Philippine Sea conflict through bilateral talks and reaffirmed the importance of peace in the West Philippine Sea. A few days later, at the 31st ASEAN Summit and the 20th ASEAN-China Summit, ASEAN members and China announced an agreement to begin discussion on a Code of Conduct in the West Philippine Sea to implement the 2002 ASEAN-China Declaration on the Conduct of Parties based on a negotiating framework signed in August 2017.

In March 2018, the Philippines and China identified two areas in the West Philippine Sea where joint exploration for oil and gas could be undertaken. The areas included contested territory. In May 2018, the Republic’s then Foreign Minister Alan Peter Cayetano said that President Duterte would forcibly oppose China if it unilaterally mines the natural resources in the West Philippine Sea. The same month, Chinese strategic bombers reportedly landed on a West Philippine Sea island base, raising tensions. In July 2018, it was reported that Philippine military aircraft were receiving an increased number of Chinese radio messages warning them to stay away from fortified islands and other territories in the West Philippine Sea claimed by both countries.

In September 2018, it was reported that the Philippines and China were negotiating a deal that would enable them to jointly exploit the underwater oil and gas in disputed areas. Tension heightened between the two countries when a Chinese-registered vessel struck and sank a Philippine boat leaving 22 Filipino seamen in danger while fleeing the scene in June 2019. In September 2019, President Duterte announced that the Republic would ignore the 2016 Arbitration Tribunal decision in order to pursue a joint oil and gas exploration venture with China. The Republic and China officially convened the intergovernmental joint steering committee on oil and gas exploration in October 2019. In 2020, China continued to assert its claims and positions in the Spratly Islands, including by declaring administrative districts to supposedly govern the Paracel Islands, the Macclesfield Bank and the Spratly Islands in April 2020. These developments do not have any immediate effect on the Philippine economy or on economic relations between the Philippines and China.

Should the territorial dispute in the West Philippine Sea escalate or continue, the Republic’s interests in fishing, trade and offshore drilling may be adversely affected. The Kalayaan Island Group, in the West Philippine Sea, is rich in marine and energy resources and serves as an important source of food, livelihood and foreign exchange earnings. The discovery of oil and natural gas in commercial quantities in the region has also been important in supporting the Republic’s energy needs. One of the petroleum service contracts awarded by the Republic is located in this area. A total of approximately 880 thousand hectares are covered by this service contract. This service contract is aimed at developing an estimated 1.4 to 4.6 trillion cubic feet of natural gas.

In addition, should tensions with China escalate due to the dispute in the West Philippine Sea or other reasons, the volume of trade between the Republic and China may be adversely affected. The Republic meets a significant amount of its steel requirements from Chinese imports, thus the supply of steel available to the Republic may be reduced, which, among other things, may affect infrastructure development in the Republic. Bilateral trade between the Republic and China increased steadily from 2010 to 2014. In 2015, the bilateral trade between the two countries slightly decreased; however, from 2015 to the first six months of 2020, the bilateral trade between the Republic and China has increased steadily again, reaching approximately $12.2 billion in the first half of 2020, although this was a decrease of 28.3% over the corresponding 2019 level of approximately $17.0 billion. Exports to China accounted for 13.8% of the Republic’s total exports in 2019 and 13.8% in the first six months of 2020, and imports from China accounted for 22.8% of the Republic’s total imports in 2019 and 21.0% in the first six months of 2020. In July 2020, China was the Republic’s biggest supplier of imported goods which accounted for 25.2% of the total imports and import value from China amounted to US$1.88 billion as compared to US$2.30 billion in July 2019. In the past few years, China has been among the Republic’s largest trading partners.

In 2021, the Philippines continued to assert its rights against Chinese incursions into the West Philippine Sea. In January, the Philippines issued diplomatic protests against a new Chinese law that purportedly authorized China’s coast guard to open fire on foreign vessels and to dismantle structures built on certain islands. In March, the Philippines demanded that China recall over 200 Chinese militia vessels that were identified near a disputed reef located within the Philippines’ exclusive economic zone. In May, the Philippines lodged a new diplomatic protest protesting the deployment of Chinese vessels in the disputed area. In September, the Philippines protested “provocative acts” directed by China against Philippine authorities patrolling Philippine waters. A total of 153 notes verbales were filed by the Philippines as of October 2021.

These developments have not had any immediate effect on the Philippine economy or on economic relations between the Philippines and China.

The Republic is committed to resolving disputes in the West Philippine Sea through peaceful and rules-based means and diplomatic solutions, without threat or use of force, and in accordance with international law, specifically the UNCLOS. The Philippines continues to abide by the ruling of the South China Sea Arbitration, and continually urges China to likewise abide by the same ruling. Several countries, such as Australia, the U.S., Germany, France, the United Kingdom, Indonesia and Vietnam, have likewise officially stated their positions echoing the Arbitral ruling or reflecting key points thereof, and calling on China to respect and be bound by the Arbitral Award. Negotiations between ASEAN and China on a Code of Conduct in the South China Sea have been stalled because of the COVID-19 pandemic. The parties are looking to resume the negotiations soon.

U.S. Mutual Defense Treaty

The Mutual Defense Treaty between the Republic of the Philippines and the United States of America (“U.S. Mutual Defense Treaty”) was signed on August 30, 1951. Under the U.S. Mutual Defense Treaty, the United States will come to the assistance of the Philippines if the Philippines’ metropolitan territory is attacked or if the armed forces of the Philippines is attacked in the Pacific Ocean area.

Visiting Forces Agreement

The Visiting Forces Agreement (“VFA”) is a bilateral agreement between the Philippines and the United States, which provides the terms under which U.S. military forces are allowed to temporarily operate in the Philippines. On February 11, 2020, the Government sent the United States a notice terminating the VFA. The termination of the VFA was expected to take effect 180 days from the date of the notice of termination. However, on June 2, 2020, the Government suspended its termination of the VFA. The Philippines continues to value its decades-old partnership with the United States as its lone mutual defense treaty ally and continues to maintain robust relations with United States.

On July 30, 2021, President Duterte announced the withdrawal of the abrogation of the VFA.

Enhanced Defense Cooperation Agreement

On April 28, 2014, the Philippines and the United States signed the Enhanced Defense Cooperation Agreement (the “EDCA”) as a supplemental agreement to the U.S. Mutual Defense Treaty and the VFA. The EDCA has the goal of advancing the implementation of the Philippine–U.S. Mutual Defense Treaty, through the promotion of interoperability, capacity-building towards AFP modernization, strengthening the AFP for external defense, maritime security, maritime domain awareness and humanitarian assistance and disaster response. In 2015, the United States requested access to eight military bases to rotate troops, aircraft and ships. In April 2018, construction began on the first facility in the Basa Air Base in Pampanga in northern Luzon and was completed in January 2019. The site is intended to be used as a humanitarian assistance and disaster-relief facility.

Natural Disasters

Climate Change

Climate change has been identified as a threat to the Philippine economy, as it is dependent on climate sensitive sectors such as agriculture, tourism and energy. A change in the climate may have several consequences, including lower agriculture productivity, damage to coastal infrastructure, fragile ecosystems, impact on health and biodiversity, financial market disruption, lower GDP and altered migration matters. Increased frequency or severity of natural disasters may lead to casualties, the destruction of crops and livestock, the outbreak of waterborne disease and the destruction of infrastructure, such as roads and bridges. Droughts may negatively affect the supply of agricultural commodities, the food supply in general and the generation of hydroelectric power.

Typhoons and Flooding

Frequent regional typhoons and intense rainfall, in part due to climate change, make regions of the Republic susceptible to flash floods and landslides. In urban areas such as Metro Manila, clogging and siltation of drainage laterals and waterways caused by improper disposal of solid waste, obstructions and the presence of informal settlements along open waterways contribute to flooding. Low lying urban and rural areas, which serve as catch basins of rain water within a watershed or river basin, also suffer from problems posed by unplanned and unregulated developments such as temporary housing and infrastructure projects and the presence of industrial operations along upstream waterways. Flooding, including as a result of Typhoon “Yolanda” in 2013, has affected hundreds of thousands of Filipinos and resulted in numerous fatalities. In addition, flooding in the Philippines has resulted in and may continue to result in significant damage to rice and other agricultural production, infrastructure and private property. Flooding and other natural disasters continue to pose a threat to other sectors such as transportation and health, and the economy as a whole. In addition to direct damage, natural disasters also inhibit social and economic development because funds must be reallocated from existing programs to finance relief and reconstruction assistance.

The transportation sector is heavily affected by floods and other natural disasters that damage roads and bridges. If a natural disaster destroys critical transportation infrastructure, roads and bridges must be repaired before other disaster-related damage can be addressed. As a result, damage to transportation infrastructure can compound the effect that floods have on other sectors. For instance, the impact of flooding and other natural disasters on the health sector is mostly seen in the disruption of the delivery of health services. Damaged roads and bridges hinder the efficient transport of patients to hospitals and medical facilities in cities and reduce the capacity of the Government to deliver timely medical services to affected populations in rural areas.

Flooding also adversely affects agricultural production by damaging crops, livestock, poultry and fisheries, as well as destroying fishing boats, farming equipment, inventory and agricultural infrastructure such as irrigation channels, spillways and farm-to-market roads. In urban areas, the manufacturing, construction, wholesale and retail, restaurant and real estate industries are also impacted by the damage caused by flooding.

In November 2013, Typhoon “Yolanda” (also known as Typhoon “Haiyan”), the Philippines’ worst typhoon on record, made landfall in Eastern Samar, sustaining winds of 270 to 312 km/h while passing over the Philippines. The impact of Typhoon “Yolanda” was centered on regions six, seven and eight in the Republic. A State of National Calamity was declared in Samar, Leyte, Cebu, Iloilo, Capiz, Aklan and Palawan, and as of April 17, 2014, 6,300 people were reported dead from the storm, 1,061 persons were reported missing, and 28,689 persons had been injured. As of the same date, estimated damages had reached ₱89.6 billion, comprising an estimated ₱55.1 billion to the social sector, ₱21.8 billion to the productive sector, ₱9.6 billion to infrastructure and ₱3.1 billion in cross-sectoral damages in the regions affected by the storm.

As of December 31, 2017, a total of ₱146.2 billion had been released to implementing national government agencies, government-owned and controlled corporations and local government units for Yolanda-related programs and projects. Since Typhoon “Yolanda,” the Philippine transportation agencies have completed at least 36 airports and 23 seaport rehabilitation projects as part of their rehabilitation projects.

Since Typhoon “Yolanda”, the Republic has been hit by numerous additional typhoons or tropical storms which caused damage to agriculture, infrastructure and property, and displacement, injuries or deaths of the population, though none of them were as severe as Typhoon “Yolanda”.

Earthquakes and Volcanic Eruptions

The Philippines is located in the “Pacific Ring of Fire” and along a complex system of fault lines, which geologists refer to as the “Philippine Mobile Belt.” As a consequence, the Republic is susceptible to volcanic eruptions and periodic seismic activity, such as the magnitude 7.8 earthquake on Luzon Island in 1990, one of the strongest earthquakes to hit the country, and the eruption of Mount Pinatubo in 1991, one of the largest volcanic eruptions in the 20th century. Most recently, in January 2020, the Taal Volcano entered into a period of intense unrest beginning with phreatic or steam-driven activity in several points inside the Taal Volcano’s main crater that progressed into magmatic eruption. The Philippine Institute of Volcanology and Seismology (“PHILVOCS”) raised the alert level to alert level 4 on January 12, 2020, which meant that hazardous explosive eruption is possible with hours to days. Pursuant to such events, PHILVOCS ordered the total evacuation of the Volcano Island and high-risk areas within a 14-kilometre radius from the Taal Volcano’s main crater. PHILVOLCS has since lowered the alert level covering Taal Volcano to Level 1. These natural disasters have resulted in loss of life, the displacement of people and destruction of property.

Philippine Economy

COVID-19

COVID-19, an infectious disease that was first reported to have been transmitted to humans in late 2019, has spread globally over the course of 2020, and in March 2020 it was declared as a pandemic by the World Health Organization. On January 30, 2020, the Philippines reported its first confirmed case of COVID-19. The subsequent spread of the disease has since resulted in 2,816,980 confirmed cases and the death of 45,581 people in the Philippines as of November 14, 2021, according to the Philippine Department of Health. The Government, on a national and local level, has implemented a number of measures in varying degrees to contain the spread of COVID-19, including, among others, social distancing measures, implementation of self-isolation and community quarantine measures, closure of schools, suspension of mass public transport facilities, restrictions on public gatherings, suspension of operations of non-essential businesses and travel restrictions.

On March 27, 2021, following a sharp spike in new COVID-19 infections, the Government announced that the National Capital Region and the surrounding provinces of Bulacan, Laguna, and Rizal (“NCR Plus”), as well as other parts of the Philippines, would be placed under enhanced community quarantine (“ECQ”) from March 29 to April 11, and under modified ECQ (“MECQ”) until May 14, 2021. Following this, the restrictions were eased, and the areas comprising NCR Plus were placed under a general community quarantine. This status continued until June, which saw an increase in COVID-19 cases in other provinces outside the greater Manila region notwithstanding the Government’s vaccination efforts, and which led to the provinces of Cagayan, Apayao, Ifugao, Bataan, Iloilo, Negros Oriental, Zamboanga Sibugay, Zamboanga del Sur, Zamboanga del Norte, Agusan del Sur, Dinagat Islands, Surigao del Sur and the cities of Santiago, Lucena, Puerto Princesa, Naga, Iloilo, Davao, Butuan, Cagayan de Oro, and Zamboanga City being placed under modified enhanced community quarantine until at least the end of June 2021.

Legislative Efforts to Combat COVID-19

President Duterte’s emergency powers under Republic Act No. 11494, otherwise known as the “Bayanihan to Recover as One Act”, lapsed on December 19, 2020. To date, these emergency powers have not been renewed.

On December 29, 2020, President Duterte signed Republic Act No. 11519 and Republic Act No. 11520 into law. Republic Act No. 11519 extended the availability of funds appropriated through the Bayanihan to Recover as One Act until June 30, 2021. Republic Act No. 11520 extended the availability of the 2020 budget until December 31, 2021, which enables government agencies to spend or release unused funds under the 2020 budget during the course of 2021, rather than expiring at the end of 2020, which would have otherwise been the case.

Republic Act No. 11523, the Financial Institutions Strategic Transfer (FIST) Act (the “FIST Act”) was signed into law on February 16, 2021, and became effective on February 17, 2021. The FIST Act is intended to assist banks and other financial institutions by enabling them to sell their non-performing assets and bad loans to asset management companies, referred to as FIST corporations. It aims to strengthen the banking industry’s risk-bearing capacity, and free up capital for productive uses in the economy rather than the management of non-performing loans.

On June 1, 2021, House Bill 9411, otherwise known as the “Bayanihan to Arise As One Act” or the “Bayanihan 3 Act”, which replaced prior House Bill 8628, was approved in the House of Representatives. The Bayanihan 3 Act proposes the disbursement of an additional approximately ₱401 billion for COVID-19 response measures, as well as recovery interventions grounded on economic inclusivity and collective growth. The proposed allocations are as follows: a cash subsidy of ₱216 billion, emergency assistance to households of ₱30 billion, wage subsidies of ₱20 billion, assistance to displaced workers at ₱25 billion, stand-by funds for implementation of the national nutrition program of ₱6 billion, assistance to the agricultural and fishery sectors and cooperatives at ₱30 billion and ₱2 billion, respectively, medical assistance to indigents at ₱9 billion, funding of ₱0.5 billion for free COVID-19 testing for seafarers and overseas Filipino workers, assistance to local governments at ₱3 billion, support for retired military and uniformed personnel of ₱54.6 billion, support of ₱4 billion for the Department of Education’s digital education and IT infrastructure programs to facilitate online learning as well as ₱0.5 billion for teaching and non-teaching personnel in public and private higher education institutions. The bill still must be approved by the Senate and signed into law by the President before it becomes effective.

The Corporate Recovery and Tax Incentives for Enterprise (“CREATE”) Act was passed into law on March 26, 2021. The CREATE Act allows businesses to recover from the effects of the COVID-19 pandemic and will improve the Republic’s capacity to attract investments by lowering the corporate income tax rate and rationalizing the Republic’s tax incentives system by making it targeted, time-bound, and performance-based.

In addition to the above measures, which have already been adopted, at least two bills are currently pending before Congress that are intended to bolster the Government’s ability to combat the effects of the COVID-19 pandemic.

Second, the Government Financial Institutions Unified Initiatives to Distressed Enterprises for Economic Recovery (“GUIDE”) Act bill is also pending before Congress. The GUIDE bill is intended to enable government financial institutions to form special holding companies that will infuse equity, but subject to strict conditions, into strategically important companies facing insolvency. The GUIDE bill proposes a ₱55-billion allocation to the Philippine Guarantee Corporation, Development Bank of the Philippines, and Land Bank of the Philippines, so that they can grant more loans to micro-, small-, and medium-sized enterprises. On February 9, 2021, the House of Representatives approved the bill. The bill still must be approved by the Senate and signed into law by the President before it becomes effective.

COVID-19 Vaccination and Related Efforts

In January 2021, the Department of Health unveiled its Philippine National Deployment and Vaccination Plan for COVID-19 Vaccines. As part of this plan, the Government secured initial doses of vaccines from various manufacturers and participated in the World Health Organization’s COVAX facility in order to increase the Republic’s access to vaccine supplies.

In February 2021, the IATF adopted a vaccination priority framework conceived by the Interim National Immunization Technical Advisory Group to promote the effective deployment of the Republic’s vaccination efforts in light of the limited supply of vaccines. On February 26, 2021 President Duterte signed into law the

COVID-19 Vaccination Program Act of 2021, which authorized local government units to undertake negotiated procurement of COVID-19 vaccines, and also authorized private entities, including the Philippine Red Cross, to procure vaccines in coordination with the Government.

On March 1, 2021, the Government began its vaccination drive, with vaccines being administered to frontline health care professionals followed by eligible senior citizens, persons with comorbidities, frontline personnel in essential sectors, and indigent persons, before the vaccines were opened to the rest of the population in October 2021. As of June 25, 2021, the Philippine Food and Drug Administration (“FDA”) had granted emergency use authorization to eight COVID-19 vaccines. The Government has ramped up its COVID-19 vaccination efforts to include children aged 12 to 17 with effect from November 3, 2021, and the FDA on December 23, 2021 approved emergency use of some vaccines for children aged five to 11.

The Philippine FDA amended its emergency use authorization for certain COVID-19 vaccines to make way for a booster program. On November 16, 2021, the National Task Force Against COVID-19 issued interim operational guidelines on the administration of COVID-19 booster doses to essential workers and frontline health service providers. On November 19, 2021, the task force issued additional interim guidelines, expanding the coverage of the booster program to senior citizens aged 60 and above, and to adults with comorbidities. On December 23, 2021, the FDA announced that it had approved a shorter administration interval between the primary doses and booster shots, making around 19 million fully-vaccinated adults eligible to receive booster doses.

As of December 25, 2021, a total of 198,823,210 doses of COVID-19 vaccines had been delivered to the Philippines. As of December 25, 2021, a total of 105,343,314 doses have been administered, with 56,856,615 administered as first dose and 47,117,267 administered as complete dose, including single-dose vaccines. In addition, 1,369,432 booster doses were administered under the booster program.

In addition to the vaccine program, the Philippine FDA also granted emergency use authorization to an anti-COVID pill for use in treating adults with mild to moderate symptoms, as well as those at risk of developing severe illnesses such as senior citizens and individuals with comorbidities.

Economic Impacts

In September 2021, the World Bank revised downwards its earlier GDP growth forecast for the Philippines, projecting that the Republic would see economic growth of 4.3% in 2021, mostly weighed down by the effects of the COVID-19 pandemic which was further exacerbated by the Delta variant, before accelerating to 5.8% growth in 2022 and 5.5% growth in 2023. On October 12, 2021, the IMF projected real GDP projected to grow at 3.2% in 2021 (a lower growth forecast as compared to their earlier growth projection of 5.4% for 2021), before accelerating to 6.3% growth in 2022.

The uncertainty due to the COVID-19 pandemic, including possible delays in the delivery of vaccines and the emergence of new variants of concern, continue to pose downside risks to the Republic’s economic recovery. Nonetheless, the Government consistently monitors developments to assess the potential impact of the COVID-19 pandemic and implement appropriate policies to mitigate the associated risks. As of Q3 2021, the Philippine economy grew by 7.1% year-on-year, rebounding from -11.6% in the same period last year. On a seasonally adjusted quarter-on-quarter basis, the Philippine expanded by 3.8%, indicating sustained recovery despite two weeks of ECQ and a month of MECQ in the Republic’s economic centers. Year-to-date 2021 economic growth is at 4.9%, putting the Republic on track to meet the 4.0% to 5.0% growth target for 2021.

To ensure safe reopening, the Government will continue to accelerate vaccination, and implement a risk-based approach to restrictions through the rollout of the alert level system in the Republic.

However, the extent of the impact of COVID-19 on the Philippine economy and the speed and certainty of any economic recovery cannot be predicted, and any new surge in infections or slowdown in vaccinations may result in stricter quarantine or lockdown measures across provinces, cities, and municipalities, which may lead to further contraction of the Philippine economy, closure of businesses, and rise in unemployment rates. The situation continues to evolve, and the impact on the global and Philippine economy and the related government responses, including additional measures to be adopted by the Philippine national government and local government units, will depend on future developments which remain uncertain.

Overview

Like many developing countries after World War II, the Philippines protected local industry from foreign competition through measures such as import tariffs and quotas, and hoped to replace imported finished goods with domestically produced goods over time. Successive administrations also intervened in domestic economic affairs by imposing quantitative trade barriers, price controls and subsidies. Initially, the economy grew rapidly, with GNI growing at an average rate of 5.7% per annum from 1970 to 1980, largely due to increased exports and Government investments. Infrastructure spending increased, and state ownership and nationalization of commercial enterprises became more prevalent. By the early 1980s, however, the Republic began to face increasing budget deficits, growing levels of foreign and domestic borrowing, rising inflation, climbing interest rates, a depreciating peso, declining investment capital and slowing economic growth or, at times, a contraction in GNI. The Republic’s unstable political situation during that period, highlighted by the assassination of opposition leader Benigno Aquino in 1983, exacerbated its economic problems.

The general optimism brought about by the peaceful removal of the unpopular Marcos administration in 1986 helped economic recovery. GNI grew by 3.4% in 1986, increasing to a growth of 6.8% in 1988 before reversing to a decline of 0.6% in 1991. The economic contraction in the early 1990s was caused principally by underlying macroeconomic imbalances, compounded by supply bottlenecks, natural disasters, political instability, a global recession and the Persian Gulf crisis of 1990 to 1991.

The government of President Corazon Aquino, who came to power in 1986, embarked on a stabilization program aimed at preventing an upsurge in inflation, controlling the fiscal deficit and improving the external current account position. The economy responded favorably to these measures, posting increases in GNI, investments, private consumption and imports in 1992. The Corazon Aquino administration also recognized that the Republic’s economic difficulties in large part resulted from its protectionist policies. The Corazon Aquino administration therefore initiated reforms to open the economy to market forces and reduce the size and role of the government in the Philippine economy. The government of President Fidel Ramos, who assumed office in 1992, accelerated the reform efforts initiated by the Corazon Aquino administration. Following a review of a number of the policies and programs initiated by previous administrations, the Estrada administration continued many of the financial policies and market-oriented reforms of the Corazon Aquino and Ramos administrations.

After the onset of the Asian economic crisis in mid-1997, the Philippines experienced economic turmoil characterized by currency depreciation, a decline in the performance of the banking sector, interest rate volatility, a significant decline in share prices on the local stock market and a reduction of foreign currency reserves. These factors led to a slowdown in the Philippine economy in 1997 and 1998. In response, the Government adopted a number of policies to address the effects of the Asian economic crisis by strengthening the country’s economic fundamentals.

The Philippines was not as severely affected by the Asian financial crisis as many of its neighbors, aided in part by remittances from OFWs. With the exception of 1998, when agricultural harvests were negatively impacted by poor weather and drought, the Republic had recorded positive real GDP growth every year since the Asian financial crisis. After a 0.6% decline in 1998, GDP growth increased to 3.1% in 1999 and 4.4% in 2000 before slowing down to 2.9% in 2001. In the early 2000s, the Government pursued economic strategies to improve infrastructure, implement changes to the tax system, support deregulation and privatization of the economy, and further develop trade ties within Asia. GDP growth increased to 3.7% in 2002 and 5.0% in 2003 notwithstanding the impact of the Iraq War, the SARS epidemic and credit ratings downgrades. GDP growth accelerated to 6.7% in 2004 before leveling off to 4.8% in 2005 and 5.2% in 2006.

Against the backdrop of the global financial crisis which began in the second half of 2007, the Republic experienced limited exposure to subprime assets and bankrupt financial institutions. Nonetheless, in 2008, the Republic experienced slower growth rates, a weakening of equity prices, a lower exchange rate for the peso against major currencies and increasing inflation. In 2009, the Republic’s economy began to exhibit indications of a recovery, although certain of the Republic’s economic recovery policies had yet to result in positive effects. In 2010, the Republic continued its recovery despite an erratic economic recovery globally.

Between 2012 and 2015, the Republic was largely spared from the economic fallout of the European sovereign debt crisis due primarily to minimal trade and financial linkages with the affected nations, but the Republic nevertheless sought through its financial regulatory framework and monetary policy to mitigate the impact on the Republic of the European sovereign debt crisis and the resulting economic slowdown in Europe.

In January 2020, the IMF world economic outlook update projected that the Republic would see economic growth at 6.3% in 2020, underpinned by an increase in government spending and recent monetary policy easing. In April 2020, however, against the backdrop of the COVID-19 outbreak, the IMF world economic outlook update revised downwards its economic growth forecasts for the Republic to 0.6%.

The Government initially expected the Republic’s GDP to contract by 2% to 3.4% due to the economic effects of the COVID-19 outbreak and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers.

On May 7, 2020, the National Economic Development Authority (“NEDA”) reported that the Philippine economy had slowed down for the first time in 22 years, contracting 0.2% in the first quarter of 2020, from a 5.6% growth rate in the first quarter of 2019. In June 2020, the IMF world economic outlook update further revised its economic growth forecasts downwards, projecting the Republic’s GDP to contract by 3.6% in 2020. The Bangko Sentral had also projected that Philippine GDP for the second quarter of 2020 would decline by 5.7% to 6.7%. However, on August 7, 2020, the Philippine Statistics Authority announced that the Republic’s second quarter GDP contracted by 16.5%, primarily as a result of the lockdowns in April and May 2020.

In 2021, quarantine restrictions and other responses by the Government affected employment and productivity of the economy. The Government’s economic managers reported that the unemployment rate moderately increased from 7.1% in March 2021 to an estimated 7.4% in October 2021, an effect attributed to the re-imposition of enhanced community quarantine restrictions, the continued imposition of strict quarantine measures, and weather disturbances that affected agriculture, most notably Typhoon Jolina which affected some 30,000 hectares of agricultural land across the regions of Central Luzon, Calabarzon, MIMAROPA, Bicol, Western Visayas, Central Visayas, and Eastern Visayas. The NEDA noted that as restrictions eased in favor of more granular lockdowns, labor outcomes are expected to improve.

NEDA also cautioned that it estimated that the impact of the COVID-19 pandemic would cost the Philippine economy ₱41.4 trillion over the next 40 years.

The Republic believes that domestic liquidity remains adequate to meet the demand for financing to support economic growth in the Philippines; however, there can be no assurance that a contraction in liquidity in the international financial markets due to the COVID-19 pandemic, U.S-China relations or other causes will not adversely impact the financial condition of the Republic or of Philippine companies generally.

Recent Economic Indicators

The following table sets out the performance of certain of the Republic’s principal economic indicators for the specified periods.

Years 2016 – 2021

	2016	2017	2018	2019	2020	2021(1)
GDP growth (constant 2018 prices) (%)	7.1	6.9	6.3	6.1	(9.6)	7.1
GNI growth (%) (constant 2018 prices)	6.8	6.8	5.9	5.4	(11.4)	2.8
Inflation rate (2012 CPI basket)(%)	1.3	2.9	5.2	2.5	2.6	4.2	(5)
Unemployment rate(6)	5.4	5.7	5.3	5.1	10.3 (7)	7.4	(8)
91-day T-bill rate (%)	1.5	2.1	3.5	4.7	2.0	1.1	(4)
External position
Balance of payments ($ million)	(1,038)	(863)	(2,306)	7,843	16,022	353	(9)
Export growth (%)	(2.4)	19.7	0.9	2.3	(8.1)	18.0	(3)
Import growth (%)	18.3	14.2	17.4	(1.1)	(19.5)	30.3	(3)
External debt ($ billion)	74.8	73.1	79.0	83.6	98.5	105.9	(3)
International reserves
Gross ($ billion)	80.7	81.6	79.2	87.8	110.1	107.7	(5)
Net ($ billion)	81.0	81.6	79.2	87.8	110.1	107.7	(5)
Months of retained imports	8.8	7.8	6.9	7.6	12.3	10.2	(5)
Domestic credit growth (%)(9)	17.0	13.9	14.9	10.7	4.7	7.6

Sources: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data as of November 9, 2021, unless otherwise stated.
(2)	Preliminary data as of October 2020 based on the 2020 Annual Estimates of Labor Force Survey October rounds.
(3)	Preliminary data for the nine months ended September 30, 2021.
(4)	Preliminary data as of December 13, 2021.
(5)	Preliminary data as of November 2021.
(6)	The annual estimates were based on the final results of the 2017-2019 Labor Force Survey rounds, unless otherwise stated.
(7)	For 2020, the data cited is the average of the January, April, and July final results and preliminary results of the October Labor Force Survey rounds.
(8)

Data for 2021 is still preliminary, based on the results of the January to October Labor Force Survey rounds. From 2019 onwards, the Labor Force Survey adopted the population projections based on the 2015 Census of Population and Housing (“CPH”).

(9)	Preliminary year-to-date data as of November 2021.

GDP and Major Financial Indicators

Periodic Revisions to Philippine National Accounts

Economists show gross domestic product (“GDP”) and gross national income (“GNI”) in both current and constant market prices. Presentations of GDP and GNI at current market prices value a country’s output using the actual prices for each year, whereas GDP and GNI at constant market prices (also referred to as “real” GDP and GNI) value output using the prices from a specified base year, thereby eliminating the distorting effects of inflation and deflation.

The Philippine Statistics Authority (“PSA”) releases quarterly data on the Republic’s national accounts, which include GDP and GNI data. Under PSA policy, GDP and GNI data for a particular quarter are revised the following quarter, while annual data are released together with first quarter data and are revised thereafter in May of each year. GDP and GNI estimates are considered “final” after three years. However, the PSA may still revise the “final” estimates whenever it undertakes an overall revision of the national accounts.

Revisions in the Republic’s national accounts are normally due to the availability of new or more complete data, receipt of revised data from original sources, and inclusion or exclusion of emerging or closed industries. The PSA has traditionally followed the 1968 revision of the United Nations System of National Accounts.

In the first quarter of 2011, the standards under the Philippine System of National Accounts (the “PSNA”) for the calculation of GDP and GNI (known as gross national product (“GNP”) prior to the 2011 revisions) were revised, changing the constant base year for these calculations from 1985 to 2000. In April 2020, the PSNA further revised the PSNA standards, changing the constant base year for GDP calculations from 2000 to 2018. In this prospectus, unless otherwise specified, growth figures for GDP and GNI are period-on-period comparisons of real GDP and GNI, respectively, using the year 2000 as the base year, except for 2020 fiscal year figures and comparative figures from the same period in the 2019 fiscal year, which are presented using the year 2018 as the base year. As a result, GDP and GNI figures presented in this prospectus and any prospectus supplement for the 2020 fiscal year or thereafter, along with comparative figures from the same period in the 2019 fiscal year or thereafter, are not presented on the same basis as yearly GDP and GNI figures for years prior to 2020. The Government stopped reporting GDP and GNI figures using the year 2000 as the base year in March 2020.

Gross Domestic Product

Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country during a given period. By comparison, gross national income, or GNI, measures the market value of all final goods and services produced by a country’s residents during a given period, whether or not the production occurred within the country.

In 2016, GDP grew by 6.9%, compared with growth of 6.1% in 2015. The largest contributor to the increase in the rate of growth in 2016 was growth in the manufacturing subsector, which increased from growth of 5.7% in 2015 to growth of 7.0% in 2016. Increased rates of growth in the public administration and defense; compulsory social security subsector and the construction subsector, from growth of 1.2% and 11.6%, respectively, in 2015 to growth of 7.2% and 13.7%, respectively, in 2016, were also contributors to this increase. Growth in the electricity, gas and water supply subsector and the real estate, renting and business activities subsector also increased from 5.7% and 7.1%, respectively, in 2015 to growth of 9.8% and 8.9%, respectively, in 2016. Partially offsetting the performance of these subsectors were a decrease in the rate of growth in the transport, storage and communications subsector and the other services subsector, from 8.0% and 8.3%, respectively, in 2015 to 5.9% and 7.3%, respectively, in 2016. The agriculture, hunting and forestry subsector and the fishing subsector also experienced a decline from growth of 0.6% and a contraction of 1.8%, respectively, in 2015 to contractions of 0.6% and 4.3%, respectively, in 2016. GNI in 2016 grew by 6.7% compared to growth of 5.8% in 2015. GNI growth was lower compared to GDP growth due to relatively lower growth in net primary income of 5.8% in 2016 compared to GDP growth in 2016. The growth in net primary income of 5.8% in 2016 represented a 25.1% increase from the 4.6% growth in net primary income in 2015.

In 2017, GDP grew by 6.7%, compared with growth of 6.9% in 2016. The largest contributor to the decreased rate of growth in 2017 was a decrease in the rate of growth of the construction subsector, from growth of 12.1% in 2016 to growth of 5.3% in 2017. Decreased rates of growth in the electricity, gas and water supply subsector and the transport, storage and communications subsector, from growth of 9.0% and 5.3%, respectively, in 2016 to growth of 3.4% and 4.0%, respectively, over the same period in 2017, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the agriculture and forestry subsector and the manufacturing subsector, from contraction of 0.6% and growth of 7.1%, respectively, in 2016, to growth of 5.0% and 8.4%, respectively, in 2017. Growth in the public administration and defense; compulsory social security subsector and the fishing subsector also increased from growth of 7.1% and a contraction of 4.0%, respectively, in 2016 to growth of 7.8% and a contraction of 0.9%, respectively, in 2017. GNI in 2017 grew by 6.6%, compared to growth of 6.7% in 2016. The GNI growth rate was slightly lower than the GDP growth rate due to the relatively lower growth in net primary income of 5.9% in 2017, compared to growth in GDP in 2017. The growth in net primary income of 5.9% in 2017 represented a slight decrease from the 5.8% growth in net primary income over the same period in 2016.

In 2018, GDP grew by 6.2%, compared with growth of 6.7% in 2017. The largest contributor to the decreased rate of growth in 2018 was a decrease in the rate of growth of the manufacturing subsector, from growth of 8.4% in 2017 to growth of 4.9% in 2018. Decreased rates of growth in the agriculture, hunting, forestry and fishing subsector and the real estate, renting and business activities subsector, from growth of 4.0% and 7.4%, respectively, in 2017 to growth of 0.9% and 4.7%, respectively, in 2018, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the construction subsector, the electricity, gas and water supply subsector and the public administration and defense and compulsory social security subsector, from growth of 5.1%, 3.4% and 8.7%, respectively, in 2017, to growth of 14.9%, 5.5% and 15.2%, respectively, in 2018. GNI in 2018 grew by 5.9%, compared to growth of 6.5% in 2017. The GNI growth rate was lower than the GDP growth rate due to the relatively lower growth in net primary income of 4.3% in 2018, compared to growth in GDP in 2018. The growth in net primary income of 4.3% in 2018 represented a decrease from the 5.9% growth in net primary income in 2017.

In 2019, GDP grew by 5.9%, compared with growth of 6.2% in 2018. The largest contributor to the lower rate of growth in 2019 was a decrease in the rate of growth in the industry sector, from growth of 6.7% in 2018 to growth of 4.9% in 2019. This was partially offset by increased rates of growth in the agriculture, hunting, forestry and fishing sector and the services sector, from growth of 0.9% and 6.8% in 2018 to growth of 1.5% and 7.1% in 2019, respectively. GNI in 2019 grew by 5.5%, compared to growth of 5.9% in 2018. The GNI growth rate was lower than the GDP growth rate due to the relatively lower growth in net primary income of 3.5% in 2019, compared to GDP growth in 2019. The growth in net primary income of 3.5% in 2019 represented a decrease from the 4.3% growth in 2018.

In 2020, GDP contracted by 9.6%, compared with growth of 6.1% in 2019 at constant 2018 market prices. The largest contributor to the contraction in 2020 was the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. This resulted in a 9.2% contraction in the services sector in 2020, as compared with growth of 6.8% in 2019 at constant 2018 market prices, and a 13.2% contraction in the industry sector in 2020, as compared with growth of 5.2% in 2019 at constant 2018 market prices. GNI in 2020 contracted by 11.4%, compared to growth of 5.4% in 2019 at constant 2018 market prices. Net primary income contracted by 30.1% in 2020, compared to a contraction of 1.6% in 2019 at constant 2018 market prices.

In the first nine months of 2021, GDP grew by 7.1%, compared with a contraction of 11.6% in the first nine months of 2020 at constant 2018 market prices. The largest contributor to the growth in the first half of 2021 was the improved management of the COVID-19 pandemic, driven by 7.9% industry sector growth for the first nine months of 2021 compared with a contraction of 17.6% at constant 2018 prices during the first nine months of 2020 as a result of the COVID-19 pandemic. The services sector also showed 8.2% growth at constant 2018 prices during the first nine months of 2021 compared to a contraction of 10.6% based on constant 2018 prices during the first nine months of 2020. GNI in the first nine months of 2021 grew by 2.8%, compared to a contraction of 13.5% in the first nine months of 2020 at constant 2018 market prices. Net primary income contracted by 52.3% in the first nine months of 2021, compared to a contraction of 32.6% in the first nine months of 2020 at constant 2018 market prices.

The Republic expects that GDP and GNI will begin to recover this year despite the ongoing COVID-19 pandemic.

The following table shows GDP by sector, net primary income and GNI at current market prices for the specified periods.

	Gross Domestic Product by Major Sector (at current market prices)						Percentage of GDP
	2016	2017	2018	2019	2020	2021(1)	2016	2021(2)

	(₱ in millions, except as indicated)						(%)
Agriculture, hunting, forestry and fishing sector	1,544,279	1,685,956	1,762,616	1,721,539	1,827,010	1,373,823	10.2	10.00
Industry sector
Mining and quarrying	125,898	148,094	163,322	161,656	136,039	131,873	0.8	0.96
Manufacturing	2,964,479	3,228,580	3,488,331	3,614,016	3,170,117	2,250,375	19.6	16.39
Electricity, steam, water, and waste management	466,222	505,119	557,030	607,881	610,953	502,196	3.1	3.66
Construction	1,026,382	1,106,154	1,373,841	1,535,727	1,177,114	938,318	6.8	6.83

Total	4,582,981	4,987,948	5,582,525	5,919,281	5,094,222	3,822,762	30.3	27.84
Service sector
Wholesale and retail trade; repair of motor vehicles and motorcycles	2,668,596	2,926,502	3,237,304	3,517,653	3,321,007	2,476,944	17.6	18.04
Transport and storage	580,079	637,191	697,839	757,661	548,973	429,509	3.8	3.13
Accommodation and food service activities	304,557	346,119	403,289	431,778	253,656	200,664	2.0	1.46
Information and communication	473,142	490,330	515,925	562,834	592,818	456,503	3.1	3.32
Financial and insurance activities	1,193,651	1,326,583	1,498,147	1,681,870	1,822,568	1,487,970	7.9	10.84
Real estate and ownership of dwellings	995,629	1,076,332	1,189,673	1,255,644	1,078,017	852,947	6.6	6.21
Professional and business services	992,234	1,110,458	1,159,265	1,219,757	1,132,869	879,096	6.6	6.40
Public administration and defense; compulsory social activities	562,254	642,127	767,706	890,688	950,763	699,433	3.7	5.09
Education	591,081	649,366	731,607	778,868	715,250	590,532	3.9	4.30
Human health and social work activities	269,554	289,060	308,268	329,862	329,708	275,898	1.8	2.01
Other services	374,345	388,679	411,025	450,429	271,720	186,513	2.5	1.36

Total	9,005,122	9,882,747	10,920,048	11,877,043	11,017,351	8,536,009	59.5	62.16

Total GDP	15,132,381	16,556,651	18,265,190	19,517,863	17,938,582	13,732,593	100.0	100.00

Net primary income	1,680,553	1,826,528	1,947,159	1,954,197	1,381,265	454,993
Total GNI	16,812,934	18,383,179	20,212,349	21,472,060	19,319,848	14,187,587
Total GDP ($ billions)(2)	304.9	316.6	330.9	383.7	373.2	270.6
Per capita GDP, PPP concept ($)(3)	7,806	8,199	8,794	9,357	8,434	9,035

Source: Philippine Statistics Authority.

Notes:

(1)	Preliminary data as of November 9, 2021.
(2)	Calculated using the average exchange rate for the period indicated. See “—Monetary System—Foreign Exchange System.”
(3)	Figured represents annualized per capita GDP, PPP concept. Data as of November 19, 2021.

The following table shows GDP by sector, net primary income and GNI at constant 2018 market prices for the specified periods.

	Gross Domestic Product by Major Sector (at constant 2018 market prices)						Percentage of GDP
	2016	2017	2018	2019	2020	2021(1)	2016	2021(1)

	(₱ in millions, except as indicated)						(%)
Agriculture, hunting, forestry and fishing sector	1,672,085	1,743,134	1,762,616	1,783,855	1,780,544	1,248,487	10.4	9.37
Industry sector
Mining and quarrying	156,807	160,065	163,322	168,857	136,940	106,184	1.0	0.80
Manufacturing	3,070,939	3,317,641	3,488,331	3,620,456	3,266,648	2,494,036	19.1	18.72
Electricity, steam, water, and waste management	500,472	523,161	557,030	591,312	589,089	465,538	3.1	3.49
Construction	1,133,124	1,201,714	1,373,841	1,507,244	1,119,438	841,918	7.1	6.32

Total	4,861,342	5,202,582	5,582,525	5,887,869	5,112,115	3,907,676	30.3	29.33
Service sector
Wholesale and retail trade; repair of motor vehicles and motorcycles	2,861,060	3,057,552	3,237,304	3,489,299	3,279,285	2,415,225	17.8	18.13
Transport and storage	604,328	648,153	697,839	742,347	512,769	381,128	3.8	2.86
Accommodation and food service activities	332,612	371,234	403,289	425,692	232,389	174,297	2.1	1.31
Information and communication	462,876	483,683	515,925	557,007	584,981	456,515	2.9	3.43
Financial and insurance activities	1,275,687	1,382,521	1,498,147	1,676,448	1,768,604	1,408,312	7.9	10.57
Real estate and ownership of dwellings	1,068,415	1,129,083	1,189,673	1,238,469	1,027,860	790,934	6.7	5.94
Professional and business services	1,011,910	1,117,257	1,159,265	1,182,159	1,064,318	832,528	6.3	6.25
Public administration and defense; compulsory social activities	610,575	666,393	767,706	871,564	911,354	698,428	3.8	5.24
Education	627,112	671,837	731,607	766,089	683,563	572,531	3.9	4.30
Human health and social work activities	290,083	309,316	308,268	323,261	310,930	262,335	1.8	1.97
Other services	384,590	393,233	411,025	438,691	258,523	175,041	2.4	1.31

Total	9,529,249	10,230,262	10,920,048	11,711,027	10,634,575	8,167,274	59.3	61.30

Total GDP	16,062,676	17,175,978	18,265,190	19,382,751	17,527,234	13,323,436	100.0	100.0

Source: Philippine Statistics Authority.

Notes:

(1)	Preliminary data as of November 30, 2021.

Principal Sectors of the Economy

Agriculture, Hunting, Forestry and Fishing Sector

The agriculture, hunting, forestry and fishing sector’s share to GDP was approximately 10.2% in 2020 compared to approximately 10.4% in 2016, at constant 2018 market prices.

The Republic’s principal agricultural products include cereals, such as rice and corn, both of which are cultivated primarily for domestic use, and other crops, such as coconuts, sugar cane and bananas, produced for both the domestic market and export. The Philippines’ diverse agricultural system contains many coconut plantations farmed by agricultural tenants and workers, sugar haciendas farmed either under labor administration or by tenants, and large “agro-business” plantations devoted mainly to crops for export such as bananas and pineapples. Rice, corn and coconuts each accounts for approximately a quarter of the country’s cultivated area. Fishing production is divided into commercial, municipal and aquaculture fishing.

The country’s forests, one of the Philippines’ main natural resources, contain a large quantity of hardwood trees. Over the years, population growth, shifting cultivation, illegal logging and inadequate reforestation have depleted the forests, leading to Government-imposed bans on nearly all logging activity in old growth virgin forests and in second growth residual forests.

Production in the agriculture, hunting, forestry and fishing sector contracted by 1.2% in 2016, compared to growth of 0.1% in 2015. This decreased rate of growth was largely the result of a decrease in fishing production, which contracted by 4.0% in 2016, compared to a contraction of 1.8% in 2015, as well as a reversal in mango production to a contraction of 10.1% in 2016, from growth of 4.5% in 2015. Poultry production also experienced a slower growth during this period, from growth of 5.7% in 2015 to growth of 1.3% in 2016. These factors were partially offset by livestock production, which recorded 4.6% growth in 2016, compared to growth of 3.8% in 2015.

Production in the agriculture, hunting, forestry and fishing sector grew by 4.0% in 2017, compared to a contraction of 1.2% in 2016. This increased rate of growth was primarily the result of an increase in rice production, which recorded 9.4% growth in 2017, compared to a contraction of 2.9% in 2016, as well as a reversal in corn production to growth of 9.8% in 2017, from a contraction of 4.0% in 2016. Sugarcane production also experienced an increase, from a contraction of 0.7% in 2016 to growth of 30.2% in 2017. These factors were partially offset by livestock production, which recorded growth of 1.1% in 2017, compared to growth of 4.6% in 2016.

Production in the agriculture, hunting, forestry and fishing sector grew by 0.9% in 2018, compared to growth of 4.0% in 2017. The decreased rate of growth was the result of decreased growth rate or contraction in most subsectors, particularly in palay production, corn production and surgarcane production which grew by 9.4%, 9.8% and 30.2%, respectively, in 2017, compared to contraction of 1.0%, 1.7% and 16.6%, respectively, in 2018.

Production in the agriculture, hunting, forestry and fishing sector grew by 1.5% in 2019, compared to growth of 0.9% in 2018. The increased rate of growth was primarily a result of reversals in corn production, mango production and fishing from contractions of 1.7%, 3.1% and 0.2%, respectively, in 2018 to growth of 3.3%, 4.3% and 2.5% respectively, in 2019 and higher growth in production of other crops from growth of 0.6% in 2018 to 4.0% in 2019. These were partially offset by higher contraction rates in rice production from 1.0% in 2018 to 1.2% in 2019, lower growth in production of coconut including copra from 5.3% in 2018 to 1.0% in 2019, and a reversal in banana production from 2.1% growth in 2018 to 2.1% contraction in 2019.

Production in the agriculture, forestry, and fishing sector contracted by 0.2% in 2020, compared to growth of 1.2% in 2019 at constant 2018 market prices. The largest contributor to the contraction in 2020 was the effect of the ongoing global COVID-19 pandemic, which contributed to reversals in other animal production and poultry and egg production from growth of 31.8% and 5.8%, respectively, in 2019 to contraction of 3.2% and 2.4%, respectively, in 2020 at constant 2018 market prices, as well as a 6.9% contraction in livestock production in 2020 compared to a lower, 0.8% contraction in 2019 at constant 2018 market prices. These effects were partially offset by a reversal in palay production from a 5.9% contraction in 2019 to a 3.1% growth in 2020 at constant 2018 market prices.

Production in the agriculture, forestry, and fishing sector declined by 1.7% in the first nine months of 2021 compared to the 1.2% growth in the same period in 2020 at constant 2018 prices. The continued presence of the African Swine Fever (“ASF”) in the Republic resulted in a decline in the production of livestock to -15.6% in the first three quarters of 2021 from -7.7% in the same period last year. This was partially offset by the increased growth of rubber (0.9% in Q1-Q3 2021 from -3.9% in Q1-Q3 2020) and support services to agriculture, forestry, and fishing (5.2% from 2.7%), partly due to the policies of the National Task Force that ensured unhampered movement of agricultural goods and services during the COVID-19 pandemic. These effects were partially offset by the ongoing global COVID-19 pandemic which, despite a relative easing during most of the period, still prompted intermittent domestic lockdowns and border control measures resulting in; a contraction of 4.4% in the production of coffee in the first nine months of 2021 compared with growth of 0.1% in the nine months of 2020 at constant 2018 prices; sharper reversals in the production of fishing and aquaculture, corn, cacao, and abaca, from growth of 2.1%, 4.1%, 12.1%, and 0.6%, respectively, in the first nine months of 2020 to a contraction of 0.6%, 18.2%, 3.2%, and 21.0%, respectively, in the first nine months of 2021 at constant 2018 prices; as well as lower growth of 5.6% and 0.8%, respectively, in the production of palay and forestry and logging in the first nine months of 2021 compared with growth of 13.3% and 16.8%, respectively, in the first nine months of 2020 at constant 2018 prices.

Industry Sector

The industry sector consists of the mining and quarrying, manufacturing, construction, and electricity, gas and water supply subsectors. The industry sector’s share to GDP in 2020 is 29.2%, compared to approximately 30.3% in 2016, at constant 2018 prices.

In 2016, the industry sector grew by 8.2%, compared with 6.5% in 2015. This increased rate of growth was largely attributable to the manufacturing subsector, which grew by 5.2% in 2015 to 6.8% in 2016. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector. The construction subsector also posted faster growth, from 11.4% in 2015 to 12.0% in 2016. Similarly, the electricity, gas and water supply subsector, as well as the mining and quarrying subsector also increased by 9.1% and 5.5%, respectively, in 2016, from 7.1% growth and a contraction of 0.6%, respectively, in 2015.

In 2017, the industry sector grew by 7.0%, compared with growth of 8.2% in 2016. This lower rate of growth was mainly due to the slowdown in the growth of the construction subsector and the decline in electricity, gas and water supply subsector, which decreased from growth of 12.1% and 9.0%, respectively, in 2016 to growth of 5.3% and 3.4%, respectively, in 2017. The decrease in the construction subsector was mainly due to a decrease in public construction, from growth of 26.8% in 2016 to growth of 14.9% in 2017. These factors were partially offset by increased growth in the manufacturing subsector, from growth of 7.1% in 2016 to growth of 8.4% in 2017. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector.

In 2018, the industry sector grew by 6.7%, compared with growth of 7.1% in 2017. This lower rate of growth was mainly due to a decrease in the growth of the manufacturing subsector, which decreased from growth of 8.4% in 2017 to growth of 4.9% in 2018. This was partially offset by higher growth in the construction subsector and the electricity, gas and water supply subsector, from growth of 5.1% and 3.4%, respectively, in 2017 to growth of 14.9% and 5.5%, respectively, in 2018. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector.

In 2019, the industry sector grew by 4.9%, compared with growth of 6.7% in 2018. The lower rate of growth was primarily a result of lower growth in the manufacturing subsector and the construction subsector, from 4.9% and 14.9% in 2018 to 3.8% and 7.7% in 2019, respectively. These were partially offset by higher growth in the mining and quarrying subsector and the electricity, gas and water supply subsector, from 1.3% and 5.5% in 2018 to 5.9% and 6.5% in 2019, respectively.

In 2020, the industry sector contracted by 13.2%, compared with growth of 5.5% in 2019 at constant 2018 prices. The largest contributor to the contraction in 2020 was the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. This resulted in a 25.7% contraction in the construction subsector in 2020, as compared to a growth of 9.7% in 2019 at constant 2018 prices, as well as a 9.8% contraction in the manufacturing subsector in 2020, as compared to a growth of 3.8% in 2019 at constant 2018 prices. In the first nine months of 2021, the industry sector grew by 7.9%, from a contraction of 17.6% in the same period in 2020 at constant 2018 prices, primarily on account of easing restrictions, which allowed more industries to operate at limited capacity. The construction of small-scale and essential and priority public and private projects were allowed in ECQ and MECQ areas. This resulted in a growth of 16.8% in the construction sector in the first nine months of 2021, versus a contraction of 39.7% in the same period in 2020.

Manufacturing Subsector

The Republic’s manufacturing subsector comprises three major industry groups:

•	consumer goods, including the food, footwear and garment industries;

•	intermediate goods, including the petroleum, chemical and chemical product industries; and

•	capital goods, including the electrical machinery and electronics industries.

In 2016, the manufacturing subsector grew by 7.1%, compared with growth of 5.7% in 2015. The higher growth rate was primarily due to a 8.2% growth in food manufacturing, a 43.0% increase in office, accounting and computing machinery and a 40.5% growth in basic metal industries. These increases were partially offset by a 1.8% contraction in radio, television and communication equipment and apparatus, a 3.2% contraction in non-metallic products and a 8.2% contraction in textile manufacturing.

In 2017, the manufacturing subsector grew by 8.4%, compared to growth of 7.1% in 2016, The higher growth rate was primarily due to a 51.4% growth in fabricated metal products, a 13.0% growth in radio, television and communication equipment and apparatus, a 20.6% growth in non-metallic mineral products, and a 16.8% growth in furniture and fixtures. These increases were partially offset by food manufacturing and office, accounting and computing machinery, which experienced growth of 5.0% and 17.4%, respectively, in 2017, compared to 8.4% and 44.1%, respectively, in 2016.

In 2018, the manufacturing subsector grew by 4.9%, compared to growth of 8.4% in 2017. The lower growth rate was primarily the result of contractions in tobacco manufacturing, basic metal industries and chemical and chemical products of 14.8%, 4.8% and 3.9%, respectively. These contractions were partially offset by growth in petroleum and other fuel products, paper and paper products and rubber and plastic products of 19.4%, 13.8% and 13.4%.

In 2019, the manufacturing subsector grew by 3.8%, compared with growth of 4.9% in 2018. The lower rate of growth was primarily due to reversal in the radio, television and communication equipment and apparatus and furniture and fixtures subsectors from growth of 9.6% and 6.4% in 2018 to contraction of 2.0% and 19.4% in 2019, respectively, and lower growth rates in rubber and plastic products, non-metallic mineral products, and office, accounting and computing machinery subsectors, from 13.4%, 11.9% and 8.7% in 2018 to 4.0%, 1.6% and 1.5% in 2019, respectively. These were partially offset by higher growth in food manufactures from 5.1% in 2018 to 7.8% in 2019 and a reversal in chemical and chemical products from 3.9% contraction in 2018 to 10.7% growth in 2019.

In 2020, the manufacturing subsector contracted by 9.8%, compared to growth of 3.8% in 2019 at constant 2018 market prices. The largest contributor to the contraction in 2020 was the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. This resulted in a 2.7% contraction in the manufacture of food products in 2020 as compared to growth of 3.7% in 2019, a 1.8% contraction in manufacture of chemical and chemical products in 2020 as compared to a growth of 13.3% in 2019, and a 48.1% contraction in manufacture of coke and refined petroleum products in 2020 as compared to a lower contraction of 16.2% in 2019, each at constant 2018 market prices.

Growth in the manufacturing sector expanded in the first three quarters of 2021 by 6.3%, up from the 10.4% contraction in the same period in 2020 at constant 2018 prices. This was supported by strong growth of 18.3% in electrical equipment in the first three quarters of 2021, as compared to a contraction of 23.0% in the first three quarters of 2020, and a growth of 5.3% in the food manufacture subsector in the first three quarters of 2021, as compared to a contraction of 3.7% in the first three quarters of 2020. The manufacturing sector benefitted from the more risk-based approach to quarantine restrictions during the period as more sectors were allowed to operate, spurring economic activities.

The Electric Power Industry

The Republic’s electric power industry is comprised of four sectors: generation, transmission, distribution and supply.

In recent years, the Government has sought to implement measures designed to establish a more competitive power market. These measures include the planned privatization of at least 70% of the NPC-owned power generation facilities and Independent Power Producer Contracts (“IPP”), and the grant of a concession to operate transmission facilities. Through the Electric Power Industry Reform Act of 2001 (the “EPIRA”), the Government began to institute major reforms with the goal of fully privatizing all aspects of the power industry. The major aspects of the reforms include the (1) restructuring of the entire power industry to introduce competition in the generation sector, (2) change from government to private ownership, and (3) introduction of a stable regulatory framework for the electricity sector. The EPIRA also created PSALM, which is in the process of privatizing the remaining NPC power generation assets, and the National Transmission Corporation (“Transco”), which is wholly owned by PSALM and is the owner of the electrical transmission system of the government.

PSALM has been privatizing NPC’s generation assets through public bidding processes since the last quarter of 2003. PSALM successfully privatized the Government’s transmission business in 2009 and its operation and management was turned-over to the winning Concessionaire on January 15, 2009. As of September 30, 2021, a total of 37 generation assets, including 32 generating plants and five decommissioned plants had been successfully transferred to private owners, representing a total generation capacity of 5,251.43 MW. As of September 30, 2021, PSALM had also successfully transferred to private entities (known as IPP Administrators) the management and control of the energy output of power plants covered by six NPC IPP contracts totalling 3,355 MW. In 2014, PSALM was successful in privatizing a total of 295.25 MW contracted capacity covered by three IPP contracts and such capacities were transferred to the winning IPP Administrators (“IPPA”). However, these IPPA agreements were terminated in 2017 and 2019 due to contractual issues and only 40 MW remain privatized with one IPPA.

As of September 30, 2021, the successful privatization of the power plants, both operational and decommissioned, had generated an aggregate of ₱168.97 billion in proceeds, while the successful transfer of the six NPC Independent Power Producers contracts had generated ₱482.50 billion in proceeds. In addition, the successful privatization of the Transco business via concession had generated ₱260.54 billion in proceeds. In total, the proceeds from the privatization of power assets were approximately ₱912.01 billion. The privatization proceeds have been used and continue to be used to service the financial obligations of the NPC. Pursuant to the implementing rules and regulations of the EPIRA, PSALM plans to continue to privatize the Republic’s power generation assets.

As of September 30, 2021, PSALM’s indebtedness stood at ₱367.1 billion, and the projected shortfall of PSALM’s cash flow at the end of its corporate life in 2026 is expected to be approximately ₱380 billion. Under the EPIRA, upon the expiry of PSALM’s statutory mandate in 2026, its debts will be assumed by the Government.

The extension of the corporate life of PSALM beyond the mandated twenty-five (25) years provided in the EPIRA is being proposed in Congress under House Bill No. 10006 and Senate Bill No. 2374. House Bill 10006, which was filed on August 19, 2021, seeks to extend the corporate life of PSALM until June 26, 2076 or an additional fifty years. The proposed extension intends to allow more time for PSALM to manage its remaining contractual obligations, particularly those whose terms shall end beyond June 2026 and to complete its privatization and liability management mandates. PSALM is also necessary to be subsisting and operational during the rehabilitation of the Agus-Pulangi Hydroelectric Power Complexes, including the duration of any loan secured to fund the said rehabilitation. Furthermore, PSALM will be able to maximize and fully utilize the PHP208 billion which was allocated by Murang Kuryente Act to cover the NPC’s stranded contractual costs and stranded debts.

The abovementioned House Bill 10006 was referred to the Committee on Energy which conducted several hearings attended by the DOF, DOE, Governance Commission for GOCCs, PSALM and other invited stakeholders. As of September 30, 2021, a substitute House Bill on House Bill No. 10006 which proposes fifty-five (55) years corporate life for PSALM or an extension of thirty (30) years, has been approved at the committee level and will be submitted for Plenary deliberation at the House of Representatives.

Similarly, Senate Bill No. 2374, filed on August 31, 2021, proposes the extension of PSALM’s corporate life until June 26, 2076. Senate Bill No. 2374 was referred to the Committee on Government Corporation and Public Enterprises and Committee on Energy. As of September 30, 2021, no committee hearing has been conducted yet on Senate Bill No. 2374.

Service Sector

The service sector includes the transport, storage and communications; trade and repair of motor vehicles, motorcycles, personal and household goods; financial intermediation; real estate, renting and business activities; public administration and defense; compulsory social security; and other services subsectors. The service sector’s share to GDP is the largest at 60.7% in 2020, an increase from 59.3% in 2016.

The service sector grew by 7.5% in 2016, compared to growth of 6.9% recorded in 2015. The increased rate of growth was mainly the result of growth in the real estate, renting and business activities subsector of 8.9%, an increase from growth of 7.1% in 2015. This increase in growth in the real estate, renting and business activities subsector was largely driven by the growth in renting and other business activities, which grew from 9.6% in 2015 to 14.8% in 2016. Higher growth in the service sector was also driven by the public administration and defense; compulsory social security subsector and the trade and repair of motor vehicles, motorcycles and personal and household goods subsector, which grew by 7.1% and 7.6%, respectively, in 2016 compared to growth of 1.2% and 7.1%, respectively, in 2015. These trends were partially offset by a lower growth in the transport, storage and communications subsector of 5.3% in 2016, a decrease from 8.0% in 2015, mainly due to the slower growth in communication, which grew by 3.1% in 2016 compared to 7.8% in 2015. The other services subsector also experienced a slower growth during this period, with growth of 7.5% in 2016 from 8.3% in 2015.

The service sector grew by 6.8% in 2017, which was lower than the 7.5% growth recorded in 2016. The decreased rate of growth was largely due to the slower growth in trade and repair of motor vehicles, motorcycles, personal and household goods and real estate, renting and business activities subsectors, which grew by 7.3% and 7.4%, respectively, in 2017, compared to growth of 7.6% and 8.9%, respectively, in 2016. The lower growth in the trade and repair of motor vehicles, motorcycles, personal and household goods subsector was largely driven by the decreased growth in wholesale trade, which experienced growth of 7.8% in 2017 compared to growth of 10.3% in 2016. The lower rate of growth in the real estate, renting and business activities subsector was mainly due to the decreased rate of growth in renting and other business activities, which experienced a growth of 9.3% in 2017, compared to growth of 14.8% in 2016. These factors were partially offset by higher growth in the public administration and defense; compulsory social security subsector, which experienced growth of 7.8% in 2017 compared to growth of 7.1% in 2016.

The service sector grew by 6.8% in 2018, the same rate as the 6.8% growth recorded in 2017. This was primarily due to higher growth rates in public administration and defense; compulsory social security, transport, storage and communication, and other services from 8.7%, 4.0% and 6.4% , respectively, in 2017 to 15.2%, 5.4% and 7.7%, respectively, in 2018, being partially offset by lower growth rates in financial intermediation, real estate, renting and business activities, and trade and repair of motor vehicles, motorcycles, personal and household goods from 7.6%, 7.4% and 7.3%, respectively, in 2017 to 7.2%, 4.7% and 6.0%, respectively, in 2018.

The service sector grew by 7.1% in 2019, compared with growth of 6.8% in 2018. The higher growth was primarily a result of higher growth in the trade and repair of motor vehicles, motorcycles, personal and household goods subsector and the financial intermediation subsectors from 6.0% and 7.2% in 2018 to 8.0% and 10.4%, respectively, in 2019. These were partially offset by lower growth in the real estate, renting and business activities subsector, the public administration and defense, compulsory social security subsector, and the other services subsector, from 4.7%, 15.2% and 7.7% in 2018 to 3.7%, 10.3% and 6.1% in 2019, respectively.

The service sector contracted by 9.2% in 2020, compared to 7.2% growth recorded in 2019 at constant 2018 prices. The main contributor to the contraction in the 2020 was the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. This resulted in a 6.0% contraction in the wholesale and retail trade and repair of motor vehicles and motorcycles subsector as compared to 7.8% growth in 2019; a 30.9% contraction in the transportation and storage subsector as compared to 6.4% growth in 2019; and a 17.0% contraction in the real estate and ownership of dwellings subsector as compared to 4.1% growth in 2019, in each case, at constant 2018 prices.

The services sector grew by 8.2% in the first three quarters of 2021, up from the 10.6% contraction in the same period in 2020. This was primarily on the back of easing restrictions, as the government take a more risk-based approach and allowed more sectors to operate, such as public transportation. Growth in wholesale and retail trade; repair of motor vehicles and motorcycles accelerated to 6.4% from a 6.3% contraction. Meanwhile, transportation and storage rebounded to 14.8% in the first three quarters of 2021 from a contraction 29.5% in the same period in 2020.

The government has also implemented several measures to support the tourism industry. These include the strict implementation of minimum hygiene standards, information campaigns, efforts to standardize travel protocols across LGUs, cash assistance programs, intra and inter travel corridors, digital innovation through contact-tracing apps, and new products that cater to the “new normal” and sustainable growth.

Transport, Storage and Communications Subsector

The geographically diverse nature of the Philippines makes it important to have well developed road, air and sea transportation systems. The Government has encouraged the private sector to provide basic transportation services and strengthen inter-regional and urban links. The Government has expressed its commitment to prioritizing the acceleration of infrastructure development. The Government revisited the list of Infrastructure Flagship Projects (“IFPs”) to review and assess the projects based on the progress of implementation/ government approvals/ project development, and consider emerging priorities under the “new normal”. On April 14, 2021, the NEDA Board Committee on Infrastructure approved the revised list of IFPs, consisting of 112 projects. The NEDA Board confirmed approval of the revised list of IFPs on May 12, 2021. There are 76 transport projects in the May 12, 2021 iteration of the IFP. The Philippine road network is the most important transportation system in the nation. Traffic remains congested in the Manila metropolitan area, despite traffic management and various engineering measures. To ease traffic congestion, the Government has built and continues to promote alternative road networks and mass rapid urban-transit-rail.

Use of Philippine rail facilities has declined largely because of the outdated facilities of the Philippine National Railways. To promote the use of rail facilities, the Government approved several public transportation projects in 2017, including the construction of a 25.3 kilometers underground rail in Manila, a commuter rail from Manila to Laguna (with the latest configuration terminating in Calamba, Laguna), and two other railway projects.

Faced with historical shortages of telephone lines and long waits for basic telephone service, especially outside the Manila metropolitan area, the Government liberalized the telecommunications industry in 1993 to intensify competition with the goal of substantially increasing the number of telephone lines and interconnections. The Government has continued to implement programs designed to provide telephone and mobile services to underserved regions of the country.

As of October 31, 2021, eight international airports and 79 other facilities throughout the Republic helped meet the Republic’s air transport needs. The Government continues to construct, rehabilitate and upgrade airports to modernize air navigation and communications operations in the Republic, with more regional airports capable of accommodating night flights. In line with the Duterte administration’s Build program, 28 airport projects for construction, rehabilitation or upgrade are listed in the Department of Transportation’s priority agenda.

Open skies agreements generally allow operating and traffic rights to be granted to foreign air carriers without restrictions on capacity, frequency or type of aircraft. The United States and the Philippines do not have an open skies agreement in place. In February 2016, the Philippines ratified the ASEAN Open Skies agreement with other member nations of the ASEAN bloc. Manila was restricted from participation under the ASEAN Open Skies agreement due infrastructure concerns, including challenges in managing increased air traffic.

In 2017, the International Civil Aviation Organization (“ICAO”) performed safety oversight audits within the framework of its Universal Safety Oversight Audit Programme to determine the Republic’ safety capabilities and the status of implementation of all safety-relevant ICAO Standards and Recommended Practices, associated procedures, guidance material, and best safety practices. In June 2017, the Philippines received approval from the International Civil Aviation Organization, signaling that the country’s aviation sector is compliant with global standards in terms of air safety regulations.

In response to the COVID-19 pandemic, the Government placed restrictions on international flights from and to the Philippines and limited the number of international routes and flights each airline in the Philippines could operate. The Government has adopted a color-coding risk scheme for countries of origin through IATF Resolution No. 144-A to have a more targeted approach to restrictions.

Net Primary Income

Net primary income is a component of GNI but is not included in GDP. Net primary income is a significant factor in the Philippine economy, largely driven by OFW remittances. Net primary income includes estimates of the amount of compensation of OFWs, as well as investment income of OFWs from their properties. According to the latest figures from the PSA for years 2016, 2017, 2018, 2019 and 2020, net primary income accounted for 10.1%, 10.0%, 9.6%, 9.0% and 7.1% of GNI, respectively, at constant 2018 market prices.

In 2016, net primary income grew by 5.8%, compared to growth of 4.6% in 2015. This increase was mainly due to a contraction in outflows of 8.2% in 2016 due to a 8.2% decrease in property expense. This was partially offset by decreased growth in inflows arising from lower growth in property income of 24.2% in 2016 compared to 28.8% in 2015.

In 2017, net primary income grew by 5.9%, compared to growth of 5.8% in 2016. This increase was primarily due to an increase in inflows arising from increased growth of compensation, from a growth of 3.8% in 2016 to growth of 5.5% in 2017. This was partially offset by a reversal in the outflows arising from increased growth of property expense, from a contraction of 7.6% in 2016 to growth of 9.3% in 2017.

In 2018, net primary income grew by 4.3%, compared to growth of 5.9% in 2017. This decrease was primarily due to decreased growth in inflows arising from compensation of 5.5% in 2017 compared to growth of 4.0% in 2018. This was partially offset by increased growth in inflows arising from property income of 35.4% in 2017 to 42.3% in 2018.

In 2019, net primary income grew by 3.5%, compared with growth of 4.3% in 2018. This decrease in growth was primarily due to decreased growth in inflows arising from compensation of 4.0% in 2018 compared to growth of 1.7% in 2019 and decreased growth in inflows arising from property income from 42.3% in 2018 to 3.5% in 2019. This was partially offset by a reversal in the outflows arising from decreased growth of property expense, from growth of 15.2% in 2018 to a contraction of 11.6% in 2019.

In 2020, net primary income contracted by 30.1%, compared to a 1.6% contraction in 2019, based on constant 2018 market prices. This higher contraction was primarily due to a 29.3% decrease in inflows arising from compensation in 2020 from growth of 2.4% in 2019. This was partially offset by a 38.3% decrease in outflows arising from compensation in 2020 from growth of 100.3% in 2019.

In the first nine months of 2021, according to preliminary data, net primary income contracted by 19.1% compared to a 33.6% decline in the same period last year, based on constant 2018 market prices. This contraction was primarily due to the decline of 27.6% in the inflow arising from direct investment in the first nine months of 2021 from a 60.7% contraction in the first nine months of 2020, which in turn slightly offset the growth of total inflows arising from compensation of 3.5% in the first nine months of 2021.

Prices, Employment and Wages

Inflation

The Philippines reports inflation as the annual percentage change in the consumer price index (“CPI”), which measures the average price of a standard “basket” of goods and services used by a typical consumer. The NSO conducts a nationwide Family Income and Expenditure Survey every three years. Family Income and Expenditure Survey 2018 was released in February 2020. As such, the PSA is currently in the process of rebasing the CPI to base year 2018. In March 2018, the 2012 CPI basket was released. The Government stopped reporting inflation figures based on the 2006 CPI basket in June 2018.

The following table sets out the principal components of the 2012 CPI basket and their weights.

Category	2012 CPI Basket
Food and non-alcoholic beverages, total	38.34%
Rice	9.59%
Alcoholic beverages and tobacco, total	1.58%
Non-food, total	60.08%
Clothing and footwear	2.93%
Housing, water, electricity, gas and other fuels	22.04%
Furnishings, household equipment and routine maintenance of the house	2.95%
Health	3.89%
Transport	8.06%
Communication	2.93%
Recreation and culture	1.41%
Education	3.28%
Restaurants and miscellaneous goods and services	12.59%

The following table sets out the CPI and inflation rate (based on the 2012 CPI basket).

Changes in Consumer Price Index

	2016	2017	2018	2019	2020	2021(1)
Consumer price index (2012 CPI basket)	108.4	111.5	117.3	120.2	123.3	130.4
Inflation rate (2012 CPI basket)	1.3%	2.9%	5.2%	2.5%	2.6	4.2%

Source: Bangko Sentral; Philippine Statistics Authority.

Note:

(1)	Based on preliminary data as of November 30, 2021.

Consumer Price Index

The average inflation rate for 2016 was 1.3%, higher than the average inflation rate of 0.7% in 2015. The higher annual average rate of inflation in 2016 was mainly due to the higher rate of average inflation for alcoholic beverages and tobacco of 4.6% in 2016 compared to 3.0% in 2015. Additionally, the price index for restaurant and miscellaneous goods and services had average inflation of 1.7% in 2016 compared to 1.4% in 2015. These factors were partially offset by education, which experienced a lower average inflation rate of 3.0% in 2016 compared with 3.8% in 2015.

The average inflation rate for 2017 was 2.9%, higher than the 1.3% average inflation rate in 2016. The higher rate of inflation in 2017 was mainly due to higher growth in the price indices of all commodity groups except for education.

The average inflation rate for 2018 was 5.2%, higher than the 2.9% average inflation rate in 2017. The higher rate of inflation in 2018 was due to higher growth in the price indices of all commodity groups except for clothing and footwear, communication and education. The price index for clothing and footwear recorded an average inflation of 2.4% in both 2017 and 2018. The price index for education recorded an average deflation of 0.8 in 2018, compared to an average inflation of 2.5 in 2017.

The average inflation rate for 2019 was 2.5%, lower than the 5.2% average inflation in 2018. The lower rate of inflation in 2019 was due mainly to decreases in the price indices of food and non-alcoholic beverages, alcoholic beverages and tobacco, housing, water, electricity, gas, and other fuels, transportation, restaurant and miscellaneous goods and services.

The average inflation rate for 2020 was 2.6%, higher than the average inflation rate of 2.5% in 2019. The higher rate of inflation in 2020 was due mainly to higher growth in the price indices of food and non-alcoholic beverages at 2.7% in 2020 as compared to 2.1% in 2019. This effect was partially offset by lower growth in the price indices of housing, water, electricity, gas, and other fuels at 0.9% in 2020 and restaurants and miscellaneous goods and services at 2.4% in 2020 as compared to 2.4% and 3.4%, respectively, in 2019.

In the first eleven months of 2021, the average inflation rate was 4.2%, higher than the average inflation rate of 3.3% for the same period in 2020. The higher rate of inflation in the first eleven months of 2021 was due mainly to the following:

Year-to-date Inflation Rate (year-on-year)	2020	2021
Food	2.7%	3.9%
Transport	3.2%	8.8%
Housing, water, electricity, gas and other fuels	0.9%	4.6%

Source: Bangko Sentral; Philippine Statistics Authority.

On the other hand, higher inflation rates for November 2021 were driven by the following:

November Inflation Rate (year-on-year)	2020	2021
All items	3.3%	4.2%
Recreation and culture	-0.6%	1.0%
Transport	7.6%	8.8%
Housing and utilities	0.8%	4.6%

Source: Bangko Sentral; Philippine Statistics Authority.

Producer Price Index

In 2016, the producer price index recorded an average deflation of 4.9%, a lower rate of deflation than the average deflation rate of 6.7% recorded in 2015. The price indices for petroleum products, wood and wood products, electrical machinery and furniture and fixtures contracted by 10.5%, 2.7%, 3.9% and 17.3%, respectively, in 2016, compared to a contraction of 19.8%, 18.7, 15.8% and 85.2%, respectively, in 2015. The price indices for footwear and wearing apparel, leather products, publishing and printing, rubber and plastic products, basic metals and transport equipment also recorded contractions during 2016.

In 2017, the producer price index recorded average deflation of 0.9%, a lower rate of deflation than the average deflation of 4.9% recorded in 2016. The price indices for petroleum products, iron and steel, basic metals, machinery excluding electrical and non-ferrous metals, posted average inflation of 15.4%, 7.8%, 3.7% and deflation of 2.6% and 0.2%, respectively, in 2017, compared to deflation of 10.5%, 4.8%, 8.2%, 16.3% and 12.1%, respectively, in 2016. The price indices for fabricated metals, cement, leather products and non-metallic mineral products contracted by 38.1%, 15.4%, 16.3% and 6.4%, respectively, in 2017, compared to deflation of 6.3%, inflation of 1.8%, deflation of 3.8% and inflation of 2.6%, respectively, in 2016. The price indices for food manufacturing, beverages, textiles, furniture and fixtures, paper and paper products, chemical products (excluding plastic products), miscellaneous metallic mineral products and miscellaneous manufacturing also recorded contractions in 2017.

In 2018, the producer price index recorded average inflation of 0.7%, a reversal from the average deflation of 0.9% recorded in 2017. The price indices for beverages, tobacco and non-metallic mineral products posted average inflation of 14.7%, 41.1% and 7.7% in 2018, respectively, compared to an average deflation of 1.0%, an average inflation of 8.9% and an average deflation of 6.4% in 2017, respectively. The price indices for leather products, furniture and fixtures and fabricated metals posted average deflation of 8.7%, 4.6% and 8.3% in 2018, respectively, compared to an average deflation of 16.3%, 20.2% and 38.1% in 2017, respectively.

In 2019, the producer price index recorded average inflation of 1.6%, an increase from the average inflation of 0.7% recorded in 2018. This was primarily due to increases in the producer price indices for furniture and fixtures, which posted an average inflation of 58.0% in 2019, marking a significant reversal from average deflation of 5.5% in 2018. Producer price indices for rubber and plastic products and for rubber products likewise increased, from average deflation of 4.5% and 0.9%, respectively, in 2018 to an average inflation of 4.5% and 3.5%, respectively, in 2019.

In 2020, the producer price index recorded average deflation of 4.0%, compared to average inflation of 1.6% recorded in 2019, based on the 2000 PPI basket. This was primarily due to a decrease in the producer price index for paper and paper products from an average inflation of less than 0.1% in 2019 to an average deflation of 9.6%, respectively, in 2020, based on the 2000 PPI basket. The producer price indices for most other major industry groups likewise decreased during this period.

In January 2021, the 2018 PPI basket was released. The PSA rebased 2019 and 2020 PPI to base year 2018. The Government stopped reporting inflation figures based on the 2000 PPI basket in January 2021.

The producer price index as of October 30, 2021 was 92.2 as compared to 92.1 as of October 30, 2020 and 92.7 as of December 30, 2020, based on the 2018 PPI basket. The full year PPI year-on-year growth rate (2018=100) for 2019 and 2020 are 0.1% and negative 4.6% respectively.

In the first nine months of 2021, the producer price index recorded average deflation of 2.8%, slightly better than the deflation of 4.7% in 2020 for the same period. Commodities with negative inflation for January to October 2021 are the following:

Year-to-date Inflation Rate (year-on-year)	2020	2021
Manufacture of computer, electronic and optical products	(3.1)%	(16.4)%
Printing and reproduction of recorded media	4.1%	(1.5)%
Manufacture of machinery and equipment except electrical	(0.7)%	(1.5)%

Source: Bangko Sentral; Philippine Statistics Authority.

On the other hand, the deflation in October 2021 PPI was driven by the following:

October Inflation Rate (year-on-year)	2020	2021
All Manufacturing	(4.6)%	0.1%
Manufacture of textiles	(2.1)%	4.4%
Manufacture of coke and refined petroleum products	(28.8)%	19.6%

Source: Bangko Sentral; Philippine Statistics Authority.

Most major industry groups recorded either deflation or unchanged growth.

Employment and Wages

The following table presents selected employment estimates for various sectors of the economy.

	Selected Employment Information
	2016	2017	2018(1)	2019(2)	2020(3)	2021(4)

	(all figures in percentages except as indicated)
Employed persons (in thousands)(5)	40,998	40,334	41,157	41,961	39,837	43,826
Unemployment rate	5.4	5.7	5.3	5.1	10.3	8.1
Employment share by sector:
Agriculture, hunting, forestry and fishing sector	27.0	25.4	24.3	22.2	24.8	24.5
Industry sector
Mining and quarrying	0.5	0.5	0.5	0.4	0.5	0.4
Manufacturing	8.3	8.6	8.8	8.7	8.1	7.6
Construction	8.2	8.8	9.4	9.8	9.4	10.0
Water supply, sewerage, waste management and remediation activities	0.2	0.2	0.1	0.2	0.1	0.2
Electricity, gas, steam and air conditioning supply	0.2	0.2	0.2	0.2	0.2	0.2

Total industry sector	17.5	18.3	19.1	19.3	18.3	18.3
Service sector
Transport and storage	7.4	7.8	7.8	8.2	7.4	7.1
Wholesale and retail trade; repair of motor vehicles and motorcycles	19.6	19.6	19.4	20.0	20.5	21.1
Finance and housing(6)	7.1	7.7	8.0	8.5	8.4	8.0
Other services(7)	21.5	21.3	21.4	21.9	20.6	21.0

Total service sector	55.6	56.3	56.6	58.4	56.9	57.2

Total employed	100.0	100.0	100.0	100.0	100.0	100.0

Sources: Philippine Statistics Authority; Annual Labor and Employment Status; Labor Force Survey.

Notes:

(1)	Annual estimates were based on the final results of the 2018 Labor Force Survey.

(2)	Annual estimates were based on the final results of the 2019 Labor Force Survey.
(3)	Annual estimates were based on the final results of the October 2020 Labor Force Survey.
(4)	Preliminary results as of October 2021 based on the 2021 Annual Estimates of Labor Force Survey October rounds.
(5)	Does not include OFWs.
(6)	Sum of financial and insurance activities, real estate activities and public administration and defense; compulsory social security subsectors.
(7)	Sum of all other service sectors excluding transport and storage, wholesale and retail trade; repair of motor vehicles and motorcycles, finance and housing.

Regional tripartite bodies consisting of representatives of Government, businesses and workers establish minimum wage adjustments, which vary based on region and industry. Under Philippine law, minimum wage adjustments may only be increased once in any 12-month period. However, petitions for a minimum wage increase may be entertained when there is a supervening condition, such as an extraordinary increase in the prices of petroleum products and/or basic goods and services. The minimum wages for workers in Metro Manila and the surrounding areas are the highest in the country. In 2019, the minimum wage for non-agricultural workers in the Republic’s Manila metropolitan area, which includes Metro Manila, was ₱537 per day, while for agricultural workers, the minimum wage was ₱500 per day. In other regions of the Republic, the minimum wage for non-agricultural workers ranges from ₱280 to ₱400 per day, while for agricultural workers the minimum wage ranges from ₱270 to ₱391 per day.

The Government defines unemployment to include all persons at least 15 years old without work who are seeking work and are also immediately available for work (excluding, for example, students seeking work who would not be able to immediately take on new employment). A person may still be considered unemployed despite not seeking work if he/she did not look for work due to any of the following reasons: (a) tired/believe no work is available, (b) awaiting results of previous job application, (c) temporary illness/disability, (d) bad weather, or (e) waiting for rehire/job recall.

In 2016, the total number of employed persons in the Republic, excluding OFWs, was estimated at 41.0 million people. The average rate of unemployment rate was 5.4%, a decrease from the 6.3% rate recorded in 2015. Both the average rate of labor force participation and the average rate of underemployment experienced a small decrease, from 63.7% and 18.5%, respectively, in 2015 to 63.5% and 18.3%, respectively, in 2016. As in previous years, workers in the Republic were employed primarily in the service sector, representing 55.6% of the total employed population in the Republic. Workers in other services comprised 21.5% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.6% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 27.0% and 17.5%, respectively, of the total employed in 2016.

In 2017, the total number of employed persons in the Republic, excluding OFWs, was estimated at 40.3 million people. The unemployment rate was 5.7%, an increase from the 5.5% rate recorded as of the end of 2016. Both the rate of labor force participation and the rate of underemployment experienced a decrease, from 63.4% and 18.3%, respectively, as of the end of 2016 to 61.2% and 16.1%, respectively, as of the end of 2017. As in previous years, workers in the Republic were employed primarily in the service sector, representing 56.3% of the total employed population in the Republic. Workers in other services comprised 21.3% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.6% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 25.4% and 18.3%, respectively, of the total employed as of the end of 2017.

In 2018, the total number of employed persons in the Republic, excluding OFWs, was estimated at 41.2 million people. The unemployment rate was 5.3%, a decrease from the 5.7% rate recorded as of the end of 2017. The rate of labor force participation and the rate of underemployment were 60.9% and 16.4% in 2018, respectively, representing a decrease from the 61.2% and an increase from the 16.1% in 2017, respectively. As in previous years, workers in the Republic were employed primarily in the service sector, representing 56.6% of the total employed population in the Republic. Workers in other services comprised 21.4% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.4% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 24.3% and 19.1%, respectively, of the total employed in 2018.

In 2019, the total number of employed persons in the Republic, excluding OFWs, was estimated at 42.4 million people. The unemployment rate was 5.1%, a decrease from the 5.3% rate recorded as of the end of 2018. The rate of labor force participation and the rate of underemployment were 61.3% and 14.0% in 2019, respectively, representing an increase from the 60.9% and a decrease from the 16.4% in 2018, respectively. As in previous years, workers in the Republic were employed primarily in the service sector, representing 58.0% of the total employed population in the Republic, of which workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.9% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 22.9% and 19.1%, respectively, of the total employed in 2019.

In October 2020, the total number of employed persons in the Republic, excluding OFWs, was estimated at 39.8 million. The unemployment rate was 8.7% in October 2020, higher than the 4.6% recorded in October 2019. The labor force participation rate was 58.7% in October 2020, lower than the 61.4% recorded in October 2019. In October 2020, workers in the Republic were primarily employed in the service sector, representing 57.2% of the total employed population in the Republic, of which workers in the wholesale and retail trade and repair of motor vehicles and motorcycles comprised 21.0% of the total employed. Workers in the agriculture, hunting, forestry and fishing sector and the industry sector comprised 24.5% and 18.3% of the total employed in October 2020, compared to 22.8% and 19.1% in October 2019, respectively.

In February 2021, the total number of employed persons in the Republic, excluding OFWs, was estimated at 43.2 million. The unemployment rate was 8.8% in February 2021, higher than the 5.3% recorded in January 2020. The labor force participation rate was 63.5% in February 2021, lower than the 61.7% recorded in January 2020. In February 2021, workers in the Republic were primarily employed in the service sector, representing 58.4% of the total employed population in the Republic, of which workers in the wholesale and retail trade and repair of motor vehicles and motorcycles comprised 22.3% of the total employed. Workers in the agriculture, hunting, forestry and fishing sector and the industry sector comprised 23.9% and 17.7% of the total employed in February 2021, compared to 22.6% and 18.8% in January 2020, respectively.

In October 2021, the total number of employed persons in the Republic, excluding OFWs, was estimated at 43.8 million. The unemployment rate was 7.4% in October 2021, lower than the 8.9% unemployment rate recorded in September 2021. The labor force participation rate was 62.6% in October 2021, lower than the 63.3% recorded in September 2021. In October 2021, workers in the Republic were primarily employed in the service sector, representing 57.2% of the total employed population in the Republic, of which workers in the wholesale and retail trade and repair of motor vehicles and motorcycles comprised 21.1% of the total employed. Workers in the agriculture, hunting, forestry and fishing sector and the industry sector comprised 24.5% and 18.3%, respectively, of the total employed in October 2021, compared to 24.5% and 18.3% in October 2020, respectively.

The following table presents employment information in the Republic by gender and age group:

	Percentage Distribution of Household Population 15 Years Old and over by Employment Status, by Age Group
	October 2019	October 2020(1)	September 2021(2)
Age Group	Unemployed	Unemployed	Unemployed

	(all figures in percentages except as indicated)
Both sexes 15 – 24	46.8	34.7	29.9
25 – 34	29.1	32.8	35.0
35 – 44	11.9	15.1	14.8
45 – 54	7.4	10.1	11.7
55 – 64	4.2	6.2	7.7
65 and over	0.7	1.1	1.0
Not reported	0.0	0.0	0.0
Total for all ages	100.0	100.0	100.0

Source: Philippine Statistics Authority; October 2020 and September 2021 Labor Force Survey.

Notes:

(1)	Preliminary data for the 10 months ended October 31, 2020.
(2)	Preliminary data for the four months ended September 30, 2021.

As of September 2021, 29.9% of the total unemployed population consisted of young people aged 15 to 24 years old, lower than the 34.7% recorded as of October 2020. In terms of gender, the female population represented 39.0% and 38.9% of the employed and unemployed workforce, respectively, as of July 2020, whereas the male population represented 62.0% and 61.4% of the employed and unemployed workforce, respectively, in October 2020.

The PSA publishes statistics on poverty in the Republic measured in terms of a Government-determined per capita poverty threshold, which is the minimum income required for a family or individual to meet basic food and non-food requirements and a per capita subsistence threshold, which is the minimum income required for a family or individual to meet basic food requirements. According to the PSA, the proportion of families with per capita income below the per capita poverty threshold increased from 19.7% in 2012 to 18.0% in 2015, then decreased to 12.1% in 2018. The proportion of families with per capita income below the per capita subsistence threshold decreased from 7.5% in 2012 to 6.5% in 2015, then decreased to 3.4% in 2018. Economic growth and broad-based reforms were among the factors contributing to the decrease of the proportion of families and individuals in the Republic with income levels falling below the poverty or subsistence thresholds during 2018, as compared to 2015.

Overseas Employment

OFW remittances are a significant source of income for the Philippine economy. The Republic accounts for estimates of the amount of compensation of OFWs as well as investment income of OFWs from their properties as net primary income, and net primary income accounted for 16.9%, 16.7%, 16.6%, 16.4%, 16.6% and 9.0% of GNI in 2015, 2016, 2017, 2018, 2019 and the first six months of 2020, respectively, according to the latest figures from the PSA. Cash inflows from overseas OFWs decreased by 2.6% to $19.28 billion in the first eight months of 2020 as compared to $19.81 billion in the first eight months of 2019. However, cash inflows from overseas OFWs increased by 4.1% to $30.13 billion in 2019 against $28.94 billion in 2018.

According to the PSA’s 2019 Survey on Overseas Filipinos, there were approximately 2.2 million OFWs, approximately 44.0% of which were males and 56.0% of which were females.

The following table presents the geographical distribution of OFWs.

	Geographical Distribution of OFWs
	By Place of Work as of 2019(1)	Total Cash Remittances for the six months ended June 30, 2019(2)	Average Cash Remittance per OFW for the six months ended June 30, 2019(2)
	(in percentages)	(₱ in millions)	(₱ in thousands)
Africa	1.0	1,988	102
Asia	81.1	115,925	73
East Asia(3)	21.7	31,979	76
Southeast and South-Central Asia(4)	8.0	11,530	74
Western Asia(5)	51.4	72,415	71
Australia	2.1	5,306	153
Europe	7.7	20,749	138
North and South America	8.1	13,972	102

Total	100.0	273,864	788

Source: Philippine Statistics Authority—2019 Survey on Overseas Filipinos.

Notes:

(1)	Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2019 to September 30, 2019.
(2)

Estimates cover remittances during six months prior to survey of overseas Filipinos whose departure occurred within the last five years ended September 2019 and who are working or had worked abroad during the six months from April 1, 2019 to September 30, 2019.

(3)	Includes Hong Kong, Japan, Taiwan, the People’s Republic of China and South Korea, among others.
(4)	Includes Malaysia, Singapore, Brunei, Cambodia and Indonesia, among others.
(5)	Includes Kuwait, Qatar, Saudi Arabia, United Arab Emirates, Bahrain, Israel, Lebanon and Jordan, among others.

The following table presents the occupational distribution of OFWs.

	Occupational Distribution of OFWs
	By Occupation as of 2019(1)	Total Cash Remittances for the six months ended September 30, 2019(2)	Average Cash Remittance per OFW for the six months ended September 30, 2019(2)
	(in percentages)	(₱ in millions)	(₱ in thousands)
Managers	1.1	1,014	79
Professionals	8.5	18,626	118
Technicians and associate professionals	8.7	23,995	142
Clerical support workers	3.4	4,778	75
Service and sales workers	17.5	24,529	71
Skilled agricultural forestry and fishery workers	0.8	1,148	63
Craft and related trades workers	8.1	16,868	101
Plant and machine operators and assemblers	12.2	24,175	104
Elementary occupations	39.6	42,808	56

Total	100.0	157,939	809

Source: Philippine Statistics Authority—2019 Survey on Overseas Filipinos.

Notes:

(1)

Estimates cover overseas Filipinos whose departure occurred within the last five years ended September 2019 and who are working or had worked abroad during the six months from April 1, 2019 to September 30, 2019.

(2)

Estimates cover remittances during six months prior to survey of overseas Filipinos whose departure occurred within the last five years ended September 2019 and who are working or had worked abroad during the six months from April 1, 2019 to September 30, 2019.

The following table presents the gender and age distribution of OFWs.

	Age Distribution of OFWs(1)
Age Group	Both Sexes	Male	Female

	(%)
15 – 24	6.1	5.4	6.7
25 – 29	20.7	19.1	21.9
30 – 34	22.6	19.5	25.0
35 – 39	18.7	17.9	19.3
40 – 44	14.0	16.2	12.3
45 and over	17.9	21.9	14.7
Total for all ages	100.0	100.0	100.0

Source: Philippine Statistics Authority—2019 Survey on Overseas Filipinos.

Note:

(1)	Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2019 to September 30, 2019.

As a result of the economic effects of the global COVID-19 pandemic, the Government estimates that over 100,000 OFWs had lost their overseas employment by April 30, 2020. In response, the Government implemented the COVID-19 Adjustment Measures Program, a cash assistance program entitling OFWs to receive a one-time cash transfer in the amount of ₱10,000 or $200 to ameliorate the economic effects of the COVID-19 pandemic. This program is available to OFWs who lose their overseas employment, contract COVID-19, or who are unable to return to their overseas employment country due to lockdown or border control measures. As of April 30, 2020, over 230,000 OFWs had requested assistance under the COVID-19 Adjustment Measures Program.

Despite the recent challenges posed by the COVID-19 pandemic, demand for Filipino workers abroad is expected to remain strong in the medium to long terms, especially for those in the healthcare and information technology sectors. Specifically, demand for doctors, nurses, radiologists, psychologists, and occupational therapists is expected to be high in Europe, while demand for IT-skilled workers and construction workers are expected to be high in both Europe and the Americas, particularly Guam, in the medium to long terms.

Social Security System and Government Service Insurance System

The Republic does not pay any unemployment compensation or make any general welfare payments other than through the Social Security System and the Government Service Insurance System. The Social Security System provides private sector employees, including self-employed persons and their families, with protection against decreases in income due to disability, sickness, old age and death. Monthly contributions by covered employees and their employers, and investment income of the Social Security System, fund the system. The Social Security System invests its funds in Government securities and in domestic equity securities.

The Government Service Insurance System administers social security benefits for Government employees, including retirement benefits, life insurance, medical care and sickness and disability benefits. It also administers the self-insurance program for Government properties, such as buildings and equipment. The Government Service Insurance System also oversees loan programs, including housing loans for Government employees. Monthly contributions by covered employees and their employers fund the system. Government agencies must include in their annual appropriations the amounts needed to cover their share of the contributions and any additional premium required based on the hazardous nature of the work. The Government Service Insurance System invests its funds in a manner similar to the Social Security System.

National Savings

The following table sets out gross savings and gross domestic savings as a percentage of GDP.

	National Savings
Item	2017	2018	2019	2020
Gross savings (% of GDP)	35.5%	33.8%	31.8%	24.9%
Gross domestic savings (% of GDP)	16.5%	15.4%	14.3%	9.6%

Source: World Bank national accounts data; OECD national accounts data.

Balance of Payments

Overview

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current account and the capital and financial account. The current account tracks a country’s trade-in-goods, services, income and current transfer transactions. The capital and financial account includes the capital account, which covers all transactions involving capital transfers and acquisition or disposal of non-produced, non-financial assets, and the financial account, which covers all transactions associated with changes of ownership in the foreign financial assets and liabilities of an economy. A balance of payments surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. A balance of payments deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency.

Revisions

The balance of payments statistics released by Bangko Sentral are based on the trade-in-goods statistics compiled by the NSO. However, for purposes of inclusion in the overall balance of payments, the trade-in-goods statistics reported by the NSO are adjusted by Bangko Sentral to exclude temporary exports and imports and returned goods. In March 2013, Bangko Sentral adopted the IMF’s BPM6 framework covering balance of payments statistics for 2011 onwards, pursuant to which the property income and expense accounts have been revised. Concurrently with the releases of the latest balance of payments data, Bangko Sentral often releases revisions to the balance of payments data previously reported adjusting for any updated data received from various departments and any change in reporting methodology. The balance of payments data presented below reflects the latest data published by Bangko Sentral as of the date of this prospectus.

The following table sets out balance of payments of the Republic for the periods indicated.

	Balance of Payments
	2016	2017	2018	2019	2020	2021(1)

	($ in millions)
Current account(2)	(1,199)	(2,143)	(8,877)	(3,047)	11,088	(2,633)
Exports	108,905	124,126	129,980	136,889	119,744	95,794
Imports	110,104	126,269	138,857	139,936	108,656	98,427
Goods, Services, and Primary Income	(25,926)	(28,295)	(35,695)	(30,996)	(16,424)	(16,424)
Total exports	83,494	97,229	102,373	108,143	91,356	91,356
Total imports	109,420	125,525	138,068	139,139	107,781	107,781
Goods and Services	(28,506)	(31,522)	(39,364)	(36,272)	(20,680)	(20,680)
Exports	73,938	86,646	90,374	94,741	79,762	79,762
Imports	102,444	118,168	129,738	131,013	100,442	100,442
Goods	(35,549)	(40,215)	(50,972)	(49,312)	(33,766)	(33,766)
Exports	42,734	51,814	51,977	53,477	48,219	40,555
Imports	78,283	92,029	102,949	102,789	81,985	77,177
Services	7,043	8,693	11,608	13,039	13,087	9,954
Exports	31,204	34,832	38,397	41,264	31,544	23,921
Imports	24,160	26,139	26,789	28,225	18,457	13,967
Primary Income	2,579	3,226	3,669	5,276	4,255	2,396
Receipts	9,556	10,583	11,999	13,402	11,594	8,943
Payments	6,977	7,357	8,330	8,125	7,339	6,547
Secondary Income	24,728	26,153	26,818	27,949	27,513	21,639
Receipts	25,411	26,897	27,607	28,746	28,388	22,375
Payments	684	745	788	797	875	737
Capital account(2)	62	69	65	127	88	45
Receipts	77	103	103	147	114	70
Payments	15	34	38	20	25	14
Financial account(3)	175	2,798	(9,332)	(8,034)	(7,040)	(762)
Net acquisition of financial assets(4)	5,658	6,717	7,522	7,297	13,144	8,204
Net incurrence of liabilities(4)	5,483	9,515	16,855	15,331	20,184	8,965
Direct investment	(5,883)	(6,952)	(5,833)	(5,320)	(3,060)	(5,806)
Net acquisition of financial assets(4)	2,397	3,305	4,116	3,351	3,525	1,482
Net incurrence of liabilities(4)	8,280	10,256	9,949	8,671	6,586	7,288
Portfolio investment	1,480	2,454	1,448	(2,474)	(1,784)	(7,152)
Net acquisition of financial assets(4)	1,216	1,658	4,740	2,402	6,462	5,907
Net incurrence of liabilities(4)	(264)	(796)	3,292	4,876	8,246	(1,245)
Financial derivatives	(32)	(51)	(53)	(173)	(199)	(408)
Net acquisition of financial assets(4)	(701)	(503)	(679)	(874)	(796)	(829)
Net incurrence of liabilities(4)	(669)	(453)	(626)	(701)	(597)	(421)
Other investment	4,610	1,750	(4,894)	(67)	1,996	(1,700)
Net acquisition of financial assets(4)	2,746	2,257	(654)	2,417	3,953	1,643
Net incurrence of liabilities(4)	(1,864)	508	4,240	2,484	5,949	3,343
Net unclassified items(5)	274	(1,588)	(2,826)	2729	(2,195)	1,150
Overall balance of payments position(6)	(1,038)	(863)	(2,306)	7,843	16,022	(665)

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1) Preliminary data for the nine months ended September 30, 2021.
(2) Balances in the current and capital accounts are derived by deducting debit entries from credit entries.
(3) Balances in the financial account are derived by deducting net incurrence of liabilities from net acquisition of financial assets.
(4) Negative values of Net Acquisition of Financial Assets indicate withdrawal/disposal of financial assets; negative values of Net Incurrence of Liabilities indicate repayment of liabilities.

(5)   Net unclassified items is an offsetting account to the overstatement or understatement in either receipts or payments of the recorded balance of payments components relative to the overall balance of payments position.

(6)   The overall balance of payments position is calculated as the change in the country’s net international reserves, less non-economic transactions (revaluation and gold monetization/demonetization). Alternatively, it can be derived by adding the current and capital account balances less financial account plus net unclassified items.

Overall Balance of Payments Performance

In 2016, the overall balance of payments position of the Republic recorded a deficit of $1.0 billion, which was a reversal from the $2.6 billion surplus recorded in 2015. The reversal was primarily the result of a deficit in the current account, which was partially offset by decreased net outflows in the financial account. The current account recorded a deficit of $1.2 billion in 2016, representing a reversal from the surplus of $7.3 billion in 2015. The financial account recorded net outflows of $175 million in 2016, representing a decrease from net outflows of $2.3 billion in 2015.

In 2017, the overall balance of payments position of the Republic recorded a deficit of $863 million compared to the $1.0 billion deficit recorded in 2016. The change was primarily the result of increased deficit in the current account, which was partially offset by a reversal in the financial account from net outflows to net inflows. The current account recorded a deficit of $2.1 billion in 2017, representing an increase of 78.7% from the deficit of $1.2 billion in 2016. The financial account recorded net inflows of $2.8 billion in 2017, representing a reversal from the net outflows of $175 million in 2016.

In 2018, the overall balance of payments position of the Republic recorded a deficit of $2.3 billion compared to the $863 million deficit recorded in 2017. The change was primarily the result of increased deficit in the current account, which was partially offset by increased net inflows in the financial account. The current account recorded a deficit of $8.7 billion in 2018, representing a significant increase from the deficit of $2.1 billion in 2017. The financial account recorded net inflows of $8.6 billion in 2018, representing a significant increase from the net inflows of $2.8 billion in 2017.

In 2019, the overall balance of payments position of the Republic recorded a surplus of $7.8 billion, compared to a deficit of $2.3 billion recorded in 2018. The reversal was primarily the result of a decreased deficit in the current account and decreased net inflow in the financial account. The current account recorded a deficit of $3.0 billion in 2019, representing a 65.7% decrease from the deficit of $8.9 billion recorded in 2018. The financial account recorded a net inflow of $8.0 billion in 2019, representing a 13.9% decrease from the net inflow of $9.3 billion recorded in 2018.

In 2020, according to preliminary data, the overall balance of payments position of the Republic recorded a surplus of $16.0 billion compared to the $7.8 billion surplus recorded in 2019. The change was primarily the result of a net inflow in the current account, which recorded a surplus of $11.0 billion in 2020, as compared to a deficit of $3.0 billion in 2019. This was partially offset by a lower net outflow in the financial account, which recorded net outflows of $7.0 billion in 2020, as compared to net outflows of $8.0 billion in 2019.

In the first nine months of 2021, according to preliminary data, the overall balance of payments position of the Republic recorded a deficit of $0.7 billion compared to the $6.9 billion surplus in the first nine months of 2020. The change was primarily the result of increased deficit in the current account and an increased net outflow in the financial account. The current account recorded a deficit of $2.6 billion in the first nine months of 2021, as compared to a surplus of $7.8 billion in the first nine months of 2020. The financial account recorded a net outflow of $0.8 billion in the first nine months of 2021, representing a 352.1% increase from the net outflow of $0.3 billion recorded in the first nine months of 2020.

Current Account

In 2016, the current account recorded a deficit of $1.2 billion, compared to a surplus of $7.3 billion recorded in 2015. The reversal from surplus to deficit was primarily the result of a higher trade-in-goods deficit of $35.5 billion in 2016, representing an increase of 52.5% over the trade-in-goods deficit of $23.3 billion in 2015. Partially offsetting the increase in trade-in-goods deficit were an increased secondary income surplus and a higher surplus in trade-in-services. The secondary income surplus increased to $25.0 billion in 2016, 6.3% higher than the $23.3 billion surplus recorded in 2015. The trade-in-services surplus also increased to $7.0 billion in 2016, 23.4% higher than the $5.5 billion surplus recorded in 2015. Overall, current account exports increased by 2.9% to $108.9 billion in 2016 from $105.9 billion in 2015, while current account imports increased by 11.7% to $110.1 billion in 2016 from $98.6 billion in 2015.

In 2017, the current account recorded a deficit of $2.1 billion, compared to a deficit of $1.2 billion recorded in 2016. The increase in the current account deficit was primarily the result of a higher trade-in-goods deficit of $40.2 billion in 2017, representing an increase of 13.1% over the trade-in-goods deficit of $35.5 billion in 2016. Partially offsetting the increase in trade-in-goods deficit were an increased secondary income surplus and a higher surplus in trade-in-services. The secondary income surplus increased to $26.2 billion in 2017, 5.8% higher than the $24.7 billion surplus recorded in 2016. The trade-in-services surplus also increased to $8.7 billion in 2017, 23.4% higher than the $7.0 surplus recorded in 2016. Overall, current account exports increased by 14.0% to $124.1 billion in 2017 from $108.9 billion in 2016, while current account imports increased by 14.7% to $126.3 billion in 2017 from $110.1 billion in 2016.

In 2018, the current account recorded a deficit of $8.7 billion, compared to a deficit of $2.1 billion recorded in 2017. The increase in the current account deficit was primarily the result of a higher trade-in-goods deficit of $51.0 billion in 2018, representing an increase of 26.8% over the trade-in-goods deficit of $40.2 billion in 2017. The higher trade-in-goods deficit was a result of an increase in imports of goods by 11.9% from $92.0 billion in 2017 to $103.0 billion in 2018. These were partially offset by an increase in the trade-in-service surplus by 33.5% from $8.7 billion in 2017 to $11.6 billion in 2018.

In 2019, the current account recorded a deficit of $3.0 billion, compared to a deficit of $8.9 billion recorded in 2018. This decreased deficit was primarily due to a 3.3% decrease in trade-in-goods deficit from $51.0 billion in 2018 to $49.3 billion in 2019, an 12.3% increase in trade-in-services surplus from $11.6 billion in 2018 to $12.9 billion in 2019, a 43.8% increase in primary income from $3.7 billion in 2018 to $5.3 billion in 2019 and a 4.2% increase in secondary income from $26.8 billion in 2018 to $27.9 billion in 2019.

In 2020, according to revised data, the current account recorded a surplus of $11.1 billion, compared to a deficit of $3.0 billion recorded in 2019. This surplus was primarily due to a 31.5% decrease in trade-in-goods deficit from $49.3 billion in 2019 to $33.8 billion in 2020. This effect was partially offset by 19.3% and 1.6% decreases in surplus in primary income and secondary income to $4.3 billion and $27.5 billion in 2020, respectively, compared to $5.3 billion and $27.9 billion in 2019, respectively.

In the first nine months of 2021, according to preliminary data, the current account recorded a deficit of $2.6 billion, compared to a surplus of $7.8 billion in the first nine months of 2020. This deficit was primarily due to a 75.6% increase in the trade-in-goods and services deficit from $1.5 billion in the nine months ended 2020 to $2.7 billion in the nine months ended 2021. This effect was partially offset by a 19.1% decrease in the surplus in primary income from $3.0 billion in the nine months ended 2020 to $2.4 billion in the nine months ended 2021.

Goods Trade

Trading in goods significantly affects the Philippine economy. A significant proportion of exports depends on imported raw materials or other inputs, rendering the country’s exports vulnerable to any import decline resulting from a peso depreciation. See “—Monetary System—Foreign Exchange System.”

In 2016, the trade-in-goods deficit was $26.7 billion, 118.0% higher than the trade-in-goods deficit of $12.2 billion recorded in 2015. The higher deficit was primarily the result of an increase in imports, which increased by 18.3% during 2016 to $84.1 billion, compared to $71.1 billion in imports recorded in 2015. In addition, exports of goods decreased by 2.4% to $57.4 billion in 2016, from the $58.8 billion recorded in 2015.

In 2017, the trade-in-goods deficit was $27.4 billion, 2.5% higher than the trade-in-goods deficit of $26.7 billion recorded in 2016. The higher deficit was primarily the result of an increase in imports, which increased by 14.2% during 2017 to $96.1 billion, compared to $84.1 billion in imports recorded in 2016. This was partially offset by a 19.7% increase in exports of goods to $68.7 billion in 2017, from the $57.4 billion recorded in 2016.

In 2018, the trade-in-goods deficit was $43.5 billion, 59.0% higher than the trade-in-goods deficit of $27.4 billion recorded in 2017. The higher deficit was primarily the result of an increase in imports, which increased by 17.4% in 2017 to $112.8 billion, compared to $96.1 billion recorded in 2017.

In 2019, the trade-in-goods deficit was $40.7 billion, a 6.6% decrease from the trade-in-goods deficit of $43.5 billion recorded in 2018. This lower deficit was primarily the result of a 1.1% decrease in imports from $112.8 billion in 2018 to $111.6 billion in 2019 and a 2.3% increase in exports from $69.3 billion in 2018 to $70.9 billion in 2019. The increase in exports was mainly attributable to an increase of 1.2% in manufactured goods exports from $58.2 billion in 2018 to $58.9 billion in 2019, mainly electronic products, which increased by 4.4% from $38.3 billion in 2018 to $40.0 billion in 2019. The decrease in imports were mainly attributable to a 9.4% decrease in importation of raw materials and intermediate goods. Imports of mineral fuels and lubricant likewise decreased by 4.8%.

In 2020, according to preliminary data, the trade-in-goods deficit decreased by 39.5% to $24.6 billion, compared to a deficit of $40.7 billion recorded in 2019. The decrease in trade-in-goods deficit was primarily the result of a decrease in imports, which decreased by 19.5% in 2020 to $89.8 billion, compared to $111.6 billion recorded in 2019. In addition, exports of goods decreased by 8.1% to $65.2 billion in 2020, compared to $70.9 billion in 2019. Both decreases in exports as well as imports of goods were due mainly to the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers.

In the first nine months of 2021, according to preliminary data, the trade-in-goods deficit increased by 50.6% to $36.6 billion, compared to $24.3 billion in the first nine months of 2020. The higher deficit was primarily the result of a 30.2% increase in imports, which increased to $59.3 billion in the first nine months of 2021 from $77.2 billion in the first nine months of 2020, which effect was partially offset by a 16.0% increase in exports, which increased to $40.5 billion in the first nine months of 2021 from $34.9 billion in the first nine months of 2020. Both increases in exports as well as imports of goods were due mainly to the gradual reopening of the domestic economy due to the relative easing of COVID-19 containment measures during most of the period.

Exports of Goods

The following table sets out the Republic’s exports of goods by major commodity group, as reported by the PSA.

	Exports by Major Commodity Groups
	Annual						Growth Rates		January-September		Growth Rates	Percentage of Total Exports
Commodities	2016	2017	2018	2019	2020	2021(1)	2019	2020	2020	2021(1)	2021(1)	2016	2021(1)

							(%)				(%)	(%)
		($ in millions, except percentages)
Agricultural products
Coconut products	1,437	2,051	1,539	1,294	1,230	1,336	(15.9)	(5.0)	914	1,336	46.1	2.5	2.4
Sugar and products	105	217	76	67	66	74	(11.7)	(1.4)	64	74	15.2	0.2	0.1
Fruits and vegetables	1,581	1,850	1,980	2,854	2,624	1,644	44.2	(8.0)	2,042	1,644	(19.5)	2.8	3.0
Other agro-based products	864	1,013	990	953	864	722	(3.7)	(9.3)	654	722	10.4	1.5	1.3

Total agricultural based products	3,987	5,130	4,585	5,168	4,784	3,776	12.7	(7.4)	3,674	3,776	1.0	6.9	6.8

Forest products	28	184	257	358	297	279	39.1	(16.9)	199	279	40.1	0.0	0.5
Mineral products	2,350	4,285	4,045	4,675	5,093	4,613	15.6	8.9	3,853	4,613	19.7	4.1	8.3
Petroleum products	282	396	494	226	193	5	(54.3)	(14.6)	168	5	(97.1)	0.5	0.0
Manufacturing
Electronic products	29,418	36,536	38,327	40,022	37,951	31,449	4.4	(5.2)	27,253	31,449	15.4	51.2	56.5
Other electronics	2,825	3,197	3,302	3,469	2,724	2,636	5.0	(21.5)	1,856	2,636	42.1	4.9	4.7
Garments	1,099	1,099	974	928	652	582	(4.8)	(29.7)	486	582	19.8	1.9	1.0
Textile yarns/fabrics	189	235	215	217	313	223	1.0	44.7	230	223	(3.2)	0.3	0.4
Footwear	49	80	103	132	114	82	28.1	(13.8)	72	82	5.4	0.1	0.1
Travel goods and handbags	472	485	597	745	420	462	24.6	(43.6)	310	462	48.9	0.8	0.8
Wood manufacturing	2,714	1,204	320	251	187	156	(21.6)	(25.5)	134	156	16.9	4.7	0.3
Furniture and fixtures	265	337	353	299	344	292	(15.4)	15.2	246	292	18.5	0.5	0.5
Chemicals	1,722	1,786	1,572	1,508	1,339	1,399	(4.1)	(11.2)	951	1,399	47.1	3.0	2.5
Non-metallic mineral manufacturing	151	202	236	267	226	205	13.3	(15.4)	161	205	26.8	0.3	0.4
Machinery and transport equipment	4,276	5,093	4,813	4,031	2,249	1,812	(14.2)	(45.5)	1,699	1,812	6.6	7.4	3.3
Processed food and beverages	1,076	1,395	1,333	1,330	1,245	1,113	0.2	(6.4)	894	1,113	24.6	1.9	2.0
Iron and steel	122	131	124	93	37	48	(24.8)	(59.8)	27	48	77.0	0.2	0.1
Baby carriages, toys, games and sporting goods	235	214	222	269	237	234	20.8	(11.9)	184	234	27.3	0.4	0.4
Basketwork, wickerwork, and other articles of plaiting materials	48	43	35	31	43	45	(13.1)	38.6	28	45	59.4	0.1	0.1
Miscellaneous	746	729	1,042	963	819	775	(7.6)	(15.0)	564	775	37.3	1.3	1.4
Others	4,296	4,571	4,639	4,325	4,881	4,546	(6.8)	12.8	3,425	4,546	32.7	7.5	8.2

Total Manufacturing	49,702	57,336	58,207	58,877	53,779	46,059	1.2	(8.7)	38,526	46,059	19.6	86.6	82.7
Special transactions	1,057	1,382	1,720	1,623	1,068	958	(5.6)	(34.2)	771	958	24.3	1.8	1.7

Total exports	57,406	68,713	69,307	70,927	65,215	55,689	2.3	(8.1)	47,191	55,689	18.0	100	100

Source: Philippine Statistics Authority, Bangko Sentral.

Note:

(1)	Preliminary data for the nine months ended September 30, 2021.

The Republic aims to diversify its export markets and increase its exports to other countries, particularly ASEAN countries. The Republic is a party to the ASEAN Free Trade Agreement, which provides for reduced tariffs among ASEAN nations as well as plans for intra-regional investments, industrial linkages and banking and financial integration. Under ASEAN, the Philippines has preferential trade agreements with China, Hong Kong, India, Japan, South Korea, and Australia and New Zealand.

In 2008, the Republic and Japan entered into the Philippines-Japan Economic Partnership Agreement, which remains as the Philippines’ only bilateral free trade agreement, covering, among others, trade in goods, trade in services, investments, movement of natural persons, intellectual property, customs procedures, improvement of the business environment, and government procurement. In addition, in 2016 the Republic entered into an agreement with the European Free Trade Association to improve market access for Philippine exporters to the European market. The Republic has also entered into the ASEAN-Hong Kong, China Free Trade Agreement in November 2017, which is aimed at facilitating trade in goods and services in the region. In 2020, the Republic entered into the Regional Comprehensive Economic Partnership (“RCEP”) Agreement with 14 Asia Pacific countries aimed at further lowering trade barriers and securing improved market access for goods and services for businesses. The target entry-into-force of RCEP is in 2022.

The following table sets out the Republic’s exports of goods by destination, as reported by the PSA.

	Export of Goods by Destination(1)						Percentage of Total Exports(1)
Country/Region	2016	2017	2018	2019	2020	2021(2)	2016	2021(2)
	($ millions)						(%)
North America(3)	9,929	10,826	11,849	12,860	10,971	9,779	17.3	17.6
United States	8,851	9,661	10,636	11,567	10,018	8,906	15.4	16.0
Europe(4)	7,490	10,126	9,465	8,890	7,570	6,779	13.0	12.2
European Union(3)	6,970	9,607	8,908	8,285	6,949	6,214	12.1	11.2
Asia(5)	38,123	45,513	45,761	47,101	44,994	37,696	66.4	67.7
Japan	11,670	10,853	10,323	10,675	10,034	8,110	20.3	14.6
People’s Republic of China	6,373	8,017	8,817	9,814	9,830	8,721	11.1	15.7
Hong Kong	6,617	9,024	9,564	9,625	9,226	7,370	11.5	13.2
South Korea	2,182	4,334	2,608	3,241	2,855	1,961	3.8	3.5
Singapore	3,824	3,973	4,316	3,832	3,775	3,002	6.7	5.4
Taiwan	2,127	2,451	2,521	2,253	2,121	1,896	3.7	3.4
Southeast Asia(6)	4,806	6,122	6,832	6,958	6,441	5,948	8.4	11.0
Oceania(7)	643	568	665	527	459	412	1.1	0.7
Middle East(8)	618	1,051	753	831	629	428	1.1	0.8
Others(9)	603	629	814	717	592	586	1.1	1.1

Total	57,406	68,713	69,307	70,927	65,215	55,679	100.0	100.0

Source: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Based on the data submitted by the Philippine Statistics Authority as of November 15, 2021.
(2)	Based on preliminary data for the nine months ended September 30, 2021.
(3)	Includes the United States, Canada, and others.
(4)	Includes the European Union, Switzerland, the Russian Federation, and others.
(5)

Includes Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, Romania and the United Kingdom.

(6)

Includes Japan, the People’s Republic of China, Hong Kong, South Korea, Singapore, Taiwan, Indonesia, Malaysia, Thailand, Brunei Darussalam, Vietnam, Myanmar, Laos, Bangladesh. Nepal, Pakistan, Sri Lanka, India, and others.

(7)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Cambodia, Vietnam, Myanmar and Laos.
(8)	Includes Iran, Iraq, Kuwait, Saudi Arabia, the United Arab Emirates (including Abu Dhabi), and others.
(9)	Includes countries in Central America, South America (including Brazil), Africa, and others.

In 2016, according to PSA data, total exports of goods decreased by 2.4% to $57.4 billion, from the $58.8 billion recorded in 2015. The decrease was driven primarily by decreases in exports of manufactured goods and mineral products. Exports of manufactured goods, which comprised 86.6% of total exports, decreased to $49.7 billion in 2016, a decrease of 2.2% over the $50.8 billion recorded in 2015. Exports of mineral products, which comprised 4.1% of total exports, decreased to $2.3 billion in 2016, a decrease of 17.6% from the $2.9 billion recorded in 2015. The decreases were partially offset by an increase in exports of fruits and vegetables, which increased by 12.4% to $1.6 billion in 2016 from $1.4 billion in 2015.

In 2017, according to PSA data, total exports of goods increased by 19.7% to $68.7 billion, from the $57.4 billion recorded in 2016. The increase was driven primarily by increases in exports of manufactured goods and mineral products. Exports of manufactured goods, which comprised 83.4% of total exports, increased to $57.3 billion in 2017, an increase of 15.3% over the $49.7 billion recorded in 2016. Exports of mineral products, which comprised 6.2% of total exports, increased to $4.3 billion in 2017, an increase of 82.4% from the $2.4 billion recorded in 2016. Exports of fruits and vegetables also increased by 17.0% to $1.9 billion in 2017 from $1.8 billion in 2016.

In 2018, according to PSA data, total exports of goods slightly increased by 0.9% to $69.3 billion, from the $68.7 billion recorded in 2017. The increase was primarily a result of an increase in exports of manufactured goods being largely offset by decreases in exports of mineral products and agricultural based products. Exports of manufactured goods, which comprised 84.0% of total exports, increased to $58.2 billion in 2018, an increase of 1.2% over the $57.3 billion recorded in 2017. Exports of mineral products, which comprised 5.8% of total exports, decreased to $4.0 billion in 2018, a decrease of 5.6% from $4.3 billion in 2017. Exports of agriculture-based products, which comprised 6.6% of total exports, decreased to $4.6 billion in 2018, a decrease of 10.6% from $5.1 billion in 2017.

In 2019, according to PSA data, total exports of goods increased by 2.3% to $70.9 billion, from the $69.3 billion recorded in 2018. The increase was primarily a result of an increase in exports of manufactured goods, total agricultural products and mineral products. Exports of manufactured goods, which comprised 83.0% of total exports, increased to $58.9 billion in 2019, an increase of 1.1% over the $58.2 billion recorded in 2018. Exports of total agriculture products, which comprised 7.3% of total exports, increased to $5.2 billion in 2019, an increase of 12.7% over the $4.6 billion recorded in 2018. Exports of mineral products, which comprised 6.6% of total exports, increased to $4.7 billion in 2019, an increase of 15.3% over the $4.0 billion recorded in 2018.

In 2020, according to preliminary PSA data, total exports of goods decreased by 8.1% to $65.2 billion, from the $70.9 billion recorded in 2019. This was primarily a result of the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. As a result, exports of manufactured goods, which comprised 82.5% of total exports, decreased to $53.8 billion in 2020, a decrease of 8.7% over the $58.9 billion recorded in 2019. Exports of agriculture-based products, which comprised 7.3% of total exports, decreased to $4.8 billion in 2020, a decrease of 7.4% from $5.2 billion in 2019. These effects were partially offset by a 8.9% increase in exports of mineral products, which comprised 7.8% of total exports, to $5.1 billion in 2020 from $4.7 billion in 2019.

In the first nine months of 2021, according to preliminary PSA data, total exports of goods increased by 18.0% to $55.7 billion, from the $47.2 billion recorded in the first nine months of 2020. This was primarily a result of the relative easing of COVID-19 containment measures in effect during most of the period, which resulted in a 19.6% increase in exports of manufactured goods from $38.6 billion in the first nine months of 2020 to $46.1 billion in the first nine months of 2021. The 1.4% increase in exports of agricultural products from $3.7 billion in the first nine months of 2020 to $3.8 billion in the first nine months of 2021 also contributed to the increase in total export of goods.

Imports of Goods

The following table sets out the sources of the Philippines’ imports of goods by commodity group.

	Imports of Goods by Commodity Group
	Annual						Growth Rates		January - September		Growth Rate	Percentage of Total Exports
Commodities	2016	2017	2018	2019	2020	2021(1)	2019	2020	2020	2021(1)	2021(1)	2016	2021(1)

							(%)				(%)	(%)
	($ in millions, except percentages)
Capital goods	28,746	31,469	35,285	37,434	29,752	25,881	6.1%	(20.5)	21,214	25,881	22.0	34.2	27.9
Raw materials and intermediate goods
Unprocessed raw materials	2,727	4,276	4,851	3,576	3,576	3,128	(26.3)	(8.7)	2,473	3,128	26.5	3.2	5.0
Semi-processed raw materials	29,310	32,662	39,979	37,041	32,893	31,662	(7.3)	(11.2)	24,082	31,662	31.5	34.8	37.3

Raw materials and intermediate goods	32,038	36,938	44,830	40,617	36,158	34,790	(9.4)	(11.0)	26,555	34,790	31.0	38.1	42.3

Mineral fuels and lubricants	7,969	10,796	14,041	13,362	7,635	9,731	(4.8)	(42.9)	5,686	9,731	71.1	9.5	9.5
Consumer goods
Durable	8,374	9,467	9,804	10,176	7,196	6,465	3.8	(29.3)	4,951	6,465	30.6	10.0	7.3
Non-durable	6,448	6,931	8,202	9,081	8,251	7,290	10.8	(9.2)	6,164	7,290	18.3	7.7	8.4

Total consumer goods	14,822	16,398	18,006	19,260	15,447	13,755	7.0	(19.8)	11,115	13,755	23.8	17.6	15.7

Special transactions(1)	533	493	680	920	820	728	35.2	(10.8)	576	728	26.4	0.6	0.7

Total imports	84,108	96,093	112,841	111,593	89,812	84,885	(1.1)	(19.5)	65,146	84,885	30.3	100.0	100.0

Source: Philippine Statistics Authority, Bangko Sentral.

Note:

(1)	Preliminary data for the nine months ended September 30, 2021. Excludes value of goods that do not involve change in ownership such as consigned, returned/replacement and temporarily imported goods.

The following table sets out the sources of the Philippines’ imports of goods by country.

	Import of Goods by Source/Origin(1)						Percentage of Total Imports(1)
Country/Region	2016	2017	2018	2019	2020	2021(2)	2016	2021(2)
	($ millions)						(%)
North America(3)	8,095	8,582	9,007	8,781	7,555	6,230	9.6	7.3
United States	7,576	7,784	8,062	8,072	6,922	5,898	9.0	6.9
Europe(4)	7,694	7,848	10,854	11,117	8,052	6,704	9.1	7.9
European Union(3)	6,743	6,644	8,587	9,338	6,580	5,699	8.0	6.7
Asia(5)	62,474	71,879	83,184	84,186	69,460	50,169	74.3	59.1
Japan	9,882	10,912	10,818	10,580	8,616	8,030	11.7	9.5
People’s Republic of China	15,565	17,464	22,015	25,496	20,868	20,282	18.5	23.9
Hong Kong	2,492	2,715	3,046	3,598	2,784	2,454	3.0	2.9
South Korea	5,568	8,465	11,312	8,477	6,895	6,295	6.6	7.4
Singapore	3,824	3,973	4,316	3,832	3,775	5,190	4.5	6.1
Taiwan	5,185	5,090	5,500	4,753	4,683	4,187	6.2	4.9
Southeast Asia(6)	16,577	19,616	22,250	22,465	18,153	18,193	19.7	21.4
Oceania(7)	1,571	2,635	2,461	2,213	1,443	1,729	1.9	2.0
Middle East(8)	3,019	3,800	5,685	3,704	3,704	2,329	3.6	2.7
Others(9)	1,254	1,350	1,650	717	1,592	1,456	1.5	1.7

Total	84,108	96,093	112,841	111,593	89,812	84,866	100.0	100.0

Source: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Based on the data submitted by the Philippine Statistics Authority as of November 15, 2021.
(2)	Based on preliminary data for the nine months ended September 30, 2021.
(3)	Includes the United States, Canada, and others.
(4)	Includes the European Union, Switzerland, the Russian Federation, and others.
(5)

Includes Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, Romania, and the United Kingdom.

(6)

Includes Japan, the People’s Republic of China, Hong Kong, South Korea, Singapore, Taiwan, Indonesia, Malaysia, Thailand, Brunei Darussalam, Vietnam, Myanmar, Laos, Bangladesh. Nepal, Pakistan, Sri Lanka, India, and others.

(7)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Cambodia, Vietnam, Myanmar, and Laos.
(8)	Includes Iran, Iraq, Kuwait, Saudi Arabia, the United Arab Emirates (including Abu Dhabi), and others.
(9)	Includes countries in Central America, South America (including Brazil), Africa, and others.

In 2016, according to PSA data, total imports of goods increased 18.3% to $84.1 billion compared to imports of $71.1 billion recorded in 2015. This increase was primarily attributable to an increase in imports of capital goods and consumer goods. Imports of capital goods increased by 46.6% to $28.7 billion in 2016, compared to the $19.6 billion recorded in 2015, primarily as a result of increased imports of telecommunication equipment and electronics machinery. Imports of consumer goods increased by 30.1% to $14.8 billion in 2016, compared to the $11.4 billion recorded in 2015, primarily as a result of increased imports of durable goods. The increases in imports of goods was partially offset by a decrease in imports of mineral fuels and lubricant of 13.8% to $8.0 billion in 2016, compared to $9.2 billion recorded in 2015.

In 2017, according to PSA data, total imports of goods increased 14.2% to $96.1 billion compared to imports of $84.1 billion recorded in 2016. This increase was primarily attributable to an increase in imports of raw materials and intermediate goods, as well as imports of mineral fuels and lubricant. Imports of raw materials and intermediate goods increased by 15.3% to $36.9 billion in 2017, compared to the $32.0 billion recorded in 2016. Imports of mineral fuels and lubricant increased by 35.5% to $10.8 billion in 2017, compared to the $8.0 billion recorded in 2016. Capital goods and consumer goods imports also increased in 2017. Imports of capital goods increased by 9.5% to $31.5 billion in 2017 from $28.7 billion in 2016. Imports of consumer goods increased by 10.6% to $16.4 billion in 2017 from $14.8 billion in 2016.

In 2018, according to PSA data, total imports of goods increased by 17.4% to $112.8 billion compared to imports of $96.1 billion recorded in 2017. This increase was primarily attributable to an increase in imports of capital goods, raw materials and intermediate goods and mineral fuels and lubricants. Imports of capital goods increased by 12.1% to $35.3 billion in 2018, compared to the $31.5 billion in 2017. Imports of raw materials and intermediate goods increased by 21.4% to $44.8 billion recorded in 2018, compared to the $36.9 billion recorded in 2017. Imports of mineral fuels and lubricant increased by 30.1% to $14.0 billion recorded in 2018, compared to the $10.8 billion recorded in 2017. Imports of consumer goods also increased, by 9.8% to $18.0 billion in 2018 from $16.4 billion in 2017.

In 2019, according to PSA data, total imports of goods decreased by 1.1% to $111.6 billion compared to imports of $112.8 billion recorded in 2018. This decrease was primarily attributable to a decrease in imports of raw materials and intermediate goods and mineral fuels and lubricants. Imports of raw materials and intermediate goods decreased by 9.4% to $40.6 billion in 2019, compared to the $44.8 billion in 2018. Imports of mineral fuels and lubricants decreased by 4.8% to $13.4 billion in 2019, compared to the $14.0 billion in 2018. These decreases were partially offset by a 6.1% increase in capital goods to $37.4 million in 2019, compared to $35.3 million in 2018.

In 2020, according to preliminary PSA data, total imports of goods decreased by 19.5% to $89.8 billion, from the $111.6 billion recorded in 2019. This decrease was primarily due to the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers, which led to decreases in imports of capital goods, raw materials and intermediate goods, mineral fuels and lubricants, and consumer goods by 20.5%, 11.0%, 42.9%, and 19.8% to $29.8 billion, $36.22 billion, $7.6 billion, and $15.4 billion in 2020, respectively, from $37.4 billion, $40.6 billion, $13.4 billion, and $19.3 billion in 2019, respectively.

In the first nine months of 2021, according to preliminary PSA data, total imports of goods increased by 30.3% to $84.9 billion, from the $65.1 billion recorded in the first nine months of 2020. This was primarily a result of the relative easing of COVID-19 containment measures in effect during most of the period, which resulted in increases in capital goods, raw materials and intermediate goods, mineral fuels and lubricants, and consumer goods by 22.0%, 31.0%, 71.1% and 23.8% to $25.9 billion, $34.8 billion, $9.7 billion, and $13.8 billion in the first nine months of 2021, respectively, from $21.2 billion, $26.6 billion, $5.7 billion, and $11.1 billion in the first nine months of 2021, respectively.

Services

The following table sets out the Republic’s services by sector for the periods indicated.

	Service Trade
	2016	2017	2018	2019	2020(1)	2021(2)

	($ in millions)
Total services	7,043	8,693	11,608	13,039	13,087	9,954

Exports	31,204	34,832	38,397	41,264	31,543	23,921
Imports	24,160	26,139	26,789	28,225	18,457	13,967
Manufacturing services on physical inputs owned by others	2,725	3,453	4,140	4,339	4,152	4,028
Exports	2,725	3,453	4,140	4,339	4,152	4,028
Imports	—	—	—	—	—	—
Maintenance and repair services	(29)	(51)	(54)	(61)	(265)	(11)
Exports	83	80	83	110	65	21
Imports	112	132	136	171	331	32
Transport	(2,441)	(2,533)	(2,653)	(2,280)	(2,545)	(2,533)

Exports	1,897	2,485	2,703	2,883	1,636	1,070
Imports	4,338	5,018	5,356	5,164	4,181	3,603
of which: Passenger	600	768	865	787	441	78
Exports	1,146	1,361	1,475	1,674	689	214
Imports	546	592	611	887	248	136
of which: Freight	(2,767)	(3,188)	(3,434)	(3,046)	(3,140)	(2,854)
Exports	427	687	764	763	556	483
Imports	3,195	3,875	4,197	3,809	3,696	3,337
of which: Other	(274)	(113)	(84)	(282	155	242
Exports	323	438	464	446	391	373
Imports	598	550	548	468	236	131
Travel	(5,992)	(4,861)	(3,623)	(2,257)	(2,422)	(1,904)

Exports	5,143	6,988	8,240	9,781	2,010	462
Imports	11,135	11,850	11,863	12,038	4,432	2,366
Construction services	11	(6)	(12)	(5)	(11)	32

Exports	71	57	61	66	85	61
Imports	60	63	73	71	97	29
Insurance and pension services	(1,269)	(1,417)	(1,379)	(1,554)	(1,314)	(1,241)

Exports	77	85	86	90	75	79
Imports	1,345	1,502	1,465	1,644	1,389	1,320
Financial services	(164)	(268)	(287)	(539)	(366)	(103)

Exports	394	237	279	232	87	125
Imports	559	506	566	772	453	228
Charges for the use of intellectual property	(537)	(734)	(873)	(805)	(504)	(376)

Exports	9	17	44	28	15	29
Imports	546	751	917	833	519	404
Telecommunications, computer, and information services	4,822	4,787	4,949	4,766	4,094	2,872
Exports	5,493	5,638	5,940	6,098	5,610	4,493
Imports	671	852	991	1,332	1,515	1,621
Other business services	10,214	10,596	12,025	11,981	12,667	9,525

Exports	15,125	15,580	16,653	17,456	17,650	13,422
Imports	4,911	4,984	4,628	5,475	4,983	3,897
Personal, cultural and recreational services	43	3	(125)	(26)	(18)	(44)

Exports	169	191	149	161	136	115
Imports	126	188	274	187	154	158
Government services	(339)	(275)	(499)	(520)	(381)	(291)

Exports	17	19	19	19	22	16
Imports	357	294	518	539	403	307

Source: Bangko Sentral.

Note:

(1)	Preliminary data.
(2)	Preliminary data for the nine months ended September 30, 2021.

In 2016, the trade-in-services account recorded a surplus of $7.0 billion, 29.1% higher than the $5.5 billion surplus recorded in 2015. The higher surplus was mainly attributable to the strong performance of telecommunications, computer and information services and the manufacturing services on physical inputs owned by others. Telecommunications, computer and information services recorded an increased surplus of $4.8 billion in 2016, a 79.4% increase compared to the surplus of $2.7 billion recorded in 2015, primarily as a result of higher exports of computer services. The higher surplus was also attributable to an increase in the manufacturing services on physical inputs owned by others, which changed from zero in 2015 to $2.7 billion in 2016. These factors were partially offset by decreases in surplus in other business services, which recorded a decreased surplus of $10.2 billion in 2016, a 17.9% decrease compared to the surplus of $12.4 billion recorded in 2015.

In 2017, the trade-in-services account recorded a surplus of $8.7 billion, 23.4% higher than the $7.0 billion surplus recorded in 2016. The higher surplus was mainly attributable to the strong performance of other business services and the decrease in the deficit recorded by travel. Other business services recorded an increased surplus of $10.6 billion in 2017, a 3.7% increase compared to the surplus of $10.2 billion recorded in 2016, primarily as a result of higher exports of technical, trade related, and other business services. The higher surplus was also attributable to a decrease in the deficit of travel, which changed from a deficit of $6.0 billion in 2016 to a deficit of $4.9 billion in 2017. These factors were partially offset by an increase in the deficit in charges for the use of intellectual property, which recorded an increased deficit of $734 million in 2017, a 36.7% increase compared to the deficit of $537 million recorded in 2016.

In 2018, the trade-in-services account recorded a surplus of $11.6 billion, 33.5% higher than the $8.7 billion surplus recorded in 2017. The higher surplus was mainly attributable to the strong performance of other business services and the decrease in the deficit recorded by travel. Other business services recorded an increased surplus of $12 billion in 2018, a 13.5% increase compared to the surplus of $10.6 billion recorded in 2017, primarily as a result of higher exports of technical, trade related, and other business services. The higher surplus was also attributable to a decrease in the deficit of travel, which changed from a deficit of $4.9 billion in 2017 to a deficit of $3.6 billion in 2018. These factors were partially offset by an increase in the deficit in charges for the use of intellectual property, which recorded an increased deficit of $873 million in 2018, a 18.9% increase compared to the deficit of $734 million recorded in 2017.

In 2019, the trade-in-services surplus increased by 12.3% from $11.6 billion in 2018 to $13.0 billion. The higher surplus was mainly attributable to a decrease of 38.4% in deficits recorded by travel from $3.6 billion in 2018 to $2.2 billion in 2019 and a decrease of 16.6% in deficits recorded by transport from $2.7 billion in 2018 to $2.2 billion in 2019. These were partially offset by a decrease of 1.4% in surplus recorded by telecommunications, computer and information services from $4.9 billion in 2018 to $4.8 billion in 2019.

In 2020, according to preliminary data, the trade-in-services account recorded a surplus of $13.1 billion, a 0.4% increase from the $13.0 billion surplus recorded in 2019. The higher surplus was mainly attributable to a 5.2% increase in the surplus of other business and services from $12.0 billion in 2019 to $12.6 billion in 2020; a 20.6% decrease in the deficit of insurance and pension services from $1.6 billion in 2019 to $1.2 billion in 2020; and a 37.4% decrease in the deficit of insurance and pension services from $805 million billion in 2019 to $504 million in 2020. These effects were partially offset by a 15.0% decrease in the surplus of telecommunications, computer, and information services from $4.8 billion in 2019 to $4.1 billion in 2020.

In first nine months of 2021, according to preliminary data, the trade-in-services account showed a 9.0% growth from a $9.1 billion surplus in the first nine months of 2020 to a $10.0 billion surplus. This was primarily a result of the relative easing of COVID-19 containment measures in effect during most of the period, which resulted in an 9.7% increase in the surplus from other business services, from $8.7 billion in the first nine months of 2020 to $9.5 billion in the first nine months of 2021, and a 35.2% increase in manufacturing services on physical inputs owned by others, from $3.0 billion in the first nine months of 2020 to $4.0 billion in the first nine months of 2021.

Primary Income

The following table sets out the Republic’s primary income for the periods indicated.

	Primary Income
	2016	2017	2018	2019	2020(1)	2021(2)

	($ in millions)
Total Primary Income	2,579	3,226	3,669	5,276	4,255	2,396

Receipts	9,556	10,583	11,999	13,402	11,594	8,943
Payments	6,977	7,357	8,330	8,125	7,339	6,547
Compensation of employees	7,386	7,769	8,130	8,685	8,443	6,428

Receipts	7,518	7,926	8,288	8,827	8,579	6,542
Payments	131	157	158	142	136	114
Investment income	(4,807)	(4,542)	(4,461)	(3,409)	(4,188)	(4,032)

Receipts	2,038	2,658	3,711	4,575	3,015	2,401
Payments	6,846	7,200	8,172	7,894	7,203	6,433
Direct investment	(2,929)	(3,067)	(3,619)	(2,740)	(2,986)	(2,915)
Receipts	782	960	1,471	2,033	1,181	741
Payments	3,711	4,027	5,090	4,773	4,167	3,655
Income on equity and investment fund shares	(3,353)	(3,490)	(3,994)	(3,410)	(3,547)	(3,294)
Receipts	133	240	379	565	326	274
Payments	3,486	3,730	4,373	3,795	3,872	3,567
Dividends and withdrawals from income of quasi-corporations	(2,627)	(2,756)	(3,170)	(2,379)	(2,682)	(2,517)
Receipts	149	111	306	464	212	185
Payments	2,776	2,867	3,476	2,843	2,894	2,702
Reinvested earnings	(726)	(734)	(824)	(1,031)	(865)	(776)
Receipts	(16)	129	73	(101)	113	89
Payments	710	863	897	1,132	978	865
Interest	424	423	375	670	560	379
Receipts	649	720	1,092	1,468	855	467
Payments	224	297	717	798	295	88
Portfolio investment	(2,458)	(2,210)	(2,041)	(2,004)	(1,952)	(1,888)
Receipts	188	394	427	377	456	556
Payments	2,646	2,604	2,469	2,380	2,407	2,444
Income on equity and investment fund shares	(910)	(1,092)	(1,003)	(985)	(825)	(684)
Receipts	0	2	11	1	10	5
Payments	910	1,094	1,014	986	835	690
Dividends on equity excluding investment fund shares	(910)	(1,092)	(1,003)	(985)	(825)	(684)
Receipts	0	2	11	1	10	5
Payments	910	1,094	1,014	986	835	690
Interest	(1,548)	(1,119)	(1,038)	(1,019)	(1,126)	(1,204)
Receipts	188	391	416	375	446	551
Payments	1,737	1,510	1,455	1,394	1,572	1,755
Short term	(157)	(44)	(12)	(5)	(84)	(295)
Receipts	14	18	9	8	118	130
Payments	170	62	21	12	202	424
Long term	(1,392)	(1,075)	(1,026)	(1,014)	(1,042)	(909)
Receipts	175	373	408	367	328	421
Payments	1,566	1,447	1,434	1,381	1,370	1,330
Central Banks	(19)	(18)	(18)	(13)	(12)	(5)
Deposit-taking corporation, except the central bank	(64)	(49)	(65)	(143)	(143)	(108)
General government	(1,135)	(1,080)	(1,128)	(1,100)	(1,073)	(1,106)
Other sectors	(174)	72	185	242	186	311
Receipts	175	373	408	367	328	421
Payments	348	301	223	125	142	111
Other investment income	(211)	(214)	(15)	(192)	(357)	(235)
Receipts	277	355	598	639	272	99
Payments	488	569	613	831	629	333
Central banks	0	(5)	(10)	(12)	(4)	(1)
Receipts	0	0	0	0	0	0
Payments	0	5	10	12	4	1
Deposit-taking corporations, except the central bank	121	160	283	275	109	(12)
Receipts	186	230	379	420	203	84
Payments	65	70	96	145	95	96
General government	(242)	(281)	(347)	(467)	(371)	(137)
Other sectors	(90)	(88)	59	12	(91)	(85)
Receipts	91	125	219	219	68	15
Payments	181	213	160	207	159	100

Source: Bangko Sentral.

Note:

(1)	Preliminary data.

(2)	Preliminary data for the nine months ended September 30, 2021.

In 2016, the primary income account recorded a surplus of $2.6 billion, a 38.7% increase from the $1.9 billion surplus recorded in 2015. The increased surplus was primarily the result of a 17.7% lower deficit in investment income account, to $4.8 billion deficit in 2016 from $5.8 billion deficit in 2015. Primary income from portfolio investment also decreased by 12.5% to $2.5 billion deficit in 2016 from $2.8 billion deficit in 2015.

In 2017, the primary income account recorded a surplus of $3.2 billion, a 25.1% increase from the $2.6 billion surplus recorded in 2016. The increased surplus was primarily the result of a 5.2% increase in the compensation of employees account surplus, to $7.8 billion in 2017 from $7.4 billion in 2016. The deficit in primary income from portfolio investment also decreased by 10.1% to a $2.2 billion deficit in 2017 from a $2.5 billion deficit in 2016.

In 2018, the primary income account recorded a surplus of $3.7 billion, a 13.7% increase from the $3.2 billion surplus recorded in 2017. The increased surplus was primarily the result of a 4.6% increase in the compensation of employees account surplus, to $8.1 billion in 2018 from $7.8 billion in 2017. The deficit in primary income from portfolio investment also decreased by 7.6% to a $2.0 billion deficit in 2018 from a $2.2 billion deficit in 2017.

In 2019, the primary income account recorded a surplus of $5.3 billion, representing a 43.8% increase from the surplus of $3.7 billion recorded in 2018. This increase was primarily the result of a 23.6% decrease in net payments of investment income from $4.5 billion in 2018 to $3.4 billion in 2019 and a 6.8% increase in the compensation of employees account surplus from $8.1 billion in 2018 to $8.7 billion in 2019. These gains were partially offset by an increase in interest payments deficit from $0.4 in 2018 to $0.7 in 2019.

In 2020, according to preliminary data, the primary income account recorded a surplus of $4.3 billion, a 19.4% decrease from the $5.3 billion surplus recorded in 2019. The lower surplus was primarily the result of the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers, which led to a 2.9% decrease in the compensation of employees account surplus to $8.4 billion in the 2020 from $8.7 billion in the 2019, and 22.9%, 9.0% and 4.1% respective increases in the deficit in investment income, direct investment and income on equity and investment fund shares to deficits of $4.2 billion, $3.0 billion and $3.6 billion, respectively, in 2020 from deficits of $3.4 billion, $2.7 billion and $3.4 billion in 2019. These effects were partially offset by a 2.6% decrease in deficit of portfolio investment to a deficit of $2.0 billion in 2020, compared to a deficit of $1.9 billion in 2019.

In the first nine months of 2021, according to preliminary data, the primary income account recorded a surplus of $2.4 billion, a 19.1% decrease from the $3.0 billion surplus recorded in the first nine months of 2020. The lower surplus was primarily the result of a 24.1% increase in the investment income deficit from a deficit of $3.2 billion in the first nine months of 2020 to a deficit of $4.0 billion in the first nine months of 2021.

Secondary Income

The following table sets out the Republic’s secondary income for the periods indicated.

	Secondary Income
	2016	2017	2018	2019	2020(1)	2021(2)

	($ in millions)
Total Secondary Income	24,728	26,153	26,818	27,949	27,512	21,639
Receipts	25,411	26,897	27,607	28,746	28,388	22,375
Payments	684	745	788	797	875	737
General Government	560	569	554	846	648	494
Receipts	618	636	583	883	687	531
Payments	58	67	29	37	39	37
Financial corporations, nonfinancial corporations, households and non-profit institutions serving households	24,167	25,584	26,264	27,103	26,864	21,145
Receipts	24,793	26,261	27,024	27,863	27,700	21,844
Payments	626	677	759	760	836	699
Personal transfers	23,559	24,795	25,421	26,256	26,259	20,454
Receipts	23,624	24,884	25,521	26,341	26,334	20,524
Payments	65	89	100	84	75	69
Other current transfers	608	789	844	846	605	690
Credit	1,169	1,377	1,502	1,523	1,367	1,320
Debit	561	588	659	676	761	630

Source: Bangko Sentral.

Note:

(1)	Preliminary data.
(2)	Preliminary data for the nine months ended September 30, 2021.

In 2016, the secondary income account recorded a surplus of $24.7 billion, a 6.3% increase from the $23.3 billion surplus recorded in 2015. The higher surplus was primarily the result of a 7.3% increase in the personal transfers account surplus to $23.6 billion in 2016, compared to a surplus of $21.9 billion in 2015. The increase was partially offset by a 11.6% decrease in the other current transfer surplus to $608 million in 2016, compared to a surplus of $688 million in 2015.

In 2017, the secondary income account recorded a surplus of $26.2 billion, a 5.8% increase from the $24.7 billion surplus recorded in 2016. The higher surplus was primarily the result of a 5.2% increase in the personal transfers account surplus to $24.8 billion in 2017, compared to a surplus of $23.6 billion in 2016 and a 5.9% increase in the financial corporations, nonfinancial corporations, households account surplus to $25.6 billion in 2017 from a surplus of $24.2 billion in 2016.

In 2018, the secondary income account recorded a surplus of $26.8 billion, a 2.6% increase from the $26.2 billion surplus recorded in 2017. The higher surplus was primarily the result of a 2.5% increase in the personal transfers account surplus to $25.4 billion in 2018, compared to a surplus of $24.8 billion in 2017 and a 2.8% increase in the financial corporations, nonfinancial corporations, households account surplus to $26.3 billion in 2018 from a surplus of $25.6 billion in 2017. These increases were partially offset by a 3.2% decrease in the general government surplus to $550 million in 2018, compared to a surplus of $569 million in 2017.

In 2019, the secondary income account recorded a surplus of $27.7 billion, representing a 3.3% increase from the surplus of $26.8 billion recorded in 2018. This increase was primarily due to a 3.3% increase in the personal transfers account surplus to $26.3 billion in 2019, compared to a surplus of $25.4 billion in 2018, and a 3.2% increase in the financial corporations, non-financial corporations, households and non-profit institutions serving households account surplus to $27.1 billion in 2019, compared to a surplus of $26.3 billion in 2018.

In 2020, according to preliminary data, the secondary income account recorded a surplus of $27.4billion, 2.0% lower than the $28.0 billion surplus recorded in 2019. The decreased surplus was due mainly to 1.3% and 42.0% respective decreases in the financial corporations, non-financial corporations, households and non-profit institutions serving households account surplus and the other transfers surplus to $26.8 billion and $491 million, respectively, in 2020 from $27.1 billion and $846 million, respectively, in 2019.

In the first nine months of 2021, according to preliminary data, the secondary income account recorded a surplus of $21.6 billion, 8.1% higher than the $20.0 billion recorded in the first nine months of 2020. This increased surplus was due mainly to a 7.8% increase in the surpluses recorded in the financial corporations, nonfinancial corporations, households, and non-profit institutions serving households account, from $19.6 billion in the first nine months of 2020 to $21.1 billion in the first nine months of 2021.

Financial Account

The financial account is divided into four categories: direct investments, portfolio investments, financial derivative investments and other investments.

The following table sets out the Republic’s direct investments for the periods indicated.

	Direct Investments
	2016	2017	2018	2019	2020(1)	2021(2)

	($ in millions)
Total direct investment	(5,883)	(6,952)	(5,833)	(5,320)	(3,060)	(5,806)

Net acquisition of financial assets	2,397	3,305	4,116	3,351	3,525	1,482

Direct investor in direct investment enterprises	737	1,758	1,029	926	125	204
Placements	848	2,027	1,123	1,103	248	373
Withdrawals	112	270	94	178	123	170
Reinvestment of earnings	(16)	129	73	101	113	89
Debt instruments	1,676	1,419	3,014	2,325	3,287	1,189
Direct investor in direct investment enterprises	332	6	7	418	22	201
Direct investment enterprises in direct investor	1,344	1,413	3,007	1,907	3,265	988
Net incurrence of liabilities	8,280	10,256	9,949	8,671	6,586	7,288

Equity and investment fund shares	3,302	4,261	3,242	3,427	2,454	1,988
Direct investor in direct investment enterprises	2,592	3,398	2,346	2,295	1,476	1,122
Placements	3,185	3,885	2,935	3,002	1,868	1,460
Withdrawals	593	487	590	706	392	337
Reinvestment of earnings	710	863	897	1,132	978	865
Debt instruments	4,977	5,996	6,706	5,244	4,132	5,300
Direct investor in direct investment enterprises	4,956	5,856	6,367	4,500	3,828	5,002
Direct investment enterprises in direct investor	21	140	339	744	304	298

Source: Bangko Sentral.

Note:

(1)	Preliminary data.
(2)	Preliminary data for the nine months ended September 30, 2021.

The following table sets out the Republic’s portfolio investments for the periods indicated.

	Portfolio Investments
	2016	2017	2018	2019	2020(1)	2021(2)

	($ in millions)
Portfolio Investment	1,480	2,454	1,448	(2,474)	(1,784)	7,152
Net acquisition of financial assets	1,216	1,658	4,740	2,402	6,462	5,907
Equity and investment fund shares	20	743	85	702	1,014	357
Central banks	(6)	0	0	0	0	0
Deposit-taking corporations, except the central bank	55	(9)	(42)	81	2	(31)
Other sectors	(30)	752	127	622	1,012	388
Debt securities	1,196	915	4,655	1,700	5,448	5,550
Central bank	0	32	(5)	95	1,378	3,380
Deposit-taking corporations, except the central bank	188	445	3,190	1,983	1,985	(895)
Other sectors	1,008	437	1,471	(379)	2,085	3,066
Net incurrence of liabilities	(264)	(796)	3,292	4,876	8,246	(1,245)
Equity and investment fund shares	131	496	(1,031)	1,764	(2,541)	(882)
Deposit-taking corporations, except the central bank	(236)	0	(487)	(99)	(739)	729
Other sectors	367	495	(544)	1,863	(1,802)	(1,610)
Debt securities	(395)	(1,292)	4,324	3,112	10,787	(363)
Central bank	—	(15)	1	(6)	(24)	17
Deposit-taking corporations, except the central bank	254	214	1,491	1,304	424	(439)
General government	(58)	(299)	3,111	600	6,094	1,001
Other sectors	(590)	(1,192)	(280)	1,214	4,294	(846)

Source: Bangko Sentral.

Note:

(1)	Preliminary data.
(2)	Preliminary data for the nine months ended September 30, 2021.

From 2016 to September 30, 2021, the Government did not engage in derivative transactions with non-resident counterparties for either hedging or speculative purposes. However, Bangko Sentral occasionally engages in derivative instrument transactions such as options, forwards and swaps for purposes of managing risk and enhancing yield.

The following table sets out the Republic’s other investments for the periods indicated.

	Other Investments
	2016	2017	2018	2019	2020(1)	2021(2)

	($ in millions)
Total other investment	4,610	1,750	(4,894)	(67)	(1,996)	(1,700)

Net acquisition of financial assets	2,746	2,257	(654)	2,417	3,953	(1,643)

Currency and deposits	1,014	1,542	(1,430)	1,019	2,673	(1,097)
Deposit-taking corporations, except the central bank	854	517	(891)	787	1,240	126
Other sectors	160	1,025	(539)	232	1,433	971
Loans	1,468	629	425	1,210	1,174	390

Deposit-taking corporations, except the central bank	1,468	629	425	1,210	1,174	390
Trade credits and advances(3)	215	90	344	188	118	104
Other accounts receivable	49	(4)	7	0	(12)	52
Net incurrence of liabilities	(1,864)	508	4,240	2,484	5,949	3,343

Currency and deposits	262	654	121	169	(333)	200
Loans	(2,136)	(676)	3,560	2,111	6,694	220
Deposit-taking corporations, except the central bank	(87)	37	1,722	267	(3,260)	(3,742)
Long-term	—	—	—	—	—	—
Short-term	(87)	37	1,722	267	(3,260)	(3,742)
General government	(20)	223	873	1,463	7,624	3,599
Long-term drawings	1,130	1,382	2,065	2,627	8,806	4,401
Long-term repayments	1,151	1,158	1,192	1,164	1,182	802
Other sectors	(2,029)	(937)	965	382	2,330	364
Long-term	(2,109)	(558)	687	263	1,849	180
Drawings	1,233	2,386	3,049	2,219	3,414	1,525
Repayments	3,342	2,945	2,363	1,956	1,565	1,345
Short-term	80	(378)	278	118	481	183

Trade credits and advances	(18)	476	720	117	(789)	345
Other accounts payable – other	29	55	(162)	87	378	(194)

Source: Bangko Sentral.

Notes:

(1)	Preliminary data.
(2)	Preliminary data for the nine months ended September 30, 2021.
(3)	All trade credits are short-term credits in non-governmental sectors

In 2016, the financial account recorded a net outflow of $175 million, as compared to a net outflow of $2.3 billion recorded in 2015. This development was mainly attributable to the increased net inflow of the direct investment account in 2016, recording a significant increase in net inflow to $5.9 billion in 2016 compared to $100 million recorded in 2015 and a 72.9% decrease in the net outflows in the portfolio investment account to a net outflow of $1.5 billion in 2016 from a net outflow of $5.5 billion in 2015. The decrease in net outflow was partially offset by a reversal in other investment to a net outflow of $4.6 billion in 2016 from a net inflow of $3.1 billion in 2015.

In 2017, the financial account recorded a net outflow of $2.8 billion, as compared to a net outflow of $175 million recorded in 2016. This development was mainly attributable to the increased net inflow of the direct investment account in 2017, recording an increase in net inflow to $7.0 billion in 2017 compared to $5.9 billion recorded in 2016 and a 63.0% decrease in the other investment account to a net outflow of $1.7 billion in 2017 from a net outflow of $4.6 billion in 2016. The increase in net inflow was partially offset by an increase in the portfolio investment account to a net outflow of $2.5 billion in 2017 from a net outflow of $1.5 billion in 2016.

In 2018, the financial account recorded a net inflow of $9.3 billion, as compared to a net inflow of $2.8 billion recorded in 2017. This development was mainly attributable to the reversal in other investment from a net outflow of $1.8 billion in 2017 to a net inflow of $4.9 billion in 2018. In addition, there was a 44.0% decrease in the net outflow in the portfolio investment account to $1.4 billion in 2018 from $2.5 billion in 2017. These were partially offset by a 15.4% decrease in the net inflow in the direct investment account to $5.8 billion in 2018 from $7.0 billion in 2017.

The financial account recorded a net inflow of $8.0 billion in 2019, representing a 13.9% decrease from the net inflow of $9.3 billion recorded in 2018. This decrease was primarily due to a 8.8% decrease in direct investment inflow from $5.8 billion in 2018 to $5.3 billion in 2019 and a decrease in other investments inflow from $4.9 billion in 2018 to $67.0 million in 2019. These were partially offset by a reversal in portfolio investment from an outflow of $1.4 billion in 2018 to an inflow of $2.5 billion in 2019, which reversal was primarily a result of an 49.3% decrease in net acquisition of financial assets from $4.7 billion in 2018 to $2.4 billion in 2019 and an increase of 48.1% in net incurrence of liabilities from $3.3 billion in 2018 to $4.9 billion in 2019.

The financial account recorded a net inflow of $7.0 billion in 2020, representing a 12.4% decrease from the net inflow of $8.0 billion recorded in 2019. This decrease was primarily due to an 80.1% increase in net acquisition of financial assets from $7.3 billion to $13.1 billion. This effect was partially offset by a reversal in other investments from an inflow of $67.0 million in 2019 to an outflow of $2.0 billion in 2020.

According to preliminary data, the financial account recorded a net inflow of $762 million in the first nine months of 2021, representing a significant reversal from the net outflow of $302 million recorded in the first nine months of 2020. This decrease was primarily due to a significant increase in net outflows in the portfolio investments account from an $1.6 billion outflow in the first nine months of 2020 to a $7.2 billion outflow in the first nine months of 2021, which effect was partially offset by a significant reversal in the other investments account, from a $1.5 billion outflow in the first nine months of 2020 to a $1.7 billion inflow in the first nine months of 2021.

Foreign Direct Investment

Domestic macroeconomic policies and structural reforms have significantly affected the flow of foreign investment into the Philippines. The Foreign Investment Act of 1991, as amended (the “Foreign Investment Act”), introduced a more favorable investment environment to the Philippines. The act permits foreigners to own 100% of Philippine enterprises, except in certain specified areas included in a “negative list” with respect to which the Constitution or applicable statute limits foreign ownership. The negative list includes two sub-lists: list A, comprising sectors in which foreign ownership is limited or prohibited by mandate of the Constitution and specific laws, and list B, comprising sectors in which foreign ownership is limited for reasons of security, defense, risk to health and morals and protection of small- and medium-scale enterprises.

Section 8 of the Foreign Investment Act permits amendments to sub-list A of the negative list to be promulgated at any time to reflect changes in specific laws and amendments to sub-list B of the negative list to be promulgated not more often than once every two years, in each case by way of presidential proclamation. The 11th Regular Foreign Investment Negative List was promulgated on October 29, 2018 pursuant to Executive Order No. 65 (2018). The following table presents a summary of the sectors in which foreign ownership is limited under the 11th Regular Foreign Investment Negative List.

List A: Foreign Ownership Limited by Mandate of the Constitution and Specific Laws	List B: Foreign Ownership Limited for Reasons of Security, Defense, Risk to Health and Morals and Protection of Small- and Medium-Scale Enterprises
Up to 40% Foreign Equity(1)	Up to 40% Foreign Equity

•  Subject to applicable regulatory frameworks, contracts for the construction and repair of locally-funded public works except infrastructure and development projects covered in RA No. 7718, and projects which are foreign-funded or assisted and required to undergo international competitive bidding

•  Exploration, development and utilization of natural resources(2)

•  Ownership of private lands

•  Operation of public utilities, except power generation and the supply of electricity to the contestable market and similar businesses or services not covered by the definition of public utilities (3)(4)

•  Educational institutions other than those established by religious groups and mission boards for foreign diplomatic personnel and their dependents and other foreign temporary residents, or for short-term high-level skills development that do not form part of the formal education system as defined in Section 20 of Batas Pambansa No. 232 (1982)(5)

•  Culture, production, milling, processing, trading, except retailing, of rice and corn and acquiring, by barter, purchase or otherwise, rice and corn and the by-products thereof(6)

•  Contracts for the supply of materials, goods and commodities to GOCCs

•  Operation of deep-sea commercial fishing vessels

•  Private radio communications network

•  Ownership of condominium units

•  Manufacture, repair, storage and/or distribution of products and/or ingredients requiring PNP clearance

•  Manufacture, repair, storage and/or distribution of products requiring Department of National Defense clearance

•  Manufacture and distribution of dangerous drugs

•  Sauna and steam bathhouses, massage clinics and other like activities regulated by law because of risks posed to public health and morals, except wellness centers

•  All forms of gambling except those covered by investment agreements with the Philippine Amusement and Gaming Corporation

•  Domestic market enterprises with paid-in equity capital of less than the equivalent of $200,000

•  Domestic market enterprises which involve advanced technology or employ at least 50 direct employees with paid-in equity capital of less than the equivalent of $100,000

Up to 30% Foreign Equity

• Advertising

Up to 25% Foreign Equity

• Private recruitment, whether for local or overseas employment • Contracts for the construction of defense-related structures

Notes:

(1)

Lending companies regulated by the Philippine Securities and Exchange Commission (the “Philippine SEC”) are allowed to have up to 100% foreign equity participation under the Lending Company Regulation Act, Republic Act No. 9474 as amended by Republic Act No. 10881. Financing companies and investment houses regulated by the Philippine SEC are allowed to have up to 100% foreign equity participation under the Financing Company Act, Republic Act No. 8556, as amended by Republic Act No. 10881 and under the Investment House Law. Presidential Decree No. 129, as amended by Republic Act No. 10881, respectively.

(2)	Full foreign participation is allowed through financial or technical assistance agreement with the President of the Philippines.
(3)

The participation of foreign investors in the governing body of any public utility enterprise shall be limited to their proportionate share in its capital, and all the executive and managing officers of such corporation or association must be citizens of the Philippines.

(4)

A “public utility” is a business or service engaged in regularly supplying the public with some commodity or service of consequence such as electricity, gas, water, transportation, telephone or telegraph service. Power generation and supply of electricity to the contestable market are not considered public utility operations.

(5)	Control and administration of educational institutions shall be vested in citizens of the Philippines.
(6)	Full foreign participation is allowed provided that within the 30-year period from start of operation, the foreign investor shall divest a minimum of 60% of their equity to Filipino citizens.

In March 2000, the Retail Trade Liberalization Act was enacted. The law aims to promote efficiency and competition among domestic industries and foreign competitors and better service and lower prices for consumers. Prior to its enactment, only citizens of the Philippines and corporations wholly owned by Filipino citizens could own a retail business in the Philippines. Under the law, a foreigner is allowed to own 100% of a retail business in the Philippines provided it makes an investment of at least $7.5 million in the Philippines. If a foreigner makes an investment of between $2.5 million to $7.5 million, the foreigner is allowed to own up to 60% of the retail business in the Philippines for the first two years.

The Republic’s Board of Investments coordinates with national agencies and local governments on investment policies and procedures and establishes and administers annual investment priority plans to promote certain sectors of the economy by providing special investment incentives to specific industries. The 2017 Investment Priorities Plan (“2017 IPP”) was approved by President Duterte on February 28, 2017 as proposed by the Board of Investments. The 2017 IPP includes tax breaks for micro, small and medium enterprise oriented, innovation driven and health and environment conscious activities, and it is aimed at expanding job opportunities for more segments of the population and bringing more firms into the local and global value chain. The 2017 IPP will be implemented over a three-year period from 2017 to 2020.

In May 2020, the Board of Investments submitted its proposed 2020 Investment Priorities Plan (“2020 IPP”) to President Duterte for approval. The 2020 IPP provides a transition for the implementation of the CREATE tax bill, and integrates investment incentives (including income tax holidays and exemption from tax and duty on imports of capital equipment) for rural development, as well as COVID-19 pandemic-mitigating activities, such as the manufacture of COVID-19 essential goods and personal protective equipment. As of September 30, 2020, the 2020 IPP was still pending President Duterte’s approval.

The following table sets out foreign direct investments in the Philippines by industry.

	Net Foreign Direct Investment by Industry(1)
Industry	2016	2017	2018	2019	2020(2)	2021(3)

	($ in millions)
Total equity other than reinvestment of earnings, net	2,592.1	3,397.9	2,345.6	2,295.2	1,475.7	1,122.3
Agriculture, forestry and fishing	0.3	20.0	0.9	0.4	0.0	0.3
Mining and quarrying	50.4	8.9	5.0	1.4	0.6	6.4
Manufacturing	334.3	1,181.8	1,094.9	303.2	745.4	382.6
Electricity, gas, steam and air conditioning supply	(83.1)	1,388.0	199.2	307.3	(38.3)	247.0
Water supply, sewerage, waste management and remediation activities	0.1	1.3	0.4	5.8	0.1	(8.5)
Construction	8.8	162.4	42.7	66.0	96.4	23.2
Wholesale and retail trade and repair of motor vehicles and motorcycles	208.2	83.1	(18.0)	(180.7)	83.5	31.0
Transportation and storage	7.8	49.5	11.2	104.8	19.3	31.6
Accommodation and food service activities	168.2	(38.4)	6.7	20.6	7.8	9.2
Information and communication	(2.6)	38.3	15.9	357.1	128.1	45.3
Financial and insurance activities	1,126.1	141.5	454.2	949.7	111.3	175.7
Real estate activities	121.9	247.8	294.2	250.4	187.9	109.3
Professional, scientific and technical activities	17.6	66.0	15.0	8.1	25.2	43.3
Administrative and support service activities	22.5	(5.6)	22.1	59.5	90.4	11.9
Public administration and defense; compulsory social security	0.0	0.0	0.0	0.0	0.0	0.0
Education	0.5	1.4	0.3	1.5	0.8	7.3
Human health and social work activities	35.2	23.9	2.0	32.2	14.3	4.1
Arts, entertainment and recreation	575.0	27.8	198.4	9.1	2.8	2.3
Other service activities	(0.0)	0.1	0.5	(1.0)	0.1	0.3
Others, not elsewhere classified(3)	1.0	0.0	0.0	0.0	0.0	0.0
Reinvestment of earnings	710.2	862.6	896.6	1,132.0	978.0	865.4
Debt instruments	4,977.3	5,995.9	6,706.4	5,244.2	4,131.9	5,300.0

Total	8,279.6	10,256.4	9,948.6	8,671.4	6,585.6	7,287.7

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1)

Data restated using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework. Pursuant to BPM6, net FDI flows refer to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e., net intercompany borrowings)).

(2)	Preliminary data.
(3)	Preliminary data for the nine months ended September 30, 2021.
(4)	Covers non-residents investments in non-banks sourced from the Cross-Border Transactions Survey and in local banks; sectoral or industry breakdown statistics are not available.

The following table sets out foreign direct investments in the Philippines by country.

	Net Foreign Direct Investment by Country(1)
	2016	2017	2018	2019	2020(2)	2021(3)

	($ in millions)
Country
Total equity other than reinvestment of earnings, net	2,592.1	3,397.9	2,345.6	2,295.2	1,475.7	1,122.32
Japan	1,088.4	72.1	85.6	304.7	698.7	399.95
North America(4)	79.1	467.7	177.3	292.8	158.6	81.4
United Kingdom	(203.4)	9.4	43.2	9.1	42.5	13.3
European Union(5)	118.1	1,786.7	355.2	351.5	277.3	2.1
Other Europe(6)	5.3	14.1	1.1	22.0	3.2	4.9
Asia(7)	22.9	110.0	210.4	283.6	63.6	14.5
Asia Newly Industrialized Economies (ANIES)(8)	918.2	203.8	490.2	288.2	97.4	67.5
ASEAN(9)	269.4	725.5	1,070.2	662.2	98.0	532.5
Australia and New Zealand	6.3	(2.8)	(105.9)	(1.9)	(3.8)	(6.2)
Central and South America(10)	77.9	7.4	37.5	5.6	2.2	2.5
Others	6.6	13.4	37.4	77.4	37.2	9.7
International organization	0.0	0.0	0.0	0.0	0.0	0.0
Reinvestment of earnings(11)	710.2	862.6	896.6	1,132.0	978.0	865.4
Debt instruments(11)	4,977.3	5,995.9	6,706.4	5,244.2	4,131.9	5,300.0
Total	8,279.6	10,256.4	9,948.6	8,671.4	6,585.6	7,287.7

Notes:

(1)

Data restated using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework. Pursuant to BPM6, net FDI flows refers to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e. net intercompany borrowings)).

(2)	Preliminary data.
(3)	Preliminary data for the nine months ended September 30, 2021.
(4)	Includes the United States and Canada.
(5)

The United Kingdom left the European Union effective January 1, 2021. For comparability across periods, data prior to January 1, 2021 were revised to reflect the United Kingdom’s exit from the European Union.

(6)	Includes Albania, Belarus, Croatia, Gibraltar, Iceland, Liechtenstein, Norway, Romania, Russian Federation, Switzerland and Ukraine.
(7)	Includes China, India, Pakistan and Western, Central, South and East Asia except South Korea, Hong Kong, Taiwan and ASEAN countries.
(8)	Includes South Korea, Hong Kong and Taiwan.
(9)	Includes Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Singapore, Thailand and Vietnam.
(10)	Includes Argentina, Brazil, Mexico, Panama and other Central and South American countries.
(11)	Country breakdowns for debt instruments are not available.

In 2016, net inflows of foreign direct investment were $8.3 billion, 46.8% higher than the $5.6 billion recorded in 2015. The higher inflows were mainly due to higher net investments in debt instruments, which increased 61.8% to $5.0 billion in 2016 from $3.1 billion recorded in 2015, and higher net investments in financial and insurance activities, which increased to $1.1 billion in 2016 from $522.5 million recorded in 2015. The increases were partially offset by the decrease in net inflows of investments in manufacturing, which decreased 56.7% to $334.3 million in 2016 from $772.7 million recorded in 2015.

The contribution of new equity investments to net inflows of foreign direct investment increased in 2016, from $1.8 billion in 2015 to $2.6 billion in 2016. This increase was primarily a result of a significant increase in the net inflows of $394.1 million from Japan recorded in 2015 to net inflows of $1.1 billion in 2016, a significant increase in the net inflows of $226.1 million from ANIEs recorded in 2015 to net inflows of $918.2 million in 2016, partially offset by a decrease in net inflows from the United States and Canada, from net inflows of $627.9 million in 2015 to net inflows of $79.1 million in 2016. Reinvestment of earnings in the Republic decreased by 4.9% in 2016 and placements of debt instruments abroad increased by 61.8% in 2016.

In 2017, net inflows of foreign direct investment were $10.3 billion, 23.9% higher than the $8.3 billion recorded in 2016. The higher inflows were mainly due to higher net investments in debt instruments, manufacturing, and electricity, gas, steam and air conditioning supply. Net investments in debt instruments increased 20.5% to $6.0 billion in 2017 from $5.0 billion recorded in 2016. Net investments in manufacturing increased significantly to $1.2 billion in 2017 from $334.3 million in 2016. Net investments in electricity, gas, steam and air conditioning supply reversed from a net outflow of $83.1 million in 2016 to a net inflow of $1.4 billion in 2017. The increases were partially offset by the decrease in net inflows of financial and insurance activities, which decreased 87.4% to $141.5 million in 2017 from the $1.1 billion recorded in 2016.

The contribution of new equity investments to net inflows of foreign direct investment increased from $2.6 billion in 2016 to $3.4 billion in 2017. This increase was primarily a result of an increase in the net inflows from the European Union from $106.8 million recorded in 2016 to $1.8 billion in 2017, an increase in the net inflows from ASEAN countries from $269.4 million recorded in 2016 to $725.5 million in 2017, and an increase in the net inflows from the United States and Canada from $79.1 million in 2016 to $467.7 million in 2017. These increases were partially offset by a decrease in net inflows from Japan, from net inflows of $1.1 billion in 2016 to net inflows of $72.1 million in 2017 and a decrease in net inflows from ANIES, from net inflows of $918.2 million in 2016 to net inflows of $203.8 million in 2017. Reinvestment of earnings in the Republic increased by 21.5% in 2017 and placements of debt instruments abroad increased by 20.5% in 2017.

In 2018, net inflows of foreign direct investment were $9.8 billion, 4.1% lower than the $10.3 billion recorded in 2017. The lower inflows were mainly due to lower net investments manufacturing, and electricity, gas, steam and air conditioning supply. Net investments in electricity, gas, steam and air conditioning supply decreased from net inflows of $1.4 billion in 2017 to a net inflow of $192.8 million in 2018. This decrease was partially offset by the increases in net inflows in debt instruments and arts, entertainment and recreation. Net inflows in debt instruments increased by 11.8% to $6.7 billion in 2018 from $6.0 billion recorded in 2017 and net inflows from arts, entertainment and recreation increased significantly to $188.4 million in 2018 from the $27.8 million recorded in 2017.

The contribution of new equity investments to net inflows of foreign direct investment decreased from $3.4 billion in 2017 to $2.3 billion in 2018. This decrease was primarily a result of a decrease in the net inflows from the European Union from $1.8 billion recorded in 2017 to $340.3 million in 2018 and a decrease in the net inflows from the United States and Canada from $467.7 million recorded in 2017 to $153.1 million in 2018. These decreases were partially offset by an increase in net inflows from Japan, from net inflows of $72.1 million in 2017 to net inflows of $218.9 million in 2018 and an increase in net inflows from ASEAN countries, from net inflows of $725.5 million in 2017 to net inflows of $989.7 million in 2018. Reinvestment of earnings in the Republic decreased by 0.4% in 2018 and placements of debt instruments abroad increased by 11.8% in 2018.

In 2019, net inflows of foreign direct investment were $7.7 billion, 22.7% lower than the $9.9 billion recorded in 2018. The lower inflows were mainly due to a decline in net equity investment other than reinvestment of earnings and in net debt instruments from $2.3 billion and $6.7 billion in 2018 to $1.4 billion and $5.2 billion, respectively, in 2019. Net investments in manufacturing decreased from net inflows of $1.1 billion in 2018 to a net inflow of $257.5 million in 2019. This decrease was partially offset by the increases in net inflows in financial and insurance activities from net inflows of $454.2 million in 2018 to a net inflow of $543.5 million in 2019.

The contribution of new equity investments to net inflows of FDI decreased from $2.3 billion in 2018 to $1.4 billion in 2019. This decrease was mainly due to decreases in net inflows from ASEAN countries, China and Hong Kong, and the European Union from $1.1 billion, $471.1 million and $355.2 million in 2018 to $480.9 million, $154.0 million and $79.1 million, respectively, in 2019. These were partially offset by increases in net inflows from the United States from $184.6 million in 2018 to $280.4 million in 2019.

In 2020, according to preliminary data, net inflows of foreign direct investment were $6.5 billion, 24.6% lower than the $8.7 billion recorded in 2019. The lower inflows were mainly due to a decline in net debt instruments from $5.2 billion in 2019 to $4.1 billion in 2020, and a decline in net equity investment other than reinvestment of earnings from $2.3 billion in 2019 to $1.5 billion in 2020. Net investments in manufacturing activities increased from a net inflow of $303.2 million in 2019 to a net inflow of $745.4 million in 2020, while net investments in financial and insurance activities decreased from a net inflow of $949.7 million in 2019 to a net outflow of $111.3 million in 2020.

The contribution of new equity investments to net inflows of foreign direct investment decreased to $1.5 billion in 2020 from $2.3 million in 2019. Foreign direct investment decreased primarily as a result of decreases in new equity investments from Singapore and China to net inflows of $71.1 million and $52.2 million, respectively, in 2020 from a net inflow of $545.1 and $276.4 million, respectively, in 2019. These were partially offset by an increase in net inflows from Japan from a net inflow of $304.7 million in 2019 to a net inflow of $698.7 million in 2020. Reinvestment of earnings in the Republic decreased to $978.0 million in 2020, compared with $1.1 billion in 2019.

In the first nine months of 2021, according to preliminary data, net inflows of foreign direct investment were $7.3 billion, 43.8% higher than the $5.1 billion recorded in the first nine months of 2020. The higher inflows were mainly due to a significant increase in net debt instruments, from $3.0 billion in the first nine months of 2020 to $5.3 billion in the first nine months of 2021. Net investments in electricity, gas, steam and air conditioning supply reversed from a net outflow of $33.6 million in the first nine months of 2020 to a net inflow of $247.0 million in the first nine months of 2021. Net investments in financial and insurance activities increased from a net inflow of $66.6 million in the first nine months of 2020 to a net inflow of $175.7 million in the first nine months of 2021. These were partially offset by a decrease in net investments in manufacturing activities from a net inflow of $712.4 million in the first nine months of 2020 to a net inflow of $382.6 million in the first nine months of 2021.

The contribution of new equity investments to net inflows of foreign direct investment decreased to $1.1 billion in the first nine months of 2021 from $1.3 billion in the first nine months of 2020. Foreign direct investment decreased primarily as a result of decreases in new equity investments of foreign direct investment from Japan and the European Union to net inflows of $400.0 million and $2.1 million, respectively, in the first nine months of 2021 from net inflows of $616.5 million and $260.0 million, respectively, in the first nine months of 2020. These were partially offset by increases in net inflows from Singapore from a net inflow of $113.2 million in the first nine months of 2020 to a net inflow of $505.5 million in the first nine months of 2021. Reinvestment of earnings in the Republic increased to $865.4 million in the first nine months of 2021, compared with $770.3 million in the first nine months of 2020.

International Reserves

The following table sets out the gross international reserves of Bangko Sentral, compiled in a manner consistent with the revised balance of payments framework and the treatment of IMF accounts in the depository corporations survey published in the IMF’s International Financial Statistics.

	Gross International Reserves of Bangko Sentral As of December 31,
Sector	2016	2017	2018	2019	2020	2021(1)

	($ in millions, except months and percentages)
Reserve position in the IMF(2)	442	424	474	590	813.1	781.7
Gold	7,259	8,337	8,154	8,016	11,605.3	9,003.4
SDRs	1,138	1,211	1,184	1,182	1,232.9	3,942.3
Foreign investments	68,290	65,815	66,733	75,304	93,644.5	91,505.2
Foreign exchange(3)	3,563	5,783	2,650	2,748	2,821.6	2,490.9

Total	80,692	81,570	79,193	87,840	110,117.4	107,723.6

Total as number of months of imports of goods and services	8.8	7.8	6.9	7.6	12.3	10.2
Total as a % of short-term debt(4)
Original maturity	556	571	493	511	775	872
Residual maturity	418	419	365	397	504	572

Source: Bangko Sentral.

Notes:

(1)	Data as of November 30, 2021.
(2)	The reserve position in the IMF refers to the country’s claim on the IMF’s General Resources Account. It is an asset of the Government but is treated as part of the gross international reserves.
(3)	Consists of time deposits, investments in securities issued or guaranteed by Government or international organizations and repurchase agreements.
(4)

Short-term debt based on residual maturity refers to outstanding short-term external debt on original maturity plus principal payments on medium- and long-term loans of the public and private sectors due within the next 12 months.

The gross international reserves controlled by Bangko Sentral constitute substantially all of the Philippines’ official international reserves. Bangko Sentral occasionally enters into options with respect to gold, foreign exchange and foreign securities for purposes of managing yield or market risk. It also enters into financial swap contracts to optimize yield on its gold reserves.

As of December 31, 2016, gross international reserves were $80.7 billion, a minimal increase from the $80.7 billion recorded as of December 31, 2015. The minimal increase in 2016 was mainly due to an increase of $3.0 billion in foreign exchange to $3.6 billion in 2016 from $613 million in 2015, and an increase of $556 million in gold reserves to $7.3 billion in 2016 from $6.7 billion in 2015. The increases were partially offset by a decrease of $3.4 billion in foreign investments to $68.3 billion in 2016 from $71.7 billion in 2015. The level of gross international reserves as of December 31, 2016 was sufficient to cover approximately 8.8 months of imports of goods and payments of services and income, and was equivalent to 5.6 times the Republic’s short-term debt based on original maturity and 4.2 times based on residual maturity. Net international reserves at the end of 2016 were $80.7 billion.

As of December 31, 2017, gross international reserves were $81.6 billion, an increase from the $80.7 billion recorded as of December 31, 2016. The increase in 2017 was mainly due to an increase of $2.2 billion in foreign exchange to $5.8 billion in 2017 from $3.6 million in 2016, and an increase of $1.1 billion in gold reserves to $8.3 billion in 2017 from $7.3 billion in 2016. These increases were partially offset by a decrease of $2.5 billion in foreign investments to $65.8 billion in 2017 from $68.3 billion in 2016. The level of gross international reserves as of December 31, 2017 was sufficient to cover approximately 7.7 months of imports of goods and payments of services and income, and was equivalent to 5.7 times the Republic’s short-term debt based on original maturity and 4.2 times based on residual maturity. Net international reserves at the end of 2017 were $81.6 billion.

As of December 31, 2018, gross international reserves were $79.2 billion, a decrease from the $81.6 billion recorded as of December 31, 2017. The decrease in 2018 was mainly due to a decrease of $2.9 billion in foreign exchange to $2.6 billion in 2018 from $5.8 billion in 2017, and a decrease of $183 million in gold reserves to $8.2 billion in 2018 from $8.3 billion in 2017. The level of gross international reserves as of December 31, 2018 was sufficient to cover approximately 6.9 months of imports of goods and payments of services and income, and was equivalent to 4.9 times the Republic’s short-term debt based on original maturity and 3.7 times based on residual maturity. Net international reserves at the end of 2018 were $79.2 billion.

As of December 31, 2019, gross international reserves were $87.8 billion, an increase of 10.9% from the $79.2 billion recorded as of December 31, 2018. This increase was primarily attributable to an increase of 12.8% in foreign investments to $75.3 billion as of December 31, 2019 from $66.7 billion as of December 31, 2018, partially offset by a 1.7% decrease in gold reserves to $8.0 billion as of December 31, 2019 from $8.2 billion as of December 31, 2018. The level of gross international reserves as of December 31, 2019 was sufficient to cover approximately 7.6 months of imports of goods and services and payments of primary income, and was also equivalent to 5.1 times the Republic’s short-term debt based on original maturity and 4.0 times based on residual maturity. Net international reserves at the end of 2019 were $87.8 billion.

As of December 31, 2020, gross international reserves were $110.1 billion, an increase from the $87.8 billion recorded as of December 31, 2019. This increase was mainly due to an increase of $18.3 billion in foreign investments to $93.6 billion as of December 31, 2020 from $75.3 billion as of December 31, 2019. The level of gross international reserves as of December 31, 2020 was sufficient to cover approximately 12.3 months of imports of goods and payments of services and income, and was equivalent to 7.8 times the Republic’s short-term debt based on original maturity and 5.0 times based on residual maturity. Net international reserves at the end of December 2020 were $110.1 billion.

Preliminary data indicates that gross international reserves were $107.7 billion as of November 30, 2021, a decrease from the $110.1 billion recorded as of December 31, 2020. This decrease was mainly due to a decrease of $2.6 billion in gold reserves to $9.0 billion as of November 30, 2021 from $11.6 billion as of December 31, 2020. The level of gross international reserves as of November 30, 2021 was sufficient to cover approximately 10.2 months of imports of goods and payments of services and income, and was equivalent to 8.7 times the Republic’s short-term debt based on original maturity and 5.7 times based on residual maturity. Net international reserves at the end of November 2021 were $107.7 billion.

Monetary System

Monetary Policy

In 1993, the Government established Bangko Sentral, the Republic’s central bank, pursuant to the New Central Bank Act. Bangko Sentral replaced the old Central Bank of the Philippines. Bangko Sentral functions as an independent central monetary authority responsible for policies in the areas of money, banking and credit, as authorized under the New Central Bank Act. The New Central Bank Act prohibits Bangko Sentral from engaging in quasi-fiscal activities, commercial banking or development banking or financing, all of which had contributed to substantial deficits at the old Central Bank of the Philippines.

Bangko Sentral’s primary objectives are to maintain price stability, monetary stability and the convertibility of the peso. To achieve its price stability objective, Bangko Sentral undertakes monetary management mainly through adjustments to policy rates and the conduct of open market operations, including the purchase and sale of Government securities, rediscounting transactions and adjustments in reserve requirements.

Bangko Sentral’s functions include:

•	conducting monetary policy;

•	issuing the national currency;

•	managing foreign currency reserves;

•	acting as depository for the Government, its political subdivisions and instrumentalities and GOCCs; and

•	regulating banks and quasi-banks in the Philippines.

The Government owns all of the capital stock of Bangko Sentral. A seven-member Monetary Board consisting of Bangko Sentral’s Governor, a member of the Cabinet designated by the President, and five full-time private sector representatives governs Bangko Sentral. The President appoints each of the seven Monetary Board members, except the Cabinet representative, to six-year terms.

Philippine law requires Bangko Sentral to maintain international reserves adequate to meet any foreseeable net demands for foreign currencies.

On February 14, 2019, President Duterte signed Republic Act No. 11211, a law amending the New Central Bank Act by, among others, increasing the capitalization as well as the powers of Bangko Sentral. Under this law, Bangko Sentral’s capitalization was increased from ₱50 billion to ₱200 billion, a measure that provides more funds either for absorbing losses or for investment. The law also expands Bangko Sentral’s supervisory powers to cover more types of financial institutions, including money service businesses, credit granting businesses and payment system operators.

In addition, Bangko Sentral is empowered to demand the forfeiture of profits from unauthorized financial transactions, as well as impose additional administrative and criminal sanctions. Finally, Bangko Sentral was given the authority to issue debt papers for more flexibility in determining the timing and size of its monetary operations.

As of December 31, 2020, Bangko Sentral, according to audited financial information, had total assets of ₱7,075.1 billion, of which international reserves accounted for ₱5,249.9 billion. Bangko Sentral’s remaining assets consisted mainly of domestic securities, loans and advances, bank premises and other fixed assets and other assets, and its liabilities consist mainly of currency in circulation and deposits from banks and quasi-banks.

Money Supply

The following table presents certain information regarding the Philippines’ money supply. In July 2013, Bangko Sentral adopted a new system for compiling and reporting monetary statistics called the SRF format as part of Bangko Sentral’s adherence to international best practices in statistical compilation. The adoption of the SRF system did not result in any change to overall monetary balances. However, Bangko Sentral has, in connection with the adoption of the SRF, also implemented certain recommendations from the IMF pertaining to the inclusion of unsecured subordinated debt and accrued interest expense, which has given rise to minor changes in amounts previously reported.

	Money Supply (SRF-based)
	As of December 31,
	2017	2018	2019	2020	2021(1)

	(₱ in billions, except percentages)
M1(2)
Currency in circulation	1,047.6	1,231.8	1,395.8	1,731.8	1,711.2
Current account deposits	2,503.3	2,657.2	3,104.5	3,724.1	4,091.9
Total	3,550.8	3,889.0	4,500.3	5,455.9	5,803.1
percentage increase(3)	15.7%	9.5%	15.7%	21.2%	14.6	%(6)
M2(4)	10,202.3	11,080.2	12,293.2	13,564.2	14,040.2
percentage increase(3)	11.6%	8.6%	10.9%	10.3%	9.2	%(6)
M3(5)	10,636.1	11,643.0	12,976.3	14,222.0	14,645.7
percentage increase(3)	11.9%	9.5%	11.5%	9.6%	8.2	%(6)

Source: Department of Economic Statistics, Bangko Sentral.

Notes:

(1)	Preliminary data as of October 31, 2021.
(2)	Consists of currency in circulation and demand deposits.
(3)	Period-on-period.
(4)	Consists of M1, savings deposits and time deposits.
(5)	Consists of M2 and deposit substitutes.
(6)	Compared to October 31, 2020.

As of December 31, 2016, the Republic’s money supply (M3) was ₱9.5 trillion, an increase of 12.8% from the ₱8.4 trillion recorded as of December 31, 2015. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 17.0% compared to the level as of December 31, 2015. This increase was primarily driven by a 15.1% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 16.6% compared to the level as of December 31, 2015. Net claims on the Government also increased by 27.1% as of December 31, 2016 compared to the level as of December 31, 2015. Bangko Sentral’s net foreign asset position increased by 4.9% and the net foreign asset position of other depository corporations also increased by 53.6% over the period.

As of December 31, 2017, the Republic’s money supply (M3) was ₱10.6 trillion, an increase of 11.9% from the ₱9.5 trillion recorded as of December 31, 2016. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 13.9% compared to the level as of December 31, 2016. This increase was primarily driven by a 16.4% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 16.4% compared to the level as of December 31, 2016. Net claims on the Government also increased by 2.0% as of December 31, 2017 compared to the level as of December 31, 2016. Bangko Sentral’s net foreign asset position increased by 1.4% and the net foreign asset position of other depository corporations also increased by 10.3% over the period.

As of December 31, 2018, the Republic’s money supply (M3) was ₱11.6 trillion, an increase of 9.5% from the ₱10.6 trillion recorded as of December 31, 2017. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 14.9% compared to the level as of December 31, 2017. This increase was primarily driven by a 14.5% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 15.1% compared to the level as of December 31, 2017. Net claims on the Government also increased by 16.9% as of December 31, 2018 compared to the level as of December 31, 2017. Bangko Sentral’s net foreign asset position increased by 1.3% and the net foreign asset position of other depository corporations decreased by 6.9% over the period.

As of December 31, 2019, the Republic’s money supply (M3) was ₱13.0 trillion, an increase of 11.3% from the ₱11.6 trillion recorded as of December 31, 2018. This growth in money supply was mainly driven by the increase in domestic claims, which increased by 10.6% compared to the level recorded as of December 31, 2018. The increase in domestic claims was primarily driven by an 8.1% increase in claims on other sectors, particularly claims on the private sector, which increased by 7.7% compared to the level as of December 31, 2018. Net claims on the central Government also increased by 23.8% as of December 31, 2019, compared to the level as of December 31, 2018. From December 31, 2018 to December 31, 2019, Bangko Sentral’s net foreign asset position increased by 8.9% from ₱4.7 trillion to ₱4.9 trillion and the net foreign asset position of other depository corporations increased by 23.3% from ₱0.4 trillion to ₱0.5 trillion.

As of December 31, 2020, the Republic’s money supply (M3) was ₱14.2 trillion, an increase of 9.6% from the ₱13.0 trillion as of December 31, 2019. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 4.7% compared to the level as of December 31, 2019. This increase was primarily driven by an increase in net claims on Central Government, which increased by 30.6% compared to the level as of December 31, 2019. Bangko Sentral’s net foreign asset position increased by 20.5% to ₱5.3 trillion as of December 31, 2020 and the net foreign asset position of other depository corporations also increased by 72.8% to ₱0.8 trillion as of December 31, 2020.

As of October 31, 2021, according to preliminary data, the Republic’s money supply (M3) was ₱14.6 trillion, an increase of 8.2% from the ₱13.5 trillion as of October 31, 2020. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 7.5% compared to the level as of October 31, 2020. This increase was primarily driven by an increase in net claims on Central Government, which increased by 21.5% compared to the level as of October 31, 2020. Bangko Sentral’s net foreign asset position increased by 8.8% to ₱5.5 trillion as of October 31, 2021 and the net foreign asset position of other depository corporations also increased by 8.9% to ₱0.9 trillion as of October 31, 2021.

In 2020, the average 91-day T-bill rate was 2.02%. In first eleven months of 2021, the average 91-day T-bill rate was 1.15%.

The following table presents information regarding domestic interest and deposit rates.

	Domestic Interest and Deposit Rates
	2016	2017	2018	2019	2020	2021

	(weighted averages per period)
91-day Treasury bill rates	1.5%	2.2%	3.5%	4.7%	2.0%	1.2	%(1)
Bank average lending rates	5.6%	5.6%	6.1%	7.1%	N/A	N/A

Source: Bangko Sentral.

Note:

(1)	Preliminary data as of November 30, 2021.

Monetary Regulation

The Bangko Sentral formally adopted inflation targeting as the framework for monetary policy in January 2002. This policy move is aimed at providing the Bangko Sentral with a more focused and forward-looking approach in the pursuit of its primary mandate, which is to ensure price stability. This approach involves the announcement of an explicit inflation target that the Bangko Sentral seeks to achieve over a given time period. The target inflation rate is set and announced jointly by the Bangko Sentral and the Government through an inter-agency body. Although the responsibility of achieving the target rests primarily with the Bangko Sentral, this joint announcement reflects active Government participation in achieving the goal of price stability and the inflation target. The Bangko Sentral also created an Advisory Committee which deliberates, discusses and recommends to the Monetary Board the appropriate monetary policy stance that will enable the Bangko Sentral to achieve the desired inflation target.

On June 3, 2016, Bangko Sentral adopted an interest rate corridor (“IRC”) system in its monetary operations . The primary aim of the adoption of the IRC system was to improve the transmission of monetary policy. By helping to ensure that money market rates move within a reasonably close range around the Monetary Board’s policy rate, the IRC system is expected to help enhance the link between the stance of Bangko Sentral monetary policy and financial markets and, thereby, impact the real economy. The IRC system consists of the following instruments: standing liquidity facilities, namely, the overnight lending facility and the overnight deposit facility; the overnight reverse repurchase facility; and a term deposit auction facility. The interest rates for the standing liquidity facilities form the upper and lower bound of the corridor while the overnight reverse repurchase rate is set at the middle of the corridor. The interest rates applied on the overnight lending facility and reverse repurchase facility signal the stance of the Bangko Sentral’s monetary policy, while the term deposit facility serves as the main tool for absorbing liquidity.

In connection with the establishment of the IRC system, on June 3, 2016, the Monetary Board set a new overnight lending facility rate of 3.5% (a reduction of the interest rate for the upper bound of the corridor from the previous overnight lending facility rate of 6.0%), adjusted the reverse repurchase rate to 3.0% (a reduction from the previous 4.0%) and set a new overnight deposit facility rate of 2.5% (consistent with the previous SDA rate). In doing so, the Monetary Board noted that the shift to the IRC system does not represent a change in Bangko Sentral’s stance on monetary policy. The IRC reforms are primarily operational in nature and have not materially affected prevailing monetary policy settings upon implementation. In particular, the weighted rate for monetary operations will remain broadly the same as before the implementation of the IRC system. Moreover, the interest rate at the floor of the corridor, where the bulk of Bangko Sentral’s liquidity absorption with the market currently takes place, is being kept steady at the launch of the IRC system. At the same time, short-term liquidity conditions have remained broadly unchanged as funds continued to be absorbed through monetary operations under the new IRC system.

In 2017, Bangko Sentral held six monetary policy meetings and at each of these meetings its key policy rate for the overnight reverse repurchase facility was maintained at 3.0%. The interest rates for other monetary policy instruments were also kept steady. Similarly, the reserve requirement ratios were left unchanged.

In May 2018, the Monetary Board decided to increase the reverse repurchase rate to 3.25% and the overnight lending facility rate to 6.25%, citing potential inflation pressures and elevated inflationary expectations. In June 2018, the Monetary Board decided to increase the reverse repurchase to 3.50% and the overnight lending facility rate to 6.50% citing elevated inflationary expectations. In August 2018, the Monetary Board decided to increase the reverse repurchase rate to 4.0% and the overnight lending facility rate to 7.0%, noting rising inflation. In September 2018, the Monetary Board decided to increase the reverse repurchase rate to 4.5% and the overnight lending facility rate to 7.5%, citing signs of sustained and broadening price pressures. In November 2018, the Monetary Board decided to increase the reverse repurchase rate to 4.75% and the overnight lending facility rate to 7.75%, citing that inflation expectations remained high and wage pressures continued to drive price developments. In 2018, average lending rates ranged between 4.6% to 7.1%, compared to average lending rates that ranged between 4.1% to 6.5% in 2017.

In March 2019, the Monetary Board decided to keep the reverse repurchase rate at 4.75% and the overnight lending facility rate at 7.75%, citing a more manageable inflation environment. In May 2019, the Monetary Board decided to reduce the reverse repurchase rate to 4.5% and the overnight lending facility rate to 7.5%, citing its assessment that the inflation outlook continues to be manageable, with easing price pressures owing to the decline in food prices amid improved supply conditions. In August 2019, the Monetary Board cut the interest rate on the reverse repurchase rate to 4.25% and the overnight lending facility rate to 4.75%, citing inflation momentum that has eased while growth prospects in the country remained firm on the back of a projected recovery in household spending as well as the accelerated implementation of the Government’s infrastructure spending program. In September 2019, the Monetary Board cut the interest rate on the reverse repurchase rate further to 4.0% and the overnight lending facility rate to 4.5%, respectively, citing continued deceleration in the inflation momentum and well-anchored inflation expectations. These reverse repurchase and overnight lending facility rates were maintained for the rest of 2019 resulting from continued deceleration in the inflation momentum. Average lending rates over the past five years were an average range of 4.5% to 6.9% in 2015, 4.3% to 6.7% in 2016, 4.1% to 6.5% in 2017, 4.6% to 7.1% in 2018 and 5.5% to 8.0% in 2019.

On February 6, 2020, the Monetary Board cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 25 basis points to 3.75%. The interest rates on the overnight lending facility rate and deposit facilities were reduced to 4.25% and 3.25%, respectively. On March 19, 2020, the Monetary Board further cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 50 basis points to 3.25%. The interest rates on the overnight lending facility rate and deposit facilities were reduced to 3.75% and 2.75%, respectively. On April 16, 2020, the Monetary Board assessed the impact of the COVID-19 pandemic on the Philippine economy, and decided to cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 50 basis points to 2.75%. The interest rates on the overnight lending facility rate and deposit facilities were reduced to 3.25% and 2.25%, respectively. On June 25, 2020, the Monetary Board decided to cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 50 basis points to 2.25%. The interest rates on the overnight deposit and overnight lending facility rate were reduced to 1.75% and 2.75%, respectively. On August 20, 2020, the Monetary Board decided to maintain the interest rate on the Bangko Sentral’s overnight reverse repurchase facility at 2.25% and the overnight deposit and overnight lending facility rate at 1.75% and 2.75%, respectively. On October 1, 2020, the Monetary Board decided to maintain the interest rate on the BSP’s overnight reverse repurchase facility at 2.25%. The interest rates on the overnight deposit and lending facilities were likewise kept at 1.75% and 2.75%, respectively. On November 19, 2020, the Monetary Board decided to cut the interest rate on the BSP’s overnight reverse repurchase facility by 25 basis points to 2.0%, citing its assessment that with a benign inflation environment and stable inflation expectations, there is enough policy space for a reduction in the policy rate at this time to uplift market sentiment and nurture the country’s economic recovery amid increased downside risks to growth. The interest rates on the overnight deposit and lending facilities were likewise reduced to 1.5% and 2.5%, respectively. On December 17, 2020, the Monetary Board decided to maintain the interest rate on the BSP’s overnight reverse repurchase facility at 2.0%. The interest rates on the overnight deposit and lending facilities were likewise kept at 1.5% and 2.5%, respectively.

On February 11, 2021, March 25, 2021, May 12, 2021, June 24, 2021, August 12, 2021, September 23, 2021, November 18, 2021 and December 16, 2021, the Monetary Board decided to maintain the interest rate on the BSP’s overnight reverse repurchase facility at 2.0%, citing a manageable inflation environment and that the prevailing monetary policy settings remain appropriate to support the Government’s broader efforts to facilitate the recovery of the economy. The interest rates on the overnight deposit and lending facilities were likewise kept at 1.5% and 2.5%, respectively.

Foreign Exchange System

The Republic maintains a floating exchange rate system under which market forces determine the exchange rate for the peso. Bangko Sentral may, however, intervene in the market to maintain orderly market conditions and limit sharp fluctuations in the exchange rate.

The following table sets out exchange rate information between the peso and the U.S. dollar.

	Exchange Rates of Peso per U.S. Dollar
Year	Period End	Period Average(1)
2016	49.813	47.493
2017	49.923	50.404
2018	52.724	52.661
2019	50.744	51.796
2020	48.036	49.624
2021(2)	50.770	50.357

Source: Reference Exchange Rate Bulletin, Treasury Department, Bangko Sentral.

Notes:

(1)	The average of the monthly average exchange rates for each month of the applicable period.
(2)	Preliminary data as of November 30, 2021.

Foreign exchange may be freely sold and purchased outside the banking system and deposited in foreign currency accounts. Both residents and non-residents may maintain foreign currency deposit accounts with authorized banks in the Philippines, and residents may maintain deposits overseas without restriction. However, foreign exchange may not be purchased from the domestic banking system for deposit in these overseas accounts.

Payments related to foreign loans registered with Bangko Sentral and foreign investments approved by or registered with Bangko Sentral may be serviced with foreign exchange purchased from authorized agent banks in the Philippines. Bangko Sentral must approve and register all outgoing investments by residents exceeding $60 million per investor per year if the funds will be sourced from the Philippine banking system. For a discussion of Bangko Sentral’s loan approval regime, see “The Philippine Financial System—Foreign Currency Loans.”

While the Government imposes no currency requirements for outgoing payments, all exchange proceeds from exports, services and investments must be obtained in any of 22 prescribed currencies. Authorized agent banks may convert the acceptable currencies to pesos.

Individual or corporate non-residents may open peso bank accounts without Bangko Sentral’s approval. The export or electronic transfer out of the Philippines of peso amounts exceeding ₱50,000 requires prior authorization from Bangko Sentral.

Since it allowed the free float of the peso on July 11, 1997, Bangko Sentral has intervened minimally in the foreign exchange market. It has, however, adopted measures related to foreign exchange trading aimed to reduce currency speculation and combat money laundering and has issued regulations to support foreign exchange liberalization.

In 2016, the average exchange rate was ₱47.493 per U.S. dollar, compared to ₱45.503 per U.S. dollar in 2015. The weakening of the peso against the U.S. dollar in 2016 was primarily attributable to the U.S. Federal Reserve’s increase in interest rates in December 2016 and market expectations for further increases and to investor sentiment in relation to changes in international political dynamics including BREXIT, the referendum in Italy and the U.S. presidential election.

In 2017, the average exchange rate was ₱50.404 per U.S. dollar, compared to ₱47.493 per U.S. dollar in 2016. The weakening of the peso against the U.S. dollar in 2017 was primarily attributable to market concerns over the widening trade gap and the growing expectations of further rate hikes during the year by the U.S. Federal Reserve. Furthermore, the Government repaid and prepaid certain foreign debt obligations during the period, which also contributed to the depreciation of the peso.

In 2018, the average exchange rate was ₱52.661 per U.S. dollar, compared to ₱50.404 per U.S. dollar in 2017. The weakening of the peso against the U.S. dollar in 2018 was primarily attributable to market expectations of further US Federal Reserve rate hikes during the year and concerns over the country’s widening trade gap as well as trade tensions between the United States and its major trading partners, including China.

In 2019, the average exchange rate was ₱51.796 per U.S. dollar, compared to ₱52.661 per U.S. dollar in 2018. The appreciation of the peso against the U.S. dollar in 2019 was primarily attributable to easing inflation, robust inflows of remittances, the dovish stance of the US Federal Reserve and improving market sentiment over the trade negotiations between the United States and China and, later in the year, market expectation of a US Federal Reserve rate cut.

In 2020, the average exchange rate was ₱49.624 per U.S. dollar, compared to ₱51.796 per U.S. dollar in 2019. The appreciation of the peso against the U.S. dollar in 2020 was partly attributable to the decrease in the Republic’s imports as compared to its exports, which improved its balance of payment position. The Republic’s access to foreign loans and bonds on favorable terms, which increased its foreign reserves, also helped sustain confidence in the peso.

In the eleven months ended November 30, 2021, the average exchange rate was ₱50.357 per U.S. dollar, compared to ₱48.252 per U.S. dollar in 2020. The weakening of the peso against the U.S. dollar in the eleven months ended November 30, 2021 was primarily attributable to prospects of earlier U.S. monetary policy normalization as well as uncertainties in growth outlook due to the ongoing health crisis.

The Philippine Financial System

Composition

The following table sets out the total resources of the Philippine financial system by category of financial institution.

	Total Resources of the Financial System(1) As of December 31,
	2016	2017(2)	2018	2019	2020	2021(1)(3)

	(₱ in billions)
Banks
Universal/Commercial banks	12,560.5	14,053.8	15,691.5	17,216.1	18,527.4	19,066
Thrift banks	1,122.0	1,213.9	1,293.2	1,203.9	1,192.1	1,279
Rural banks	231.7	256.5	273.9	291.5	308.4	334

Total banks	13,914.2	15,524.3	17,258.6	18,711.5	20,027.9	20,679

Non-bank financial institutions(4)	3,328.6	3,739.8	3,834.7	4,248.7	4,292.5	4,346

Total assets	17,242.8	19,264.1	21,093.3	22,960.2	24,320.4	25,025

Source: Bangko Sentral.

Notes:

(1)	Excludes assets of Bangko Sentral. The amounts presented here include allowance for probable losses.
(2)	Data was revised starting end-March 2017 to include Other Financial Corporations (OFC) data.
(3)	Preliminary data as of October 31, 2021, unless otherwise indicated.
(4)

Includes Investment Houses, Finance Companies, Investment Companies, Securities Dealers/Brokers, Pawnshops, Lending Investors, Non Stocks Savings and Loan Associations, Credit Card Companies (which are under Bangko Sentral supervision), and Private and Government Insurance Companies (i.e., SSS and GSIS).

The Philippine financial system consists of banks and non-bank financial institutions. Banks include all financial institutions that lend funds obtained from the public primarily through the receipt of deposits and deposit substitutes. Non-banks include financial institutions other than banks which lend, invest or place funds, or at which evidences of indebtedness or equity are deposited with or acquired by them, either for their own account or for the account of others. Non-bank financial institutions may have quasi-banking functions. Quasi-banking functions include borrowing money to relend or purchase receivables and other obligations by issuing, endorsing or accepting debt or other instruments or by entering into repurchase agreements with 20 or more lenders at any one time.

Bangko Sentral, through its supervision and examination sector, supervises all banks and non-banks with quasi-banking functions or those with trust authorities such as investment management activities. This includes subsidiaries and affiliates of banks and quasi-banks engaged in related activities and those non-bank financial institutions placed under the effective supervision of Bangko Sentral through special laws such as pawnshops and non-stock savings and loan associations. The Monetary Board serves as the main policy-making body and has the ultimate supervisory authority.

Structure of the Financial System

The Philippine financial system consists of universal banks, commercial banks, thrift banks, rural banks, cooperative banks, Islamic banks, digital banks, and non-bank financial institutions. Each type of bank participates in distinct business activities and geographic markets.

Commercial banks may:

•	accept drafts and issue letters of credit;

•	discount and negotiate promissory notes, drafts, bills of exchange and other evidences of indebtedness;

•	accept or create demand deposits;

•	receive other types of deposits and deposit substitutes;

•	buy and sell foreign exchange and gold or silver bullion;

•	acquire marketable bonds and other debt securities; and

•	lend money on a secured or unsecured basis.

Expanded commercial banks, otherwise known as universal banks, in addition to regular commercial banking activities, may also engage in investment banking activities, invest in non-allied enterprises and own up to 100% of the equity in a thrift bank, a rural bank, a financial allied enterprise or a non-financial allied enterprise. In the case of a publicly listed universal bank, it may also own up to 100% of the voting stock of only one other universal bank or commercial bank. As of October 31, 2021, according to preliminary data, the Republic had 46 operating universal and commercial banks.

The following table sets out the outstanding loans of universal and commercial banks classified by sector and their percentages by sector are net of BSP Reverse Repurchase Agreements.

	Universal and Commercial Banks’ Outstanding Loans by Sector(1) As of December 31,
	2018		2019		2020		2021(2)

	(₱ in millions, except percentages)
Total	8,333,405	100.0%	9,242,993	100.0%	9,176,397	100.0%	9,266,726	100.0%
Agriculture, Forestry and Fishing	192,216	2.3%	221,873	2.4%	211,383	2.3%	192,903	2.1%
Mining and Quarrying	53,926	0.6%	47,974	0.5%	43,454	0.5%	36,768	0.4%
Manufacturing	1,068,469	12.8%	1,048,724	11.3%	993,213	10.8%	1,042,290	11.2%
Electricity, Gas, Steam & Air conditioning Supply	929,456	11.2%	1,006,431	10.9%	1,043,966	11.4%	1,028,473	11.1%
Water Supply, Sewerage, Waste Management and Remediation Activities	82,473	1.0%	106,010	1.1%	103,685	1.1%	107,172	1.2%
Construction	298,704	3.6%	368,663	4.0%	375,630	4.1%	366,614	4.0%
Wholesale & Retail Trade, Repair of Motor Vehicles and Motorcycles	1,159,976	13.9%	1,193,922	12.9%	1,112,621	12.1%	1,082,831	11.7%
Accommodation and Food Services Activities	152,521	1.8%	153,708	1.7%	162,357	1.8%	145,864	1.6%
Transportation and Storage	271,363	3.3%	287,949	3.1%	302,212	3.3%	329,413	3.6%
Information and Communication	316,403	3.8%	357,270	3.9%	376,132	4.1%	462,802	5.0%
Financial and Insurance Activities	787,383	9.4%	923,805	10.0%	881,006	9.6%	915,961	9.9%
Real Estate Activities	1,402,372	16.8%	1,677,815	18.2%	1,768,134	19.3%	1,846,774	19.9%
Professional, Scientific and Technical Activities	71,392	0.9%	68,139	0.7%	54,574	0.6%	62,829	0.7%
Administrative and Support Services Activities	36,222	0.4%	41,558	0.4%	37,621	0.4%	28,287	0.3%
Public Administration and Defense; Compulsory Social Security	136,068	1.6%	142,380	1.5%	144,647	1.6%	150,042	1.6%
Education	39,747	0.5%	42,850	0.5%	39,927	0.4%	35,071	0.4%
Human Health and Social Work Activities	55,609	0.7%	59,890	0.6%	89,340	1.0%	91,374	1.0%
Arts, Entertainment and Recreation	132,183	1.6%	146,781	1.6%	150,136	1.6%	159,325	1.7%
Other Service Activities	127,994	1.5%	100,196	1.1%	65,011	0.7%	56,065	0.6%
Activities of Households as Employers, Undifferentiated Goods & Services Producing Activities of Households for Own Use	85,646	1.0%	79,794	0.9%	86,262	0.9%	66,437	0.7%
Others(3)	1,183,926	13.8%	1,433,022	15.1%	1,400,847	14.8%	1,341,430	14.0%

Notes:

(1)	Net of amortization.
(2)	Preliminary data as of October 31, 2021.
(3)	Includes loans to individuals for household consumption purposes, loans under Bangko Sentral’s reverse repurchase arrangement and loans to non-residents.

Rural and cooperative banks extend credit in the rural areas on reasonable terms to meet the normal credit needs of farmers, fishermen, cooperatives and merchants and, in general, the people in the rural communities. As of November 30, 2021, according to preliminary data, the Republic had 419 operating rural and cooperative banks.

Thrift banks invest their capital and the savings of depositors in:

•	financings for homebuilding and home development;

•	readily marketable debt securities;

•	commercial papers and accounts receivables, drafts, bills of exchange, acceptances or notes arising out of commercial transactions; or

•

short-term working capital and medium and long-term loans to small and medium-sized businesses and individuals engaged in agriculture, services, industry, housing and other financial and allied services in its market.

As of October 31, 2021, according to preliminary data, the Republic had 47 operating thrift banks (including microfinance-oriented banks).

As of end-October 2021, there were seven microfinance rural banks with 147 branches. Meanwhile, there were 15 microfinance-oriented branches of thrift banks and three microfinance-oriented branches of rural banks. Microfinance-oriented banks are required at all times to hold at least 50% of their gross loan portfolio in microfinance loans. Microfinance loans are loans with principal amounts of up to ₱150,000. The loan ceiling can be further increased to ₱300,000 in the case of loans to growing microenterprises, or “Microfinance Plus,” and housing microfinance loans.

The specialized Government banks are the Al-Amanah Islamic Investment Bank of the Philippines, the DBP and the LBP. The Al-Amanah Islamic Investment Bank promotes the development of the ARMM by offering banking, financing and investment services based on Islamic banking principles and rulings. The LBP was founded in 1963 in conjunction with the passage of the Agricultural Land Reform Code to finance the acquisition and distribution of agricultural estates for division and resale to small landholders. Currently it focuses on providing financing for countryside development and poverty alleviation while striving to operate in a sustainable manner with no budgetary support from the Government. To achieve this goal, the LBP maintains commercial banking operations, the profits of which are reinvested in the bank’s developmental programs and initiatives. The LBP’s loan portfolio prioritizes farmers and fishermen, small and medium enterprises and microenterprises, livelihood loans and agribusiness, agri-infrastructure and other agri- and environment-related projects, socialized housing, schools and hospitals.

The DBP, originally founded in 1935 as the National Loan and Investment Board and reorganized into the DBP in 1958, is the primary development financial institution in the Republic. Under its most recent charter adopted in 1998, the DBP is classified as a development bank and may perform all the other functions of a thrift bank. Its mission is to raise the level of competitiveness of the Republic’s economy for sustainable growth and to support infrastructure development, responsible entrepreneurship, efficient social services and protection of the environment. The DBP provides banking services that cater to the medium- and long-term needs of agricultural and industrial enterprises in the Republic with an emphasis on small- and medium-scale industries.

Meanwhile, digital banks were recognized in Bangko Sentral Circular No. 1105 dated December 2, 2020 as a separate and distinct class from the existing bank classifications. They offer financial products and services that are processed end-to-end through a digital platform and/or electronic channels with no physical branches/sub-branches or branch-lite units offering financial products and services. To date, the Bangko Sentral has approved six applications for authority to establish a digital bank in the Republic. These banks are in different stages of completing the remaining licensing requirements before they can operate as digital banks.

Non-bank financial institutions are primarily long-term financing institutions, though they also facilitate short-term placements in other financial institutions. As of October 31, 2021, Bangko Sentral regulated or supervised six non-bank financial institutions with quasi-banking functions. Bangko Sentral also supervised or regulated 1,296 non-bank financial institutions without quasi-banking functions.

Non-Performing Loans

In view of the effects of the COVID-19 pandemic, the Bayanihan to Heal As One Act mandated, among other things, the grant of debt repayment moratorium to borrowers in the Republic. As a result of the Bayanihan to Heal as One Act and the disruptive economic impact of the COVID-19 pandemic, the Philippine banking industry has experienced a significant increase in non-performing loans (“NPLs”) between December 31, 2019 and September 30, 2021. The full implementation of the Financial Institutions Strategic Transfer (“FIST”) Act in February 2021 is seen to reinforce banks’ capital and liquidity position by allowing them to dispose non-performing assets to FIST Corporations, special purpose vehicles and eligible individuals. Moreover, the FIST Act is expected to enhance the financial institutions’ risk-bearing capacity and strengthen their capability to provide financial services to productive sectors of the economy.

The following table provides information regarding NPLs for universal and commercial banks for the periods indicated.

	Total Loans (Gross) and Non-Performing Loans by type of Bank(2) As of December 31, (unless otherwise stated)
	2016	2017	2018	2019	2020	2021(1)

	(₱ in billions, except percentages)
Private Domestic Universal banks
Total loans	5,177.6	6,041.0	6,881.3	7,682.5	7,711.6	7,785.0
Non-performing loans	68.2	72.0	84.1	111.9	244.6	309.0
Ratio of non-performing loans to total loans	1.3%	1.2%	1.2%	1.5%	3.2%	4.0%
Other Private Commercial banks
Total loans	264.0	309.8	345.1	360.2	361.0	386.0
Non-performing loans	9.1	8.7	9.5	11.0	17.6	21.2
Ratio of non-performing loans to total loans	3.5%	2.8%	2.8%	3.1%	4.9%	5.5%
Government banks(3)
Total loans	760.6	968.3	1,196.4	1,305.9	1,321.3	1,362.3
Non-performing loans	12.0	12.5	15.6	28.6	36.3	62.1
Ratio of non-performing loans to total loans	1.6%	1.3%	1.3%	2.2%	2.8%	4.6%
Foreign banks(4)
Total loans	504.0	548.1	595.0	605.4	525.5	502.1
Non-performing loans	4.5	4.3	4.3	5.0	10.2	6.4
Ratio of non-performing loans to total loans	0.9%	0.8%	0.7%	0.8%	2.0%	1.3%
Total loans	6,706.3	7,867.1	9,017.8	9,954.0	9,919.5	10,035.4
Total non-performing loans	93.8	97.5	113.5	156.5	308.8	398.8
Ratio of non-performing loans to total loans	1.4%	1.2%	1.3%	1.6%	3.1%	4.0%

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of October 31, 2021.
(2)	Consists of two foreign bank subsidiaries.
(3)	Consists of the LBP, the DBP and Al-Amanah Islamic Investment Bank of the Philippines.
(4)	Consists of 24 foreign banks, and excludes two foreign banks’ subsidiaries.

As of December 31, 2016, the universal and commercial banking (“U/KB”) industry’s gross non-performing loan ratio was 1.4%, compared with the ratio of 1.6% recorded as of December 31, 2015. Non-performing loans increased by 2.4% to ₱93.8 billion as of December 31, 2016 from the ₱91.6 billion recorded as of December 31, 2015. The total loan portfolio also increased by 17.2% to ₱6,706.3 billion as of December 31, 2016 from ₱5,719.7 billion as of December 31, 2015.

As of December 31, 2017, the gross non-performing loan ratio was 1.2%, which was lower than the ratio of 1.4% recorded as of December 31, 2016. Non-performing loans increased by 4.0% to ₱97.5 billion as of December 31, 2017 from the ₱93.8 billion recorded as of December 31, 2016. The U/KB industry’s total loan portfolio also increased 17.3% to ₱7,867.1 billion as of December 31, 2017 from ₱6,706.3 billion as of December 31, 2016.

As of December 31, 2018, the gross non-performing loan ratio was 1.3%, which was slightly higher than the ratio of 1.2% recorded as of December 31, 2017. Non-performing loans increased by 16.4% to ₱113.5 billion as of December 31, 2018 from the ₱97.5 billion recorded as of December 31, 2017. The U/KB industry’s total loan portfolio also increased 14.6% to ₱9,017.8 billion as of December 31, 2018 from ₱7,867.1 billion as of December 31, 2017.

As of December 31, 2019, the gross non-performing loan ratio was 1.6%, which was higher than the ratio of 1.3% recorded as of December 31, 2018. Gross non-performing loans increased by 37.9% to ₱156.5 billion as of December 31, 2019 from the ₱113.5 billion recorded as of December 31, 2018, primarily due to declining asset quality and growing gross loan portfolio. The U/KB industry’s total loan portfolio increased by 10.4% to ₱9,954.0 billion as of December 31, 2019 from the ₱9,017.8 billion recorded as of December 31, 2018.

As of December 31, 2020, the gross non-performing loan ratio was 3.1%, which was higher than the ratio of 1.6% recorded as of December 31, 2019. Non-performing loans increased significantly by 97.3% to ₱308.8 billion as of December 31, 2020 from the ₱156.5 billion recorded as of December 31, 2019, primarily due to the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers which resulted in declining asset quality and tempered credit growth. The banking system’s total loan portfolio decreased by 0.4% to ₱9,919.5 billion as of December 31, 2020 from the ₱9,954.0 billion recorded as of December 31, 2019.

As of October 31, 2021, the gross non-performing loan ratio was 4.0%, which was higher than the ratio of 3.1% recorded as of December 31, 2020. Non-performing loans increased by 29.1% to ₱398.8 billion as of October 31, 2021 from the ₱308.8 billion recorded as of December 31, 2020, primarily due to the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers which resulted in declining asset quality and tempered credit growth. The U/KB industry’s total loan portfolio increased by 1.2% to ₱10,035.4 billion as of October 31, 2021 from the ₱9,919.5 billion recorded as of December 31, 2020.

Financial Sector Reforms

The Government has undertaken a number of reforms in the financial sector intended to reduce bank holdings of non-performing assets and improve the health of the banking industry in general.

Bangko Sentral continues to build on its existing regulatory framework to align with international standards and best practices while taking into account of domestic conditions in the Republic.

In 2016, Bangko Sentral’s key regulatory reforms focused on corporate governance and risk management, the liberalization of the provision of financial services and the implementation of the remaining components of Basel III, including with regards to domestic systemically important banks, liquidity coverage ratios, trust reforms, consumer protection and other prudential reforms. In April 2017, the Monetary Board approved the amended guidelines on the presentation of annual reports for banks and quasi-banks to align disclosure in annual reports, including information concerning the banks’ financial condition, performance, ownership and governance, with international practices. In June 2017, the Monetary Board approved amendments to the Manual of Regulations for Banks setting forth the expectation on banks to establish an effective reporting system with an appropriate governance process that enables the generation and timely submission of reports in accordance with the Bangko Sentral’s reporting standards.

In November 2017, as part of Bangko Sentral’s strategic initiatives to modernize the Republic’s retail payment system, increase the adoption of greater use of e-payments and to shift the Republic from a cash-heavy country to a cash-lite country, Bangko Sentral launched the Philippine EFT System and Operations Network (“PESONet”). PESONet is an automated clearing house to allow businesses, the Government and individuals to conveniently initiate electronic funds transfers and recurring payments from accounts maintained in Bangko Sentral supervised financial institutions.

On August 22, 2019, Republic Act No. 11439 (“Islamic Banking Act”) was signed into law. The Islamic Banking Act provides for the organization, regulation and powers of Islamic banks to be established in the Philippines. On December 27, 2019, the Bangko Sentral issued the preliminary implementing regulations under the Islamic Banking Act consisting of (a) Circular No. 1069 on the Guidelines on the Establishment of Islamic Banks and Islamic Banking Units (IB/IBUs), and (b) Circular No. 1070 on the Shari’ah Governance Framework. Moreover, the Bangko Sentral Task Force on Islamic Banking continues to conduct policy studies to implement the provisions covering prudential reporting, liquidity and capital adequacy framework, leverage ratio framework and customized training modules for Islamic banks until 2021.

Amid the COVID-19 pandemic, the Bangko Sentral issued monetary as well as regulatory and operational relief measures to assist the Bangko Sentral supervised financial institutions endure the effects of the COVID-19 crisis as well as to continue their support to households and business enterprises. These time-bound measures provide incentives for the Bangko Sentral supervised financial institutions to extend financial relief to their borrowers, make credit available to consumers and particularly micro, small and medium enterprises, promote continued access to credit/financial services, support continued delivery of financial services to enable consumers to complete financial transactions during the ECQ period, and support the level of domestic liquidity.

Cognizant of the risks posed by climate-related and sustainability issues to the stability of the financial system as well as the inherent role of the Bangko Sentral as the regulator to “lead by example”, the Sustainable Central Banking Program was pursued as part of Bangko Sentral’s Strategy Map for 2020-2023. The Bangko Sentral rolled out a two-pronged approach to sustainable finance: (1) by increasing capacity building and awareness initiatives; and (2) by mainstreaming sustainable finance through the issuance of enabling regulations. In particular, the Sustainable Finance Framework was issued which sets out the expectations of the Bangko Sentral on the integration of sustainability principles, including environmental and social risk areas, in the corporate governance and risk management frameworks, and in the strategic objectives and operations of banks.

Through its Digital Payments Transformation Roadmap 2020-2023, the Bangko Sentral is also focused on fostering an efficient, inclusive, safe and secure digital payments ecosystem. This roadmap identifies two key strategic objectives: (1) converting 50% of the total volume of retail payments into digital form and expanding the number of the financially included individuals in the Republic to 70% of all Filipino adults by 2023, and (2) increasing the availability of more innovative digital financial products and services designed to be responsive to the needs of Filipino consumers.

In line with this, the Bangko Sentral, under Circular No. 1105 dated December 2, 2020, introduced digital banks as a new bank classification distinct from the existing categories of banks (i.e., universal bank, commercial bank, thrift banks, rural banks, cooperative banks, and Islamic Banks). The said circular embodied the guidelines on the establishment of digital banks. The regulatory framework for digital banks is seen to support the expansion of the adoption and use of digital financial services in the Republic. This is included among the priority policy initiatives under the three-year Digital Payments Transformation Roadmap.

In June 2021, the Financial Action Task Force (“FATF”), an intergovernmental body developing and promoting policies to combat money laundering and terrorist financing, placed the Philippines on its list of jurisdictions with strategic deficiencies in their anti-money laundering (“AML”) and combating terrorism financing (“CFT”) legal and regulatory framework, also commonly referred to as the FATF’s “gray list”. Although the Philippines has taken steps towards improving its AML/CFT regime and had successfully addressed 52 out of the FATF’s 70 recommendations, the FATF nonetheless noted that certain strategic AML/CFT deficiencies remained. The Republic is committed to continuing its work with the FATF to strengthen its strategic AML/CFT legal and regulatory framework with the objective of securing its removal from the FATF’s gray list at the earliest possible date.

Moving forward, there are key pieces of proposed legislations that will enable Bangko Sentral to take on a more proactive stance in responding to threats to safety and soundness of individual financial institutions and the financial system. These include among others, amendments to the Bank Deposits Secrecy Laws, passage of the Financial Consumer Protection Act, amendments to the Agri-Agra Law, enactment of the GUIDE Bill, and the proposed amendments to the Philippine Deposit Insurance Corporation Charter Bill.

Foreign Currency Loans

Bangko Sentral imposes a combination of prior approval, registration and reporting requirements on all non-peso denominated loans. The regime is as follows:

Type of Loan	Requirements

• Public sector loans, except short-term foreign currency deposit loans for trade financing and short-term normal interbank borrowings	Prior approval and reporting requirements.

• Private sector loans guaranteed by government corporations and/or governmental financial institutions or covered by foreign exchange guarantees issued by authorized agent banks

• Loans with maturities exceeding one year to be obtained by private non-bank financial institutions intended for relending to public or private sector enterprises

• Other loans if to be serviced using foreign exchange purchased from an authorized agent bank or its subsidiary/affiliate foreign exchange corporation

• Private sector loans which are specifically exempt from the prior approval requirement and which will be serviced with foreign exchange purchased from the banking system.	Subsequent registration and reporting requirements.

•  All private sector loans of resident borrowers from banks operating in the Philippines, provided that the obligations (i) are not publicly-guaranteed; and (ii) are reported by the creditor bank to the Bangko Sentral using the prescribed forms to be serviced with foreign exchange not purchased from the banking system.

Reporting requirements.

The Philippine Securities Markets

History and Development

The securities industry in the Philippines began with the opening of the Manila Stock Exchange in 1927. In 1936, the Government established the Philippine SEC to oversee the industry and protect investors. Subsequently, the Makati Stock Exchange opened in 1963 and merged with the Manila Stock Exchange to form the Philippine Stock Exchange in 1994.

In June 1998, the Philippine SEC granted the Philippine Stock Exchange self-regulatory organization status, empowering it to supervise and discipline its members, including by examining a member’s books of account and conducting audits.

To broaden the range of securities eligible for listing, the Philippine Stock Exchange established a board for small- and medium-sized enterprises with an authorized capital of ₱20.0 million to ₱99.9 million of which at least 25% must be subscribed and fully paid.

In August 2001, the Philippine Stock Exchange completed its conversion to a publicly held stock corporation. As its first shareholders, each of the 184 member-brokers subscribed and fully paid for 50,000 shares. The listing of its shares on the Philippine Stock Exchange took effect in December 2003 and 40% of the unissued shares were sold through a private placement in February 2004.

As of September 30, 2021, the Philippine Stock Exchange had 272 listed companies and 125 active trading participants.

The PSEi closed at 7,200.88 points on November 29, 2021. As of December 29, 2020, the PSEi closed at 7,139.7 compared to a close of 7,815.26 on December 27, 2019, 7,466.02 on December 29, 2018, 8,558.4 on December 29, 2017 and 6,840.6 on December 30, 2016. In 2020, the average PSEi was 6,344.57, compared to the average PSEi level of 7,908.89 in 2019, 7,744.97 in 2018, 7,850.50 in 2017 and 7,284.49 in 2016.

In addition to the Philippine Stock Exchange, the Philippine Dealing and Exchange Corporation (“PDEX”), which deals mainly with trading of foreign exchange and fixed-income securities, was granted self-regulatory organization status by the Philippine SEC in 2006. The PDEX registered a trading volume of ₱6.1 trillion of both Government and corporate securities in 2020, a 15.9% increase from the ₱5.3 trillion registered in 2019.

In May 2013, plans of a merger between the Philippine Stock Exchange and Philippine Dealing System Holding Corporation (PDS), the holding company that owns the PDEX, were announced. The aim of the merger was to create a consolidated equity and bond trading platform. On March 28, 2016, the SEC denied the proposed transaction. The PSE received an offer from state-owned bank, Land Bank of the Philippines to acquire its shares in PDS sometime in April 2018. As of September 30, 2021, no merger or acquisition has materialized.

Government Securities Market

The Bureau of the Treasury currently conducts weekly public offerings of treasury bills with maturities of 91 days, 182 days and 364 days, as well as treasury bonds with maturities ranging from two years to 28.5 years.

As of December 31, 2016, outstanding Government securities amounted to ₱3.9 trillion, 54.0% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of December 31, 2017, outstanding Government securities amounted to ₱4.4 trillion, 50.2% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of December 31, 2018, outstanding Government securities amounted to ₱4.8 trillion, 51.2% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of December 31, 2019, outstanding Government securities amounted to ₱5.1 trillion, 49.9% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, benchmark bonds and onshore dollar bonds, among others.

As of December 31, 2020, outstanding Government securities amounted to ₱6.7 trillion, 51.2% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, benchmark bonds and onshore dollar bonds, among others.

As of September 30, 2021, outstanding Government securities amounted to ₱7.9 trillion, 53.3% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, benchmark bonds and onshore dollar bonds, among others.

Public Finance

The Consolidated Financial Position

The consolidated public sector financial position measures the overall financial standing of the Republic’s public sector. It consists of the public sector borrowing requirement and the aggregate deficit or surplus of the Social Security System and the Government Service Insurance System, Bangko Sentral, the GFIs and the local government units. The public sector borrowing requirement reflects the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation’s accounts, the Oil Price Stabilization Fund and the major GOCCs.

The following table sets out the consolidated financial position on a cash basis for the periods indicated.

	Consolidated Public Sector Financial Position of the Republic As of December 31,
	2017	2018	2019	2020	2021 Q1 Prelim

	( ₱ in billions, except percentages)
Public sector borrowing requirement:
National Government	(350.6)	(558.3)	(660.2)	(1,371.4)	(152.8)
CB Restructuring	(4.8)	(0.0)	(0.0)	0.0	0.0
Monitored Government-owned corporations	40.2	5.5	13.5	(0.2)	8.3
Adjustment of net lending and equity to GOCCs	(3.9)	5.4	20.5	22.1	5.9
Other adjustments	0.0	0.0	0.0	0.0	0.0

Total public sector borrowing requirement	(319.1)	(547.3)	(626.2)	(1,349.5)	(138.6)

As a percentage of GDP	(1.9)%	(3.0)%	(3.2)%	(7.5)%	3.2%
Other public sector:
Social Security System and Government Service Insurance System	58.3	63.2	103.6	85.7	22.7
Bangko Sentral(1)	21.8	37.0	42.8	(7.9)	0.0
Government financial institutions	17.2	20.5	25.4	21.4	6.0
Local government units	217.4	255.5	269.6	265.9	239.0
Timing adjustment of interest payments to Bangko Sentral	0.0	0.0	0.0	0.0	0.0
Other adjustments	0.0	0.0	0.0	0.0	0.0

Total other public sector	314.6	376.3	441.3	365.1	267.7

Consolidated public sector financial position	(4.6)	(171.0)	(185.0)	(984.4)	129.2

As a percentage of GDP	(0.03)%	(0.9)%	(0.9)%	(5.5)%	3.0%

Source: Fiscal Policy and Planning Office, Department of Finance.

Note:

(1)	Amounts are net of interest rebates, dividends and other amounts remitted to the Government and the Central Bank-Board of Liquidation.

In 2017, the consolidated public sector financial position of the Republic recorded a deficit of ₱4.6 billion, a 79.0% decrease from the deficit of ₱21.8 billion recorded in 2016. The reversal was also attributable to the increase in surplus from local government units, which increased from ₱193.4 billion in 2016 to ₱217.4 billion in 2017, and was higher than the program surplus of ₱85.8 billion. The deficit in 2017 was equivalent to 0.03% of the Republic’s GDP in 2017 at current prices.

In 2018, the consolidated public sector financial position of the Republic recorded a deficit of ₱171.0 billion, a significant increase from the deficit of ₱4.6 billion recorded in 2017. The increase in deficit was largely due to an increase in the Government’s borrowing requirements, which a deficit of ₱350.6 billion in 2017 increased further to ₱558.3 billion in 2018. The deficit in 2018 was equivalent to 0.9% of the Republic’s GDP in 2018 at current prices.

In 2019, the consolidated public sector financial position of the Republic recorded a deficit of ₱185.0 billion, an increase from the deficit of ₱171.0 billion recorded in 2018. The increase in deficit was largely due to an increase in the National Government’s borrowing requirements, which deficit increased from ₱558.3 billion in 2018 to ₱660.2 billion in 2019. The deficit in 2019 was equivalent to 0.9% of the Republic’s GDP in 2019 at current prices.

In 2020, the consolidated public sector financial position of the Republic recorded a deficit of ₱984.4 billion, a significant increase from the ₱185.0 billion deficit recorded in 2019. The increase in the public sector deficit was largely due to a significant increase in expenditures and decrease in tax revenues, primarily due to the ongoing global COVID-19 pandemic. This increased the National Government’s borrowing requirements, which deficit increased from ₱660.2 billion in 2019 to ₱1,371.4 billion in 2020, equivalent to 5.5% of the Republic’s GDP in 2020 at current prices.

The Republic expects a higher fiscal deficit in 2021 primarily due to the impact of the COVID-19 pandemic on the Government’s tax collection and expenditure programs. In particular, the reimposition of stricter community quarantine measures in the NCR and nearby provinces, as well as other provinces with high infection rates, from March 2021 until June 2021, and other similar measures that have and may be taken, are expected to result in lower tax revenues in 2021 but higher than the actual tax revenues of 2020. Expenditures, on the other hand, are expected to be higher in 2021 as the Government continues to address the impact of the COVID-19 pandemic.

Government Revenues and Expenditures

The following table sets out Government revenues and expenditures for the periods indicated.

	Government Revenues and Expenditures
	Actual							Budget
	2016(3)	2017(3)	2018(3)	2019(3)	2020(3)	2021(1)(3)		2020	2021(4)

	(₱ in billions, except percentages)
Cash Revenues
Tax revenues:
Bureau of Internal Revenue	1,567.2	1,772.3	1,951.9	2,175.5	1,951.0	1,915.8		1,685.7	1,531.8
Bureau of Customs	396.4	458.2	593.1	630.3	537.7	583.3		506.2	455.6
Others Government offices(2)	16.8	20.2	20.9	22.0	15.7	17.2		13.3	14.2

Total tax revenues	1,980.4	2,250.7	2,565.8	2,827.8	2,504.4	2,516.3		2,205.2	2,001.6
As a percentage of GDP (at current market prices)	13.1%	13.6%	14.0%	14.5%	14.0%	14.8	%(4)	12.3%	10.1%
Non-tax revenues:
Bureau of the Treasury income	101.7	99.9	114.2	146.5	219.7	120.6		213.3	65.3
Fees and charges	39.8	40.8	52.7	55.4	23.1	31.3		38.1	25.0
Privatizations	0.7	0.8	15.7	0.8	0.5	0.3		0.5	0.0
Others (including Foreign grants)	73.3	80.9	101.8	106.9	108.3	105.4		62.8	44.7

Total non-tax revenues	215.4	222.4	284.3	309.4	351.3	257.6		314.6	135.0

Total revenues	2,195.9	2,473.1	2,850.2	3,137.5	2,856.0	2,744.2		2,519.8	2,136.6

Expenditures
Allotment to local government units	449.8	530.2	575.7	618.0	804.5	796.0		621.6	500.1
Interest payments
Foreign	99.0	100.1	106.0	110.6	101.4	93.0		122.0	110.9
Domestic	205.4	210.5	243.2	250.3	279.1	309.2		299.3	302.1

Total interest payments	304.5	310.5	349.2	360.9	380.4	402.1		421.3	412.9

Tax expenditures	15.8	8.3	21.6	27.3	33.1	32.6		14.7	9.3
Subsidy	103.2	131.1	136.7	201.5	230.4	163.4		244.1	210.4
Equity and net lending	27.0	1.1	8.9	20.4	34.9	64.3		78.1	75.3
Others	1,649.1	1,842.5	2,316.5	2,569.6	2,774.0	2,647.8		2,955.4	2,354.4

Total expenditures	2,549.3	2,823.8	3,408.4	3,797.7	4,227.4	4,106.3		4,335.2	3,562.3

Surplus/(Deficit)	(353.4)	(350.6)	(558.3)	(660.2)	(1,371.4)	(1,362.1)		(1,815.4)	(1,425.8)
Financing
Net domestic borrowings	355.1	731.4	591.5	691.5	1,898.4	2,192.9		2,134.8	2,255.1
Gross domestic borrowings	357.5	733.6	594.5	693.8	1,998.7	2,246.5		2,137.7	2,258.1
Less: Amortization	2.4	2.2	2.9	2.4	100.3	501.2		2.9	407.1
Net foreign borrowings	(24.1)	27.6	191.8	184.8	600.8	297.9		610.8	202.9

Total net financing requirement	331.0	758.9	783.3	876.3	2,499.2	2,490.9		1,042.6	2,458.0

Change in cash	(257.7)	255.4	(52.7)	(224.6)	701.7	643.3

Sources: Bureau of the Treasury; Department of Finance; Department of Budget and Management.

Notes:

(1)	Preliminary data for the first eleven months of 2021.
(2)	Represents tax revenues of the Department of Environment and Natural Resources, Bureau of Immigration and Deportation, Land Transportation Office and other Government entities.
(3)

Follows the GFSM 2014 concept wherein reporting of debt amortization reflect the actual principal repayments to creditor including those serviced by the Bond Sinking Fund; while financing includes gross proceeds of liability management transactions such as bond exchange.

(4)	Preliminary data for the first nine months of 2021.

Revenues

Sources

The Government derives its revenues from both tax and non-tax sources. The main sources of revenue include income taxes, value-added taxes, excise taxes and customs duties. The main sources of non-tax revenue consist of interest on deposits, amounts earned from GOCCs and privatization receipts.

Total Government revenues in 2016 were ₱2,195.9 billion, a 4.1% increase over the ₱2,109.0 billion recorded in 2015. Total revenues for 2016 were 18.6% lower, or ₱500.8 billion lower, than the ₱2,696.8 billion program target for the year. The short fall in revenue was primarily the result of short falls in actual collection by the BIR and the BOC against their respective program targets. BIR collections in 2016 were ₱1,567.2 billion, an increase of 9.3% from the ₱1,433.3 billion recorded in 2015. The BOC recorded collections of ₱396.4 billion in 2016, a 7.8% increase from the ₱367.5 billion recorded in 2015. Non-tax revenues were ₱215.4 billion in 2016, a 26.5% decrease from the ₱293.3 billion recorded in 2015.

Total Government revenues in 2017 were ₱2,473.1 billion, a 12.6% increase over the ₱2,195.9 billion recorded in 2016. Total revenues for 2017 were 1.9% higher, or ₱46.3 billion higher, than the ₱2,426.9 billion program target for the year. This was primarily the result of higher actual collection by the BIR against its program targets. BIR collections in 2017 were ₱1,772.3 billion, an increase of 13.1% from the ₱1,567.2 billion recorded in 2016. The BOC recorded collections of ₱458.2 billion in 2017, a 15.6% increase from the ₱396.4 billion recorded in 2016. Non-tax revenues, including BTR income, were ₱222.4 billion in 2017, a 3.2% decrease from the ₱215.4 billion recorded in 2016.

Total Government revenues in 2018 were ₱2,850.2 billion, a 15.2% increase over the ₱2,473.1 billion recorded in 2017. Total revenues for 2018 were 0.14% higher, or ₱3.9 billion higher, than the ₱2,846.3 billion program target for the year. This was primarily the result of higher actual collection by the BOC against its program targets. BIR collections in 2018 were ₱1,951.9 billion, an increase of 10.1% from the ₱1,772.3 billion recorded in 2017. The BOC recorded collections of ₱593.1 billion in 2018, a 29.4% increase from the ₱458.2 billion recorded in 2017. Non-tax revenues, including BTR income, were ₱284.3 billion in 2018, a 27.8% increase from the ₱222.4 billion recorded in 2017.

Total Government revenues in 2019 were ₱3,137.5 billion, a 10.1% increase over the ₱2,850.2 billion recorded in 2018. This was primarily the result of higher actual collection by the BIR against its program targets. In 2019, Bureau of Internal Revenue collections were ₱2,175.5 billion, an 11.5% increase from the ₱1,951.9 billion recorded in 2018. The Bureau of Customs recorded collections of ₱630.3 billion in 2019, a 6.3% increase from the ₱593.1 billion recorded in 2018. Non-tax revenues were ₱309.3 billion in 2019, an 8.8% increase from the ₱284.3 billion recorded in 2018.

Total Government revenues in 2020 were ₱2,856.0 billion, a 9.0% decrease over the ₱3,137.5 billion recorded in 2019. This was primarily the result of lower collection by the Bureau of Internal Revenue and the Bureau of Customs in 2020 as a result of the economic effects of the COVID-19 pandemic, which effect was partially offset by an increase in the collection of non-tax revenues in 2020 as compared to the same period in 2019. In 2020, the Bureau of Internal Revenue collections were ₱1,951.0 billion, a 10.3% decrease from the ₱2,175.5 billion recorded in 2019. The Bureau of Customs recorded collections of ₱537.7 billion in 2020, a 14.7% decrease from the ₱630.3 billion recorded in 2019. Non-tax revenues were ₱351.3 billion in 2020, a 13.5% increase from the ₱309.6 billion recorded in 2019.

Total Government revenues in the first eleven months of 2021, according to preliminary data, were ₱2,744.2 billion, a 2.7% increase over the ₱2,617.4 billion recorded in the first eleven months of 2020. This was primarily the result of lower actual collection by the BIR against its program targets principally as a result of the economic effects of the COVID-19 pandemic. In the first eleven months of 2021, Bureau of Internal Revenue collections were ₱1,915.8 billion, a 7.2% increase from the 1,787.7 billion recorded in the first eleven months of 2020. The Bureau of Customs recorded collections of ₱583.3 billion in the first eleven months of 2021, a 18.4% increase from the 492.3 billion recorded in the first eleven months of 2020. Non-tax revenues were ₱257.6 billion in the first eleven months of 2021, a 20.0% decrease from the ₱322.1 billion recorded in the first eleven months of 2020.

Expenditures

Total Government expenditures in 2016 were ₱2,549.3 billion, a 14.3% increase from the ₱2,230.6 billion recorded in 2015, but ₱446.0 billion, or 14.9%, lower than the program target of ₱2,995.4 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of others capital outlays of ₱1,652.7 billion, 21.2% lower than the programmed other capital outlay of ₱2,096.5 billion for the year. Also contributing to the lower level of total expenditures compared to the program target was the lower disbursements of interest payments of ₱304.5 billion, 31.2% lower than the programmed interest payments disbursements of ₱392.8 billion.

Total Government expenditures in 2017 were ₱2,823.8 billion, a 10.8% increase from the ₱2,549.3 billion recorded in 2016, but ₱85.2 billion, or 2.9%, lower than the program target of ₱2,909.0 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of other national Government expenditure accounts of ₱1,842.5 billion, 9.9% lower than the programmed other disbursements.

Total Government expenditures in 2018 were ₱3,408.4 billion, a 20.7% increase from the ₱2,823.8 billion recorded in 2017, but ₱38.4 billion, or 1.1%, lower than the program target of ₱3,370.0 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of other national Government expenditure accounts of ₱2,316.5 billion, 4.0% lower than the programmed other disbursements.

Total Government expenditures in 2019 were ₱3,797.7 billion, an 11.4% increase over the ₱3,408.4 billion recorded in 2018. This increase was primarily due to higher disbursements in subsidy and allotment to local government units as well as higher disbursements of other national Government expenditures. Total expenditures in 2019 were 0.7% higher than the program target of ₱3,769.7 billion for the year.

Total Government expenditures in 2020 were ₱4,227.4 billion, an 11.3% increase over the ₱3,797.7 billion recorded in 2019. This increase was primarily due to higher disbursements relating to the Government’s efforts to contain the COVID-19 pandemic. Total expenditures in 2020 were 2.5% lower than the program target of ₱4,335.2 billion for the year.

Total Government expenditures in the first eleven months of 2021 were ₱4,106.3 billion, a 11.4% increase over the ₱3,686.3 billion recorded in the first eleven months of 2020. This increase was primarily due to higher disbursements relating to the Government’s efforts to contain the COVID-19 pandemic.

The Government Budget

The Budget Process

The Administrative Code of 1987 requires the Government to formulate and implement a national budget. The President submits the budget to Congress within 30 days of the opening of each regular session of Congress, which occurs on the fourth Monday of each July. The House of Representatives reviews the budget and transforms it into a general appropriations bill. The Senate then reviews the budget. A conference committee composed of members of both houses of Congress then formulates a common version of the bill. Once both houses approve the budget, the bill goes to the President for signing as a general appropriations act.

Prior to fiscal year 2019, the Government formulated budgets with an obligation-based appropriations system. Obligation-based appropriations authorize the delivery of goods and services as well as the payment of obligations for so long as there is an existing valid contract. There is no time limit within which the appropriation must be spent or the goods/services provided. As a consequence, the Government must provide funds to pay the supplier upon acceptance of deliveries even beyond the validity of the appropriation.

Starting in fiscal year 2019, the Government adopted a cash-based appropriations system in order to encourage the timely completion of projects. Cash-based appropriations authorize agencies to incur contractual obligations and disburse payments for goods delivered and services rendered and inspected only within the fiscal year.

2020 Budget

On January 6, 2020, President Duterte signed into law Republic Act No. 11465, or the General Appropriations Act for 2020. The 2020 budget set program expenditures at ₱4.1 trillion, 12% higher than the ₱3.662 trillion 2019 budget.

The Department of Education received the highest allocation in the 2020 budget with ₱692.6 billion, followed by the Department of Public Works and Highways, which received ₱581.7 billion.

2021 Budget

On December 28, 2020, President Duterte signed into law Republic Act No. 11518, or the General Appropriations Act for 2021. The 2021 budget set program expenditures at ₱4.5 trillion, 10% higher than the ₱4.1 trillion 2020 budget.

The 2021 budget was developed as a blueprint to recovery in response to the COVID-19 pandemic. The social services sector received the largest allocation of the 2021 budget, totaling ₱1.7 trillion, corresponding to approximately 37% of the total budget. This is followed by the economic services sector, which includes the Duterte administration’s “Build, Build, Build” program, with an allocation of ₱1.3 trillion, or approximately 29% of the budget. Finally, the general public services sector has been allocated ₱0.8 trillion, or approximately 17% of the budget.

The 10 executive departments with the highest allocations under the 2021 allocations compared to their corresponding adjusted allocations for 2020 are listed below. The amounts indicated below are the departments’ “all-in” budgets, comprising department-specific budgets plus allocations from special purpose funds.

Department	2021 Allocation	Adjusted 2020 Allocation	2021 Increase/ (Decrease) from 2020

	(₱ in billions)
Department of Education(1)	751.7	692.6	27.5
Department of Public Works and Highways	695.7	581.7	116.5
Department of the Interior and Local Government	249.3	241.6	11.2
Department of Social Welfare and Development	176.9	200.5	22.6
Department of National Defense	205.8	192.1	5.6
Department of Health(2)	210.2	175.9	7.0
Department of Transportation	87.9	100.6	31.2
Department of Agriculture	71.0	64.7	15.0
The Judiciary	45.3	41.2	1.7
Department of Environment and Natural Resources	37.1	17.4	3.5

Notes:

(1)	Including States Universities and Colleges, Commission on Higher Education and the Technical Education and Skills Development Authority.
(2)	Including the Philippine Health Insurance Corporation.

2022 Budget

In line with preparations for the Republic’s proposed 2022 budget, the Department of Budget and Management issued in June 2021 its FY 2022 Budget Priorities Framework, which contemplates a 2022 budget totaling ₱5.024 trillion, 11.5% higher than the ₱4.506 trillion 2021 budget. On August 23, 2021, the proposed 2022 budget was submitted to Congress.

Debt

External Debt

For foreign borrowings by the private sector, Bangko Sentral approval is required if the loans (i) are guaranteed by the public sector; or (ii) will be serviced with foreign exchange from the Philippine banking system.

The following table sets out the total outstanding Bangko Sentral-approved and registered external debt.

	Bangko Sentral Approved External Debt As of December 31,
	2016	2017	2018	2019	2020	2021(1)

	($ in millions, except percentages)
By Maturity:
Short-term(2)	14,526	14,275	16,068	17,208	14,209	12,359
Medium and long-term	60,237	58,823	62,892	66,410	84,279	93,570

Total	74,763	73,098	78,960	83,618	98,488	105,929

By Debtor:(3)
Banking system	19,037	19,144	22,672	23,943	21,559	21,133
Public sector(4)	55,726	53,954	56,287	59,675	76,929	84,796

Total	74,763	73,098	78,960	83,618	98,488	105,929

By Creditor Type:
Banks and financial institutions	25,790	22,539	26,529	26,478	24,006	20,363
Suppliers	2,520	3,071	3,015	4,187	3,136	3,689
Multilateral	11,971	12,501	13,746	14,428	21,407	26,916
Bilateral	10,916	11,260	10,931	10,964	12,752	12,640
Bond holders/note holders	21,930	21,779	22,684	25,449	35,028	39,946
Others	1,636	1,949	2,054	2,112	2,160	2,376

Total	74,763	73,098	78,960	83,618	98,488	105,929

Ratios:
Debt service burden to exports of goods, and services & primary income	7.0%	6.2%	6.6%	6.7%	6.4%	8.1%
Debt service burden to GNI	2.0%	2.0%	2.1%	2.1%	1.9%	2.5	%(5)
External debt to GNI	21.1%	20.0%	20.6%	20.2%	25.3%	26.4	%(6)

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of September 30, 2021.
(2)	Debt with original maturity of one year or less.
(3)	Classification by debtor is based on the primary obligor under the relevant loan or rescheduling documentation.
(4)	Includes public sector debt whether or not guaranteed by the Government; does not include public banks.
(5)	Preliminary data as of September 30, 2021.
(6)	Preliminary data as of September 30, 2021. For comparability with annual figures, GNI and GDP were annualized by taking the sum over the past four quarters of the GNI and GDP, respectively.

Government Financing Initiatives

The following are the major program loans approved by creditor agencies or availed of by the Government from 2016 to August 2021.

Program Loan	Creditor	Amount	Date Signed
($) unless otherwise specified
Second Disaster Risk Management Development Policy Loan with a Catastrophe Deferred Drawdown Option	WB	500 million	January 2016
Social Protection Support Project, Additional Financing	ADB	400 million	April 2016
Social Welfare Development and Reform Project 2	WB	450 million	April 2016
Disaster Risk Reduction and Management Facility	Agence Française de Développement	EUR 50 million	April 2016
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 2	ADB	250 million	December 2016
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 2	Agence Française de Développement	EUR 100 million	October 2017
Facilitating Youth School-To-Work Transition Program, Subprogram 1	ADB	300 million	November 2017
Encouraging Investment through Capital Market Reform, Subprogram 2	ADB	EUR 300 million	December 2017
Expanding Private Participation in Infrastructure Program, Subprogram 2	ADB	300 million	August 2018
Inclusive Finance Development Program (Subprogram 1)	ADB	474 million	October 2018
Emergency Assistance for Reconstruction and Recovery of Marawi	ADB	300 million	December 2018
Secondary Education Support Program	ADB	300 million	June 2018
Improving Fiscal Management Project	WB	450 million	March 2019
Social Welfare Development and Reform Project II (Additional Financing)	WB	300 million	June 2019
Local Governance Reform Program (Subprogram 1)	ADB	300 million	December 2019
Facilitating Youth School-to-Work Transition Program (Subprogram 2)	ADB	400 million	December 2019
Promoting Competitiveness and Enhancing Resilience to Natural Disasters Sub-program 1 DPL	WB	400 million	December 2019
COVID-19 Active Response and Expenditure Support Program	ADB	1,500 million	April 2020
Social Protection Support Project	ADB	200 million	April 2020
Third Disaster Risk Management Development Policy Loan	WB	500 million	April 2020
Support to Capital Market Generated Infrastructure Financing, Subprogram 1	ADB	400 million	June 2020
Expanded Social Assistance Program	ADB	500 million	June 2020
COVID-19 Active Response and Expenditure Support Program	AIIB	750 million	June 2020
Expanding Private Participation in Infrastructure Program, Subprogram 2	Agence Française de Développement	EUR 150 million	June 2020
Inclusive Finance Development Program, Subprogram 2	Agence Française de Développement	EUR 100 million	June 2020
Emergency COVID-19 Response Development Policy Loan	WB	500 million	June 2020
COVID-19 Crisis Response Emergency Support Loan	Japan International Cooperation Agency	YEN 50 billion	July 2020
Competitive and Inclusive Agriculture Development Program, Subprogram 1	ADB	400 million	August 2020
Inclusive Development Program, Subprogram 2	ADB	300 million	August 2020
Disaster Resilience Improvement Program	ADB	500 million	September 2020
Post Disaster Standby Loan (Phase 2)	Japan International Cooperation Agency	YEN 50 billion	September 2020
Philippines Beneficiary FIRST Social Protection Project	WB	600 million	November 2020
Promoting Competitiveness and Enhancing Resilience to Natural Disasters Subprogram 2 Development Policy Loan	WB	600 million	December 2020
Philippines First Financial Sector Reform Development Policy Loan	WB	400 million	December 2020
Facilitating Youth School-to-Work Transition Program, Subprogram 3	ADB	400 million	December 2020

Source: International Finance Group, Department of Finance.

Public Sector Debt

The following table presents the Republic’s outstanding consolidated public sector debt as of the dates indicated.

	Outstanding Consolidated Public Sector Debt(1) As of December 31,
	2017	2018	2019	2020	2021(4)

	(₱ in billions, except percentages)
Consolidated non-financial public sector debt:
Domestic	3,812.9	4,000.6	4,280.4	5,771.3	6,898.7
Foreign	2,311.2	2,618.4	2,728.9	3,201.7	3,314.7

Total	6,124.1	6,619.0	7,009.3	8,973.0	10,213.4

Financial public corporations
Bangko Sentral:(2)
Domestic	3,576.1	3,746.3	3,868.3	4,868.7	4,173.4
Foreign	200.9	211.6	193.2	183.5	182.3

Total	3,777.0	3,957.8	4,061.5	5,052.3	4,355.6

GFIs:(3)
Domestic	16.8	18.0	33.1	56.0	53.7
Foreign	130.6	143.6	130.7	113.9	91.7
Total	147.4	161.5	163.8	169.9	145.3
Domestic	3,592.9	3,764.2	3,901.4	4,924.7	4,227.0
Foreign	331.6	355.1	323.9	297.4	274.0

Total	3,924.4	4,119.4	4,225.3	5,222.1	4,501.0

Less: Intrasector-debt holdings
Domestic:
Government securities held by GFIs and Bangko Sentral	618.4	844.1	908.7	2,131.5	2,390.4
Government deposits at Bangko Sentral	326.8	170.2	159.9	798.6	1,426.1
GFIs deposits at Bangko Sentral	385.4	422.3	502.7	740.1	759.1
GOCC deposits at Bangko Sentral	0.0	0.5	0.2	0.0	1.5
GOCC loans/other debt held by GFIs	123.7	134.6	161.2	183.6	192.7
GFIs loans/other debt held by Bangko Sentral	53.0	53.3	53.6	36.0	36.0
Local governments debt held by GFIs	67.7	74.6	87.8	93.9	99.6

Total	1,575.1	1,699.5	1,874.1	3,983.7	4,905.4

Foreign:
Government’s securities held by Bangko Sentral	80.3	81.7	85.9	92.4	85.0

Total	1,655.4	1,781.3	1,960.0	92.4	85.0

Total public sector:
Domestic	5,830.7	6,065.3	6,307.7	6,712.4	6,220.3
Foreign	2,562.4	2,891.8	2,966.9	3,406.7	3,503.7

Total	8,393.2	8,957.1	9,274.6	10,119.1	9,724.0

Source: Fiscal Policy and Planning Office, Department of Finance.

Notes:

(1)

The consolidated public sector comprises the general government sector, non-financial public corporations, and financial public corporations, after elimination of intra-debt holdings among these sectors.

(2)	Comprises all liabilities of Bangko Sentral (including currency issues) except for allocation of SDRs and revaluation of international reserves.
(3)	Comprises all liabilities of the DBP, the LBP and Trade & Investment Development Corporation.
(4)	Data as of June 30, 2021.

The following table presents the Republic’s outstanding consolidated non-financial public sector debt as of the dates indicated.

	Outstanding Consolidated Non-financial Public Sector Debt(1)
	As of December 31,
	2017	2018	2019	2020	2021(6)

	(₱ in billions, except percentages)
Total(2)	6,124.1	6,619.0	7,009.3	8,973.0	10,213.4
Domestic	3,812.9	4,000.6	4,280.4	5,771.3	6,898.7
Foreign	2,311.2	2,618.4	2,728.9	3,201.7	3,314.7
National Government	6,652.4	7,292.5	7,731.3	9,795.0	11,166.0
Domestic	4,441.3	4,776.9	5,127.6	6,694.7	7,938.6
Foreign	2,211.2	2,515.6	2,603.7	3,100.3	3,227.5
Non-financial public corporations (major GOCCs)(3)	424.8	408.1	430.2	399.7	385.9
Domestic(3)	256.4	233.5	236.7	234.2	228.1
Foreign(3)	168.4	174.7	193.6	165.5	157.8
Extrabudgetary: NIA and PNR	3.8	2.6	1.2	1.1	1.0
Domestic	2.3	1.1	0.1	0.0	0.0
Foreign	1.6	1.4	1.2	1.0	1.0
Local government units(4)	86.4	94.2	107.2	113.1	117.4
Domestic	86.4	94.2	107.2	113.1	117.4
Foreign	0	0	0.0	0.0	0.0
Less: Government debt held by Bond Sinking Fund(5)	531.2	501.9	562.0	640.0	700.8
Domestic	466.1	433.7	497.4	579.5	633.9
Foreign	65.1	68.2	64.6	60.5	66.8
Intra-sector debt holdings (domestic)	428.9	604.2	623.4	638.2	706.1
Government debt held by SSIs	421.5	595.7	613.9	628.6	696.8
Government debt held by LGUs	0.0	0.0	0.01	0.01	0.003
LGU loans held by MDFO	7.4	8.4	9.5	9.6	9.4
Government debt held by GOCCs	23.0	20.6	25.1	11.2	9.9
Onlending from National Government to GOCCs	55.4	46.6	45.3	41.8	35.4
Intra-sector debt holdings (external)	4.9	5.1	4.9	4.7	4.7
GOCCs debt held by National Government	4.9	5.1	4.9	4.7	4.7
Total (as % of GDP)	50.7%	49.0%	47.5%	56.4%	52.6%
Domestic (as % of GDP)	41.8%	43.5%	45.2%	37.4%	33.7%
Foreign (as % of GDP)	18.4%	20.7%	21.3%	19.0%	19.0%

Source: Fiscal Policy and Planning Office, Department of Finance.

Notes:

(1)

The consolidated non-financial public sector comprises the general government sector and non-financial public corporations. The consolidated non-financial public sector does not include financial public corporations.

(2)	Government debt under the revised methodology excludes contingent obligations.
(3)	Excludes extrabudgetary items (NIA and PNR).
(4)	Borrowings from private banks guaranteed by the LGUs since the fourth quarter of 2016.
(5)	Including Securities Stabilization Fund and adjustment in the Government debt held by the Bond Sinking Fund.
(6)	Data as of June 30, 2021.

As of December 31, 2017, the outstanding consolidated public sector debt was ₱8.4 trillion, equivalent to 50.7% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 49.7% as of December 31, 2016. As of December 31, 2017, total outstanding consolidated General Government (“GG”) debt was ₱5.8 trillion, reflecting a 15.1% increase over the ₱5.0 trillion recorded as of December 31, 2016. Total domestic debt increased by 23.8% to ₱3.6 trillion on December 31, 2017 compared to ₱2.9 trillion on December 31, 2016. Foreign debt increased by 3.0% to ₱2.1 trillion on December 31, 2017 from ₱2.1 trillion on December 31, 2016. The overall increase in GG debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2016 to December 31, 2017.

As of December 31, 2018, the outstanding consolidated public sector debt was close to ₱9.0 trillion, equivalent to 49.0% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 50.7% as of December 31, 2017. As of December 31, 2018, total outstanding consolidated GG debt was ₱6.3 trillion, reflecting an 8.7% increase over the ₱5.8 trillion recorded as of December 31, 2017. Total domestic debt increased by 5.5% to ₱3.8 trillion on December 31, 2018 from ₱3.6 trillion on December 31, 2017. Foreign debt increased by 14.0% to ₱2.5 trillion on December 31, 2018 from ₱2.1 trillion on December 31, 2017. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2017 to December 31, 2018.

As of December 31, 2019, the outstanding consolidated public sector debt was ₱ 9.3 trillion, equivalent to 47.5% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 49.0% as of December 31, 2018. As of December 31, 2019, total outstanding consolidated GG debt was ₱6.7 trillion, reflecting a 5.9% increase over the ₱6.3 trillion recorded as of December 31, 2018. Total domestic debt increased by 7.3% to ₱4.1 trillion on December 31, 2019 from ₱3.8 trillion on December 31, 2018. Foreign debt increased by 3.7% to ₱2.5 trillion on December 31, 2019 from ₱2.4 trillion on December 31, 2018. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2018 to December 31, 2019.

As of December 31, 2020, the outstanding consolidated public sector debt was ₱10.1 trillion, equivalent to 56.4% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 47.5% as of December 31, 2019. As of December 31, 2020, total outstanding consolidated GG debt was ₱8.6 trillion, reflecting a 29.7% increase over the ₱6.7 trillion recorded as of December 31, 2019. Total domestic debt increased by 35.9% to ₱5.6 trillion on December 31, 2020 from ₱4.1 trillion on December 31, 2019. Foreign debt increased by 2.0% to ₱3.0 trillion on December 31, 2019 from ₱2.5 trillion on December 31, 2019. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2019 to December 31, 2020.

Based on preliminary data, as of June 30, 2021, the outstanding consolidated public sector debt was ₱9.7 trillion, equivalent to 52.6% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 50.1% as of June 30, 2020. As of June 30, 2021, total outstanding consolidated GG debt was ₱9.9 trillion, reflecting a 24.7% increase over the ₱7.9 trillion recorded as of June 30, 2020. Total domestic debt increased by 31.4% to ₱6.7 trillion on June 30, 2021 from ₱5.1 trillion on June 30, 2020. Foreign debt increased by 12.5% to ₱3.2 trillion on June 30, 2021 from ₱2.8 trillion on June 30, 2020. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from June 30, 2020 to June 30, 2021.

Direct Debt of the Republic

The following table summarizes the outstanding direct debt of the Republic as of the dates indicated.

	Outstanding Direct Debt of the Republic(1)(2)
	As of December 31,
	2016	2017	2018	2019	2020	2021(3)

	(₱ in millions, except as otherwise indicated)
Medium/long-term debt(4)	5,801,727	6,337,111	6,797,270	7,240,159	8,838,966	10,519,428
Domestic	3,645,563	4,125,941	4,281,605	4,636,469	5,738,647	7,016,304
External (US$)	43,324	44,261	47,860	51,252	64,562	69,298
Short-term debt(5)
Domestic	287,936	314,369	494,306	491,131	956,040	1,452,104
Total debt	6,089,664	6,652,430	7,292,500	7,731,290	9,795,006	11,971,532

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, using Bangko Sentral’s reference exchange rates at the end of each period.
(3)	Preliminary data as of October 31, 2021.
(4)	Debt with original maturities of one year or longer.
(5)	Debt with original maturities of less than one year.

Direct Domestic Debt of the Republic

The following table summarizes the outstanding direct domestic debt of the Republic as of the dates indicated.

	Outstanding Direct Domestic Debt of the Republic(1)(2)
	As of December 31,
	2016	2017	2018	2019	2020	2021(3)

	(₱ in millions)
Loans
Direct	156	156	156	156	156	540,156
Assumed(4)	442	792	792	792	792	0

Total loans	598	948	948	948	948	540,156
Securities
Treasury bills	287,936	314,369	494,306	486,170	949,479	905,543
Treasury notes/bonds	3,645,563	4,125,942	4,281,605	4,640,482	5,744,260	7,022,709

Total securities	3,933,499	4,440,312	4,775,911	5,126,652	6,693,739	7,928,252

Total debt	3,934,097	4,441,260	4,776,859	7,731,290	9,795,006	11,971,532

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates at the end of each period.
(3)	Preliminary data as of October 31, 2021. Amounts were translated into U.S. dollars based on the exchange rate of 50.552 ₱/US$.
(4)	Assumed loans of the Development Bank of the Philippines, the National Development Company and the Philippine National Bank.

The following table sets out the direct domestic debt service requirements of the Republic for the years indicated.

	Direct Domestic Debt Service Requirements of the Republic(1)
Year	Principal Repayments	Interest Payments	Total(2)

	(₱ in millions)		(₱ in millions)	($ in millions)
2016	374,225	200,090	574,315	12,353
2017	229,330	206,571	435,902	8,718
2018	315,461	223,751	539,213	10,307
2019	481,575	360,874	842,449	16,583
2020	430,832	255,390	686,222	14,290
2021(3)	508,686	308,227	816,913	16,031
2022(3)	645,993	316,797	962,790	18,893
2023(3)	896,960	273,465	1,170,424	22,968

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)

Amounts in pesos were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period. For 2020 and the period from 2021 to 2023, amounts in pesos were translated into U.S. dollars using the Bangko Sentral’s September 30, 2021 reference exchange rates bulletin.

(3)	Projection based on outstanding balance as of September 30, 2021.

Direct External Debt of the Republic

The following table summarizes the outstanding direct external debt of the Republic as of the dates indicated.

	Outstanding Direct External Debt of the Republic(1)(2)
	As of December 31,
	2016	2017	2018	2019	2020(3)	2021

	($ in millions)
Loans:
Multilateral	10,182	10,709	11,726	12,793	19,275	22,309
Bilateral	6,170	6,238	6,289	6,484	8,042	7,947
Commercial	11	10	7	5	2	2

Total loans	16,363	16,957	18,022	51,252	27,319	30,258
Securities:
Eurobonds	0	0	0	841	2,387	4,701
Yen Bonds	850	891	2,316	3,184	2,388	1,702
Philippine Peso Notes	2,606	2,596	2,467	2,553	2,700	1,693
Chinese Yuan Bonds	—	—	212	569	607	391

U.S. dollar Bonds	23,505	23,817	24,842	24,823	29,161	30,553
Total securities	26,961	27,304	29,838	31,970	37,243	39,040

Total	43,324	44,261	47,860	51,252	64,562	69,298

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period.
(3)	Preliminary data as of October 31, 2021.

The following table sets out, by designated currency and the equivalent amount in U.S. dollars, the outstanding direct external debt of the Republic as of the date indicated.

	Summary of Outstanding Direct External Debt of the Republic by Currency(1)
	As of December 31, 2020
	Amount in Original Currency	Equivalent Amount in $(2)	% of Total

	(in millions, unless otherwise indicated, except percentages)
U.S. dollar	47,660	47,660	73.8%
Japanese yen	919,064	8,914	13.8%
Euro	129,679	2,700	4.2%
Peso	3,437	4,207	6.5%
Other currencies	—	1,081	1.7%

Total	—	64,562	100.0%

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)

Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of January 4, 2021, which was the next business day following the end of the period indicated.

The following table sets out, by designated currency and the equivalent amount in U.S. dollars, the outstanding direct external debt of the Republic as of the date indicated.

	Summary of Outstanding Direct External Debt of the Republic by Currency(1)
	As of September 30, 2021
	Amount in Original Currency	Equivalent Amount in $(2)	% of Total

	(in millions, unless otherwise indicated, except percentages)
U.S. dollar	52,133	52,133	75.2%
Japanese yen	929,023	8,348	12.0%
Peso	85,570	1,682	2.4%
Euro	5,515	6,389	9.2%
Canadian dollar	0.34	0	0.0%
Yuan	2,889	446	0.6%
Won	295,328	249	0.4%
Special Drawing Rights	84.58	119	0.2%
Total	—	69,366	100%

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)

Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of October 1, 2021, which was the next business day following the end of the period indicated.

The following table sets out the direct external debt service requirements of the Republic for the years indicated.

	Direct External Debt Service Requirements of the Republic(1)
Year	Principal Repayments	Interest Payments	Total

	($ in millions)
2016(2)	3,655	2,130	5,785
2017(2)	2,813	2,003	4,816
2018(2)	2,114	2,013	4,127
2019(2)	2,637	2,108	4,746
2020(2)	2,832	1,987	4,819
2021(3) (4)	4,930	1,874	6,804
2022(3) (4)	2,619	1,786	4,405
2023(3) (4)	2,334	1,716	4,050

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities or guaranteed by the Government, other than debt originally guaranteed other public sector entities for which the guarantee has been assumed by the Government.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on the date of payment.
(3)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on January 4, 2021.
(4)	Projection based on outstanding balance as of December 31, 2020.

Government-Guaranteed Debt

The following table sets out guarantees of indebtedness by the Republic, including guarantees assumed by the Government, as of the dates indicated.

	Summary of Outstanding Guarantees of the Republic(1)(2) As of December 31,					As of October 31,(3)
	2016	2017	2018	2019	2020	2021

	(in billions)
Total (₱)	513.7	478.1	487.6	488.8	458.3	426.5

Domestic (₱)	233.4	197.5	197.5	260.8	254.4	194.0
External (₱)	280.3	280.6	290.0	228.0	203.9	232.4
External ($)(4)	5.6	5.6	5.5	4.5	4.2	4.6	(5)

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)	Includes debt originally guaranteed by the Government and debt guaranteed by other public sector entities for which the guarantee has been assumed by the Government.
(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates at the end of each period.
(3)	Based on preliminary data as of September 30, 2021.
(4)

Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of October 1, 2021, which was the next business day following the end of the period indicated.

(5)	Amounts were translated into U.S. dollars based on the exchange rate of 50.552 ₱/US$.

The Government monitors and manages contractual contingent liabilities, which broadly comprise debt guarantees issued to GOCCs and contractual obligations stipulated under the Republic’s public-private partnership initiative. The Government, through the Bureau of the Treasury, in its financial statements, discloses with regards to contingent liabilities only the outstanding amount of Government direct guaranteed and assumed GFI guaranteed debts, broken down on a monthly basis.

Contingent liabilities corresponding to projects under the public-private partnership initiative are excluded from the disclosure described above partly because the extent of the Government’s exposure cannot yet be established in the absence of complete data regarding these projects.

In relation to the above, reporting of contingent liabilities exist in various levels of the Government. For example, the Public-Private Partnership Center reports those liabilities related to projects that the Government has carried out through the public-private partnership initiative. Other contingent liability amounts that originate from various sources are disclosed by other entities. For example, the Home Guaranty Corporation discloses the amount of guarantees it has issued, the Philippine Deposit Insurance Corporation discloses liabilities for the deposit insurance fund and social security institutions disclose unfunded pension liabilities.

The Government publishes annually a Fiscal Risks Statement (the “FRS”) that includes a more thorough discussion of contingent liabilities. It includes potential fiscal risks stemming not only from potential calls on the guarantees described above, but also potential claims arising from other sources of contingent liabilities such as public-private partnership contracts. According to the FRS for 2021, contingent liabilities arising from public-private partnerships for 2020 are estimated to be ₱311.8 billion and the potential budgetary outflows for 2020 are estimated to be around ₱331. billion.

In its 2013 Annual Audit Report (the “2013 Report”), the Commission on Audit reported its findings regarding the Government’s disclosure of contingent liabilities, which the Commission on Audit said did not include approximately ₱1,030.5 billion, of which approximately ₱920.3 billion related to undetermined contingent liabilities arising from build-operate-transfer/public-private partnership projects. The remaining approximately ₱32.3 billion related to outstanding guarantees issued by the Government and the DBP and approximately ₱77.9 billion related to foreign borrowings of private sector borrowers guaranteed by the Government. In the 2013 Report, the Commission on Audit also made various recommendations to the Bureau of the Treasury to revise the Government’s reporting of contingent liabilities.

Since then, the Government has taken, and continues to take, appropriate steps to improve transparency in relation to monitoring and reporting the Government’s contingent liabilities. The Government has also pursued, and continues to pursue, several initiatives that seek to allow more effective monitoring and management of contingent liabilities. Moreover, the Bureau of the Treasury is working with the Commission on Audit and various other Government agencies on improving the reporting and disclosure of contingent liabilities through establishing information linkages between Government agencies carrying contingent liabilities and the Bureau of the Treasury, in accordance with new accounting standards that the Commission on Audit is employing.

Payment History of Foreign Debt

The Republic has in the past engaged in various debt restructuring, as well as debt buyback, debt-to-equity, debt-for-debt, debt-for-nature and other debt reduction arrangements to reduce its debt. The Republic intends to maintain various efforts to manage its debt portfolio to improve yield and maturity profiles. The Republic may utilize proceeds from debt issues for the purpose of repurchasing outstanding debt through a variety of methods, including public auctions and repurchases of debt securities in the open markets.

While there have been a number of reschedulings of the Republic’s debt to its bilateral creditors in the past few years, the Republic has not defaulted on, and has not attempted to restructure, the payment of principal or interest on any of its external securities in the last 20 years.

The following table sets out the outstanding foreign-currency bonds issued by the Republic as of the dates indicated.

	Foreign Currency Bonds Issued by the Republic(1)
	Original Balance as of Issue Date(2)	Outstanding Balance as of December 31, 2020(3)	Outstanding Balance as of October 31, 2021(4)

	($ in millions)
U.S. dollar bonds	30,938	24,823	30,533
Chinese Yuan Bonds	592	569	391
Eurobonds	2,170	841	4,701
Japanese yen bonds	2,256	3,184	1,702

Total foreign-currency bonds	35,956	29,417	37,327

Source: Bureau of the Treasury, Department of Finance.

Notes:

(1)	Excludes debt securities of GOCCs and other public sector entities guaranteed by the Government.
(2)

Represents the aggregate of the original balances as of the issue dates of foreign currency bonds outstanding as of December 31, 2020. Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on the date of issuance.

(3)	Amounts were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rate as of January 4, 2021.
(4)	Amounts were translated into U.S. dollars based on the exchange rate of 50.552 ₱/US$.

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

		INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
GRAND TOTAL								6,527,704,684.73		3,928,817,030.28

I. NG GUARANTEED DEBT								6,442,161,251.41		3,843,273,596.96

A. LOANS								4,630,665,251.41		2,073,837,596.96

EURO								165,906,922.50		87,821,321.67

	FIXED			3.000	16.11.1990	31.03.2022	1,829,388.21	2,119,163.30	23,312.04	27,004.67
	FIXED			3.000	16.11.1990	30.06.2022			9,285.86	10,756.74
	FIXED			3.000	16.11.1990	31.12.2022			8,018.07	9,288.13
	FIXED			3.000	16.11.1990	30.06.2023			11,574.01	13,407.33
	FIXED			2.500	25.01.1991	31.12.2021	2,210,510.74	2,560,655.64	30,733.55	35,601.74
	FIXED			2.500	25.01.1991	31.12.2022			73,587.02	85,243.20
	FIXED			1.500	30.08.1996	31.12.2021	5,157,960.05	5,974,980.92	33,799.17	39,152.96
	FIXED			1.500	30.08.1996	30.06.2022			35,787.13	41,455.81
	FIXED			1.500	30.08.1996	31.03.2023			90,113.99	104,388.05
	FIXED			1.500	30.08.1996	30.06.2023			167,879.43	194,471.53
	FIXED			1.500	30.08.1996	31.03.2024			59,894.13	69,381.36
	FIXED			0.400	10.11.2004	31.03.2032	13,500,000.00	15,638,400.00	2,328,753.00	2,697,627.48
	FIXED			0.400	10.11.2004	31.03.2032			71,522.00	82,851.08
	FIXED			0.400	10.11.2004	31.03.2033			668,564.00	774,464.54
	FIXED			0.400	10.11.2004	30.06.2033			1,275,288.00	1,477,293.62
	FIXED			0.400	10.11.2004	30.09.2033			1,306,536.00	1,513,491.30
	FIXED			0.400	10.11.2004	31.12.2033			387,775.00	449,198.56
	FIXED			0.400	10.11.2004	31.03.2034			722,450.00	836,886.08
	FIXED			0.400	10.11.2004	30.06.2034			181,168.00	209,865.01
	FIXED			0.400	10.11.2004	30.09.2034			283,530.00	328,441.15
	FIXED			0.400	10.11.2004	30.12.2034			268,974.00	311,579.48
	FIXED			0.400	10.11.2004	30.06.2035			753,172.00	872,474.44
	FIXED			0.750	27.12.1996	30.12.2036	4,703,885.30	5,448,980.73	2,435,283.17	2,821,032.02
	FIXED			0.750	08.11.1999	30.12.2039	14,699,641.58	17,028,064.81	9,066,738.95	10,502,910.40
	FIXED			0.750	17.09.1991	31.12.2031	8,819,784.95	10,216,838.89	484,540.55	561,291.77
	FIXED			0.750	29.12.2005	30.12.2045	15,000,000.00	17,376,000.00	12,250,000.00	14,190,400.00
	FIXED			0.750	15.03.2004	30.12.2043	7,500,000.00	8,688,000.00	5,625,000.00	6,516,000.00
	FIXED			0.750	21.12.2004	30.12.2045	5,287,649.52	6,125,213.20	4,319,649.52	5,003,882.00
	FIXED			0.750	07.04.2010	30.06.2050	7,000,000.00	8,108,800.00	6,600,000.00	7,645,440.00

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.750	20.12.2007	30.12.2047	4,741,730.27	5,492,820.34	4,188,730.27	4,852,225.14
FIXED			0.750	30.06.2009	30.06.2049	10,200,000.00	11,815,680.00	3,227,137.85	3,738,316.49
FIXED			0.750	21.12.2004	30.12.2044	5,112,918.81	5,922,805.15	4,007,918.81	4,642,773.15
FIXED			0.750	30.12.2003	31.12.2039	25,564,594.06	29,614,025.76	7,888,722.50	9,138,296.14
FIXED			0.750	04.12.2000	30.12.2040	9,356,641.43	10,838,733.43	6,081,817.01	7,045,176.82
FIXED			2.991	31.01.2007	30.06.2025	2,536,050.00	2,937,760.32	845,350.00	979,253.44
JAPANESE YEN							3,650,630,166.37		1,551,683,709.14

LIBOR-BASED	0.000	0.168	0.168	15.05.2002	15.08.2026	3,676,050,000.00	33,032,985.30	561,272,856.00	5,043,597.88
LIBOR-BASED	0.000	0.000	0.000	27.04.2009	15.09.2040	4,520,780,200.00	40,623,730.88	1,788,279,204.00	16,069,476.93
LIBOR-BASED	0.500	-0.070	0.430	29.06.2006	15.06.2026	11,710,000,000.00	105,226,060.00	2,900,391,612.00	26,062,919.03
FIXED			2.410	08.12.2003	01.08.2023	1,188,200,000.00	10,677,165.20	1,972,420.00	17,724.17
FIXED			1.860	08.12.2003	01.08.2023			21,414,000.00	192,426.20
FIXED			2.420	08.12.2003	01.08.2023			14,700,164.00	132,095.67
FIXED			2.160	08.12.2003	01.08.2023			40,691,363.00	365,652.59
FIXED			2.300	08.12.2003	01.08.2023			50,078,113.00	450,001.92
FIXED			1.910	08.12.2003	01.08.2023			13,464,286.00	120,990.07
FIXED			2.010	08.12.2003	01.08.2023			27,282,093.00	245,156.89
FIXED			1.480	08.12.2003	01.08.2023			26,326,107.00	236,566.40
FIXED			1.590	08.12.2003	01.08.2023			1,312,674.00	11,795.69
LIBOR-BASED	0.500	-0.290	0.210	22.07.2005	15.04.2022	6,592,000,000.00	59,235,712.00	337,210,472.00	3,030,173.30
FIXED			1.543	22.08.2008	20.12.2021	10,000,000,000.00	89,860,000.00	375,000,000.00	3,369,750.00
FIXED			2.500	17.03.1992	20.03.2022	6,686,000,000.00	60,080,396.00	163,073,000.00	1,465,373.98
FIXED			3.000	20.12.1994	20.12.2024	22,499,999,999.00	202,184,999.99	3,841,453,000.00	34,519,296.66
FIXED			3.000	20.12.1994	20.12.2024	15,000,000,000.00	134,790,000.00	2,168,250,000.00	19,483,894.50
FIXED			2.500	30.08.1995	20.08.2025	6,131,000,000.00	55,093,166.00	268,592,000.00	2,413,567.71
FIXED			2.100	30.08.1995	20.08.2025			105,512,000.00	948,130.83
FIXED			2.500	30.08.1995	20.08.2025	1,352,000,000.00	12,149,072.00	199,352,000.00	1,791,377.07
FIXED			2.100	30.08.1995	20.08.2025			64,144,000.00	576,397.98
FIXED			2.700	30.08.1995	20.08.2025	12,315,000,000.00	110,662,590.00	2,123,248,000.00	19,079,506.53
FIXED			2.100	30.08.1995	20.08.2025			275,152,000.00	2,472,515.87
FIXED			2.700	29.03.1996	20.03.2026	24,712,000,000.00	222,062,032.00	3,212,046,000.00	28,863,445.36
FIXED			2.300	29.03.1996	20.03.2026			1,306,899,000.00	11,743,794.41
FIXED			2.700	29.05.1996	20.03.2026	10,494,000,000.00	94,299,084.00	2,247,804,000.00	20,198,766.74
FIXED			2.300	29.05.1996	20.03.2026			54,882,000.00	493,169.65
FIXED			2.500	29.03.1996	20.03.2026	5,158,000,000.00	46,349,788.00	1,075,707,000.00	9,666,303.10
FIXED			2.100	29.03.1996	20.03.2026			34,668,000.00	311,526.65

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.300	18.03.1997	20.03.2027	876,000,000.00	7,871,736.00	134,904,000.00	1,212,247.34
FIXED			2.500	18.03.1997	20.03.2027	7,228,000,000.00	64,950,808.00	749,760,000.00	6,737,343.36
FIXED			2.100	18.03.1997	20.03.2027			383,119,000.00	3,442,707.33
FIXED			2.500	18.03.1997	20.03.2027	1,034,000,000.00	9,291,524.00	78,309,000.00	703,684.67
FIXED			2.100	18.03.1997	20.03.2027			135,729,000.00	1,219,660.79
FIXED			2.500	18.03.1997	20.03.2027	2,746,000,000.00	24,675,556.00	95,007,000.00	853,732.90
FIXED			2.100	18.03.1997	20.03.2027			48,444,000.00	435,317.78
FIXED			2.200	10.09.1998	20.09.2028	14,555,000,000.00	130,791,230.00	4,534,362,000.00	40,745,776.93
FIXED			0.750	10.09.1998	20.09.2038			568,922,000.00	5,112,333.09
FIXED			2.200	10.09.1998	20.09.2028	19,990,000,000.00	179,630,140.00	6,478,696,000.00	58,217,562.26
FIXED			0.750	10.09.1998	20.09.2038			228,548,000.00	2,053,732.33
FIXED			2.200	10.09.1998	20.09.2028	6,072,000,000.00	54,562,992.00	169,204,000.00	1,520,467.14
FIXED			1.700	10.09.1998	20.09.2028			1,199,170,000.00	10,775,741.62
FIXED			0.750	10.09.1998	20.09.2038			1,148,588,000.00	10,321,211.77
FIXED			0.750	28.12.1999	20.12.2039	35,350,000,000.00	317,655,100.00	21,387,332,000.00	192,186,565.35
FIXED			0.750	28.12.1999	20.12.2039	20,529,000,000.00	184,473,594.00	12,451,943,000.00	111,893,159.80
FIXED			0.950	31.08.2000	20.08.2040	16,450,000,000.00	147,819,700.00	8,850,390,000.00	79,529,604.54
FIXED			0.750	31.08.2000	20.08.2040			911,430,000.00	8,190,109.98
FIXED			0.950	14.09.2001	20.09.2041	59,037,000,000.00	530,506,482.00	35,919,320,000.00	322,771,009.52
FIXED			0.750	14.09.2001	20.09.2041			2,204,160,000.00	19,806,581.76
FIXED			1.400	30.09.2008	20.09.2038	24,846,000,000.00	223,266,156.00	6,302,410,000.00	56,633,456.26
FIXED			0.650	30.09.2008	20.09.2048			15,049,152,000.00	135,231,679.87
FIXED			0.010	30.09.2008	20.09.2048			189,648,000.00	1,704,176.93
FIXED			1.400	25.12.2009	20.11.2039	14,608,000,000.00	131,267,488.00	2,904,611,000.00	26,100,834.45
FIXED			0.650	25.12.2009	20.11.2049			6,606,927,000.00	59,369,846.02
FIXED			0.010	25.12.2009	20.11.2049			201,495,000.00	1,810,634.07
FIXED			1.400	09.11.2009	20.11.2039	30,380,000,000.00	272,994,680.00	17,430,404,000.00	156,629,610.34
FIXED			0.010	09.11.2009	20.11.2039			76,146,000.00	684,247.96
FIXED			1.400	12.01.2017	20.01.2042	4,928,000,000.00	44,283,008.00	2,615,000,000.00	23,498,390.00
FIXED			2.390	20.12.2007	30.12.2022	5,593,500,000.00	50,263,191.00	324,603,735.00	2,916,889.16
KOREAN WON							28,011,516.00		18,204,281.58

FIXED			2.500	07.05.2004	20.05.2034	33,189,000,000.00	28,011,516.00	21,569,054,000.00	18,204,281.58
UNITED STATES DOLLAR							786,116,646.54		416,128,284.58

LIBOR-BASED	0.500	-0.197	0.303	27.05.2016	15.03.2041	123,300,000.00	123,300,000.00	66,543,479.57	66,543,479.57
LIBOR-BASED	0.500	-0.197	0.303	19.05.2016	15.03.2041	60,000,000.00	60,000,000.00	6,779,138.02	6,779,138.02

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			3.000	07.01.2010	21.01.2030	116,602,000.00	116,602,000.00	65,353,819.83	65,353,819.83
FIXED			2.000	20.11.2018	21.01.2039	211,214,646.54	211,214,646.54	31,682,392.76	31,682,392.76
LIBOR-BASED	0.500	0.450	0.950	31.05.2012	15.05.2037	275,000,000.00	275,000,000.00	245,769,454.40	245,769,454.40
B. BONDS							1,811,496,000.00		1,769,436,000.00

JAPANESE YEN							332,482,000.00		332,482,000.00

FIXED			3.500	10.12.2002	13.12.2022	37,000,000,000.00	332,482,000.00	37,000,000,000.00	332,482,000.00
UNITED STATES DOLLAR							1,479,014,000.00		1,436,954,000.00

FIXED			9.625	05.05.1998	15.05.2028	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			7.390	02.12.2009	02.12.2024	579,014,000.00	579,014,000.00	579,014,000.00	579,014,000.00
FIXED			7.390	23.11.2009	02.12.2024	600,000,000.00	600,000,000.00	557,940,000.00	557,940,000.00
II. GFI GUARANTEE ASSUMED BY NATIONAL GOVERNMENT							85,543,433.33		85,543,433.33

CANADIAN DOLLAR							211,220.99		211,220.99

INTEREST FREE				30.06.1986	31.12.2022	267,807.00	211,220.99	267,807.00	211,220.99
EURO							376,751.98		376,751.98

INTEREST FREE				30.06.1986	31.12.2022	325,234.79	376,751.98	325,234.79	376,751.98
BRITISH POUND							363.83		363.83

INTEREST FREE				30.06.1986	31.12.2022	270.00	363.83	270.00	363.83
JAPANESE YEN							24,632.42		24,632.42

INTEREST FREE				30.06.1986	31.12.2022	2,741,200.00	24,632.42	2,741,200.00	24,632.42
SAUDI RIYAL							7,288,894.13		7,288,894.13

INTEREST FREE				30.06.1986	31.12.2022	5,918,966.00	1,578,262.69	5,918,966.00	1,578,262.69
INTEREST FREE				30.06.1986	31.12.2022	18,456,608.00	4,921,362.24	18,456,608.00	4,921,362.24
INTEREST FREE				30.06.1986	31.12.2022	2,960,000.00	789,269.20	2,960,000.00	789,269.20
UNITED STATES DOLLAR							77,641,569.98		77,641,569.98

INTEREST FREE				30.06.1986	31.12.2022	8,333,333.32	8,333,333.32	8,333,333.32	8,333,333.32
INTEREST FREE				30.06.1986	31.12.2022	5,215,433.52	5,215,433.52	5,215,433.52	5,215,433.52

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
INTEREST RATE BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
INTEREST FREE				30.06.1986	31.12.2022	33,088,000.00	33,088,000.00	33,088,000.00	33,088,000.00
INTEREST FREE				30.06.1986	31.12.2022	7,511,546.63	7,511,546.63	7,511,546.63	7,511,546.63
INTEREST FREE				30.06.1986	31.12.2022	18,598,000.00	18,598,000.00	18,598,000.00	18,598,000.00
INTEREST FREE				30.06.1986	31.12.2022	509,091.00	509,091.00	509,091.00	509,091.00
INTEREST FREE				30.06.1986	31.12.2022	514,525.51	514,525.51	514,525.51	514,525.51
INTEREST FREE				30.06.1986	31.12.2022	2,180,000.00	2,180,000.00	2,180,000.00	2,180,000.00
INTEREST FREE				30.06.1986	31.12.2022	717,440.00	717,440.00	717,440.00	717,440.00
INTEREST FREE				30.06.1986	31.12.2022	974,200.00	974,200.00	974,200.00	974,200.00

1/	Original currencies converted using BSP reference rate prevailing on 1 October 2021

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
GRAND TOTAL							95,003,413,526.75		69,366,413,636.20

I. DIRECT DEBT OF THE REPUBLIC							51,888,655,157.39		30,310,156,266.84

A. AVAILED BY GOVERNMENT AGENCIES							50,816,625,491.23		29,975,893,193.02

CANADIAN DOLLAR							4,992,508.98		268,205.55

INTEREST FREE				15.11.1974	30.09.2024	6,330,000.00	4,992,508.98	340,057.70	268,205.55
CHINA YUAN							185,428,800.00		59,712,802.80

FIXED			2.000	11.05.2006	21.03.2026	400,000,000.00	61,809,600.00	119,763,938.35	18,506,402.81
FIXED			2.000	15.01.2007	21.09.2026	800,000,000.00	123,619,200.00	266,666,666.60	41,206,399.99
EURO							2,157,136,896.98		1,690,641,198.32

LIBOR-BASED	0.243	0.000	0.243	23.04.2020	15.04.2030	231,632,000.00	268,322,508.80	231,632,000.00	268,322,508.80
LIBOR-BASED	0.115	0.000	0.115	23.04.2020	15.04.2025	463,263,000.00	536,643,859.20	463,263,000.00	536,643,859.20
FIXED			0.750	14.02.2002	30.06.2042	6,828,167.68	7,909,749.44	4,704,167.68	5,449,307.84
FIXED			0.750	26.06.2002	30.06.2042	7,464,861.47	8,647,295.53	5,170,861.47	5,989,925.93
FIXED			0.750	20.12.2007	30.12.2047	10,000,000.00	11,584,000.00	8,679,536.60	10,054,375.20
FIXED			0.750	24.12.2008	30.12.2048	4,000,000.00	4,633,600.00	3,669,663.86	4,250,938.62
LIBOR-BASED	0.000	1.020	1.020	14.10.2015	01.05.2034	22,800,000.00	26,411,520.00	13,102,558.78	15,178,004.09
LIBOR-BASED	0.000	1.020	1.020	26.10.2015	01.11.2033	27,310,000.00	31,635,904.00	15,621,849.87	18,096,350.89
FIXED			4.500	23.07.1999	31.12.2022	72,672,834.17	84,184,211.10	8,384,266.75	9,712,334.60
FIXED			4.000	16.11.2000	30.06.2023	31,249,318.69	36,199,210.77	5,208,219.69	6,033,201.69
FIXED			4.400	11.12.2001	18.10.2024	23,986,986.00	27,786,524.58	6,996,204.25	8,104,403.00
FIXED			3.650	28.02.2002	31.10.2024	36,279,013.93	42,025,609.74	7,054,252.62	8,171,646.24
FIXED			3.450	28.02.2002	15.05.2025	18,168,208.54	21,046,052.77	6,056,069.49	7,015,350.90
FIXED			3.000	08.04.1988	31.12.2021	4,344,796.99	5,033,012.83	5,052.17	5,852.43
FIXED			3.000	08.04.1988	31.03.2022			4,612.65	5,343.29
FIXED			3.000	08.04.1988	30.06.2022			30,495.14	35,325.57
FIXED			3.000	08.04.1988	30.06.2023			17,343.99	20,091.28
FIXED			3.000	08.04.1988	30.09.2023			6,208.46	7,191.88
FIXED			3.000	08.04.1988	31.12.2024			2,277.16	2,637.86
FIXED			2.500	09.02.1990	31.12.2021	4,431,330.44	5,133,253.18	42,467.23	49,194.04
FIXED			2.500	09.02.1990	31.12.2022			204,948.31	237,412.12
FIXED			2.500	09.02.1990	31.12.2021	4,153,865.01	4,811,837.23	26,058.38	30,186.03
FIXED			2.500	09.02.1990	31.12.2022			205,432.95	237,973.53
FIXED			2.500	09.02.1990	31.12.2023			46,551.71	53,925.50
FIXED			2.500	09.02.1990	31.12.2021	2,652,595.39	3,072,766.50	16,608.13	19,238.86

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.500	09.02.1990	31.12.2022			149,119.90	172,740.49
FIXED			2.500	22.01.1992	31.12.2022	1,017,361.58	1,178,511.65	19,708.84	22,830.72
FIXED			2.500	22.01.1992	31.12.2023			61,955.99	71,769.82
FIXED			2.500	22.01.1992	31.12.2024			42,859.67	49,648.64
FIXED			2.000	07.12.1990	31.12.2022	10,518,982.19	12,185,188.97	363,442.37	421,011.64
FIXED			2.000	07.12.1990	31.12.2023			596,619.90	691,124.49
FIXED			2.000	07.12.1990	31.12.2024			106,254.25	123,084.92
FIXED			2.000	07.12.1990	31.12.2025			43,610.39	50,518.28
FIXED			2.000	07.12.1990	31.12.2022	729,010.47	844,485.73	22,183.61	25,697.49
FIXED			2.000	07.12.1990	31.12.2023			54,152.87	62,730.68
FIXED			2.000	07.12.1990	31.12.2022	2,881,286.42	3,337,682.19	98,156.85	113,704.90
FIXED			2.000	07.12.1990	30.12.2023			190,645.24	220,843.45
FIXED			2.000	07.12.1990	31.12.2024			8,288.55	9,601.46
FIXED			2.000	07.12.1990	31.12.2022	759,194.79	879,451.24	56,939.25	65,958.43
FIXED			2.000	07.12.1990	31.12.2022	2,167,469.20	2,510,796.32	40,210.95	46,580.36
FIXED			2.000	07.12.1990	31.12.2023			203,914.15	236,214.15
FIXED			1.400	13.09.1994	30.06.2022	2,689,415.88	3,115,419.36	37,026.77	42,891.81
FIXED			1.400	13.09.1994	31.12.2022			20,087.45	23,269.30
FIXED			1.400	13.09.1994	31.03.2023			69,354.43	80,340.17
FIXED			1.400	13.09.1994	30.06.2023			54,875.09	63,567.30
FIXED			1.400	13.09.1994	30.09.2023			32,440.39	37,578.95
FIXED			1.400	13.09.1994	31.03.2024			3,085.00	3,573.66
FIXED			1.400	13.09.1994	31.12.2021	15,568,940.42	18,035,060.58	87,060.88	100,851.32
FIXED			1.400	13.09.1994	31.03.2023			789,146.64	914,147.47
FIXED			1.400	13.09.1994	30.09.2023			35,737.62	41,398.46
FIXED			1.400	13.09.1994	31.12.2025			261,054.12	302,405.09
FIXED			1.400	13.09.1994	31.12.2028			245,774.97	284,705.73
FIXED			1.500	18.12.1995	30.06.2022	1,920,857.62	2,225,121.47	24,496.86	28,377.16
FIXED			1.500	18.12.1995	30.09.2022			76,600.63	88,734.17
FIXED			1.500	18.12.1995	31.03.2023	743,803.27	861,621.71	14,364.31	16,639.62
FIXED			1.500	18.12.1995	30.06.2023			36,572.51	42,365.60
FIXED			1.500	18.12.1995	30.09.2023			15,810.04	18,314.35
FIXED			1.500	18.12.1995	30.06.2024			10,133.99	11,739.21
FIXED			1.500	18.12.1995	30.09.2022	3,658,776.41	4,238,326.59	46,697.02	54,093.83
FIXED			1.500	18.12.1995	31.12.2022			170,353.17	197,337.11
FIXED			1.500	18.12.1995	31.03.2023			3,751.60	4,345.85
FIXED			1.500	18.12.1995	30.06.2023			1,899.47	2,200.35
FIXED			1.500	18.12.1995	30.09.2023			6,087.55	7,051.82
FIXED			1.500	18.12.1995	31.12.2023			12,214.32	14,149.07

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.500	18.12.1995	31.03.2024			12,095.01	14,010.86
FIXED			1.500	18.12.1995	30.09.2024			7,650.00	8,861.76
FIXED			1.500	18.12.1995	31.03.2025			6,447.00	7,468.20
FIXED			1.500	18.12.1995	30.06.2025			46,224.02	53,545.90
FIXED			1.500	18.12.1995	31.12.2022	3,099,676.12	3,590,664.82	58,581.94	67,861.32
FIXED			1.500	18.12.1995	30.06.2024			41,400.03	47,957.79
FIXED			1.500	18.12.1995	31.12.2024			14,385.01	16,663.60
FIXED			1.500	18.12.1995	30.09.2025			1,608.00	1,862.71
FIXED			1.500	18.12.1995	31.12.2025			1,809.00	2,095.55
FIXED			1.500	18.12.1995	31.03.2026			222,984.00	258,304.67
FIXED			1.500	18.12.1995	31.12.2026			25,025.01	28,988.97
FIXED			1.500	18.12.1995	30.06.2027			5,160.00	5,977.34
FIXED			1.500	18.12.1995	30.09.2027			12,948.00	14,998.96
FIXED			1.500	18.12.1995	31.12.2027			7,098.00	8,222.32
FIXED			1.500	18.12.1995	30.09.2029			44,000.00	50,969.60
FIXED			1.500	18.12.1995	31.12.2029			353,022.00	408,940.68
FIXED			1.500	15.01.1997	30.09.2023	5,497,311.79	6,368,085.98	141,547.80	163,968.97
FIXED			1.500	15.01.1997	31.03.2024			236,260.00	273,683.58
FIXED			1.500	15.01.1997	30.06.2024			132,288.02	153,242.44
FIXED			1.500	15.01.1997	30.09.2024			124,769.97	144,533.53
FIXED			1.500	15.01.1997	31.12.2024			6,223.00	7,208.72
FIXED			1.500	15.01.1997	31.03.2025			8,428.01	9,763.01
FIXED			1.500	15.01.1997	30.06.2025			33,848.00	39,209.52
FIXED			1.500	15.01.1997	30.09.2025			7,615.99	8,822.36
FIXED			1.500	15.01.1997	31.12.2025			9,792.01	11,343.06
FIXED			1.500	15.01.1997	31.03.2026			12,159.01	14,085.00
FIXED			1.500	15.01.1997	30.06.2026			94,630.00	109,619.39
FIXED			1.500	15.01.1997	30.09.2023	9,144,059.29	10,592,478.28	237,712.64	275,366.32
FIXED			1.500	15.01.1997	30.09.2024			278,364.17	322,457.05
FIXED			1.500	15.01.1997	31.12.2024			5,354.99	6,203.22
FIXED			1.500	15.01.1997	31.03.2025			23,891.04	27,675.38
FIXED			1.500	15.01.1997	30.06.2025			518,824.11	601,005.85
FIXED			1.500	15.01.1997	30.09.2025			111,752.06	129,453.59
FIXED			0.470	22.01.1998	31.12.2029	3,298,662.49	3,821,170.63	406,969.29	471,433.23
FIXED			0.470	22.01.1998	30.06.2030			30,368.58	35,178.96
FIXED			0.470	22.01.1998	30.09.2030			1,686.60	1,953.76
FIXED			0.470	22.01.1998	31.12.2031			865,788.00	1,002,928.82
FIXED			0.470	22.01.1998	31.03.2032			31,773.00	36,805.84
FIXED			0.470	22.01.1998	30.06.2032			201,735.86	233,690.82

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.470	22.01.1998	30.09.2032			74,404.00	86,189.59
FIXED			0.470	22.01.1998	31.12.2029	741,169.01	858,570.18	94,496.71	109,464.99
FIXED			0.470	22.01.1998	31.03.2030			45,662.00	52,894.86
FIXED			0.470	22.01.1998	30.06.2030			35,601.42	41,240.68
FIXED			0.470	22.01.1998	30.09.2030			28,049.40	32,492.42
FIXED			0.470	22.01.1998	31.12.2030			55,594.00	64,400.09
FIXED			0.470	22.01.1998	31.03.2031			9,918.00	11,489.01
FIXED			0.470	22.01.1998	30.06.2031			20,560.00	23,816.70
FIXED			0.470	22.01.1998	30.09.2031			19,880.00	23,028.99
FIXED			0.470	22.01.1998	30.06.2032			28,060.94	32,505.79
INTEREST FREE				27.11.2007	15.05.2024	5,387,110.80	6,240,429.15	1,346,777.70	1,560,107.29
INTEREST FREE				07.11.2008	31.10.2022	11,351,426.36	13,149,492.30	1,362,167.82	1,577,935.20
FIXED			0.300	06.11.2009	10.02.2040	15,708,268.88	18,196,458.67	15,708,015.38	18,196,165.02
FIXED			4.740	06.11.2009	15.09.2022	15,708,268.88	18,196,458.67	66,740.93	77,312.69
LIBOR-BASED	1.100	-0.507	0.593	15.02.2010	30.11.2029	150,000,000.00	173,760,000.00	85,000,000.00	98,464,000.00
FIXED			1.000	12.01.2012	28.01.2031	20,493,740.00	23,739,948.42	13,906,466.48	16,109,250.77
FIXED			0.150	10.02.2011	11.04.2034	26,190,016.00	30,338,514.53	23,492,000.00	27,213,132.80
LIBOR-BASED	0.560	1.650	2.210	16.04.2014	31.03.2034	110,269,793.43	127,736,528.71	106,028,647.53	122,823,585.30
LIBOR-BASED	0.530	0.910	1.440	26.02.2015	31.03.2043	50,893,963.00	58,955,566.74	3,000,000.00	3,475,200.00
INTEREST FREE				01.04.2016	14.06.2039	20,493,740.00	23,739,948.42	20,493,704.00	23,739,906.71
LIBOR-BASED	0.270	0.670	0.940	04.04.2016	30.09.2035	50,000,000.00	57,920,000.00	50,000,000.00	57,920,000.00
LIBOR-BASED	0.500	1.320	1.820	27.10.2017	01.09.2037	100,000,000.00	115,840,000.00	100,000,000.00	115,840,000.00
FIXED			0.250	09.06.2020	31.03.2040	150,000,000.00	173,760,000.00	150,000,000.00	173,760,000.00
FIXED			0.250	09.06.2020	31.03.2040	100,000,000.00	115,840,000.00	100,000,000.00	115,840,000.00
JAPANESE YEN							16,430,439,719.62		6,277,544,465.20

LIBOR-BASED	0.000	0.325	0.325	22.02.2008	01.11.2022	34,253,100,000.00	307,798,356.60	6,754,711,320.00	60,697,835.92
FIXED			2.700	20.03.1992	20.03.2022	7,655,000,000.00	68,787,830.00	113,650,000.00	1,021,258.90
FIXED			3.000	19.08.1993	20.08.2023	6,872,000,000.00	61,751,792.00	650,324,000.00	5,843,811.46
FIXED			3.000	19.08.1993	20.08.2023	4,633,000,000.00	41,632,138.00	387,096,000.00	3,478,444.66
FIXED			3.000	19.08.1993	20.08.2023	3,803,000,000.00	34,173,758.00	347,044,000.00	3,118,537.38
FIXED			3.000	19.08.1993	20.08.2023	3,055,000,000.00	27,452,230.00	298,044,000.00	2,678,223.38
FIXED			3.000	19.08.1993	20.08.2023	9,294,000,000.00	83,515,884.00	559,896,000.00	5,031,225.46
FIXED			3.000	20.12.1994	20.12.2024	9,620,000,000.00	86,445,320.00	1,631,721,000.00	14,662,644.91
FIXED			3.000	20.12.1994	20.12.2024	4,616,000,000.00	41,479,376.00	738,150,000.00	6,633,015.90
FIXED			3.000	20.12.1994	20.12.2024	11,754,000,000.00	105,621,444.00	2,006,753,000.00	18,032,682.46
FIXED			2.700	30.08.1995	20.08.2025	6,151,000,000.00	55,272,886.00	981,480,000.00	8,819,579.28
FIXED			2.300	30.08.1995	20.08.2025			153,352,000.00	1,378,021.07
FIXED			2.700	30.08.1995	20.08.2025	4,040,000,000.00	36,303,440.00	645,568,000.00	5,801,074.05

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.300	30.08.1995	20.08.2025			113,816,000.00	1,022,750.58
FIXED			2.500	30.08.1995	20.08.2025	8,312,000,000.00	74,691,632.00	1,454,728,000.00	13,072,185.81
FIXED			2.100	30.08.1995	20.08.2025			162,480,000.00	1,460,045.28
FIXED			2.700	30.08.1995	20.08.2025	18,391,000,000.00	165,261,526.00	3,121,592,000.00	28,050,625.71
FIXED			2.300	30.08.1995	20.08.2025			464,080,000.00	4,170,222.88
FIXED			2.700	30.08.1995	20.08.2025	5,579,000,000.00	50,132,894.00	915,832,000.00	8,229,666.35
FIXED			2.300	30.08.1995	20.08.2025			110,992,000.00	997,374.11
FIXED			2.700	30.08.1995	20.08.2025	6,386,000,000.00	57,384,596.00	1,026,664,000.00	9,225,602.70
FIXED			2.300	30.08.1995	20.08.2025			183,688,000.00	1,650,620.37
FIXED			2.700	30.08.1995	20.08.2025	12,895,000,000.00	115,874,470.00	2,047,880,000.00	18,402,249.68
FIXED			2.300	30.08.1995	20.08.2025			390,008,000.00	3,504,611.89
FIXED			2.700	30.08.1995	20.08.2025	4,765,000,000.00	42,818,290.00	661,096,000.00	5,940,608.66
FIXED			2.300	30.08.1995	20.08.2025			88,864,000.00	798,531.90
FIXED			2.700	30.08.1995	20.08.2025	9,551,000,000.00	85,825,286.00	1,268,040,000.00	11,394,607.44
FIXED			2.300	30.08.1995	20.08.2025			474,360,000.00	4,262,598.96
FIXED			2.700	30.08.1995	20.08.2025	2,872,000,000.00	25,807,792.00	245,200,000.00	2,203,367.20
FIXED			2.300	30.08.1995	20.08.2025			109,080,000.00	980,192.88
FIXED			2.500	29.03.1996	20.03.2026	6,911,000,000.00	62,102,246.00	1,307,412,000.00	11,748,404.23
FIXED			2.100	29.03.1996	20.03.2026			209,574,000.00	1,883,231.96
FIXED			2.300	29.03.1996	20.03.2026	305,000,000.00	2,740,730.00	49,869,000.00	448,122.83
FIXED			2.700	18.03.1997	20.03.2027	5,746,000,000.00	51,633,556.00	909,051,000.00	8,168,732.29
FIXED			2.300	18.03.1997	20.03.2027			198,605,000.00	1,784,664.53
FIXED			2.700	18.03.1997	20.03.2027	7,683,000,000.00	69,039,438.00	1,671,351,000.00	15,018,760.09
FIXED			2.300	18.03.1997	20.03.2027			330,209,000.00	2,967,258.07
FIXED			2.700	18.03.1997	20.03.2027	6,339,868,462.00	56,970,058.00	1,547,425,000.00	13,905,161.05
FIXED			2.300	18.03.1997	20.03.2027			153,494,000.00	1,379,297.08
FIXED			2.500	18.03.1997	20.03.2027	9,411,000,000.00	84,567,246.00	2,151,930,000.00	19,337,242.98
FIXED			2.100	18.03.1997	20.03.2027			242,022,000.00	2,174,809.69
FIXED			2.500	18.03.1997	20.03.2027	7,979,000,000.00	71,699,294.00	1,667,622,000.00	14,985,251.29
FIXED			2.100	18.03.1997	20.03.2027			291,093,000.00	2,615,761.70
FIXED			2.700	18.03.1997	20.03.2027	11,122,000,000.00	99,942,292.00	1,868,064,000.00	16,786,423.10
FIXED			2.300	18.03.1997	20.03.2027			697,081,000.00	6,263,969.87
FIXED			2.200	10.09.1998	20.09.2028	5,849,000,000.00	52,559,114.00	1,438,304,000.00	12,924,599.74
FIXED			0.750	10.09.1998	20.09.2038			492,660,000.00	4,427,042.76
FIXED			2.200	10.09.1998	20.09.2028	13,564,000,000.00	121,886,104.00	3,339,784,000.00	30,011,299.02
FIXED			0.750	10.09.1998	20.09.2038			1,109,522,000.00	9,970,164.69
FIXED			2.200	10.09.1998	20.09.2028	5,728,000,000.00	51,471,808.00	634,158,000.00	5,698,543.79
FIXED			0.750	10.09.1998	20.09.2038			266,050,000.00	2,390,725.30
FIXED			2.200	10.09.1998	20.09.2028	4,328,000,000.00	38,891,408.00	805,952,000.00	7,242,284.67

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.750	10.09.1998	20.09.2038			344,352,000.00	3,094,347.07
FIXED			1.700	10.09.1998	20.09.2028	458,000,000.00	4,115,588.00	8,946,000.00	80,388.76
FIXED			0.750	10.09.1998	20.09.2038			174,148,000.00	1,564,893.93
FIXED			1.700	10.09.1998	20.09.2028	6,734,000,000.00	60,511,724.00	1,691,270,000.00	15,197,752.22
FIXED			0.750	10.09.1998	20.09.2038			733,482,000.00	6,591,069.25
FIXED			1.700	10.09.1998	20.09.2028	3,201,000,000.00	28,764,186.00	12,376,000.00	111,210.74
FIXED			0.750	10.09.1998	20.09.2038			1,203,328,000.00	10,813,105.41
FIXED			2.200	10.09.1998	20.09.2028	14,136,000,000.00	127,026,096.00	3,449,292,000.00	30,995,337.91
FIXED			0.750	10.09.1998	20.09.2038			798,014,000.00	7,170,953.80
FIXED			1.700	10.09.1998	20.09.2028	2,428,000,000.00	21,818,008.00	380,548,000.00	3,419,604.33
FIXED			0.750	10.09.1998	20.09.2038			212,058,000.00	1,905,553.19
FIXED			0.750	10.03.1999	20.03.2039	36,300,000,000.00	326,191,800.00	20,827,835,000.00	187,158,925.31
FIXED			1.800	28.12.1999	20.12.2029	7,210,000,000.00	64,789,060.00	2,048,245,000.00	18,405,529.57
FIXED			0.750	28.12.1999	20.12.2039			931,475,000.00	8,370,234.35
FIXED			1.300	28.12.1999	20.12.2029	951,000,000.00	8,545,686.00	43,520,000.00	391,070.72
FIXED			0.750	28.12.1999	20.12.2039			204,943,000.00	1,841,617.80
FIXED			1.800	28.12.1999	20.12.2029	6,078,000,000.00	54,616,908.00	2,252,313,000.00	20,239,284.62
FIXED			0.750	28.12.1999	20.12.2039			352,795,000.00	3,170,215.87
FIXED			1.800	28.12.1999	20.12.2029	16,990,000,000.00	152,672,140.00	4,456,448,000.00	40,045,641.73
FIXED			1.300	28.12.1999	20.12.2029			89,709,000.00	806,125.07
FIXED			0.750	28.12.1999	20.12.2039			830,613,000.00	7,463,888.42
FIXED			1.800	28.12.1999	20.12.2029	15,384,000,000.00	138,240,624.00	5,451,917,000.00	48,990,926.16
FIXED			0.750	28.12.1999	20.12.2039			1,275,094,000.00	11,457,994.68
FIXED			1.800	28.12.1999	20.12.2029	5,852,000,000.00	52,586,072.00	1,930,537,000.00	17,347,805.48
FIXED			0.750	28.12.1999	20.12.2039			525,104,000.00	4,718,584.54
FIXED			1.800	28.12.1999	20.12.2029	7,434,000,000.00	66,801,924.00	2,731,628,000.00	24,546,409.21
FIXED			0.750	28.12.1999	20.12.2039			512,524,000.00	4,605,540.66
FIXED			1.800	28.12.1999	20.12.2029	5,068,000,000.00	45,541,048.00	1,300,993,000.00	11,690,723.10
FIXED			0.750	28.12.1999	20.12.2039			392,940,000.00	3,530,958.84
FIXED			0.750	28.12.1999	20.12.2039	4,714,000,000.00	42,360,004.00	152,403,000.00	1,369,493.36
FIXED			1.300	28.12.1999	20.12.2029	9,013,000,000.00	80,990,818.00	2,792,811,000.00	25,096,199.65
FIXED			0.750	28.12.1999	20.12.2039			544,233,000.00	4,890,477.74
FIXED			0.750	28.12.1999	20.12.2039	1,167,000,000.00	10,486,662.00	585,451,000.00	5,260,862.69
FIXED			1.000	07.04.2000	20.04.2040	8,929,000,000.00	80,235,994.00	4,775,232,000.00	42,910,234.75
FIXED			0.750	07.04.2000	20.04.2040			697,984,000.00	6,272,084.22
FIXED			0.950	31.08.2000	20.08.2040	14,724,000,000.00	132,309,864.00	8,023,168,000.00	72,096,187.65
FIXED			0.750	31.08.2000	20.08.2040			898,776,000.00	8,076,401.14
FIXED			0.950	31.08.2000	20.08.2040	3,549,000,000.00	31,891,314.00	1,835,780,000.00	16,496,319.08
FIXED			0.750	31.08.2000	20.08.2040			348,384,000.00	3,130,578.62

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.200	30.05.2001	20.05.2031	8,294,000,000.00	74,529,884.00	3,054,420,000.00	27,447,018.12
FIXED			0.750	30.05.2001	20.05.2041			990,920,000.00	8,904,407.12
FIXED			0.750	30.05.2001	20.05.2041	5,543,000,000.00	49,809,398.00	188,320,000.00	1,692,243.52
FIXED			2.200	30.05.2001	20.05.2031	11,743,000,000.00	105,522,598.00	2,771,820,000.00	24,907,574.52
FIXED			0.750	30.05.2001	20.05.2041			397,840,000.00	3,574,990.24
FIXED			2.200	30.05.2001	20.05.2031	6,205,000,000.00	55,758,130.00	1,667,700,000.00	14,985,952.20
FIXED			0.750	30.05.2001	20.05.2041			679,600,000.00	6,106,885.60
FIXED			2.200	30.05.2001	20.05.2031	5,210,000,000.00	46,817,060.00	1,402,200,000.00	12,600,169.20
FIXED			0.750	30.05.2001	20.05.2041			585,840,000.00	5,264,358.24
FIXED			2.200	30.05.2001	20.05.2031	6,515,000,000.00	58,543,790.00	2,259,480,000.00	20,303,687.28
FIXED			0.750	30.05.2001	20.05.2041			646,440,000.00	5,808,909.84
FIXED			1.700	30.05.2001	20.05.2031	2,789,000,000.00	25,061,954.00	1,282,300,000.00	11,522,747.80
FIXED			0.750	30.05.2001	20.05.2041			96,840,000.00	870,204.24
FIXED			1.700	30.05.2001	20.05.2031	6,309,000,000.00	56,692,674.00	2,523,820,000.00	22,679,046.52
FIXED			0.750	30.05.2001	20.05.2041			735,760,000.00	6,611,539.36
FIXED			0.750	30.05.2001	20.05.2041	2,034,000,000.00	18,277,524.00	1,282,360,000.00	11,523,286.96
FIXED			2.200	28.03.2002	20.03.2032	6,723,000,000.00	60,412,878.00	2,983,890,000.00	26,813,235.54
FIXED			0.750	28.03.2002	20.03.2042			536,567,000.00	4,821,591.06
FIXED			1.700	28.03.2002	20.03.2032	6,790,000,000.00	61,014,940.00	2,758,224,000.00	24,785,400.86
FIXED			0.750	28.03.2002	20.03.2042			902,984,000.00	8,114,214.22
FIXED			0.950	28.03.2002	20.03.2042	18,488,000,000.00	166,133,168.00	10,958,685,000.00	98,474,743.41
FIXED			0.750	28.03.2002	20.03.2042			1,362,922,000.00	12,247,217.09
FIXED			2.200	28.03.2002	20.03.2032	22,049,000,000.00	198,132,314.00	5,264,482,742.00	47,306,641.92
FIXED			1.800	28.03.2002	20.03.2032			1,517,027,949.00	13,632,013.15
FIXED			2.200	28.03.2002	20.03.2032	3,224,000,000.00	28,970,864.00	1,179,297,000.00	10,597,162.84
FIXED			0.750	28.03.2002	20.03.2042			461,947,000.00	4,151,055.74
FIXED			2.200	11.12.2003	20.12.2033	2,365,097,269.00	21,252,764.06	1,441,100,000.00	12,949,724.60
FIXED			2.200	30.03.2004	20.03.2034	6,223,000,000.00	55,919,878.00	2,518,175,000.00	22,628,320.55
FIXED			2.200	16.12.2003	20.12.2033	3,717,000,000.00	33,400,962.00	1,930,300,000.00	17,345,675.80
FIXED			0.750	27.02.2007	20.02.2047	8,529,000,000.00	76,641,594.00	7,620,675,000.00	68,479,385.55
FIXED			1.500	18.12.2007	20.12.2037	7,604,000,000.00	68,329,544.00	5,125,824,000.00	46,060,654.46
FIXED			0.010	18.12.2007	20.12.2037			871,926,000.00	7,835,127.04
FIXED			1.500	18.12.2007	20.12.2037	11,802,000,000.00	106,052,772.00	7,919,340,000.00	71,163,189.24
FIXED			0.750	18.12.2007	20.12.2047			266,590,000.00	2,395,577.74
FIXED			0.010	18.12.2007	20.12.2037			1,039,533,000.00	9,341,243.54
FIXED			1.400	20.03.2009	20.03.2039	9,293,000,000.00	83,506,898.00	7,933,030,000.00	71,286,207.58
FIXED			1.400	15.03.2010	20.03.2040	9,220,000,000.00	82,850,920.00	8,320,486,000.00	74,767,887.20
LIBOR-BASED	0.000	0.100	0.100	15.03.2010	20.01.2025	13,830,000,000.00	124,276,380.00	3,872,400,000.00	34,797,386.40
FIXED			0.010	26.05.2010	20.05.2050	9,912,000,000.00	89,069,232.00	7,733,894,000.00	69,496,771.48

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.400	31.03.2011	20.03.2036	40,847,000,000.00	367,051,142.00	26,110,815,370.00	234,631,786.91
FIXED			0.010	31.03.2011	20.03.2036			1,182,121,384.00	10,622,542.76
FIXED			0.300	30.03.2012	20.03.2052	9,244,000,000.00	83,066,584.00	5,760,633,669.00	51,765,054.15
FIXED			0.010	30.03.2012	20.03.2052			58,575,845.00	526,362.54
FIXED			1.400	30.03.2012	20.03.2042	22,796,000,000.00	204,844,856.00	20,351,110,226.00	182,875,076.49
FIXED			0.010	30.03.2012	20.03.2042			901,159,207.00	8,097,816.63
FIXED			1.400	30.03.2012	20.03.2042	4,591,000,000.00	41,254,726.00	3,965,938,016.00	35,637,919.01
FIXED			0.010	30.03.2012	20.03.2042			386,473,640.00	3,472,852.13
FIXED			1.400	30.03.2012	20.03.2042	6,063,000,000.00	54,482,118.00	5,177,630,021.00	46,526,183.37
FIXED			0.010	30.03.2012	20.03.2042			671,948,220.00	6,038,126.70
FIXED			0.200	30.03.2012	20.03.2052	11,836,000,000.00	106,358,296.00	10,762,585,550.00	96,712,593.75
FIXED			0.010	30.03.2012	20.03.2052			1,012,696,208.00	9,100,088.13
FIXED			1.400	30.03.2012	20.03.2042	7,546,000,000.00	67,808,356.00	6,227,965,808.00	55,964,500.75
FIXED			0.010	30.03.2012	20.03.2042			1,265,159,078.00	11,368,719.47
FIXED			1.400	30.03.2012	20.03.2042	6,187,000,000.00	55,596,382.00	3,537,776,931.00	31,790,463.50
FIXED			0.010	30.03.2012	20.03.2042			699,325,027.00	6,284,134.69
FIXED			1.400	10.10.2012	20.10.2042	7,775,000,000.00	69,866,150.00	7,775,000,000.00	69,866,150.00
FIXED			0.200	27.03.2013	20.03.2053	43,252,000,000.00	388,662,472.00	14,247,476,261.00	128,027,821.68
FIXED			0.010	27.03.2013	20.03.2053			2,527,169,557.00	22,709,145.64
FIXED			0.200	27.03.2013	20.03.2053	10,782,000,000.00	96,887,052.00	9,396,010,000.00	84,432,545.86
FIXED			0.010	27.03.2013	20.03.2053			1,385,990,000.00	12,454,506.14
FIXED			0.100	14.12.2013	20.12.2053	18,732,000,000.00	168,325,752.00	13,325,076,000.00	119,739,132.94
FIXED			0.010	14.12.2013	20.12.2053			251,875,218.00	2,263,350.71
FIXED			0.010	31.01.2014	20.03.2054	50,000,000,000.00	449,300,000.00	15,000,000,000.00	134,790,000.00
FIXED			0.010	31.01.2014	20.08.2054			10,000,000,000.00	89,860,000.00
FIXED			0.010	31.01.2014	20.02.2055			25,000,000,000.00	224,650,000.00
FIXED			0.010	26.03.2015	20.03.2055	7,929,000,000.00	71,249,994.00	94,690,474.00	850,888.60
FIXED			0.300	26.03.2015	20.03.2055	11,576,000,000.00	104,021,936.00	6,697,899,434.00	60,187,324.31
FIXED			0.010	26.03.2015	20.03.2055			532,120,448.00	4,781,634.35
FIXED			0.010	25.08.2015	20.08.2055	9,783,000,000.00	87,910,038.00	345,708,598.00	3,106,537.46
FIXED			0.100	25.08.2015	20.08.2055	23,906,000,000.00	214,819,316.00	4,056,977,163.00	36,455,996.79
FIXED			0.010	25.08.2015	20.08.2055			469,645,734.00	4,220,236.57
FIXED			0.100	27.11.2015	20.11.2055	241,991,000,000.00	2,174,531,126.00	54,655,676,275.00	491,135,907.01
FIXED			0.010	27.11.2015	20.11.2055			6,607,446,951.00	59,374,518.30
FIXED			0.100	26.10.2016	20.10.2056	16,455,000,000.00	147,864,630.00	2,910,000,000.00	26,149,260.00
FIXED			0.010	26.10.2016	20.10.2056			197,408,797.00	1,773,915.45
FIXED			0.010	13.11.2017	20.11.2057	15,928,000,000.00	143,129,008.00	533,525,793.00	4,794,262.78
FIXED			1.500	28.02.2018	20.02.2048	9,399,000,000.00	84,459,414.00	2,222,363,038.00	19,970,154.26
FIXED			0.010	28.02.2018	20.02.2048			106,997,793.00	961,482.17

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.100	16.03.2018	20.03.2058	104,530,000,000.00	939,306,580.00	44,029,625,376.00	395,650,213.63
FIXED			0.010	16.03.2018	20.03.2058			5,351,526,890.00	48,088,820.63
FIXED			0.100	08.10.2018	20.10.2058	4,376,000,000.00	39,322,736.00	1,038,247,798.00	9,329,694.71
FIXED			0.010	08.10.2018	20.10.2058			108,978,299.00	979,278.99
FIXED			0.100	08.11.2018	20.11.2058	38,101,000,000.00	342,375,586.00	24,816,660,803.00	223,002,513.98
FIXED			0.010	08.11.2018	20.11.2058			223,190,112.00	2,005,586.35
FIXED			0.010	21.01.2019	20.01.2059	167,199,000,000.00	1,502,450,214.00	6,847,397,968.00	61,530,718.14
FIXED			0.010	21.01.2019	20.01.2059	37,905,000,000.00	340,614,330.00	436,447,063.00	3,921,913.31
FIXED			0.010	01.07.2020	20.07.2035	50,000,000,000.00	449,300,000.00	50,000,000,000.00	449,300,000.00
FIXED			0.010	15.09.2020	20.09.2060	50,000,000,000.00	449,300,000.00	10,000,000,000.00	89,860,000.00
FIXED			0.010	15.09.2020	20.07.2060			10,000,000,000.00	89,860,000.00
FIXED			0.010	15.09.2020	20.07.2060			20,000,000,000.00	179,720,000.00
FIXED			0.010	15.09.2020	20.09.2060			10,000,000,000.00	89,860,000.00
FIXED			2.160	23.02.2007	15.11.2021	39,000,000,000.00	350,454,000.00	1,450,000,000.00	13,029,700.00
FIXED			2.490	04.09.2008	10.04.2022	23,407,764,508.00	210,342,171.87	1,505,000,929.00	13,523,938.35
FIXED			2.350	26.12.2008	19.09.2022	33,963,312,331.00	305,194,324.61	2,276,598,253.00	20,457,511.90
FIXED			3.030	26.08.2009	24.06.2022	23,554,524,203.00	211,660,954.49	470,747,020.00	4,230,132.72
FIXED			1.430	26.08.2009	25.09.2029			8,103,352,426.00	72,816,724.90
FIXED			3.000	31.03.1993	20.03.2023	6,112,000,000.00	54,922,432.00	218,562,000.00	1,963,998.13
FIXED			3.000	29.01.1993	20.01.2023	3,653,000,000.00	32,825,858.00	230,907,000.00	2,074,930.30
FIXED			2.700	26.05.1992	20.05.2022	1,094,000,000.00	9,830,684.00	38,468,000.00	345,673.45
FIXED			3.000	12.08.1994	20.08.2024	11,433,000,000.00	102,736,938.00	1,425,330,000.00	12,808,015.38
FIXED			3.000	07.12.1994	20.12.2024	7,056,000,000.00	63,405,216.00	1,085,259,000.00	9,752,137.37
FIXED			3.000	07.12.1994	20.12.2024	6,630,000,000.00	59,577,180.00	950,383,000.00	8,540,141.64
FIXED			3.000	20.12.1994	20.12.2024	5,513,000,000.00	49,539,818.00	881,657,000.00	7,922,569.80
FIXED			3.000	20.12.1994	20.12.2024	10,756,000,000.00	96,653,416.00	54,649,000.00	491,075.91
FIXED			3.000	20.12.1994	20.12.2024	2,896,000,000.00	26,023,456.00	208,117,000.00	1,870,139.36
FIXED			3.000	20.12.1994	20.12.2024	457,000,000.00	4,106,602.00	36,512,000.00	328,096.83
KOREAN WON							705,423,713.13		249,257,114.29

FIXED			2.500	24.02.1998	20.12.2030	21,172,000,000.00	17,869,168.00	10,948,409,910.00	9,240,457.96
FIXED			1.500	15.12.2005	20.12.2035	23,041,000,000.00	19,446,604.00	16,395,034,000.00	13,837,408.70
INTEREST FREE				13.07.2009	20.07.2049	14,953,000,000.00	12,620,332.00	1,302,504,000.00	1,099,313.38
FIXED			0.100	13.07.2009	20.07.2049			10,182,760,000.00	8,594,249.44
INTEREST FREE				13.07.2009	20.07.2049	32,274,000,000.00	27,239,256.00	3,391,528,000.00	2,862,449.63
FIXED			0.100	13.07.2009	20.07.2049			16,901,360,000.00	14,264,747.84
FIXED			0.150	13.10.2011	20.10.2051	14,323,000,000.00	12,088,612.00	10,777,472,280.00	9,096,186.60
INTEREST FREE				23.08.2012	20.08.2052	77,117,000,000.00	65,086,748.00	5,375,522,450.00	4,536,940.95

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.100	23.08.2012	20.08.2052			71,540,845,570.00	60,380,473.66
INTEREST FREE				09.08.2012	20.08.2052	235,988,000,000.00	199,173,872.00	8,399,945,390.00	7,089,553.91
FIXED			0.075	09.08.2012	20.08.2052			52,797,805,490.00	44,561,347.83
INTEREST FREE				19.08.2013	20.08.2053	22,424,000,000.00	18,925,856.00	1,886,666,940.00	1,592,346.90
FIXED			0.075	19.08.2013	20.08.2053			9,731,719,520.00	8,213,571.27
INTEREST FREE				17.10.2013	20.10.2053	89,144,000,000.00	75,237,536.00	4,435,672,850.00	3,743,707.89
FIXED			0.075	17.10.2013	20.10.2053			45,831,484,440.00	38,681,772.87
INTEREST FREE				28.04.2016	20.04.2056	120,536,000,000.00	101,732,384.00	1,768,626,490.00	1,492,720.76
FIXED			0.075	28.04.2016	20.04.2056			22,480,353,880.00	18,973,418.67
INTEREST FREE				04.06.2018	20.06.2058	184,838,086,650.00	156,003,345.13	1,180,623,260.00	996,446.03
SPECIAL DRAWING RIGHTS							432,957,457.50		119,162,771.68

FIXED			1.000	24.04.1986	15.05.2026	39,807,621.26	56,083,763.36	11,372,621.26	16,022,544.91
FIXED			1.000	20.01.1995	15.10.2021	20,379,474.61	28,712,030.39	1,132,874.61	1,596,073.05
FIXED			1.000	20.01.1995	15.10.2021	6,487,928.05	9,140,647.19	361,128.05	508,782.48
FIXED			1.000	08.05.1996	15.09.2022	4,762,904.84	6,710,313.74	392,104.84	552,424.75
FIXED			1.000	27.11.1995	15.05.2022	8,512,850.57	11,993,499.78	817,250.57	1,151,399.81
FIXED			1.000	27.11.1995	15.04.2022	12,123,651.16	17,080,648.41	1,161,051.16	1,635,770.15
FIXED			1.000	03.06.1997	15.03.2023	6,765,191.11	9,531,274.80	824,191.11	1,161,178.13
FIXED			1.000	03.06.1997	15.05.2023	1,966,544.74	2,770,605.89	342,094.03	481,966.02
FIXED			1.000	21.01.1998	01.03.2024	9,269,975.84	13,060,190.86	2,166,375.84	3,052,141.93
FIXED			1.000	15.04.1998	15.05.2024	5,618,668.14	7,915,972.98	1,585,268.14	2,233,436.72
INTEREST FREE				06.07.1992	01.12.2021	26,400,000.00	37,194,168.00	1,219,842.96	1,718,600.15
INTEREST FREE				22.11.1993	01.06.2022	50,500,000.00	71,147,935.00	2,527,849.05	3,561,410.69
FIXED			0.750	06.03.1996	15.09.2035	6,150,000.00	8,664,550.50	1,902,058.96	2,679,753.81
FIXED			0.750	29.04.1998	15.03.2038	11,000,000.00	15,497,570.00	5,570,103.91	7,847,552.30
FIXED			0.750	08.04.2002	01.10.2041	11,600,000.00	16,342,892.00	6,339,216.68	8,931,132.20
FIXED			0.750	04.06.2008	15.04.2048	16,150,000.00	22,753,250.50	13,944,011.73	19,645,299.81
LIBOR-BASED	0.000	0.710	0.710	02.09.2009	15.10.2028	10,685,000.00	15,053,775.95	4,295,984.65	6,052,483.89
LIBOR-BASED	0.000	0.710	0.710	12.04.2013	01.11.2032	13,250,000.00	18,667,527.50	5,655,648.42	7,968,073.39
FIXED			0.750	25.09.2000	15.01.2040	6,000,000.00	8,453,220.00	3,719,719.52	5,240,601.24
FIXED			0.750	29.11.2000	15.01.2040	4,500,000.00	6,339,915.00	3,190,929.58	4,495,604.96
FIXED			1.000	08.05.1996	01.01.2023	12,878,498.82	18,144,130.63	1,566,298.82	2,206,711.42
FIXED			0.750	08.05.1996	01.01.2036	10,150,000.00	14,300,030.50	4,759,245.53	6,705,158.25
FIXED			0.750	11.11.2005	15.04.2045	12,350,000.00	17,399,544.50	9,734,518.89	13,714,671.63
UNITED STATES DOLLAR							30,900,246,395.02		21,579,306,635.18

LIBOR-BASED	0.000	0.803	0.803	08.05.1996	15.09.2022	9,500,000.00	9,500,000.00	304,764.92	304,764.92
LIBOR-BASED	0.000	0.803	0.803	27.11.1995	15.05.2022	15,000,000.00	15,000,000.00	584,543.68	584,543.68

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.000	0.811	0.811	21.01.1998	01.09.2022	93,000,000.00	93,000,000.00	219,913.13	219,913.13
LIBOR-BASED	0.000	0.811	0.811	21.01.1998	01.09.2022	20,222,000.00	20,222,000.00	348,611.79	348,611.79
LIBOR-BASED	0.000	0.803	0.803	15.04.1998	15.11.2022	15,700,000.00	15,700,000.00	1,496,332.74	1,496,332.74
LIBOR-BASED	0.000	0.830	0.830	21.12.1998	01.08.2022	71,000,000.00	71,000,000.00	2,459,493.31	2,459,493.31
LIBOR-BASED	0.000	0.817	0.817	01.03.1999	01.10.2025	53,000,000.00	53,000,000.00	12,191,335.61	12,191,335.61
LIBOR-BASED	0.000	0.877	0.877	01.03.1999	01.12.2023	24,300,000.00	24,300,000.00	321,448.53	321,448.53
LIBOR-BASED	0.000	0.869	0.869	01.03.1999	15.12.2023	93,162,000.00	93,162,000.00	14,374,002.72	14,374,002.72
LIBOR-BASED	0.000	0.818	0.818	01.03.1999	15.08.2023	60,000,000.00	60,000,000.00	9,254,320.68	9,254,320.68
LIBOR-BASED	0.000	0.818	0.818	18.07.2000	15.08.2024	75,000,000.00	75,000,000.00	520,577.99	520,577.99
LIBOR-BASED	0.000	0.818	0.818	21.07.2000	15.02.2025	75,000,000.00	75,000,000.00	21,518,505.77	21,518,505.77
LIBOR-BASED	0.000	0.818	0.818	16.11.2000	15.08.2025	25,000,000.00	25,000,000.00	6,625,265.04	6,625,265.04
LIBOR-BASED	0.600	0.203	0.803	22.10.2000	15.09.2025	75,000,000.00	75,000,000.00	23,056,991.79	23,056,991.79
LIBOR-BASED	0.000	0.803	0.803	10.01.2005	15.11.2030	13,000,000.00	13,000,000.00	8,933,578.42	8,933,578.42
LIBOR-BASED	0.000	0.803	0.803	11.12.2006	15.11.2021	200,000,000.00	200,000,000.00	13,780,000.00	13,780,000.00
LIBOR-BASED	0.000	0.803	0.803	11.12.2006	15.11.2021	450,000,000.00	450,000,000.00	31,005,000.00	31,005,000.00
LIBOR-BASED	0.000	0.870	0.870	13.02.2007	01.01.2022	250,000,000.00	250,000,000.00	17,225,000.00	17,225,000.00
LIBOR-BASED	0.000	0.803	0.803	28.03.2007	15.11.2031	33,800,000.00	33,800,000.00	15,790,104.93	15,790,104.93
LIBOR-BASED	0.000	0.403	0.403	07.10.2008	15.09.2023	250,000,000.00	250,000,000.00	88,201,275.00	88,201,275.00
LIBOR-BASED	0.000	0.403	0.403	08.12.2008	15.11.2033	45,144,750.20	45,144,750.20	38,743,630.11	38,743,630.11
LIBOR-BASED	0.000	0.469	0.469	18.12.2008	15.12.2023	300,000,000.00	300,000,000.00	94,128,324.00	94,128,324.00
LIBOR-BASED	0.000	0.418	0.418	02.03.2009	15.08.2033	31,100,000.00	31,100,000.00	19,743,395.37	19,743,395.37
LIBOR-BASED	0.000	0.411	0.411	16.09.2009	01.09.2024	250,000,000.00	250,000,000.00	91,959,995.00	91,959,995.00
LIBOR-BASED	0.000	0.403	0.403	08.12.2009	15.11.2024	225,000,000.00	225,000,000.00	94,352,330.25	94,352,330.25
LIBOR-BASED	0.000	0.511	0.511	14.09.2010	01.09.2035	400,000,000.00	400,000,000.00	347,354,958.33	347,354,958.33
LIBOR-BASED	0.300	0.277	0.577	22.02.2011	01.12.2025	200,000,000.00	200,000,000.00	103,022,048.00	103,022,048.00
LIBOR-BASED	0.400	0.277	0.677	13.01.2012	01.12.2026	300,000,000.00	300,000,000.00	180,591,993.00	180,591,993.00
LIBOR-BASED	0.400	0.279	0.679	12.03.2012	01.12.2036	62,000,000.00	62,000,000.00	56,212,022.86	56,212,022.86
LIBOR-BASED	0.000	0.630	0.630	04.07.2012	15.04.2027	350,000,000.00	350,000,000.00	224,814,737.00	224,814,737.00
LIBOR-BASED	0.000	0.718	0.718	22.03.2013	15.08.2032	100,000,000.00	100,000,000.00	50,200,875.48	50,200,875.48
LIBOR-BASED	0.400	0.277	0.677	27.09.2013	01.12.2032	300,000,000.00	300,000,000.00	18,219,653.10	18,219,653.10
LIBOR-BASED	0.400	0.477	0.877	23.12.2013	01.12.2045	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			0.250	27.09.2013	01.12.2052	100,000,000.00	100,000,000.00	7,412,223.22	7,412,223.22
LIBOR-BASED	0.400	0.469	0.869	26.03.2014	15.12.2045	372,103,895.00	372,103,895.00	324,880,324.42	324,880,324.42
LIBOR-BASED	0.400	0.230	0.630	14.02.2014	01.02.2029	250,000,000.00	250,000,000.00	227,213,930.00	227,213,930.00
LIBOR-BASED	0.500	0.277	0.777	12.02.2015	01.12.2029	350,000,000.00	350,000,000.00	328,968,202.50	328,968,202.50
LIBOR-BASED	0.500	0.277	0.777	10.02.2015	01.12.2034	300,000,000.00	300,000,000.00	248,464,285.79	248,464,285.79
LIBOR-BASED	0.500	0.203	0.703	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	285,740,604.00	285,740,604.00
LIBOR-BASED	0.500	0.203	0.703	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	285,740,604.00	285,740,604.00
LIBOR-BASED	0.500	0.477	0.977	29.04.2016	01.12.2040	400,000,000.00	400,000,000.00	396,688,736.00	396,688,736.00

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.500	0.277	0.777	15.12.2016	01.12.2031	250,000,000.00	250,000,000.00	245,286,227.50	245,286,227.50
LIBOR-BASED	0.500	0.203	0.703	06.11.2017	15.05.2032	300,000,000.00	300,000,000.00	296,497,758.00	296,497,758.00
LIBOR-BASED	0.500	0.216	0.716	06.12.2017	01.11.2032	300,000,000.00	300,000,000.00	298,371,051.00	298,371,051.00
LIBOR-BASED	0.500	0.325	0.825	08.11.2017	15.10.2042	100,000,000.00	100,000,000.00	41,973,225.60	41,973,225.60
LIBOR-BASED	0.500	0.471	0.971	10.01.2018	15.11.2047	380,000,000.00	380,000,000.00	50,068,799.35	50,068,799.35
LIBOR-BASED	0.500	0.203	0.703	28.08.2018	15.05.2033	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.403	0.903	17.12.2018	15.11.2050	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.403	0.903	17.12.2018	15.11.2050	100,000,000.00	100,000,000.00	1,023,435.47	1,023,435.47
LIBOR-BASED	0.500	0.203	0.703	09.10.2018	15.05.2033	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.303	0.803	03.06.2019	15.05.2044	300,000,000.00	300,000,000.00	112,500,000.00	112,500,000.00
LIBOR-BASED	0.500	0.401	0.901	11.07.2019	01.04.2049	1,300,000,000.00	1,300,000,000.00	290,052,159.28	290,052,159.28
LIBOR-BASED	0.500	0.216	0.716	20.11.2019	01.11.2034	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.269	0.769	13.12.2019	15.06.2034	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.050	1.300	1.350	13.12.2019	01.12.2047	200,000,000.00	200,000,000.00	8,853,306.91	8,853,306.91
LIBOR-BASED	0.500	0.403	0.903	13.12.2019	15.11.2047	23,300,000.00	23,300,000.00	2,901,241.17	2,901,241.17
LIBOR-BASED	0.500	0.370	0.870	23.04.2020	15.04.2030	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR-BASED	0.500	0.370	0.870	23.04.2020	15.04.2025	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.430	0.930	28.04.2020	15.04.2049	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
LIBOR-BASED	0.500	0.230	0.730	04.06.2020	15.04.2035	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.416	0.916	15.06.2020	01.05.2049	500,000,000.00	500,000,000.00	470,723,011.03	470,723,011.03
LIBOR-BASED	0.500	1.300	1.800	01.07.2020	15.06.2048	26,532,604.00	26,532,604.00	758,956.73	758,956.73
LIBOR-BASED	0.500	0.218	0.718	20.08.2020	15.02.2035	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.218	0.718	27.08.2020	15.08.2035	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.243	0.743	08.09.2020	15.08.2049	125,000,000.00	125,000,000.00	50,884,897.13	50,884,897.13
LIBOR-BASED	0.500	0.222	0.722	15.09.2020	01.03.2050	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.203	0.703	19.03.2021	01.03.2031	400,000,000.00	400,000,000.00	265,455,743.38	265,455,743.38
LIBOR-BASED	0.500	1.300	1.800	13.08.2021	15.07.2036	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.240	0.740	07.01.2010	01.10.2034	405,000,000.00	405,000,000.00	364,540,500.08	364,540,500.08
FIXED			5.790	23.01.2007	15.11.2026	250,000,000.00	250,000,000.00	114,475,000.00	114,475,000.00
FIXED			4.910	29.08.2007	15.05.2027	50,000,000.00	50,000,000.00	1,249,000.00	1,249,000.00
FIXED			4.440	29.08.2007	15.05.2027			749,400.00	749,400.00
FIXED			3.730	29.08.2007	15.05.2027			499,600.00	499,600.00
FIXED			4.160	29.08.2007	15.05.2027			2,674,466.45	2,674,466.45
FIXED			4.100	29.08.2007	15.05.2027			1,252,370.16	1,252,370.16
FIXED			3.350	29.08.2007	15.05.2027			1,202,994.82	1,202,994.82
FIXED			3.600	29.08.2007	15.05.2027			2,496,518.87	2,496,518.87
FIXED			2.580	29.08.2007	15.11.2026			370,963.54	370,963.54
FIXED			2.350	29.08.2007	15.05.2027			2,123,783.14	2,123,783.14
FIXED			1.940	29.08.2007	15.05.2027			7,107,195.59	7,107,195.59

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.280	29.08.2007	15.05.2027			3,735,641.63	3,735,641.63
FIXED			2.900	29.08.2007	15.05.2027			1,438,238.50	1,438,238.50
FIXED			2.750	29.08.2007	15.05.2027			79,754.61	79,754.61
LIBOR-BASED	0.500	-0.010	0.490	16.12.2008	15.11.2033	200,000,000.00	200,000,000.00	166,700,000.00	166,700,000.00
FIXED			3.670	24.10.2008	15.11.2032	232,000,000.00	232,000,000.00	444,802.00	444,802.00
FIXED			4.170	24.10.2008	15.11.2032			2,300,700.00	2,300,700.00
FIXED			4.140	24.10.2008	15.11.2032			27,920.54	27,920.54
FIXED			3.510	24.10.2008	15.11.2032			1,518,809.49	1,518,809.49
FIXED			3.730	24.10.2008	15.11.2032			5,241,802.37	5,241,802.37
FIXED			2.660	24.10.2008	15.11.2032			4,650,635.64	4,650,635.64
FIXED			2.470	24.10.2008	15.11.2032			7,133,943.53	7,133,943.53
FIXED			2.090	24.10.2008	15.11.2032			9,808,005.70	9,808,005.70
FIXED			2.530	24.10.2008	15.11.2032			17,887,701.15	17,887,701.15
FIXED			3.230	24.10.2008	15.11.2032			11,043,232.36	11,043,232.36
FIXED			2.980	24.10.2008	15.11.2032			13,593,493.63	13,593,493.63
FIXED			2.710	24.10.2008	15.11.2032			12,254,131.11	12,254,131.11
FIXED			2.520	24.10.2008	15.11.2032			9,205,710.08	9,205,710.08
FIXED			2.410	24.10.2008	15.11.2032			11,618,251.14	11,618,251.14
FIXED			1.880	24.10.2008	15.11.2032			10,386,746.83	10,386,746.83
LIBOR-BASED	0.500	1.790	2.290	24.10.2008	15.11.2032			11,588,229.49	11,588,229.49
FIXED			2.550	24.10.2008	15.11.2032			11,708,517.75	11,708,517.75
FIXED			2.600	24.10.2008	15.11.2032			2,566,202.79	2,566,202.79
LIBOR-BASED	0.500	1.140	1.640	12.05.2009	15.09.2033	10,000,000.00	10,000,000.00	7,174,235.69	7,174,235.69
FIXED			5.810	30.06.2005	15.04.2025	16,000,000.00	16,000,000.00	126,464.00	126,464.00
FIXED			5.640	30.06.2005	15.04.2025			14,893.08	14,893.08
FIXED			5.600	30.06.2005	15.04.2025			1,966.77	1,966.77
FIXED			5.630	30.06.2005	15.04.2025			30,999.80	30,999.80
FIXED			4.480	30.06.2005	15.04.2025			71,199.10	71,199.10
FIXED			4.770	30.06.2005	15.04.2025			45,821.48	45,821.48
FIXED			3.590	30.06.2005	15.04.2025			132,470.63	132,470.63
FIXED			3.820	30.06.2005	15.04.2025			222,814.16	222,814.16
FIXED			4.130	30.06.2005	15.04.2025			123,759.03	123,759.03
FIXED			2.770	30.06.2005	15.04.2025			173,882.00	173,882.00
FIXED			3.680	30.06.2005	15.04.2025			493,579.13	493,579.13
FIXED			2.460	30.06.2005	15.04.2025			295,001.20	295,001.20
FIXED			2.270	30.06.2005	15.04.2025			579,087.61	579,087.61
FIXED			1.850	30.06.2005	15.04.2025			337,847.47	337,847.47
FIXED			1.940	30.06.2005	15.04.2025			203,959.80	203,959.80
FIXED			2.600	30.06.2005	15.04.2025			121,474.27	121,474.27

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.540	30.06.2005	15.04.2025			616,035.04	616,035.04
FIXED			5.560	26.01.2004	15.10.2023	5,000,000.00	5,000,000.00	10,385.00	10,385.00
FIXED			5.870	26.01.2004	15.10.2023			58,428.35	58,428.35
FIXED			5.830	26.01.2004	15.10.2023			45,461.14	45,461.14
FIXED			5.840	26.01.2004	15.10.2023			8,782.25	8,782.25
FIXED			4.620	26.01.2004	15.10.2023			104,522.84	104,522.84
FIXED			4.980	26.01.2004	15.10.2023			149,369.28	149,369.28
FIXED			3.740	26.01.2004	15.10.2023			95,780.94	95,780.94
FIXED			3.920	26.01.2004	15.10.2023			75,473.04	75,473.04
FIXED			4.170	26.01.2004	15.10.2023			94,026.93	94,026.93
FIXED			2.820	26.01.2004	15.10.2023			108,137.02	108,137.02
FIXED			3.710	26.01.2004	15.10.2023			107,649.21	107,649.21
FIXED			2.560	26.01.2004	15.10.2023			41,474.05	41,474.05
FIXED			5.380	30.03.2007	15.11.2026	11,000,000.00	11,000,000.00	45,790.00	45,790.00
FIXED			4.890	30.03.2007	15.11.2026			112,243.85	112,243.85
FIXED			4.430	30.03.2007	15.11.2026			23,439.01	23,439.01
FIXED			3.710	30.03.2007	15.11.2026			16,707.79	16,707.79
FIXED			4.120	30.03.2007	15.11.2026			53,397.50	53,397.50
FIXED			4.060	30.03.2007	15.11.2026			229,490.88	229,490.88
FIXED			3.290	30.03.2007	15.11.2026			289,844.08	289,844.08
FIXED			3.540	30.03.2007	15.11.2026			144,074.58	144,074.58
FIXED			2.530	30.03.2007	15.11.2026			522,444.95	522,444.95
FIXED			2.300	30.03.2007	15.11.2026			178,269.58	178,269.58
FIXED			1.890	30.03.2007	15.11.2026			505,284.33	505,284.33
FIXED			2.220	30.03.2007	15.11.2026			622,162.43	622,162.43
FIXED			2.820	30.03.2007	15.11.2026			326,297.37	326,297.37
FIXED			5.380	03.05.2007	15.11.2026	83,752,000.00	83,752,000.00	228,950.00	228,950.00
FIXED			4.890	03.05.2007	15.11.2026			915,800.00	915,800.00
FIXED			4.430	03.05.2007	15.11.2026			160,265.00	160,265.00
FIXED			3.710	03.05.2007	15.11.2026			773,851.00	773,851.00
FIXED			4.120	03.05.2007	15.11.2026			1,313,931.77	1,313,931.77
FIXED			4.060	03.05.2007	15.11.2026			1,116,594.92	1,116,594.92
FIXED			3.290	03.05.2007	15.11.2026			958,091.62	958,091.62
FIXED			3.540	03.05.2007	15.11.2026			2,089,748.77	2,089,748.77
FIXED			2.530	03.05.2007	15.11.2026			2,108,774.35	2,108,774.35
FIXED			2.300	03.05.2007	15.11.2026			3,958,986.62	3,958,986.62
FIXED			1.890	03.05.2007	15.11.2026			4,271,850.54	4,271,850.54
FIXED			2.220	03.05.2007	15.11.2026			5,399,509.27	5,399,509.27
FIXED			2.820	03.05.2007	15.11.2026			4,337,725.06	4,337,725.06

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.690	03.05.2007	15.11.2026			2,988,903.10	2,988,903.10
FIXED			2.530	03.05.2007	15.11.2026			3,151,134.20	3,151,134.20
FIXED			2.370	03.05.2007	15.11.2026			2,695,273.34	2,695,273.34
FIXED			5.300	07.10.2002	15.04.2022	100,000,000.00	100,000,000.00	247,800.00	247,800.00
FIXED			5.500	07.10.2002	15.04.2022			122,673.99	122,673.99
FIXED			5.500	07.10.2002	15.04.2022			250,711.56	250,711.56
FIXED			5.270	07.10.2002	15.04.2022			394,140.90	394,140.90
FIXED			5.450	07.10.2002	15.04.2022			179,306.94	179,306.94
FIXED			5.570	07.10.2002	15.04.2022			506,925.74	506,925.74
FIXED			6.070	07.10.2002	15.04.2022			714,872.69	714,872.69
FIXED			5.900	07.10.2002	15.04.2022			413,893.99	413,893.99
FIXED			5.850	07.10.2002	15.04.2022			1,096,783.45	1,096,783.45
FIXED			5.850	07.10.2002	15.04.2022			507,281.76	507,281.76
FIXED			4.540	07.10.2002	15.04.2022			652,126.33	652,126.33
FIXED			4.970	07.10.2002	15.04.2022			653,425.28	653,425.28
FIXED			3.670	07.10.2002	15.04.2022			1,126,255.79	1,126,255.79
FIXED			3.810	07.10.2002	15.04.2022			597,303.74	597,303.74
FIXED			2.690	07.10.2002	15.04.2022			28,553.65	28,553.65
FIXED			3.570	07.10.2002	15.04.2022			355,230.56	355,230.56
FIXED			2.460	07.10.2002	15.04.2022			242,110.69	242,110.69
FIXED			5.490	22.01.2003	15.10.2022	50,000,000.00	50,000,000.00	186,450.00	186,450.00
FIXED			5.490	22.01.2003	15.10.2022			32,541.50	32,541.50
FIXED			5.250	22.01.2003	15.10.2022			70,205.44	70,205.44
FIXED			5.420	22.01.2003	15.10.2022			317,719.61	317,719.61
FIXED			5.530	22.01.2003	15.10.2022			312,658.62	312,658.62
FIXED			6.030	22.01.2003	15.10.2022			407,220.42	407,220.42
FIXED			5.860	22.01.2003	15.10.2022			627,160.14	627,160.14
FIXED			5.810	22.01.2003	15.10.2022			1,037,586.61	1,037,586.61
FIXED			5.810	22.01.2003	15.10.2022			846,514.36	846,514.36
FIXED			4.530	22.01.2003	15.10.2022			790,667.06	790,667.06
FIXED			4.940	22.01.2003	15.10.2022			510,602.41	510,602.41
FIXED			3.660	22.01.2003	15.10.2022			547,951.23	547,951.23
FIXED			3.810	22.01.2003	15.10.2022			430,383.01	430,383.01
FIXED			4.040	22.01.2003	15.10.2022			49,777.33	49,777.33
FIXED			3.580	22.01.2003	15.10.2022			20,300.80	20,300.80
FIXED			5.490	22.01.2003	15.10.2022	33,600,000.00	33,600,000.00	166,064.80	166,064.80
FIXED			5.490	22.01.2003	15.10.2022			93,246.48	93,246.48
FIXED			5.250	22.01.2003	15.10.2022			107,359.62	107,359.62
FIXED			5.420	22.01.2003	15.10.2022			112,387.16	112,387.16

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			5.530	22.01.2003	15.10.2022			440,582.05	440,582.05
FIXED			6.030	22.01.2003	15.10.2022			470,571.62	470,571.62
FIXED			5.860	22.01.2003	15.10.2022			352,156.37	352,156.37
FIXED			5.810	22.01.2003	15.10.2022			870,753.94	870,753.94
FIXED			5.810	22.01.2003	15.10.2022			302,207.24	302,207.24
FIXED			4.530	22.01.2003	15.10.2022			427,408.99	427,408.99
FIXED			4.940	22.01.2003	15.10.2022			316,513.31	316,513.31
FIXED			3.660	22.01.2003	15.10.2022			203,916.07	203,916.07
FIXED			3.810	22.01.2003	15.10.2022			69,254.71	69,254.71
FIXED			5.520	19.08.2003	15.04.2023	21,900,000.00	21,900,000.00	44,654.00	44,654.00
FIXED			5.280	19.08.2003	15.04.2023			70,075.49	70,075.49
FIXED			5.440	19.08.2003	15.04.2023			84,649.46	84,649.46
FIXED			5.540	19.08.2003	15.04.2023			27,652.78	27,652.78
FIXED			6.040	19.08.2003	15.04.2023			161,773.30	161,773.30
FIXED			5.870	19.08.2003	15.04.2023			226,610.44	226,610.44
FIXED			5.820	19.08.2003	15.04.2023			435,758.03	435,758.03
FIXED			5.830	19.08.2003	15.04.2023			321,267.96	321,267.96
FIXED			4.570	19.08.2003	15.04.2023			174,803.92	174,803.92
FIXED			4.960	19.08.2003	15.04.2023			48,980.31	48,980.31
FIXED			3.700	19.08.2003	15.04.2023			196,152.95	196,152.95
FIXED			3.860	19.08.2003	15.04.2023			118,914.77	118,914.77
FIXED			4.110	19.08.2003	15.04.2023			117,260.26	117,260.26
FIXED			2.760	19.08.2003	15.04.2023			21,276.09	21,276.09
FIXED			3.650	19.08.2003	15.04.2023			132,346.35	132,346.35
FIXED			2.510	19.08.2003	15.04.2023			378,230.48	378,230.48
FIXED			2.320	19.08.2003	15.04.2023			376,454.54	376,454.54
FIXED			1.890	19.08.2003	15.04.2023			504,098.31	504,098.31
FIXED			1.950	19.08.2003	15.04.2023			63,930.20	63,930.20
FIXED			5.470	24.08.2004	15.04.2024	60,000,000.00	60,000,000.00	187,922.55	187,922.55
FIXED			5.560	24.08.2004	15.04.2024			124,256.51	124,256.51
FIXED			6.050	24.08.2004	15.04.2024			193,748.31	193,748.31
FIXED			5.880	24.08.2004	15.04.2024			550,323.15	550,323.15
FIXED			5.840	24.08.2004	15.04.2024			221,871.61	221,871.61
FIXED			5.860	24.08.2004	15.04.2024			27,866.08	27,866.08
FIXED			4.660	24.08.2004	15.04.2024			2,589,598.87	2,589,598.87
FIXED			4.990	24.08.2004	15.04.2024			2,318,371.19	2,318,371.19
FIXED			5.430	30.06.2005	15.12.2024	18,995,000.00	18,995,000.00	27,647.18	27,647.18
FIXED			5.840	30.06.2005	15.12.2024			218,325.00	218,325.00
FIXED			5.350	30.06.2005	15.12.2024			106,696.60	106,696.60

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			6.160	30.06.2005	15.12.2024			136,261.39	136,261.39
FIXED			5.140	30.06.2005	15.12.2024			279,468.00	279,468.00
FIXED			5.180	30.06.2005	15.12.2024			323,456.20	323,456.20
FIXED			3.220	30.06.2005	15.12.2024			275,661.42	275,661.42
FIXED			4.640	30.06.2005	15.12.2024			401,791.14	401,791.14
FIXED			4.000	30.06.2005	15.12.2024			581,508.83	581,508.83
FIXED			3.640	30.06.2005	15.12.2024			471,067.98	471,067.98
FIXED			3.520	30.06.2005	15.12.2024			873,290.54	873,290.54
FIXED			3.090	30.06.2005	15.12.2024			488,690.68	488,690.68
FIXED			2.320	30.06.2005	15.12.2024			230,830.31	230,830.31
FIXED			1.980	30.06.2005	15.12.2024			38,754.54	38,754.54
FIXED			6.180	03.10.2006	15.06.2026	200,000,000.00	200,000,000.00	1,053,158.04	1,053,158.04
FIXED			5.200	03.10.2006	15.06.2026			3,779,334.26	3,779,334.26
FIXED			5.240	03.10.2006	15.06.2026			15,033,397.94	15,033,397.94
FIXED			3.240	03.10.2006	15.06.2026			10,125,052.54	10,125,052.54
FIXED			4.750	03.10.2006	15.06.2026			3,666,016.58	3,666,016.58
FIXED			4.170	03.10.2006	15.06.2026			11,865,458.34	11,865,458.34
FIXED			3.800	03.10.2006	15.06.2026			11,088,428.28	11,088,428.28
FIXED			3.730	03.10.2006	15.12.2026			7,682,374.51	7,682,374.51
FIXED			3.310	03.10.2006	15.06.2026			1,257,933.56	1,257,933.56
FIXED			2.460	03.10.2006	15.06.2026			12,039,722.96	12,039,722.96
FIXED			2.110	03.10.2006	15.06.2026			328,428.06	328,428.06
FIXED			1.950	03.10.2006	15.06.2026			3,889,051.74	3,889,051.74
FIXED			2.440	03.10.2006	15.06.2026			1,431,643.47	1,431,643.47
FIXED			6.180	03.10.2006	15.06.2026	110,000,000.00	110,000,000.00	114,455.00	114,455.00
FIXED			5.200	03.10.2006	15.06.2026			2,667,701.96	2,667,701.96
FIXED			3.240	03.10.2006	15.12.2026			4,843,575.78	4,843,575.78
FIXED			4.170	03.10.2006	15.06.2026			8,179,313.90	8,179,313.90
FIXED			3.730	03.10.2006	15.06.2026			161,138.81	161,138.81
FIXED			3.310	03.10.2006	15.06.2026			13,242,083.42	13,242,083.42
FIXED			2.110	03.10.2006	15.06.2026			12,867,431.26	12,867,431.26
FIXED			1.950	03.10.2006	15.06.2026			1,507,933.64	1,507,933.64
LIBOR-BASED	0.500	0.220	0.720	28.06.2010	15.05.2035	250,000,000.00	250,000,000.00	233,350,000.00	233,350,000.00
LIBOR-BASED	0.500	0.240	0.740	31.08.2010	01.05.2035	30,000,000.00	30,000,000.00	27,379,278.40	27,379,278.40
LIBOR-BASED	0.500	0.910	1.410	07.08.2009	01.05.2034	70,360,000.00	70,360,000.00	50,288,230.96	50,288,230.96
LIBOR-BASED	0.500	0.440	0.940	03.12.2010	01.05.2035	59,124,000.00	59,124,000.00	53,477,371.85	53,477,371.85
LIBOR-BASED	0.500	0.480	0.980	12.05.2011	01.01.2036	10,000,000.00	10,000,000.00	2,390,334.44	2,390,334.44
LIBOR-BASED	0.500	0.440	0.940	15.06.2011	01.10.2036	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR-BASED	0.500	0.450	0.950	23.09.2011	15.04.2037	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.500	0.450	0.950	23.09.2011	15.04.2037			497,500,000.00	497,500,000.00
LIBOR-BASED	0.500	0.470	0.970	30.01.2013	15.07.2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
LIBOR-BASED	0.500	0.430	0.930	02.04.2014	15.02.2039	479,000,000.00	479,000,000.00	430,541,837.03	430,541,837.03
LIBOR-BASED	0.500	0.420	0.920	20.04.2013	15.11.2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.400	0.900	23.12.2013	01.12.2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.410	0.910	10.04.2014	15.03.2039	300,000,000.00	300,000,000.00	295,200,000.00	295,200,000.00
LIBOR-BASED	0.500	0.450	0.950	08.09.2014	15.04.2044	501,250,000.00	501,250,000.00	361,453,592.46	361,453,592.46
LIBOR-BASED	0.500	0.420	0.920	14.10.2014	15.05.2039	116,000,000.00	116,000,000.00	19,645,740.98	19,645,740.98
LIBOR-BASED	0.500	0.420	0.920	14.10.2014	15.05.2039	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.750	1.250	20.01.2016	15.10.2041	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR-BASED	0.500	0.950	1.450	20.01.2016	15.10.2043			496,256,250.00	496,256,250.00
LIBOR-BASED	0.500	0.950	1.450	20.01.2016	15.04.2044			3,110.00	3,110.00
LIBOR-BASED	0.500	0.950	1.450	20.01.2016	15.04.2044			1,240,640.00	1,240,640.00
LIBOR-BASED	0.500	0.670	1.170	29.04.2016	15.01.2041	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR-BASED	0.500	0.620	1.120	02.03.2018	15.11.2040	170,000,000.00	170,000,000.00	132,235,824.49	132,235,824.49
LIBOR-BASED	0.500	0.750	1.250	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	11,426,715.45	11,426,715.45
LIBOR-BASED	0.500	0.610	1.110	14.02.2019	15.03.2042	40,700,000.00	40,700,000.00	101,750.00	101,750.00
LIBOR-BASED	0.500	0.650	1.150	02.04.2019	15.10.2037	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR-BASED	0.500	0.770	1.270	28.11.2019	15.05.2044	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.650	1.150	19.12.2019	15.12.2038	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.940	1.440	10.04.2020	01.04.2049	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.950	1.450	28.04.2020	15.04.2049	100,000,000.00	100,000,000.00	74,754,457.31	74,754,457.31
LIBOR-BASED	0.500	0.920	1.420	03.06.2020	15.05.2049	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			3.490	14.07.2020	15.06.2049	370,000,000.00	370,000,000.00	16,854,355.08	16,854,355.08
LIBOR-BASED	0.500	0.910	1.410	10.11.2020	15.09.2049	600,000,000.00	600,000,000.00	301,505,226.00	301,505,226.00
LIBOR-BASED	0.500	0.250	0.750	21.12.2020	15.06.2031	600,000,000.00	600,000,000.00	600,000,000.00	600,000,000.00
LIBOR-BASED	0.500	0.900	1.400	21.12.2020	01.12.2049	300,000,000.00	300,000,000.00	90,342,693.31	90,342,693.31
LIBOR-BASED	0.500	0.460	0.960	19.03.2021	01.09.2039	500,000,000.00	500,000,000.00	161,462,305.00	161,462,305.00
LIBOR-BASED	0.500	1.300	1.800	19.07.2021	15.12.2039	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	1.050	0.155	1.205	18.06.2019	10.06.2044	202,040,000.00	202,040,000.00	6,534,716.07	6,534,716.07
FIXED			3.000	24.12.1980	01.10.2021	5,700,000.00	5,700,000.00	120,550.11	120,550.11
FIXED			3.000	23.07.1982	15.04.2023	9,900,000.00	9,900,000.00	531,495.71	531,495.71
FIXED			3.000	06.11.1981	06.11.2021	10,117,000.00	10,117,000.00	238,893.80	238,893.80
FIXED			3.000	28.05.1981	26.08.2022	1,000,000.00	1,000,000.00	44,557.28	44,557.28
FIXED			3.000	30.09.1981	17.08.2022	1,600,000.00	1,600,000.00	40,191.11	40,191.11
FIXED			3.000	31.08.1982	14.06.2023	4,500,000.00	4,500,000.00	78,831.78	78,831.78
FIXED			3.000	29.09.1982	28.04.2023	8,300,000.00	8,300,000.00	20,540.50	20,540.50
FIXED			3.000	23.05.1984	02.06.2023	7,000,000.00	7,000,000.00	4,176.90	4,176.90
FIXED			3.000	31.08.1983	16.11.2024	13,500,000.00	13,500,000.00	30,155.54	30,155.54

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			3.000	28.10.1980	16.12.2023	7,500,000.00	7,500,000.00	449,950.90	449,950.90
FIXED			3.000	04.12.1980	28.10.2023	9,200,000.00	9,200,000.00	62,069.91	62,069.91
FIXED			3.000	21.07.1982	12.09.2023	2,900,000.00	2,900,000.00	29,136.01	29,136.01
FIXED			3.000	30.07.1983	16.04.2025	7,800,000.00	7,800,000.00	185,218.97	185,218.97
FIXED			3.000	29.07.1983	01.10.2024	1,000,000.00	1,000,000.00	10,521.45	10,521.45
FIXED			3.000	26.03.1984	10.10.2024	2,300,000.00	2,300,000.00	58,755.83	58,755.83
FIXED			3.000	15.02.1979	22.11.2022	1,600,000.00	1,600,000.00	53,908.50	53,908.50
FIXED			3.000	30.06.1980	14.02.2023	3,300,000.00	3,300,000.00	168,204.29	168,204.29
FIXED			4.000	17.05.1991	01.10.2021	15,000,000.00	15,000,000.00	624,998.68	624,998.68
FIXED			4.000	03.02.1992	05.04.2022	20,000,000.00	20,000,000.00	833,309.59	833,309.59
FIXED			3.000	30.04.1993	26.11.2023	20,000,000.00	20,000,000.00	2,499,940.52	2,499,940.52
FIXED			1.000	09.08.2001	31.12.2031	40,000,000.00	40,000,000.00	9,992,850.12	9,992,850.12
FIXED			1.000	09.08.2001	27.01.2032			6,814,413.86	6,814,413.86
FIXED			1.000	11.07.2002	27.12.2032	20,000,000.00	20,000,000.00	6,715,951.69	6,715,951.69
FIXED			1.000	11.07.2002	13.02.2033			2,507,048.57	2,507,048.57
FIXED			1.000	17.07.2003	31.12.2033	40,000,000.00	40,000,000.00	18,940,048.94	18,940,048.94
FIXED			1.000	17.07.2003	14.01.2034			1,059,872.72	1,059,872.72
FIXED			1.000	09.08.2004	31.12.2034	20,000,000.00	20,000,000.00	3,559,113.42	3,559,113.42
FIXED			1.000	09.08.2004	03.03.2035			7,207,541.99	7,207,541.99
FIXED			1.000	10.08.2005	21.03.2036	20,000,000.00	20,000,000.00	11,206,703.62	11,206,703.62
FIXED			1.000	14.07.2006	31.12.2037	20,000,000.00	20,000,000.00	6,220,367.08	6,220,367.08
FIXED			1.000	14.07.2006	14.01.2038			6,790,064.37	6,790,064.37
INTEREST FREE				05.01.1973	01.09.2022	12,700,000.00	12,700,000.00	381,000.00	381,000.00
INTEREST FREE				21.04.1978	15.12.2027	28,000,000.00	28,000,000.00	4,196,268.37	4,196,268.37
INTEREST FREE				27.06.1979	01.06.2029	40,000,000.00	40,000,000.00	7,733,569.91	7,733,569.91
LIBOR-BASED	0.000	1.220	1.220	11.10.2017	15.10.2035	10,333,000.00	10,333,000.00	9,064,496.05	9,064,496.05
FIXED			4.000	17.12.2008	15.07.2028	30,000,000.00	30,000,000.00	892,480.93	892,480.93
FIXED			4.000	17.12.2008	15.07.2028	10,000,000.00	10,000,000.00	4,666,720.00	4,666,720.00
FIXED			4.200	20.07.2012	15.01.2032	30,000,000.00	30,000,000.00	19,417,679.90	19,417,679.90
LIBOR-BASED	0.000	1.220	1.220	15.04.2019	15.04.2037	62,900,000.00	62,900,000.00	7,343,774.86	7,343,774.86
LIBOR-BASED	0.000	0.219	0.219	06.02.1992	01.02.2022	20,000,000.00	20,000,000.00	500,000.00	500,000.00
LIBOR-BASED	0.000	0.146	0.146	03.06.1994	01.06.2024	15,000,000.00	15,000,000.00	750,000.00	750,000.00
LIBOR-BASED	0.000	0.146	0.146	03.06.1994	01.06.2024			1,500,000.00	1,500,000.00
FIXED			1.500	05.07.1996	17.03.2027	25,753,878.00	25,753,878.00	6,909,577.20	6,909,577.20
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022	62,750,000.00	62,750,000.00	1,599,264.58	1,599,264.58
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			655,535.08	655,535.08
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			239,262.44	239,262.44
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			342,735.73	342,735.73
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			238,743.08	238,743.08

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			290,967.35	290,967.35
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			96,396.98	96,396.98
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			96,648.42	96,648.42
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			160,424.33	160,424.33
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			61,466.20	61,466.20
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			857,496.92	857,496.92
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			181,661.64	181,661.64
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			51,033.02	51,033.02
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			338,024.68	338,024.68
LIBOR-BASED	2.000	0.260	2.260	28.12.2007	20.06.2022			790,578.63	790,578.63
FIXED			1.000	22.09.2000	26.02.2031	7,014,271.00	7,014,271.00	3,250,515.84	3,250,515.84
FIXED			0.300	28.05.2002	10.09.2032	4,398,146.88	4,398,146.88	2,359,981.35	2,359,981.35
FIXED			0.300	28.05.2002	10.09.2032	6,779,174.50	6,779,174.50	3,637,606.01	3,637,606.01
FIXED			0.300	28.05.2002	10.09.2032	18,558,684.00	18,558,684.00	9,958,318.42	9,958,318.42
FIXED			0.300	12.12.2002	10.03.2033	12,937,310.99	12,937,310.99	7,257,515.93	7,257,515.93
FIXED			0.200	31.05.2006	15.09.2042	13,495,424.00	13,495,424.00	11,336,156.16	11,336,156.16
FIXED			3.000	09.11.2009	21.01.2030	89,153,766.00	89,153,766.00	50,344,381.27	50,344,381.27
LIBOR-BASED	0.000	1.620	1.620	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	11,424,170.85	11,424,170.85
FIXED			2.000	10.04.2018	21.07.2038	62,086,837.82	62,086,837.82	34,892,295.95	34,892,295.95
LIBOR-BASED	0.000	0.720	0.720	05.06.2020	15.05.2032	750,000,000.00	750,000,000.00	750,000,000.00	750,000,000.00
FIXED			2.000	29.08.2019	21.07.2040	219,776,242.63	219,776,242.63	12,568,933.52	12,568,933.52
FIXED			1.500	29.10.2020	20.10.2050	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
LIBOR-BASED	0.000	0.820	0.820	26.03.2021	15.03.2033	300,000,000.00	300,000,000.00	199,443,124.07	199,443,124.07
FIXED			3.000	01.08.1979	11.01.2022	2,617,000.00	2,617,000.00	20,495.22	20,495.22
FIXED			3.000	01.08.1978	06.01.2024	883,000.00	883,000.00	52,367.44	52,367.44
FIXED			3.000	29.08.1980	13.10.2021	1,500,000.00	1,500,000.00	9,724.16	9,724.16
FIXED			3.000	25.09.1981	15.03.2022	7,100,000.00	7,100,000.00	75,193.18	75,193.18
INTEREST FREE				05.04.1974	15.04.2024	9,500,000.00	9,500,000.00	855,000.00	855,000.00
INTEREST FREE				27.06.1979	15.02.2029	22,000,000.00	22,000,000.00	4,323,916.94	4,323,916.94
B. RELENT TO GOCCs/GFIs							1,072,029,666.16		334,263,073.82

EURO							15,401,736.45		6,737,336.83

INTEREST FREE				30.10.1992	31.12.2022	3,718,402.88	4,307,397.90	371,841.62	430,741.33
INTEREST FREE				11.03.1996	31.12.2025	3,264,014.04	3,781,033.86	828,460.14	959,688.23
INTEREST FREE				04.08.2004	31.12.2038	6,313,280.98	7,313,304.69	4,615,769.40	5,346,907.27

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
JAPANESE YEN							1,046,612,000.40		327,375,498.14

FIXED			3.000	19.08.1993	20.08.2023	18,120,000,000.00	162,826,320.00	1,757,476,000.00	15,792,679.34
FIXED			3.000	19.08.1993	20.08.2023	1,259,000,000.00	11,313,374.00	116,664,000.00	1,048,342.70
FIXED			3.000	20.12.1994	20.12.2024	9,795,000,000.00	88,017,870.00	1,592,066,000.00	14,306,305.08
FIXED			3.000	20.12.1994	20.12.2024	6,212,000,000.00	55,821,032.00	397,383,000.00	3,570,883.64
FIXED			2.700	18.03.1997	20.03.2027	26,344,000,000.00	236,727,184.00	6,897,781,000.00	61,983,460.07
FIXED			2.300	18.03.1997	20.03.2027			106,568,000.00	957,620.05
FIXED			0.750	10.09.1998	20.09.2038	23,668,000,000.00	212,680,648.00	7,511,348,000.00	67,496,973.13
FIXED			1.000	07.04.2000	20.04.2040	22,262,000,000.00	200,046,332.00	11,654,106,000.00	104,723,796.52
FIXED			0.750	07.04.2000	20.04.2040			1,141,444,000.00	10,257,015.78
FIXED			1.000	07.04.2000	20.04.2040	8,266,000,000.00	74,278,276.00	4,631,478,000.00	41,618,461.31
FIXED			0.750	07.04.2000	20.04.2040			517,142,000.00	4,647,038.01
FIXED			3.000	16.08.1995	31.07.2025	545,400,000.00	4,900,964.40	108,270,924.00	972,922.52
UNITED STATES DOLLAR							10,015,929.31		150,238.85

INTEREST FREE				03.04.1972	01.03.2022	10,015,929.31	10,015,929.31	150,238.85	150,238.85
II. NG ISSUED DEBT SECURITIES							43,114,758,369.37		39,056,257,369.37

CHINA YUAN							386,310,000.00		386,310,000.00

FIXED			3.580	20.05.2019	20.05.2022	2,500,000,000.00	386,310,000.00	2,500,000,000.00	386,310,000.00
EURO							4,691,520,000.00		4,691,520,000.00

FIXED			0.875	17.05.2019	17.05.2027	750,000,000.00	868,800,000.00	750,000,000.00	868,800,000.00
FIXED			0.700	03.02.2020	03.02.2029	600,000,000.00	695,040,000.00	600,000,000.00	695,040,000.00
INTEREST FREE				03.02.2020	03.02.2023	600,000,000.00	695,040,000.00	600,000,000.00	695,040,000.00
FIXED			0.250	28.04.2021	28.04.2025	650,000,000.00	752,960,000.00	650,000,000.00	752,960,000.00
FIXED			1.200	28.04.2021	28.04.2033	650,000,000.00	752,960,000.00	650,000,000.00	752,960,000.00
FIXED			1.750	28.04.2021	28.04.2041	800,000,000.00	926,720,000.00	800,000,000.00	926,720,000.00
JAPANESE YEN							1,743,284,000.00		1,743,284,000.00

FIXED			0.540	15.08.2018	15.08.2023	6,200,000,000.00	55,713,200.00	6,200,000,000.00	55,713,200.00
FIXED			0.990	15.08.2018	15.08.2028	40,800,000,000.00	366,628,800.00	40,800,000,000.00	366,628,800.00
FIXED			0.180	15.08.2019	15.08.2022	30,400,000,000.00	273,174,400.00	30,400,000,000.00	273,174,400.00
FIXED			0.280	15.08.2019	15.08.2024	21,000,000,000.00	188,706,000.00	21,000,000,000.00	188,706,000.00
FIXED			0.430	15.08.2019	14.08.2026	17,900,000,000.00	160,849,400.00	17,900,000,000.00	160,849,400.00
FIXED			0.590	15.08.2019	15.08.2029	22,700,000,000.00	203,982,200.00	22,700,000,000.00	203,982,200.00
FIXED			0.001	13.04.2021	12.04.2024	55,000,000,000.00	494,230,000.00	55,000,000,000.00	494,230,000.00

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 SEPTEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 30 SEPTEMBER 2021
	SPREAD	RATE				(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
PHILIPPINE PESO							1,681,833,369.37		1,681,833,369.37

FIXED			6.250	14.01.2011	14.01.2036	54,770,000,000.00	1,076,475,559.66	54,770,000,000.00	1,076,475,559.66
FIXED			3.900	26.11.2012	26.11.2022	30,800,000,000.00	605,357,809.71	30,800,000,000.00	605,357,809.71
UNITED STATES DOLLAR							34,611,811,000.00		30,553,310,000.00

FIXED			9.500	21.10.1999	21.10.2024	1,006,294,000.00	1,006,294,000.00	347,796,000.00	347,796,000.00
FIXED			10.625	16.03.2000	16.03.2025	1,000,000,000.00	1,000,000,000.00	480,463,000.00	480,463,000.00
FIXED			10.625	24.09.2003	16.03.2025	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			10.625	16.09.2004	16.03.2025	700,000,000.00	700,000,000.00	700,000,000.00	700,000,000.00
FIXED			9.500	02.02.2005	02.02.2030	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			9.500	16.05.2005	02.02.2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			7.750	11.01.2006	14.01.2031	1,500,000,000.00	1,500,000,000.00	859,940,000.00	859,940,000.00
FIXED			7.750	14.07.2006	14.01.2031	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
FIXED			7.750	25.09.2006	14.01.2031	434,506,000.00	434,506,000.00	434,506,000.00	434,506,000.00
FIXED			7.500	25.09.2006	25.09.2024	774,204,000.00	774,204,000.00	577,589,000.00	577,589,000.00
FIXED			6.375	15.01.2007	15.01.2032	1,000,000,000.00	1,000,000,000.00	522,248,000.00	522,248,000.00
FIXED			6.375	05.02.2008	15.01.2032	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			6.375	23.10.2009	23.10.2034	1,000,000,000.00	1,000,000,000.00	53,324,000.00	53,324,000.00
FIXED			6.375	13.01.2010	23.10.2034	850,000,000.00	850,000,000.00	850,000,000.00	850,000,000.00
FIXED			6.375	06.10.2010	23.10.2034	946,807,000.00	946,807,000.00	946,807,000.00	946,807,000.00
FIXED			5.500	30.03.2011	30.03.2026	1,500,000,000.00	1,500,000,000.00	1,049,678,000.00	1,049,678,000.00
FIXED			6.375	23.10.2011	23.10.2034	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
FIXED			5.000	13.01.2012	13.01.2037	1,500,000,000.00	1,500,000,000.00	1,330,959,000.00	1,330,959,000.00
FIXED			4.200	21.01.2014	21.01.2024	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			3.950	20.01.2015	20.01.2040	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	01.03.2016	01.03.2041	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	02.02.2017	02.02.2042	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.000	01.02.2018	01.02.2028	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.750	14.01.2019	14.01.2029	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			2.457	05.05.2020	05.05.2030	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00
FIXED			2.950	05.05.2020	05.05.2045	1,350,000,000.00	1,350,000,000.00	1,350,000,000.00	1,350,000,000.00
FIXED			2.650	10.12.2020	10.12.2045	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			1.648	10.12.2020	10.06.2031	1,250,000,000.00	1,250,000,000.00	1,250,000,000.00	1,250,000,000.00
FIXED			1.950	06.07.2021	06.01.2032	750,000,000.00	750,000,000.00	750,000,000.00	750,000,000.00
FIXED			3.200	06.07.2021	06.07.2046	2,250,000,000.00	2,250,000,000.00	2,250,000,000.00	2,250,000,000.00

1\	Original currencies converted using BSP reference rate prevailing on 1 October 2021

Outstanding Treasury Bills Issued by the Nat’l. Government

As of October 31, 2021

In Million Pesos

ISIN	ISSUE DATE	MATURITY DATE	AVERAGE RATE	FACE AMOUNT
Total				905,543.30

91-day				130,000.00

PIBL1220K445	04-Aug-21	03-Nov-21	1.0530%	5,000.00
PISB0321H315	04-Aug-21	03-Nov-21	1.0530%	5,000.00
PIBL1220K454	11-Aug-21	10-Nov-21	1.0640%	5,000.00
PISB0321H324	11-Aug-21	10-Nov-21	1.0640%	5,000.00
PIBL1220K463	18-Aug-21	17-Nov-21	1.0660%	5,000.00
PISB0321H333	18-Aug-21	17-Nov-21	1.0660%	5,000.00
PIBL1220K472	25-Aug-21	24-Nov-21	1.0770%	5,000.00
PISB0321H342	25-Aug-21	24-Nov-21	1.0770%	5,000.00
PIBL1220L480	01-Sep-21	01-Dec-21	1.0770%	5,000.00
PISB0321I350	01-Sep-21	01-Dec-21	1.0770%	5,000.00
PIBL1220L499	08-Sep-21	07-Dec-21	1.0780%	5,000.00
PISB0321I368	08-Sep-21	07-Dec-21	1.0780%	5,000.00
PIBL1220L505	15-Sep-21	15-Dec-21	1.0790%	5,000.00
PISB0321I378	15-Sep-21	15-Dec-21	1.0790%	5,000.00
PIBL0621F021	22-Sep-21	22-Dec-21	1.0700%	5,000.00
PISB0321I386	22-Sep-21	22-Dec-21	1.0700%	5,000.00
PIBL0621F030	29-Sep-21	29-Dec-21	1.0600%	5,000.00
PISB0321I396	29-Sep-21	29-Dec-21	1.0600%	5,000.00
PIBL1221A015	06-Oct-21	05-Jan-22	1.0850%	5,000.00
PISB0321J402	06-Oct-21	05-Jan-22	1.0850%	5,000.00
PIBL1221A024	13-Oct-21	12-Jan-22	1.0950%	5,000.00
PISB0321J411	13-Oct-21	12-Jan-22	1.0950%	5,000.00
PIBL1221A033	20-Oct-21	19-Jan-22	1.1130%	5,000.00
PISB0321J420	20-Oct-21	19-Jan-22	1.1130%	5,000.00
PIBL1221A042	27-Oct-21	26-Jan-22	1.1190%	5,000.00
PISB0321J439	27-Oct-21	26-Jan-22	1.1190%	5,000.00
182-day				214,400.00

PIBL1220K445	05-May-21	03-Nov-21	1.6290%	11,200.00
PIBL1220K454	12-May-21	10-Nov-21	1.5490%	11,200.00
PIBL1220K463	19-May-21	17-Nov-21	1.5400%	8,000.00
PIBL1220K472	26-May-21	24-Nov-21	1.5410%	8,000.00
PIBL1220L480	02-Jun-21	01-Dec-21	1.4720%	7,000.00
PIBL1220L499	09-Jun-21	07-Dec-21	1.4220%	7,000.00
PISB0621F025	09-Jun-21	07-Dec-21	1.4220%	30,000.00
PIBL1220L505	16-Jun-21	15-Dec-21	1.3720%	7,000.00
PIBL0621F021	23-Jun-21	22-Dec-21	1.3480%	5,000.00
PIBL0621F030	30-Jun-21	29-Dec-21	1.3320%	5,000.00
PIBL1221A015	07-Jul-21	05-Jan-22	1.3510%	5,000.00
PIBL1221A024	14-Jul-21	12-Jan-22	1.3840%	5,000.00
PIBL1221A033	21-Jul-21	19-Jan-22	1.4010%	5,000.00
PIBL1221A042	28-Jul-21	26-Jan-22	1.4070%	5,000.00
PIBL1221B050	04-Aug-21	02-Feb-22	1.4010%	5,000.00
PIBL1221B069	11-Aug-21	09-Feb-22	1.4070%	5,000.00
PIBL1221B078	18-Aug-21	16-Feb-22	1.4070%	5,000.00
PIBL1221B087	25-Aug-21	23-Feb-22	1.4080%	5,000.00
PIBL1221C095	01-Sep-21	02-Mar-22	1.4050%	5,000.00
PIBL1221C102	08-Sep-21	09-Mar-22	1.4050%	5,000.00
PISB0621I031	08-Sep-21	09-Mar-22	1.4050%	30,000.00
PIBL1221C111	15-Sep-21	16-Mar-22	1.4020%	5,000.00
PIBL1221C120	22-Sep-21	23-Mar-22	1.3890%	5,000.00
PIBL1221C139	29-Sep-21	30-Mar-22	1.3850%	5,000.00
PIBL1221D147	06-Oct-21	06-Apr-22	1.3910%	5,000.00
PIBL1221D156	13-Oct-21	13-Apr-22	1.3910%	5,000.00
PIBL1221D165	20-Oct-21	20-Apr-22	1.3900%	5,000.00
PIBL1221D174	27-Oct-21	27-Apr-22	1.3870%	5,000.00

Outstanding Treasury Bills Issued by the Nat’l. Government

As of October 31, 2021

In Million Pesos

ISIN	ISSUE DATE	MATURITY DATE	AVERAGE RATE	FACE AMOUNT
364-day				561,143.30

PIBL1220K445	04-Nov-20	03-Nov-21	1.7590%	15,000.00
PIBL1220K454	11-Nov-20	10-Nov-21	1.7450%	15,000.00
PIBL1220K463	18-Nov-20	17-Nov-21	1.7450%	10,000.00
PIBL1220K472	25-Nov-20	24-Nov-21	1.6950%	15,000.00
PIBL1220L480	02-Dec-20	01-Dec-21	1.6930%	10,000.00
PIBL1220L499	09-Dec-20	07-Dec-21	1.6950%	10,000.00
PIBL1220L505	16-Dec-20	15-Dec-21	1.6860%	10,000.00
PIBL1221A015	06-Jan-21	05-Jan-22	1.6140%	16,575.00
PIBL1221A024	13-Jan-21	12-Jan-22	1.6050%	15,000.00
PIBL1221A033	20-Jan-21	19-Jan-22	1.5820%	20,000.00
PIBL1221A042	27-Jan-21	26-Jan-22	1.5420%	20,000.00
PIBL1221B050	03-Feb-21	02-Feb-22	1.4920%	10,000.00
PIBL1221B069	10-Feb-21	09-Feb-22	1.4460%	10,000.00
PISB1221B018	10-Feb-21	09-Feb-22	1.4460%	24,568.30
PIBL1221B078	17-Feb-21	16-Feb-22	1.4160%	15,000.00
PIBL1221B087	24-Feb-21	23-Feb-22	1.5270%	10,000.00
PIBL1221C095	03-Mar-21	02-Mar-22	1.6800%	10,000.00
PIBL1221C102	10-Mar-21	09-Mar-22	1.8520%	10,000.00
PIBL1221C111	17-Mar-21	16-Mar-22	1.9900%	10,000.00
PIBL1221C120	24-Mar-21	23-Mar-22	1.9970%	15,000.00
PIBL1221C139	31-Mar-21	30-Mar-22	1.9260%	15,000.00
PIBL1221D147	07-Apr-21	06-Apr-22	1.9120%	12,000.00
PIBL1221D156	14-Apr-21	13-Apr-22	1.9030%	12,000.00
PIBL1221D165	21-Apr-21	20-Apr-22	1.8840%	17,000.00
PIBL1221D174	28-Apr-21	27-Apr-22	1.8800%	17,000.00
PIBL1221E182	05-May-21	04-May-22	1.8630%	19,000.00
PIBL1221E191	12-May-21	11-May-22	1.8290%	19,000.00
PIBL1221E208	19-May-21	18-May-22	1.8100%	17,000.00
PIBL1221E217	26-May-21	25-May-22	1.7960%	17,000.00
PIBL1221F225	02-Jun-21	01-Jun-22	1.7230%	7,000.00
PIBL1221F234	09-Jun-21	08-Jun-22	1.6490%	7,000.00
PIBL1221F243	16-Jun-21	15-Jun-22	1.5770%	7,000.00
PIBL1221F252	23-Jun-21	22-Jun-22	1.5630%	7,000.00
PIBL1221F261	30-Jun-21	29-Jun-22	1.5620%	5,000.00
PIBL1221G279	07-Jul-21	06-Jul-22	1.5680%	5,000.00
PIBL1221G288	14-Jul-21	13-Jul-22	1.5930%	5,000.00
PIBL1221G297	21-Jul-21	20-Jul-22	1.6290%	5,000.00
PIBL1221G304	28-Jul-21	27-Jul-22	1.6380%	5,000.00
PIBL1221H312	04-Aug-21	03-Aug-22	1.6320%	5,000.00
PIBL1221H321	11-Aug-21	10-Aug-22	1.6250%	5,000.00
PISB1221H021	11-Aug-21	10-Aug-22	1.6250%	25,000.00
PIBL1221H330	18-Aug-21	17-Aug-22	1.6170%	5,000.00
PIBL1221H349	25-Aug-21	24-Aug-22	1.6120%	5,000.00
PIBL1221I357	01-Sep-21	31-Aug-22	1.6160%	5,000.00
PIBL1221I366	08-Sep-21	07-Sep-22	1.6090%	5,000.00
PIBL1221I375	15-Sep-21	14-Sep-22	1.6040%	5,000.00
PIBL1221I384	22-Sep-21	21-Sep-22	1.5970%	5,000.00
PIBL1221I393	29-Sep-21	28-Sep-22	1.5820%	7,000.00
PIBL1221J409	06-Oct-21	05-Oct-22	1.5840%	5,000.00
PIBL1221J418	13-Oct-21	12-Oct-22	1.5870%	5,000.00
PIBL1221J427	20-Oct-21	19-Oct-22	1.6040%	5,000.00
PIBL1221J436	27-Oct-21	26-Oct-22	1.6060%	5,000.00

Outstanding Treasury Bonds Issued by the Nat’l. Government

As of October 31, 2021

In Million Pesos

ISIN	ISSUE/ RE-ISSUE* DATE		MATURITY DATE	COUPON RATE	FACE AMOUNT
Total					7,022,708.86

3 Years					252,510.00

PIBD0322G247	04-Jul-19		04-Jul-22	4.7500%	20,000.00
PIBD0322G247	29-Aug-19	*	04-Jul-22	4.7500%	20,000.00
PIBD0322G247	03-Oct-19	*	04-Jul-22	4.7500%	20,000.00
PIBD0322G247	12-Dec-19	*	04-Jul-22	4.7500%	27,041.00
PIBD0322G247	09-Jan-20	*	04-Jul-22	4.7500%	16,586.00
PIBD0323I252	10-Sep-20		10-Sep-23	2.3750%	45,000.00
PIBD0323I252	08-Oct-20	*	10-Sep-23	2.3750%	39,048.00
PIBD0323I252	05-Nov-20	*	10-Sep-23	2.3750%	34,835.00
PIBD0323I252	03-Dec-20	*	10-Sep-23	2.3750%	30,000.00
5 Years					471,779.00

PIBD0522A747	26-Jan-17		26-Jan-22	4.0000%	15,000.00
PIBD0522A747	23-Feb-17	*	26-Jan-22	4.0000%	15,000.00
PIBD0522A747	23-Mar-17	*	26-Jan-22	4.0000%	15,000.00
PIBD0522A747	13-Jul-17	*	26-Jan-22	4.0000%	15,000.00
PIBD0522A747	05-Oct-17	*	26-Jan-22	4.0000%	15,000.00
PIBD0522A747	30-Apr-20	*	26-Jan-22	4.0000%	45,000.00
PIBD0523C752	08-Mar-18		08-Mar-23	5.5000%	12,039.00
PIBD0523C752	03-May-18	*	08-Mar-23	5.5000%	10,000.00
PIBD0523C752	16-Aug-18	*	08-Mar-23	5.5000%	15,000.00
PIBD0523C752	11-Oct-18	*	08-Mar-23	5.5000%	9,740.00
PIBD0523C752	22-Nov-18	*	08-Mar-23	5.5000%	30,000.00
PIBD0524J762	17-Oct-19		17-Oct-24	4.2500%	30,000.00
PIBD0524J762	05-Mar-20	*	17-Oct-24	4.2500%	40,000.00
PIBD0524J762	28-May-20	*	17-Oct-24	4.2500%	50,000.00
PIBD0526D772	08-Apr-21		08-Apr-26	3.3750%	35,000.00
PIBD0526D772	06-May-21	*	08-Apr-26	3.3750%	50,000.00
PIBD0526D772	02-Sep-21	*	08-Apr-26	3.3750%	35,000.00
PIBD0526D772	14-Oct-21	*	08-Apr-26	3.3750%	35,000.00
7 Years					908,998.00

PIBD0723D588	21-Apr-16		21-Apr-23	3.5000%	25,000.00
PIBD0723D588	28-Jul-16	*	21-Apr-23	3.5000%	25,000.00
PIBD0723D588	18-Aug-16	*	21-Apr-23	3.5000%	25,000.00
PIBD0723D588	13-Oct-16	*	21-Apr-23	3.5000%	11,772.00
PIBD0723D588	14-May-20	*	21-Apr-23	3.5000%	45,000.00
PIBD0723D588	11-Jun-20	*	21-Apr-23	3.5000%	50,000.00
PIBD0724D595	20-Apr-17		20-Apr-24	4.5000%	6,071.00
PIBD0724D595	01-Jun-17	*	20-Apr-24	4.5000%	4,026.00
PIBD0724D595	10-Aug-17	*	20-Apr-24	4.5000%	15,000.00
PIBD0724D595	07-Sep-17	*	20-Apr-24	4.5000%	15,000.00
PIBD0724D595	19-Oct-17	*	20-Apr-24	4.5000%	15,000.00
PIBD0725D618	12-Apr-18		12-Apr-25	5.7500%	7,932.00
PIBD0725D618	17-May-18	*	12-Apr-25	5.7500%	4,915.00
PIBD0725D618	14-Jun-18	*	12-Apr-25	5.7500%	7,612.00
PIBD0725D618	27-Sep-18	*	12-Apr-25	5.7500%	5,730.00
PIBD0725D618	29-Nov-18	*	12-Apr-25	5.7500%	30,000.00
PIBD0725D618	13-Dec-18	*	12-Apr-25	5.7500%	17,474.00
PIBD0726B627	14-Feb-19		14-Feb-26	6.2500%	30,000.00
PIBD0726B627	28-Mar-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	16-May-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	18-Jul-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	12-Sep-19	*	14-Feb-26	6.2500%	10,399.00
PIBD0726B627	31-Oct-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	23-Jan-20	*	14-Feb-26	6.2500%	27,203.00
PIBD0728D649	22-Apr-21		22-Apr-28	3.6250%	60,000.00
PIBD0728D649	20-May-21	*	22-Apr-28	3.6250%	45,000.00
PIBD0728D649	10-Jun-21	*	22-Apr-28	3.6250%	42,000.00
PIBD0728D649	08-Jul-21	*	22-Apr-28	3.6250%	52,971.00
PIBD0728D649	29-Jul-21	*	22-Apr-28	3.6250%	61,000.00
PIBD0728H654	12-Aug-21		12-Aug-28	3.7500%	55,000.00
PIBD0728H654	09-Sep-21	*	12-Aug-28	3.7500%	40,000.00
PIBD0728H654	23-Sep-21	*	12-Aug-28	3.7500%	40,000.00
PIBD0728H654	07-Oct-21	*	12-Aug-28	3.7500%	35,578.00
PIBD0728H654	28-Oct-21	*	12-Aug-28	3.7500%	19,315.00
10 Years					974,501.03

PIBD1021K551	24-Nov-11		24-Nov-21	5.7500%	42,969.81
PIBD1022H562	02-Aug-12		02-Aug-22	4.8750%	22,553.90

Outstanding Treasury Bonds Issued by the Nat’l. Government

As of October 31, 2021

In Million Pesos

ISIN	ISSUE/ RE-ISSUE* DATE		MATURITY DATE	COUPON RATE	FACE AMOUNT
PIBD1022I570	13-Sep-12		13-Sep-22	4.7500%	22,944.62
PIBD1022L585	06-Dec-12		06-Dec-22	4.0000%	56,940.72
PIBD1027E617	04-May-17		04-May-27	4.7500%	9,723.00
PIBD1027E617	15-Jun-17	*	04-May-27	4.7500%	15,000.00
PIBD1027E617	24-Aug-17	*	04-May-27	4.7500%	15,000.00
PIBD1027E617	21-Sep-17	*	04-May-27	4.7500%	15,000.00
PIBD1027E617	09-Nov-17	*	04-May-27	4.7500%	10,213.00
PIBD1027E617	17-Dec-20	*	04-May-27	4.7500%	40,000.00
PIBD1027E617	27-Jan-21	*	04-May-27	4.7500%	40,000.00
PIBD1027E617	11-Mar-21	*	04-May-27	4.7500%	49,000.00
PIBD1027E617	24-Jun-21	*	04-May-27	4.7500%	55,000.00
PIBD1028C635	22-Mar-18		22-Mar-28	6.2500%	7,990.00
PIBD1028C635	19-Apr-18	*	22-Mar-28	6.2500%	10,000.00
PIBD1028C635	24-May-18	*	22-Mar-28	6.2500%	4,080.00
PIBD1028C635	08-Nov-18	*	22-Mar-28	6.2500%	15,000.00
PIBD1028C635	06-Dec-18	*	22-Mar-28	6.2500%	38,136.00
PIBD1029A644	10-Jan-19		10-Jan-29	6.8750%	40,000.00
PIBD1029A644	14-Mar-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	11-Apr-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	30-May-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	15-Aug-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	14-Nov-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	20-Feb-20	*	10-Jan-29	6.8750%	45,000.00
PIBD1030G655	09-Jul-20		09-Jul-30	2.8750%	30,000.00
PIBD1030G655	13-Aug-20	*	09-Jul-30	2.8750%	30,000.00
PIBD1030G655	04-Feb-21	*	09-Jul-30	2.8750%	30,000.00
PIBD1030G655	25-Mar-21	*	09-Jul-30	2.8750%	30,000.00
PIBD1030G655	17-Jun-21	*	09-Jul-30	2.8750%	45,000.00
PIBD1031G662	22-Jul-21		22-Jul-31	4.0000%	40,000.00
PIBD1031G662	05-Aug-21	*	22-Jul-31	4.0000%	42,000.00
PIBD1031G662	16-Sep-21	*	22-Jul-31	4.0000%	35,000.00
PIBD1031G662	30-Sep-21	*	22-Jul-31	4.0000%	37,950.00
					7,648.35

10 Yr. AR Bonds	various		various	floating rate	7,648.35
20 Years					475,215.77

PISD2022A098	05-Jan-02		05-Jan-22	12.8400%	2.67
PIBD2022C021	14-Mar-02		14-Mar-22	15.0000%	3,884.87
TEBD2022C021	14-Mar-02		14-Mar-22	13.5000%	35.00
PIBD2022J033	17-Oct-02		17-Oct-22	12.7500%	760.00
PISD2023A102	05-Jan-03		05-Jan-23	12.8400%	2.94
PIBD2023B048	20-Feb-03		20-Feb-23	13.0000%	4,301.51
TEBD2023B048	20-Feb-03		20-Feb-23	11.7000%	287.00
PIBD2023E054	29-May-03		29-May-23	11.8750%	2,649.22
PIBD2023J068	23-Oct-03		23-Oct-23	11.3750%	1,728.09
PIBD2024F075	03-Jun-04		03-Jun-24	12.3750%	2,228.68
TEBD2024F075	03-Jun-04		03-Jun-24	11.1375%	258.30
PIBD2024H086	05-Aug-04		05-Aug-24	12.8750%	2,380.82
TEBD2024H086	05-Aug-04		05-Aug-24	11.5875%	60.00
PIBD2024K091	11-Nov-04		11-Nov-24	13.7500%	3,080.85
TEBD2024K091	11-Nov-04		11-Nov-24	12.3750%	15.90
PIBD2025D103	14-Apr-05		14-Apr-25	12.1250%	3,128.46
TEBD2025D103	14-Apr-05		14-Apr-25	10.9125%	90.00
PIBD2025J116	20-Oct-05		20-Oct-25	12.1250%	2,343.96
TEBD2025J116	20-Oct-05		20-Oct-25	10.9125%	29.00
PIBD2026A122	19-Jan-06		19-Jan-26	10.2500%	7,977.73
PIBD2026L139	07-Dec-06		07-Dec-26	8.0000%	12,072.25
PIBD2027I140	06-Sep-07		06-Sep-27	8.6250%	7,521.93
PIBD2028L151	04-Dec-08		04-Dec-28	9.5000%	17,032.29
PIBD2030E166	27-May-10		27-May-30	8.7500%	72,412.57
PIBD2032B183	02-Feb-12		02-Feb-32	5.8750%	35,530.27
PIBD2032I195	27-Sep-12		27-Sep-32	5.7500%	20,254.12
PIBD2033C206	21-Mar-13		21-Mar-33	3.6250%	89,250.35
PIBD2033C206	01-Jul-21	*	21-Mar-33	3.6250%	38,090.00
PIBD2037E214	18-May-17		18-May-37	5.2500%	15,000.00
PIBD2037E214	29-Jun-17	*	18-May-37	5.2500%	15,000.00
PIBD2038B224	22-Feb-18		22-Feb-38	6.5000%	8,853.00
PIBD2038B224	26-Apr-18	*	22-Feb-38	6.5000%	4,260.00
PIBD2038B224	21-Jun-18	*	22-Feb-38	6.5000%	4,120.00
PIBD2039A232	24-Jan-19		24-Jan-39	6.7500%	31,504.00
PIBD2039A232	13-Jun-19	*	24-Jan-39	6.7500%	20,000.00

Outstanding Treasury Bonds Issued by the Nat’l. Government

As of October 31, 2021

In Million Pesos

ISIN	ISSUE/ RE-ISSUE* DATE		MATURITY DATE	COUPON RATE	FACE AMOUNT
PIBD2039A232	01-Aug-19	*	24-Jan-39	6.7500%	20,000.00
PIBD2039A232	28-Nov-19	*	24-Jan-39	6.7500%	12,271.00
PIBD2041G241	15-Jul-21		15-Jul-41	5.1250%	16,799.00
25 Years					235,982.41

PIBD2525K015	29-Nov-00		29-Nov-25	18.2500%	6,112.75
PIBD2530G029	28-Jul-05		28-Jul-30	12.5000%	5,665.24
TEBD2530G029	28-Jul-05		28-Jul-30	11.2500%	100.20
PIBD2531A032	26-Jan-06		26-Jan-31	11.2500%	11,044.89
TEBD2531A032	26-Jan-06		26-Jan-31	10.1250%	255.00
PIBD2531J042	05-Oct-06		05-Oct-31	9.3750%	6,175.06
PIBD2532K057	29-Nov-07		29-Nov-32	8.5000%	46,008.30
PIBD2534K062	05-Nov-09		05-Nov-34	9.2500%	28,054.60
PIBD2535I071	30-Sep-10		30-Sep-35	8.0000%	62,220.40
PIBD2536I097	29-Sep-11		29-Sep-36	7.6250%	32,186.37
PIBD2537H103	16-Aug-12		16-Aug-37	5.7500%	38,159.60
$6.582M Phil. Par Bond Redenominated into 28.5 years					97.05

PISD3025G011	15-Jul-96		06-Jan-25	12.8400%	97.05
Retail Treasury Bonds					2,430,933.32

PIID0323B101	11-Feb-20		11-Feb-23	4.3750%	310,827.96
PIID0324C115	09-Mar-21		09-Mar-24	2.3750%	463,321.67
PIID0522L114	04-Dec-17		04-Dec-22	4.6250%	255,359.34
PIID0524C129	12-Mar-19		12-Mar-24	6.2500%	235,916.44
PIID0525H130	12-Aug-20		12-Aug-25	2.6250%	516,340.79
PIID1023H046	15-Aug-13		15-Aug-23	3.2500%	141,422.52
PIID1026I057	20-Sep-16		20-Sep-26	3.5000%	100,125.71
PIID1526J019	20-Oct-11		20-Oct-26	6.2500%	53,270.55
PIID1527C023	01-Mar-12		01-Mar-27	5.3750%	42,534.69
PIID2032C014	01-Mar-12		01-Mar-32	5.8750%	132,682.04
PIID2537J015	24-Oct-12		24-Oct-37	6.1250%	179,131.62
Benchmark Bonds					1,102,655.44

PIBD1024H595	20-Aug-14		20-Aug-24	4.1250%	119,476.33
PIBD1025I608	09-Sep-15		09-Sep-25	3.6250%	121,479.52
PIBD1025I608	14-Jan-16	*	09-Sep-25	3.6250%	22,180.00
PIBD1025I608	25-Jun-20	*	09-Sep-25	3.6250%	30,000.00
PIBD1025I608	22-Oct-20	*	09-Sep-25	3.6250%	30,000.00
PIBD1025I608	19-Nov-20	*	09-Sep-25	3.6250%	35,000.00
PIBD1025I608	07-Jan-21	*	09-Sep-25	3.6250%	50,000.00
PIBD1022G545	19-Jul-11		19-Jan-22	6.3750%	57,907.89
PIBD2031G171	19-Jul-11		19-Jul-31	8.0000%	255,837.15
PIBD2535L086	16-Dec-10		16-Dec-35	8.1250%	163,216.53
PIBD2540I116	09-Sep-15		09-Sep-40	4.6250%	142,558.01
PIBD2540I116	03-Jun-21	*	09-Sep-40	4.6250%	40,000.00
PIBD2540I116	19-Aug-21	*	09-Sep-40	4.6250%	35,000.00
25 Years P50 B CB-BoL T/Bonds					50,000.00

PISD2543L027	20-Dec-18		20-Dec-43	Floating rate	50,000.00
Onshore Dollar T-Bond	a/				25,276.00

ODTB1023L018	04-Dec-12		04-Jun-23	2.7500%	25,276.00
Retail Dollar Bonds a/					80,551.63

RODB0526J014	08-Oct-21		08-Oct-26	1.3750%	56,300.22
RODB1031J014	08-Oct-21		08-Oct-31	2.2500%	24,251.42
Premyo Bonds					6,560.85

PPBD0121L027	16-Dec-20		16-Dec-21	1.2500%	6,560.85

a/	conversion rate used based on BSP reference rate

as of November 02, 2021 : 1US$/P =P50.552

*	reissue date

DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES) 1/

AS OF 30 SEPTEMBER 2021

				INTEREST RATE +
				SPREAD/			ORIGINAL		OUTSTANDING BALANCE
	INTEREST	INTEREST		SERVICE CHARGE	YEAR	YEAR OF	AMOUNT CONTRACTED		AS OF 30 SEPTEMBER 2021
	RATE BASIS	SPREAD	RATE	(per annum)	CONTRACTED	MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 2/	(IN ORIG. CURR)	(IN US DOLLAR) 2/
TOTAL									540,156,295,719.74	10,616,488,054.40

	I. NATIONAL GOVERNMENT DIRECT DOMESTIC DEBT								540,156,295,719.74	10,616,488,054.40

	PHILIPPINE PESO								540,156,295,719.74	10,616,488,054.40

	INTEREST FREE				1953	Upon Demand			79,145,577.96	1,555,564.73
	INTEREST FREE				1953	Upon Demand			48,146,311.86	946,290.45
	INTEREST FREE				1953	Upon Demand			29,003,829.92	570,055.03
	INTEREST FREE				2020	2021			540,000,000,000.00	10,613,416,144.19

1/	Excludes government securities and debt guaranteed by the Republic
2/	Original currencies converted using BSP reference rate prevailing on 1 October 2021

GUARANTEED DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES) 1/

AS OF 30 SEPTEMBER 2021

				INTEREST RATE +
				SPREAD/				ORIGINAL AMOUNT			OUTSTANDING BALANCE
		INTEREST		SERVICE	YEAR CONTRACTED	YEAR OF MATURITY	ORIG CURR	CONTRACTED			AS OF 30 SEPTEMBER 2021
	INTEREST RATE BASIS	SPREAD	RATE	CHARGE (per annum)				(IN PESO)	(IN US DOLLAR) 2/		(IN PESO)	(IN US DOLLAR) 2/
TOTAL								289,098,220,000.00	5,642,184,791.37		232,968,740,107.53	4,578,634,008.51

	I. NG DIRECT GUARANTEE ON GOCC LOANS							288,878,400,000.00	5,637,864,344.82		232,832,670,732.75	4,576,203,752.68

	PHILIPPINE PESO							230,882,000,000.00	4,537,864,344.82		195,133,135,867.31	3,835,239,212.00

	FLOATING			0.500	2017	2021	PHP	30,000,000,000.00	589,634,230.23		23,600,000,000.00	463,845,594.45
	FLOATING			0.400	2018	2025	PHP	30,000,000,000.00	589,634,230.23		24,600,000,000.00	483,500,068.79
	FIXED			2.747	2020	2025	PHP	43,000,000,000.00	845,142,396.67		40,850,000,000.00	802,885,276.83
	FIXED			2.000	2021	2026	PHP	48,000,000,000.00	943,414,768.37		33,000,000,000.00	648,597,653.26
	FLOATING			3 Months PDST-F + 1.00%	2009	2021	PHP	75,000,000,000.00	1,474,085,575.58		61,890,881,163.83	1,216,432,735.78
	FIXED			4.000			PHP				10,704,026,903.48	210,382,022.12
	FIXED			4.000	2012	2022	PHP	4,882,000,000.00	95,953,143.73		488,227,800.00	9,595,860.77
	UNITED STATES DOLLAR							57,996,400,000.00	1,100,000,000.00		37,699,534,865.44	740,964,540.68

	LIBOR BASED	0.700	2.168	2.868	2019	2024	USD	57,996,400,000.00	1,100,000,000.00	3/	37,699,534,865.44	740,964,540.68
	II. GFI GUARANTEE ASSUMED BY THE GOVERNMENT PER PROC. 50							219,820,000.00	4,320,446.55		136,069,374.78	2,430,255.83

	PHILIPPINE PESO							219,820,000.00	4,320,446.55		136,069,374.78	2,430,255.83

	INTEREST FREE				1986	Upon Demand	PHP	6,830,000.00	134,240.06		6,826,408.78	134,169.48
	INTEREST FREE				1986	Upon Demand	PHP	30,000,000.00	589,634.23		30,000,000.00	589,634.23
	INTEREST FREE				1986	Upon Demand	PHP	12,340,000.00	242,536.21		12,344,259.00	242,619.92
	INTEREST FREE				1986	Upon Demand	PHP	17,410,000.00	342,184.40		17,411,986.00	57,996.40
	INTEREST FREE				1986	Upon Demand	PHP	35,440,000.00	696,554.57		14,523,999.00	285,461.57
	INTEREST FREE				1986	Upon Demand	PHP	6,620,000.00	130,112.62		6,622,014.00	130,152.20
	INTEREST FREE				1986	Upon Demand	PHP	6,260,000.00	123,037.01		6,264,525.00	123,125.95
	INTEREST FREE				1986	Upon Demand	PHP	5,200,000.00	102,203.27		5,200,323.00	102,209.61
	INTEREST FREE				1986	Upon Demand	PHP	3,440,000.00	67,611.39		3,442,320.00	67,656.99
	INTEREST FREE				1986	Upon Demand	PHP	1,120,000.00	22,013.01		1,121,733.00	22,047.07
	INTEREST FREE				1986	Upon Demand	PHP	19,190,000.00	377,169.36		19,186,222.00	377,095.11
	INTEREST FREE				1986	Upon Demand	PHP	31,970,000.00	628,353.54		910,000.00	57,996.40
	INTEREST FREE				1986	Upon Demand	PHP	32,300,000.00	634,839.52		4,710,883.00	92,589.93
	INTEREST FREE				1986	Upon Demand	PHP	7,690,000.00	151,142.91		3,490,677.00	68,607.42
	INTEREST FREE				1986	Upon Demand	PHP	4,010,000.00	78,814.44		4,014,025.00	78,893.55

1/	Excludes securities issued by GOCCs
2/	Original currencies converted using BSP reference rate prevailing on 1 October 2021 unless stated
3/	USD/PHP 52.724 Loan Booking Rate dated 28 December 2018

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2020
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
GRAND TOTAL								2,109,407,490.54		4,246,577,161.20

I. NG GUARANTEED DEBT								2,023,841,727.19		4,161,011,397.85

A. LOANS								185,964,727.19		2,365,194,397.85

EURO								185,964,727.19		107,797,901.36

	FIXED			3.000	16.11.1990	30.06.2021	1,829,388.21	2,239,354.11	1,845.96	2,259.64
	FIXED			3.000	16.11.1990	30.09.2021			2,768.76	3,389.24
	FIXED			3.000	16.11.1990	31.03.2022			69,935.82	85,608.44
	FIXED			3.000	16.11.1990	30.06.2022			13,928.85	17,050.31
	FIXED			3.000	16.11.1990	31.12.2022			10,690.81	13,086.62
	FIXED			3.000	16.11.1990	30.06.2023			14,467.49	17,709.65
	FIXED			2.500	25.01.1991	31.12.2021	2,210,510.74	2,705,886.20	61,467.12	75,241.90
	FIXED			2.500	25.01.1991	31.12.2022			98,116.07	120,103.88
	FIXED			1.500	30.08.1996	31.12.2021	5,157,960.05	6,313,858.90	67,598.18	82,746.93
	FIXED			1.500	30.08.1996	30.06.2022			53,680.68	65,710.52
	FIXED			1.500	30.08.1996	31.03.2023			150,189.87	183,847.42
	FIXED			1.500	30.08.1996	30.06.2023			209,849.25	256,876.47
	FIXED			1.500	30.08.1996	31.03.2024			83,848.13	102,638.50
	FIXED			0.400	04.10.2006	31.03.2032	10,498,800.00	12,851,581.08	2,550,539.00	3,122,114.79
	FIXED			0.400	04.10.2006	31.03.2032			78,024.00	95,509.18
	FIXED			0.400	04.10.2006	31.03.2033			726,700.00	889,553.47
	FIXED			0.400	04.10.2006	30.06.2033			1,328,425.00	1,626,125.04
	FIXED			0.400	04.10.2006	30.09.2033			1,415,414.00	1,732,608.28
	FIXED			0.400	04.10.2006	31.12.2033			403,286.00	493,662.39
	FIXED			0.400	04.10.2006	31.03.2034			780,246.00	955,099.13
	FIXED			0.400	04.10.2006	30.06.2034			188,136.00	230,297.28
	FIXED			0.400	04.10.2006	30.09.2034			305,340.00	373,766.69
	FIXED			0.400	04.10.2006	30.12.2034			278,936.00	341,445.56
	FIXED			0.400	04.10.2006	30.06.2035			780,071.00	954,884.91
	FIXED			0.750	21.12.2005	30.12.2045	11,700,000.00	14,321,970.00	9,750,000.00	11,934,975.00
	FIXED			0.750	27.12.1996	30.12.2036	4,703,885.31	5,758,026.01	2,513,510.83	3,076,788.61
	FIXED			0.750	08.11.1999	30.12.2039	14,699,641.58	17,993,831.26	9,311,647.76	11,398,388.02
	FIXED			0.750	17.09.1991	31.12.2031	8,819,784.95	10,796,298.76	507,548.68	621,290.34
	FIXED			0.750	29.12.2005	30.12.2045	15,000,000.00	18,361,500.00	12,500,000.00	15,301,250.00

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.750	15.03.2004	30.12.2043	7,500,000.00	9,180,750.00	5,750,000.00	7,038,575.00
FIXED			0.750	21.12.2004	30.12.2045	5,287,649.52	6,472,611.78	4,407,649.52	5,395,403.78
FIXED			0.750	07.04.2010	30.06.2050	7,000,000.00	8,568,700.00	6,713,000.00	8,217,383.30
FIXED			0.750	20.12.2007	30.12.2047	4,741,730.27	5,804,352.02	4,267,730.27	5,224,128.62
FIXED			0.750	30.06.2009	30.06.2049	10,200,000.00	12,485,820.00	3,284,765.31	4,020,881.22
FIXED			0.750	21.12.2004	30.12.2044	5,112,918.81	6,258,723.92	4,092,918.81	5,010,141.92
FIXED			0.750	30.12.2003	31.12.2039	25,564,594.06	31,293,619.59	8,101,931.21	9,917,573.99
FIXED			0.750	04.12.2000	30.12.2040	9,356,641.43	11,453,464.77	6,237,761.03	7,635,643.28
FIXED			2.991	31.01.2007	30.06.2025	2,536,050.00	3,104,378.81	951,018.75	1,164,142.05
JAPANESE YEN									1,803,861,285.17

LIBOR-BASED	0.000	0.043	0.043	15.05.2002	15.08.2026	3,676,050,000.00	35,654,008.95	716,017,821.00	6,944,656.85
LIBOR-BASED	0.000	0.202	0.202	16.12.2005	01.04.2024	2,746,625,000.00	26,639,515.88	389,238,626.00	3,775,225.43
LIBOR-BASED	0.000	0.000	0.000	27.04.2009	15.09.2040	4,520,780,200.00	43,847,047.16	1,882,166,747.00	18,255,135.28
LIBOR-BASED	0.500	0.240	0.740	29.06.2006	15.06.2026	11,710,000,000.00	113,575,290.00	3,186,702,299.00	30,907,825.60
FIXED			1.870	19.11.2001	01.08.2021	3,717,900,000.00	36,059,912.10	3,070,992.00	29,785.55
FIXED			1.750	19.11.2001	01.08.2021			4,599,183.00	44,607.48
FIXED			2.310	19.11.2001	01.08.2021			5,076,560.00	49,237.56
FIXED			1.760	19.11.2001	01.08.2021			5,455,118.00	52,909.19
FIXED			1.820	19.11.2001	01.08.2021			6,173,837.00	59,880.05
FIXED			1.980	19.11.2001	01.08.2021			2,310,391.00	22,408.48
FIXED			2.340	19.11.2001	01.08.2021			6,467,863.00	62,731.80
FIXED			2.080	19.11.2001	01.08.2021			4,979,414.00	48,295.34
FIXED			2.230	19.11.2001	01.08.2021			14,945,696.00	144,958.31
FIXED			1.820	19.11.2001	01.08.2021			10,361,560.00	100,496.77
FIXED			1.960	19.11.2001	01.08.2021			4,353,422.00	42,223.84
FIXED			1.450	19.11.2001	01.08.2021			1,513,473.00	14,679.17
FIXED			1.510	19.11.2001	01.08.2021			695,422.00	6,744.90
FIXED			2.410	08.12.2003	01.08.2023	1,188,200,000.00	11,524,351.80	2,963,378.00	28,741.80
FIXED			1.860	08.12.2003	01.08.2023			32,172,600.00	312,042.05
FIXED			2.420	08.12.2003	01.08.2023			22,085,678.00	214,208.99
FIXED			2.160	08.12.2003	01.08.2023			61,135,087.00	592,949.21
FIXED			2.300	08.12.2003	01.08.2023			75,237,831.00	729,731.72
FIXED			1.910	08.12.2003	01.08.2023			20,228,874.00	196,199.85
FIXED			2.010	08.12.2003	01.08.2023			40,988,879.00	397,551.14
FIXED			1.480	08.12.2003	01.08.2023			39,552,601.00	383,620.68

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.590	08.12.2003	01.08.2023			1,972,170.00	19,128.08
LIBOR-BASED	0.500	0.000	0.500	22.07.2005	15.04.2022	6,592,000,000.00	63,935,808.00	507,461,078.00	4,921,865.00
FIXED			1.543	22.08.2008	20.12.2021	10,000,000,000.00	96,990,000.00	750,000,000.00	7,274,250.00
FIXED			2.500	10.06.1991	20.06.2021	30,084,000,000.00	291,784,716.00	733,756,000.00	7,116,699.44
FIXED			2.500	17.03.1992	20.03.2022	6,686,000,000.00	64,847,514.00	489,219,000.00	4,744,935.08
FIXED			3.000	20.12.1994	20.12.2024	22,499,999,999.00	218,227,499.99	4,390,232,000.00	42,580,860.17
FIXED			3.000	20.12.1994	20.12.2024	15,000,000,000.00	145,485,000.00	2,478,000,000.00	24,034,122.00
FIXED			2.500	30.08.1995	20.08.2025	6,131,000,000.00	59,464,569.00	335,740,000.00	3,256,342.26
FIXED			2.100	30.08.1995	20.08.2025			131,890,000.00	1,279,201.11
FIXED			2.500	30.08.1995	20.08.2025	1,352,000,000.00	13,113,048.00	249,190,000.00	2,416,893.81
FIXED			2.100	30.08.1995	20.08.2025			80,180,000.00	777,665.82
FIXED			2.700	30.08.1995	20.08.2025	12,315,000,000.00	119,443,185.00	2,654,060,000.00	25,741,727.94
FIXED			2.100	30.08.1995	20.08.2025			343,940,000.00	3,335,874.06
FIXED			2.700	29.03.1996	20.03.2026	24,712,000,000.00	239,681,688.00	3,925,834,000.00	38,076,663.97
FIXED			2.300	29.03.1996	20.03.2026			1,597,321,000.00	15,492,416.38
FIXED			2.700	29.05.1996	20.03.2026	10,494,000,000.00	101,781,306.00	2,747,316,000.00	26,646,217.88
FIXED			2.300	29.05.1996	20.03.2026			67,078,000.00	650,589.52
FIXED			2.500	29.03.1996	20.03.2026	5,158,000,000.00	50,027,442.00	1,314,753,000.00	12,751,789.35
FIXED			2.100	29.03.1996	20.03.2026			42,372,000.00	410,966.03
FIXED			2.300	18.03.1997	20.03.2027	876,000,000.00	8,496,324.00	159,432,000.00	1,546,330.97
FIXED			2.500	18.03.1997	20.03.2027	7,228,000,000.00	70,104,372.00	886,080,000.00	8,594,089.92
FIXED			2.100	18.03.1997	20.03.2027			452,777,000.00	4,391,484.12
FIXED			2.500	18.03.1997	20.03.2027	1,034,000,000.00	10,028,766.00	92,547,000.00	897,613.35
FIXED			2.100	18.03.1997	20.03.2027			160,407,000.00	1,555,787.49
FIXED			2.500	18.03.1997	20.03.2027	2,746,000,000.00	26,633,454.00	112,281,000.00	1,089,013.42
FIXED			2.100	18.03.1997	20.03.2027			57,252,000.00	555,287.15
FIXED			2.200	10.09.1998	20.09.2028	14,555,000,000.00	141,168,945.00	5,182,128,000.00	50,261,459.47
FIXED			0.750	10.09.1998	20.09.2038			602,388,000.00	5,842,561.21
FIXED			2.200	10.09.1998	20.09.2028	19,990,000,000.00	193,883,010.00	7,404,224,000.00	71,813,568.58
FIXED			0.750	10.09.1998	20.09.2038			241,992,000.00	2,347,080.41
FIXED			2.200	10.09.1998	20.09.2028	6,072,000,000.00	58,892,328.00	193,376,000.00	1,875,553.82
FIXED			1.700	10.09.1998	20.09.2028			1,370,480,000.00	13,292,285.52
FIXED			0.750	10.09.1998	20.09.2038			1,216,152,000.00	11,795,458.25
FIXED			0.750	28.12.1999	20.12.2039	35,350,000,000.00	342,859,650.00	21,965,368,000.00	213,042,104.23
FIXED			0.750	28.12.1999	20.12.2039	20,529,000,000.00	199,110,771.00	12,788,482,000.00	124,035,486.92
FIXED			0.950	31.08.2000	20.08.2040	16,450,000,000.00	159,548,550.00	9,316,200,000.00	90,357,823.80

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.750	31.08.2000	20.08.2040			959,400,000.00	9,305,220.60
FIXED			0.950	14.09.2001	20.09.2041	59,037,000,000.00	572,599,863.00	37,715,286,000.00	365,800,558.91
FIXED			0.750	14.09.2001	20.09.2041			2,314,368,000.00	22,447,055.23
FIXED			1.400	30.09.2008	20.09.2038	24,846,000,000.00	240,981,354.00	6,673,140,000.00	64,722,784.86
FIXED			0.650	30.09.2008	20.09.2048			15,606,528,000.00	151,367,715.07
FIXED			0.010	30.09.2008	20.09.2048			196,672,000.00	1,907,521.73
FIXED			1.400	25.12.2009	20.11.2039	14,608,000,000.00	141,682,992.00	2,983,114,000.00	28,933,222.69
FIXED			0.650	25.12.2009	20.11.2049			6,722,838,000.00	65,204,805.76
FIXED			0.010	25.12.2009	20.11.2049			205,030,000.00	1,988,585.97
FIXED			1.400	09.11.2009	20.11.2039	30,380,000,000.00	294,655,620.00	17,901,496,000.00	173,626,609.70
FIXED			0.010	09.11.2009	20.11.2039			78,204,000.00	758,500.60
FIXED			1.400	12.01.2017	20.01.2042	4,928,000,000.00	47,796,672.00	2,615,000,000.00	25,362,885.00
FIXED			2.390	20.12.2007	30.12.2022	5,593,500,000.00	54,251,356.50	432,804,980.00	4,197,775.50
KOREAN WON									20,651,539.63

FIXED			2.500	07.05.2004	20.05.2034	33,189,000,000.00	30,600,258.00	22,398,633,000.00	20,651,539.63
UNITED STATES DOLLAR									432,883,671.69

LIBOR-BASED	0.000	6.400	6.400	03.06.1997	01.09.2021	13,514,394.64	13,514,394.64	845,094.64	845,094.64
LIBOR-BASED	0.000	2.133	2.133	12.12.2002	01.09.2021	36,485,605.36	36,485,605.36	1,838,428.65	1,838,428.65
LIBOR-BASED	0.500	1.338	1.838	27.05.2016	15.03.2041	67,330,000.00	67,330,000.00	65,376,964.40	65,376,964.40
LIBOR-BASED	0.500	2.137	2.637	19.05.2016	15.03.2041	60,000,000.00	60,000,000.00	6,642,260.07	6,642,260.07
FIXED			3.000	07.01.2010	21.01.2030	116,602,000.00	116,602,000.00	73,042,504.53	73,042,504.53
FIXED			2.000	20.11.2018	21.01.2039	211,214,646.54	211,214,646.54	31,682,392.76	31,682,392.76
LIBOR-BASED	0.500	2.790	3.290	31.05.2012	15.05.2037	275,000,000.00	275,000,000.00	253,456,026.64	253,456,026.64
B. BONDS							1,837,877,000.00		1,795,817,000.00

JAPANESE YEN							358,863,000.00		358,863,000.00

FIXED			3.500	10.12.2002	13.12.2022	37,000,000,000.00	358,863,000.00	37,000,000,000.00	358,863,000.00
UNITED STATES DOLLAR							1,479,014,000.00		1,436,954,000.00

FIXED			9.625	05.05.1998	15.05.2028	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			7.390	02.12.2009	02.12.2024	579,014,000.00	579,014,000.00	579,014,000.00	579,014,000.00
FIXED			7.390	23.11.2009	02.12.2024	600,000,000.00	600,000,000.00	557,940,000.00	557,940,000.00

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2020
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
II. GFI GUARANTEE ASSUMED BY NATIONAL GOVERNMENT								85,565,763.35		85,565,763.35

CANADIAN DOLLAR								210,606.37		210,606.37

	INTEREST FREE				30.06.1986	Upon Demand	267,807.00	210,606.37	267,807.00	210,606.37
EURO								398,119.91		398,119.91

	INTEREST FREE				30.06.1986	Upon Demand	325,234.79	398,119.91	325,234.79	398,119.91
BRITISH POUND								368.77		368.77

	INTEREST FREE				30.06.1986	Upon Demand	270.00	368.77	270.00	368.77
JAPANESE YEN								26,586.90		26,586.90

	INTEREST FREE				30.06.1986	Upon Demand	2,741,200.00	26,586.90	2,741,200.00	26,586.90
SAUDI RIYAL								7,288,511.43		7,288,511.43

	INTEREST FREE				30.06.1986	Upon Demand	5,918,966.00	1,578,179.82	5,918,966.00	1,578,179.82
	INTEREST FREE				30.06.1986	Upon Demand	18,456,608.00	4,921,103.85	18,456,608.00	4,921,103.85
	INTEREST FREE				30.06.1986	Upon Demand	2,960,000.00	789,227.76	2,960,000.00	789,227.76
UNITED STATES DOLLAR								77,641,569.98		77,641,569.98

	INTEREST FREE				30.06.1986	Upon Demand	8,333,333.32	8,333,333.32	8,333,333.32	8,333,333.32
	INTEREST FREE				30.06.1986	Upon Demand	5,215,433.52	5,215,433.52	5,215,433.52	5,215,433.52
	INTEREST FREE				30.06.1986	Upon Demand	33,088,000.00	33,088,000.00	33,088,000.00	33,088,000.00
	INTEREST FREE				30.06.1986	Upon Demand	7,511,546.63	7,511,546.63	7,511,546.63	7,511,546.63
	INTEREST FREE				30.06.1986	Upon Demand	18,598,000.00	18,598,000.00	18,598,000.00	18,598,000.00
	INTEREST FREE				30.06.1986	Upon Demand	509,091.00	509,091.00	509,091.00	509,091.00
	INTEREST FREE				30.06.1986	Upon Demand	514,525.51	514,525.51	514,525.51	514,525.51
	INTEREST FREE				30.06.1986	Upon Demand	2,180,000.00	2,180,000.00	2,180,000.00	2,180,000.00
	INTEREST FREE				30.06.1986	Upon Demand	717,440.00	717,440.00	717,440.00	717,440.00
	INTEREST FREE				30.06.1986	Upon Demand	974,200.00	974,200.00	974,200.00	974,200.00

1/	Original currencies converted using BSP reference rate prevailing on 4 January 2021

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
GRAND TOTAL							91,070,902,876.66		64,561,727,680.97

I. DIRECT DEBT OF THE REPUBLIC							49,301,277,856.49		27,319,032,660.80

A. AVAILED BY GOVERNMENT AGENCIES							48,069,746,247.78		26,923,047,058.77

CANADIAN DOLLAR							4,977,981.63		305,628.68

INTEREST FREE				15.11.1974	30.09.2024	6,330,000.00	4,977,981.63	388,637.34	305,628.68
CHINA YUAN							183,814,800.00		71,439,338.15

FIXED			2.000	11.05.2006	21.03.2026	400,000,000.00	61,271,600.00	146,378,146.85	22,422,058.16
FIXED			2.000	15.01.2007	21.09.2026	800,000,000.00	122,543,200.00	319,999,999.94	49,017,279.99
EURO							2,294,797,358.04		1,812,727,625.00

LIBOR-BASED	0.500	0.000	0.500	23.04.2020	15.04.2030	231,632,000.00	283,540,731.20	231,632,000.00	283,540,731.20
LIBOR-BASED	0.500	0.000	0.500	23.04.2020	15.04.2025	463,263,000.00	567,080,238.30	463,263,000.00	567,080,238.30
FIXED			0.750	14.02.2002	30.06.2042	6,828,167.68	8,358,360.06	4,816,167.68	5,895,470.86
FIXED			0.750	26.06.2002	30.06.2042	7,464,861.47	9,137,736.93	5,293,861.47	6,480,215.83
FIXED			0.750	20.12.2007	30.12.2047	10,000,000.00	12,241,000.00	8,842,536.60	10,824,149.05
FIXED			0.750	24.12.2008	30.12.2048	4,000,000.00	4,896,400.00	3,735,663.86	4,572,826.13
LIBOR-BASED	0.000	0.990	0.990	14.10.2015	01.05.2034	22,800,000.00	27,909,480.00	12,231,474.97	14,972,548.51
LIBOR-BASED	0.000	0.990	0.990	26.10.2015	01.11.2033	27,310,000.00	33,430,171.00	14,956,334.98	18,308,049.65
FIXED			4.500	23.07.1999	31.12.2022	72,672,834.17	88,958,816.31	11,179,022.36	13,684,241.27
FIXED			4.000	16.11.2000	30.06.2023	31,249,318.69	38,252,291.01	6,510,274.64	7,969,227.19
FIXED			4.400	11.12.2001	18.10.2024	23,986,986.00	29,362,469.56	7,995,662.00	9,787,489.85
FIXED			3.650	28.02.2002	31.10.2024	36,279,013.93	44,409,140.95	8,062,003.01	9,868,697.88
FIXED			3.450	28.02.2002	15.05.2025	18,168,208.54	22,239,704.07	6,813,078.18	8,339,889.00
FIXED			3.000	08.04.1988	31.03.2021	4,344,796.99	5,318,466.00	17,505.14	21,428.04
FIXED			3.000	08.04.1988	30.09.2021			36,186.09	44,295.39
FIXED			3.000	08.04.1988	31.12.2021			10,104.33	12,368.71
FIXED			3.000	08.04.1988	31.03.2022			13,837.95	16,939.03
FIXED			3.000	08.04.1988	30.06.2022			45,742.79	55,993.75
FIXED			3.000	08.04.1988	30.06.2023			21,679.94	26,538.41
FIXED			3.000	08.04.1988	30.09.2023			9,312.62	11,399.58
FIXED			3.000	08.04.1988	31.12.2024			2,602.49	3,185.71
FIXED			2.500	09.02.1990	31.12.2021	4,431,330.44	5,424,391.59	84,934.34	103,968.13
FIXED			2.500	09.02.1990	31.12.2022			273,264.37	334,502.92
FIXED			2.500	09.02.1990	31.12.2021	4,153,865.01	5,084,746.16	52,116.64	63,795.98
FIXED			2.500	09.02.1990	31.12.2022			273,910.61	335,293.98

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.500	09.02.1990	31.12.2023			55,862.08	68,380.77
FIXED			2.500	09.02.1990	31.12.2021	2,652,595.39	3,247,042.02	33,216.23	40,659.99
FIXED			2.500	09.02.1990	31.12.2022			198,826.51	243,383.53
FIXED			2.500	22.01.1992	31.12.2022	1,017,361.58	1,245,352.31	26,278.48	32,167.49
FIXED			2.500	22.01.1992	31.12.2023			74,347.20	91,008.41
FIXED			2.500	22.01.1992	31.12.2024			48,982.48	59,959.45
FIXED			2.000	07.12.1990	31.12.2022	10,518,982.19	12,876,286.10	484,589.79	593,186.36
FIXED			2.000	07.12.1990	31.12.2023			715,943.88	876,386.90
FIXED			2.000	07.12.1990	31.12.2024			121,433.45	148,646.69
FIXED			2.000	07.12.1990	31.12.2025			48,455.98	59,314.97
FIXED			2.000	07.12.1990	31.12.2022	729,010.47	892,381.72	29,578.15	36,206.61
FIXED			2.000	07.12.1990	31.12.2023			64,983.46	79,546.25
FIXED			2.000	07.12.1990	31.12.2022	2,881,286.42	3,526,982.71	130,875.76	160,205.02
FIXED			2.000	07.12.1990	30.12.2023			228,774.26	280,042.57
FIXED			2.000	07.12.1990	31.12.2024			9,472.62	11,595.43
FIXED			2.000	07.12.1990	31.12.2022	759,194.79	929,330.34	75,919.00	92,932.45
FIXED			2.000	07.12.1990	31.12.2022	2,167,469.20	2,653,199.05	53,614.57	65,629.60
FIXED			2.000	07.12.1990	31.12.2023			244,697.01	299,533.61
FIXED			1.400	13.09.1994	30.06.2022	2,689,415.88	3,292,113.98	55,540.18	67,986.73
FIXED			1.400	13.09.1994	31.12.2022			26,783.32	32,785.46
FIXED			1.400	13.09.1994	31.03.2023			115,590.69	141,494.56
FIXED			1.400	13.09.1994	30.06.2023			68,593.82	83,965.70
FIXED			1.400	13.09.1994	30.09.2023			48,660.67	59,565.53
FIXED			1.400	13.09.1994	31.03.2024			4,319.00	5,286.89
FIXED			1.400	13.09.1994	31.12.2021	15,568,940.42	19,057,939.97	174,121.77	213,142.46
FIXED			1.400	13.09.1994	31.03.2023			1,315,243.92	1,609,990.08
FIXED			1.400	13.09.1994	30.09.2023			53,606.48	65,619.69
FIXED			1.400	13.09.1994	31.12.2025			290,060.12	355,062.59
FIXED			1.400	13.09.1994	31.12.2028			262,159.97	320,910.02
FIXED			1.500	18.12.1995	30.06.2022	1,920,857.62	2,351,321.81	36,745.22	44,979.82
FIXED			1.500	18.12.1995	30.09.2022			153,201.39	187,533.82
FIXED			1.500	18.12.1995	31.03.2023	743,803.27	910,489.58	23,940.55	29,305.63
FIXED			1.500	18.12.1995	30.06.2023			45,715.64	55,960.51
FIXED			1.500	18.12.1995	30.09.2023			23,715.14	29,029.70
FIXED			1.500	18.12.1995	30.06.2024			11,822.99	14,472.52
FIXED			1.500	18.12.1995	30.09.2022	3,658,776.41	4,478,708.20	93,393.98	114,323.57
FIXED			1.500	18.12.1995	31.12.2022			227,137.53	278,039.05
FIXED			1.500	18.12.1995	31.03.2023			6,252.68	7,653.91
FIXED			1.500	18.12.1995	30.06.2023			2,374.35	2,906.44

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.500	18.12.1995	30.09.2023			9,131.35	11,177.69
FIXED			1.500	18.12.1995	31.12.2023			14,657.16	17,941.83
FIXED			1.500	18.12.1995	31.03.2024			16,933.01	20,727.70
FIXED			1.500	18.12.1995	30.09.2024			10,200.00	12,485.82
FIXED			1.500	18.12.1995	31.03.2025			8,289.00	10,146.56
FIXED			1.500	18.12.1995	30.06.2025			52,002.02	63,655.67
FIXED			1.500	18.12.1995	31.12.2022	3,099,676.12	3,794,313.54	78,109.29	95,613.58
FIXED			1.500	18.12.1995	30.06.2024			48,300.03	59,124.07
FIXED			1.500	18.12.1995	31.12.2024			16,440.01	20,124.22
FIXED			1.500	18.12.1995	30.09.2025			2,010.00	2,460.44
FIXED			1.500	18.12.1995	31.12.2025			2,010.00	2,460.44
FIXED			1.500	18.12.1995	31.03.2026			272,536.00	333,611.32
FIXED			1.500	18.12.1995	31.12.2026			27,300.01	33,417.94
FIXED			1.500	18.12.1995	30.06.2027			5,590.00	6,842.72
FIXED			1.500	18.12.1995	30.09.2027			15,106.00	18,491.25
FIXED			1.500	18.12.1995	31.12.2027			7,644.00	9,357.02
FIXED			1.500	18.12.1995	30.09.2029			49,500.00	60,592.95
FIXED			1.500	18.12.1995	31.12.2029			373,788.00	457,553.89
FIXED			1.500	15.01.1997	30.09.2023	5,497,311.79	6,729,259.36	212,321.64	259,902.92
FIXED			1.500	15.01.1997	31.03.2024			330,764.00	404,888.21
FIXED			1.500	15.01.1997	30.06.2024			154,336.02	188,922.72
FIXED			1.500	15.01.1997	30.09.2024			166,359.97	203,641.24
FIXED			1.500	15.01.1997	31.12.2024			7,112.00	8,705.80
FIXED			1.500	15.01.1997	31.03.2025			10,836.01	13,264.36
FIXED			1.500	15.01.1997	30.06.2025			38,079.00	46,612.50
FIXED			1.500	15.01.1997	30.09.2025			9,519.99	11,653.42
FIXED			1.500	15.01.1997	31.12.2025			10,880.01	13,318.22
FIXED			1.500	15.01.1997	31.03.2026			14,861.01	18,191.36
FIXED			1.500	15.01.1997	30.06.2026			104,093.00	127,420.24
FIXED			1.500	15.01.1997	30.09.2023	9,144,059.29	11,193,242.98	356,568.90	436,475.99
FIXED			1.500	15.01.1997	30.09.2024			371,152.17	454,327.37
FIXED			1.500	15.01.1997	31.12.2024			6,119.99	7,491.48
FIXED			1.500	15.01.1997	31.03.2025			30,717.04	37,600.73
FIXED			1.500	15.01.1997	30.06.2025			583,677.11	714,479.15
FIXED			1.500	15.01.1997	30.09.2025			139,690.06	170,994.60
FIXED			0.470	22.01.1998	31.12.2029	3,298,662.49	4,037,892.75	430,908.67	527,475.30
FIXED			0.470	22.01.1998	30.06.2030			32,055.73	39,239.42
FIXED			0.470	22.01.1998	30.09.2030			1,874.00	2,293.96
FIXED			0.470	22.01.1998	31.12.2031			907,016.00	1,110,278.29

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.470	22.01.1998	31.03.2032			34,799.00	42,597.46
FIXED			0.470	22.01.1998	30.06.2032			210,905.57	258,169.51
FIXED			0.470	22.01.1998	30.09.2032			81,168.00	99,357.75
FIXED			0.470	22.01.1998	31.12.2029	741,169.01	907,264.99	100,055.33	122,477.73
FIXED			0.470	22.01.1998	31.03.2030			51,034.00	62,470.72
FIXED			0.470	22.01.1998	30.06.2030			37,579.27	46,000.78
FIXED			0.470	22.01.1998	30.09.2030			31,166.00	38,150.30
FIXED			0.470	22.01.1998	31.12.2030			58,520.00	71,634.33
FIXED			0.470	22.01.1998	31.03.2031			10,962.00	13,418.58
FIXED			0.470	22.01.1998	30.06.2031			21,588.00	26,425.87
FIXED			0.470	22.01.1998	30.09.2031			21,868.00	26,768.62
FIXED			0.470	22.01.1998	30.06.2032			29,336.23	35,910.48
INTEREST FREE				27.11.2007	15.05.2024	5,387,110.80	6,594,362.33	1,571,240.65	1,923,355.68
LIBOR-BASED	0.300	0.000	0.300	18.04.2008	07.07.2021	12,512,000.00	15,315,939.20	1,209,968.99	1,481,123.04
INTEREST FREE				07.11.2008	31.10.2022	11,351,426.36	13,895,281.01	1,816,224.87	2,223,240.86
FIXED			0.300	06.11.2009	10.02.2040	15,708,268.88	19,228,491.94	15,708,015.38	19,228,181.63
FIXED			4.740	06.11.2009	15.09.2022	15,708,268.88	19,228,491.94	459,806.64	562,849.31
LIBOR-BASED	1.100	0.958	2.058	15.02.2010	30.11.2029	150,000,000.00	183,615,000.00	90,000,000.00	110,169,000.00
FIXED			1.000	12.01.2012	28.01.2031	20,493,740.00	25,086,387.13	15,370,305.04	18,814,790.40
FIXED			0.150	10.02.2011	11.04.2034	26,190,016.00	32,059,198.59	23,492,000.00	28,756,557.20
LIBOR-BASED	0.560	1.650	2.210	16.04.2014	31.03.2034	110,269,793.43	134,981,254.14	110,269,793.43	134,981,254.14
LIBOR-BASED	0.530	0.910	1.440	26.02.2015	31.03.2041	50,893,963.00	62,299,300.11	3,000,000.00	3,672,300.00
INTEREST FREE				01.04.2016	14.06.2039	20,493,740.00	25,086,387.13	20,493,704.00	25,086,343.07
LIBOR-BASED	0.270	0.670	0.940	04.04.2016	30.09.2035	50,000,000.00	61,205,000.00	50,000,000.00	61,205,000.00
LIBOR-BASED	0.500	1.320	1.820	27.10.2017	01.09.2037	100,000,000.00	122,410,000.00	100,000,000.00	122,410,000.00
FIXED			0.250	09.06.2020	31.03.2040	150,000,000.00	183,615,000.00	150,000,000.00	183,615,000.00
FIXED			0.250	09.06.2020	31.03.2040	100,000,000.00	122,410,000.00	100,000,000.00	122,410,000.00
JAPANESE YEN							18,216,629,471.03		6,137,415,187.24

LIBOR-BASED	0.000	0.325	0.325	22.02.2008	01.11.2022	34,253,100,000.00	332,220,816.90	8,796,196,080.00	85,314,305.78
FIXED			2.700	16.07.1991	20.06.2021	2,065,000,000.00	20,028,435.00	44,278,000.00	429,452.32
FIXED			2.700	16.07.1991	20.06.2021	1,663,000,000.00	16,129,437.00	36,878,000.00	357,679.72
FIXED			2.700	16.07.1991	20.06.2021	1,795,000,000.00	17,409,705.00	30,688,000.00	297,642.91
FIXED			2.700	16.07.1991	20.06.2021	5,266,000,000.00	51,074,934.00	117,727,000.00	1,141,834.17
FIXED			2.700	16.07.1991	20.06.2021	10,790,000,000.00	104,652,210.00	258,002,000.00	2,502,361.40
FIXED			2.700	16.07.1991	20.06.2021	20,020,000,000.00	194,173,980.00	488,291,000.00	4,735,934.41
FIXED			2.700	20.03.1992	20.03.2022	7,655,000,000.00	74,245,845.00	340,950,000.00	3,306,874.05
FIXED			3.000	19.08.1993	20.08.2023	6,872,000,000.00	66,651,528.00	975,486,000.00	9,461,238.71
FIXED			3.000	19.08.1993	20.08.2023	4,633,000,000.00	44,935,467.00	580,644,000.00	5,631,666.16

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			3.000	19.08.1993	20.08.2023	3,803,000,000.00	36,885,297.00	520,566,000.00	5,048,969.63
FIXED			3.000	19.08.1993	20.08.2023	3,055,000,000.00	29,630,445.00	447,066,000.00	4,336,093.13
FIXED			3.000	19.08.1993	20.08.2023	9,294,000,000.00	90,142,506.00	839,844,000.00	8,145,646.96
FIXED			3.000	20.12.1994	20.12.2024	9,620,000,000.00	93,304,380.00	1,864,824,000.00	18,086,927.98
FIXED			3.000	20.12.1994	20.12.2024	4,616,000,000.00	44,770,584.00	843,600,000.00	8,182,076.40
FIXED			3.000	20.12.1994	20.12.2024	11,754,000,000.00	114,002,046.00	2,293,432,000.00	22,243,996.97
FIXED			2.700	30.08.1995	20.08.2025	6,151,000,000.00	59,658,549.00	1,226,850,000.00	11,899,218.15
FIXED			2.300	30.08.1995	20.08.2025			191,690,000.00	1,859,201.31
FIXED			2.700	30.08.1995	20.08.2025	4,040,000,000.00	39,183,960.00	806,960,000.00	7,826,705.04
FIXED			2.300	30.08.1995	20.08.2025			142,270,000.00	1,379,876.73
FIXED			2.500	30.08.1995	20.08.2025	8,312,000,000.00	80,618,088.00	1,818,410,000.00	17,636,758.59
FIXED			2.100	30.08.1995	20.08.2025			203,100,000.00	1,969,866.90
FIXED			2.700	30.08.1995	20.08.2025	18,391,000,000.00	178,374,309.00	3,901,990,000.00	37,845,401.01
FIXED			2.300	30.08.1995	20.08.2025			580,100,000.00	5,626,389.90
FIXED			2.700	30.08.1995	20.08.2025	5,579,000,000.00	54,110,721.00	1,144,790,000.00	11,103,318.21
FIXED			2.300	30.08.1995	20.08.2025			138,740,000.00	1,345,639.26
FIXED			2.700	30.08.1995	20.08.2025	6,386,000,000.00	61,937,814.00	1,283,330,000.00	12,447,017.67
FIXED			2.300	30.08.1995	20.08.2025			229,610,000.00	2,226,987.39
FIXED			2.700	30.08.1995	20.08.2025	12,895,000,000.00	125,068,605.00	2,559,850,000.00	24,827,985.15
FIXED			2.300	30.08.1995	20.08.2025			487,510,000.00	4,728,359.49
FIXED			2.700	30.08.1995	20.08.2025	4,765,000,000.00	46,215,735.00	826,370,000.00	8,014,962.63
FIXED			2.300	30.08.1995	20.08.2025			111,080,000.00	1,077,364.92
FIXED			2.700	30.08.1995	20.08.2025	9,551,000,000.00	92,635,149.00	1,585,050,000.00	15,373,399.95
FIXED			2.300	30.08.1995	20.08.2025			592,950,000.00	5,751,022.05
FIXED			2.700	30.08.1995	20.08.2025	2,872,000,000.00	27,855,528.00	306,500,000.00	2,972,743.50
FIXED			2.300	30.08.1995	20.08.2025			136,350,000.00	1,322,458.65
FIXED			2.500	29.03.1996	20.03.2026	6,911,000,000.00	67,029,789.00	1,597,948,000.00	15,498,497.65
FIXED			2.100	29.03.1996	20.03.2026			256,146,000.00	2,484,360.05
FIXED			2.300	29.03.1996	20.03.2026	305,000,000.00	2,958,195.00	60,951,000.00	591,163.75
FIXED			2.700	18.03.1997	20.03.2027	5,746,000,000.00	55,730,454.00	1,074,333,000.00	10,419,955.77
FIXED			2.300	18.03.1997	20.03.2027			234,715,000.00	2,276,500.79
FIXED			2.700	18.03.1997	20.03.2027	7,683,000,000.00	74,517,417.00	1,975,233,000.00	19,157,784.87
FIXED			2.300	18.03.1997	20.03.2027			390,247,000.00	3,785,005.65
FIXED			2.700	18.03.1997	20.03.2027	6,339,868,462.00	61,490,384.21	1,828,775,000.00	17,737,288.73
FIXED			2.300	18.03.1997	20.03.2027			181,402,000.00	1,759,418.00
FIXED			2.500	18.03.1997	20.03.2027	9,411,000,000.00	91,277,289.00	2,543,190,000.00	24,666,399.81
FIXED			2.100	18.03.1997	20.03.2027			286,026,000.00	2,774,166.17
FIXED			2.500	18.03.1997	20.03.2027	7,979,000,000.00	77,388,321.00	1,970,826,000.00	19,115,041.37
FIXED			2.100	18.03.1997	20.03.2027			344,019,000.00	3,336,640.28

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2020
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.700	18.03.1997	20.03.2027	11,122,000,000.00	107,872,278.00	2,207,712,000.00	21,412,598.69
FIXED			2.300	18.03.1997	20.03.2027			823,823,000.00	7,990,259.28
FIXED			2.200	10.09.1998	20.09.2028	5,849,000,000.00	56,729,451.00	1,643,776,000.00	15,942,983.42
FIXED			0.750	10.09.1998	20.09.2038			521,640,000.00	5,059,386.36
FIXED			2.200	10.09.1998	20.09.2028	13,564,000,000.00	131,557,236.00	3,816,896,000.00	37,020,074.30
FIXED			0.750	10.09.1998	20.09.2038			1,174,788,000.00	11,394,268.81
FIXED			2.200	10.09.1998	20.09.2028	5,728,000,000.00	55,555,872.00	724,752,000.00	7,029,369.65
FIXED			0.750	10.09.1998	20.09.2038			281,700,000.00	2,732,208.30
FIXED			2.200	10.09.1998	20.09.2028	4,328,000,000.00	41,977,272.00	921,088,000.00	8,933,632.51
FIXED			0.750	10.09.1998	20.09.2038			364,608,000.00	3,536,332.99
FIXED			1.700	10.09.1998	20.09.2028	458,000,000.00	4,442,142.00	10,224,000.00	99,162.58
FIXED			0.750	10.09.1998	20.09.2038			184,392,000.00	1,788,418.01
FIXED			1.700	10.09.1998	20.09.2028	6,734,000,000.00	65,313,066.00	1,932,880,000.00	18,747,003.12
FIXED			0.750	10.09.1998	20.09.2038			776,628,000.00	7,532,514.97
FIXED			1.700	10.09.1998	20.09.2028	3,201,000,000.00	31,046,499.00	14,144,000.00	137,182.66
FIXED			0.750	10.09.1998	20.09.2038			1,274,112,000.00	12,357,612.29
FIXED			2.200	10.09.1998	20.09.2028	14,136,000,000.00	137,105,064.00	3,942,048,000.00	38,233,923.55
FIXED			0.750	10.09.1998	20.09.2038			844,956,000.00	8,195,228.24
FIXED			1.700	10.09.1998	20.09.2028	2,428,000,000.00	23,549,172.00	434,912,000.00	4,218,211.49
FIXED			0.750	10.09.1998	20.09.2038			224,532,000.00	2,177,735.87
FIXED			0.750	10.03.1999	20.03.2039	36,300,000,000.00	352,073,700.00	22,017,997,000.00	213,552,552.90
FIXED			1.800	28.12.1999	20.12.2029	7,210,000,000.00	69,929,790.00	2,168,730,000.00	21,034,512.27
FIXED			0.750	28.12.1999	20.12.2039			956,650,000.00	9,278,548.35
FIXED			1.300	28.12.1999	20.12.2029	951,000,000.00	9,223,749.00	46,080,000.00	446,929.92
FIXED			0.750	28.12.1999	20.12.2039			210,482,000.00	2,041,464.92
FIXED			1.800	28.12.1999	20.12.2029	6,078,000,000.00	58,950,522.00	2,384,802,000.00	23,130,194.60
FIXED			0.750	28.12.1999	20.12.2039			362,330,000.00	3,514,238.67
FIXED			1.800	28.12.1999	20.12.2029	16,990,000,000.00	164,786,010.00	4,718,592,000.00	45,765,623.81
FIXED			1.300	28.12.1999	20.12.2029			94,986,000.00	921,269.21
FIXED			0.750	28.12.1999	20.12.2039			853,062,000.00	8,273,848.34
FIXED			1.800	28.12.1999	20.12.2029	15,384,000,000.00	149,209,416.00	5,772,618,000.00	55,988,621.98
FIXED			0.750	28.12.1999	20.12.2039			1,309,556,000.00	12,701,383.64
FIXED			1.800	28.12.1999	20.12.2029	5,852,000,000.00	56,758,548.00	2,044,098,000.00	19,825,706.50
FIXED			0.750	28.12.1999	20.12.2039			539,296,000.00	5,230,631.90
FIXED			1.800	28.12.1999	20.12.2029	7,434,000,000.00	72,102,366.00	2,892,312,000.00	28,052,534.09
FIXED			0.750	28.12.1999	20.12.2039			526,376,000.00	5,105,320.82
FIXED			1.800	28.12.1999	20.12.2029	5,068,000,000.00	49,154,532.00	1,377,522,000.00	13,360,585.88
FIXED			0.750	28.12.1999	20.12.2039			403,560,000.00	3,914,128.44
FIXED			0.750	28.12.1999	20.12.2039	4,714,000,000.00	45,721,086.00	156,522,000.00	1,518,106.88

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL		OUTSTANDING BALANCE
INTEREST RATE	INTEREST					AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.300	28.12.1999	20.12.2029	9,013,000,000.00	87,417,087.00	2,957,094,000.00	28,680,854.71
FIXED			0.750	28.12.1999	20.12.2039			558,942,000.00	5,421,178.46
FIXED			0.750	28.12.1999	20.12.2039	1,167,000,000.00	11,318,733.00	601,274,000.00	5,831,756.53
FIXED			1.000	07.04.2000	20.04.2040	8,929,000,000.00	86,602,371.00	4,900,896,000.00	47,533,790.30
FIXED			0.750	07.04.2000	20.04.2040			716,352,000.00	6,947,898.05
FIXED			0.950	31.08.2000	20.08.2040	14,724,000,000.00	142,808,076.00	8,445,440,000.00	81,912,322.56
FIXED			0.750	31.08.2000	20.08.2040			946,080,000.00	9,176,029.92
FIXED			0.950	31.08.2000	20.08.2040	3,549,000,000.00	34,421,751.00	1,932,400,000.00	18,742,347.60
FIXED			0.750	31.08.2000	20.08.2040			366,720,000.00	3,556,817.28
FIXED			2.200	30.05.2001	20.05.2031	8,294,000,000.00	80,443,506.00	3,207,141,000.00	31,106,060.56
FIXED			0.750	30.05.2001	20.05.2041			1,015,693,000.00	9,851,206.41
FIXED			0.750	30.05.2001	20.05.2041	5,543,000,000.00	53,761,557.00	193,028,000.00	1,872,178.57
FIXED			2.200	30.05.2001	20.05.2031	11,743,000,000.00	113,895,357.00	2,910,411,000.00	28,228,076.29
FIXED			0.750	30.05.2001	20.05.2041			407,786,000.00	3,955,116.41
FIXED			2.200	30.05.2001	20.05.2031	6,205,000,000.00	60,182,295.00	1,751,085,000.00	16,983,773.42
FIXED			0.750	30.05.2001	20.05.2041			696,590,000.00	6,756,226.41
FIXED			2.200	30.05.2001	20.05.2031	5,210,000,000.00	50,531,790.00	1,486,079,134.00	14,413,481.52
FIXED			0.750	30.05.2001	20.05.2041			600,486,000.00	5,824,113.71
FIXED			2.200	30.05.2001	20.05.2031	6,515,000,000.00	63,188,985.00	2,372,454,000.00	23,010,431.35
FIXED			0.750	30.05.2001	20.05.2041			662,601,000.00	6,426,567.10
FIXED			1.700	30.05.2001	20.05.2031	2,789,000,000.00	27,050,511.00	1,346,415,000.00	13,058,879.09
FIXED			0.750	30.05.2001	20.05.2041			99,261,000.00	962,732.44
FIXED			1.700	30.05.2001	20.05.2031	6,309,000,000.00	61,190,991.00	2,650,011,000.00	25,702,456.69
FIXED			0.750	30.05.2001	20.05.2041			754,154,000.00	7,314,539.65
FIXED			0.750	30.05.2001	20.05.2041	2,034,000,000.00	19,727,766.00	1,314,419,000.00	12,748,549.88
FIXED			2.200	28.03.2002	20.03.2032	6,723,000,000.00	65,206,377.00	3,268,070,000.00	31,697,010.93
FIXED			0.750	28.03.2002	20.03.2042			562,741,000.00	5,458,024.96
FIXED			1.700	28.03.2002	20.03.2032	6,790,000,000.00	65,856,210.00	3,020,912,000.00	29,299,825.49
FIXED			0.750	28.03.2002	20.03.2042			947,032,000.00	9,185,263.37
FIXED			0.950	28.03.2002	20.03.2042	18,488,000,000.00	179,315,112.00	11,493,255,000.00	111,473,080.25
FIXED			0.750	28.03.2002	20.03.2042			1,429,406,000.00	13,863,808.79
FIXED			2.200	28.03.2002	20.03.2032	22,049,000,000.00	213,853,251.00	6,463,398,742.00	62,688,504.40
FIXED			1.800	28.03.2002	20.03.2032			1,614,001,949.00	15,654,204.90
FIXED			2.200	28.03.2002	20.03.2032	3,224,000,000.00	31,269,576.00	1,291,611,000.00	12,527,335.09
FIXED			0.750	28.03.2002	20.03.2042			484,481,000.00	4,698,981.22
FIXED			2.200	11.12.2003	20.12.2033	2,365,097,269.00	22,939,078.41	1,498,744,000.00	14,536,318.06
FIXED			2.200	30.03.2004	20.03.2034	6,223,000,000.00	60,356,877.00	2,719,629,000.00	26,377,681.67
FIXED			2.200	16.12.2003	20.12.2033	3,717,000,000.00	36,051,183.00	2,007,512,000.00	19,470,858.89
FIXED			0.750	27.02.2007	20.02.2047	8,529,000,000.00	82,722,771.00	7,919,525,000.00	76,811,472.98

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL		OUTSTANDING BALANCE
INTEREST RATE	INTEREST					AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.500	18.12.2007	20.12.2037	7,604,000,000.00	73,751,196.00	5,281,152,000.00	51,221,893.25
FIXED			0.010	18.12.2007	20.12.2037			898,348,000.00	8,713,077.25
FIXED			1.500	18.12.2007	20.12.2037	11,802,000,000.00	114,467,598.00	8,159,320,000.00	79,137,244.68
FIXED			0.750	18.12.2007	20.12.2047			271,620,000.00	2,634,442.38
FIXED			0.010	18.12.2007	20.12.2037			1,071,034,000.00	10,387,958.77
FIXED			1.400	20.03.2009	20.03.2039	9,293,000,000.00	90,132,807.00	8,386,346,000.00	81,339,169.85
FIXED			1.400	15.03.2010	20.03.2040	9,220,000,000.00	89,424,780.00	8,770,242,000.00	85,062,577.16
LIBOR-BASED	0.000	0.010	0.010	15.03.2010	20.01.2025	13,830,000,000.00	134,137,170.00	4,978,800,000.00	48,289,381.20
FIXED			0.010	26.05.2010	20.05.2050	9,912,000,000.00	96,136,488.00	7,867,237,000.00	76,304,331.66
FIXED			1.400	31.03.2011	20.03.2036	40,847,000,000.00	396,175,053.00	27,353,101,015.00	265,297,726.74
FIXED			0.010	31.03.2011	20.03.2036			1,421,308,937.00	13,785,275.38
FIXED			0.300	30.03.2012	20.03.2052	9,244,000,000.00	89,657,556.00	4,573,653,948.00	44,359,869.64
FIXED			0.010	30.03.2012	20.03.2052			35,182,897.00	341,238.92
FIXED			1.400	30.03.2012	20.03.2042	22,796,000,000.00	221,098,404.00	19,146,364,071.00	185,700,585.12
FIXED			0.010	30.03.2012	20.03.2042			805,758,229.00	7,815,049.06
FIXED			1.400	30.03.2012	20.03.2042	4,591,000,000.00	44,528,109.00	3,965,938,016.00	38,465,632.82
FIXED			0.010	30.03.2012	20.03.2042			386,473,640.00	3,748,407.83
FIXED			1.400	30.03.2012	20.03.2042	6,063,000,000.00	58,805,037.00	5,177,630,021.00	50,217,833.57
FIXED			0.010	30.03.2012	20.03.2042			671,948,220.00	6,517,225.79
FIXED			0.200	30.03.2012	20.03.2052	11,836,000,000.00	114,797,364.00	10,762,585,550.00	104,386,317.25
FIXED			0.010	30.03.2012	20.03.2052			1,012,696,208.00	9,822,140.52
FIXED			1.400	30.03.2012	20.03.2042	7,546,000,000.00	73,188,654.00	6,227,965,808.00	60,405,040.37
FIXED			0.010	30.03.2012	20.03.2042			1,265,159,078.00	12,270,777.90
FIXED			1.400	30.03.2012	20.03.2042	6,187,000,000.00	60,007,713.00	3,095,177,363.00	30,020,125.24
FIXED			0.010	30.03.2012	20.03.2042			699,325,027.00	6,782,753.44
FIXED			1.400	10.10.2012	20.10.2042	7,775,000,000.00	75,409,725.00	7,775,000,000.00	75,409,725.00
FIXED			0.200	27.03.2013	20.03.2053	43,252,000,000.00	419,501,148.00	11,694,516,507.00	113,425,115.60
FIXED			0.010	27.03.2013	20.03.2053			2,465,326,759.00	23,911,204.24
FIXED			0.200	27.03.2013	20.03.2053	10,782,000,000.00	104,574,618.00	9,396,010,000.00	91,131,900.99
FIXED			0.010	27.03.2013	20.03.2053			1,385,990,000.00	13,442,717.01
FIXED			0.100	14.12.2013	20.12.2053	18,732,000,000.00	181,681,668.00	13,325,076,000.00	129,239,912.12
FIXED			0.010	14.12.2013	20.12.2053			238,785,334.00	2,315,978.95
FIXED			0.010	31.01.2014	20.03.2054	50,000,000,000.00	484,950,000.00	15,000,000,000.00	145,485,000.00
FIXED			0.010	31.01.2014	20.08.2054			10,000,000,000.00	96,990,000.00
FIXED			0.010	31.01.2014	20.02.2055			25,000,000,000.00	242,475,000.00
FIXED			0.010	26.03.2015	20.03.2055	7,929,000,000.00	76,903,371.00	90,210,029.00	874,947.07
FIXED			0.300	26.03.2015	20.03.2055	11,576,000,000.00	112,275,624.00	4,382,577,842.00	42,506,622.49
FIXED			0.010	26.03.2015	20.03.2055			532,120,448.00	5,161,036.23
FIXED			0.010	25.08.2015	20.08.2055	9,783,000,000.00	94,885,317.00	327,638,763.00	3,177,768.36

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL		OUTSTANDING BALANCE
INTEREST RATE	INTEREST					AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.010	25.08.2015	20.08.2055	23,906,000,000.00	231,864,294.00	423,824,767.00	4,110,676.42
FIXED			0.100	27.11.2015	20.11.2055	241,991,000,000.00	2,347,070,709.00	31,626,200,602.00	306,742,519.64
FIXED			0.010	27.11.2015	20.11.2055			4,422,316,285.00	42,892,045.65
FIXED			0.100	26.10.2016	20.10.2056	16,455,000,000.00	159,597,045.00	2,910,000,000.00	28,224,090.00
FIXED			0.010	26.10.2016	20.10.2056			180,263,759.00	1,748,378.20
FIXED			0.010	13.11.2017	20.11.2057	15,928,000,000.00	154,485,672.00	362,764,943.00	3,518,457.18
FIXED			1.500	28.02.2018	20.02.2048	9,399,000,000.00	91,160,901.00	1,511,716,516.00	14,662,138.49
FIXED			0.010	28.02.2018	20.02.2048			67,937,069.00	658,921.63
FIXED			0.100	16.03.2018	20.03.2058	104,530,000,000.00	1,013,836,470.00	33,343,876,397.00	323,402,257.17
FIXED			0.010	16.03.2018	20.03.2058			3,897,030,421.00	37,797,298.05
FIXED			0.100	08.10.2018	20.10.2058	4,376,000,000.00	42,442,824.00	1,038,247,798.00	10,069,965.39
FIXED			0.010	08.10.2018	20.10.2058			108,978,299.00	1,056,980.52
FIXED			0.100	08.11.2018	20.11.2058	38,101,000,000.00	369,541,599.00	18,508,652,364.00	179,515,419.28
FIXED			0.010	08.11.2018	20.11.2058			223,190,112.00	2,164,720.90
FIXED			0.010	21.01.2019	20.01.2059	167,199,000,000.00	1,621,663,101.00	5,281,410,336.00	51,224,398.85
FIXED			0.010	01.07.2020	20.07.2035	50,000,000,000.00	484,950,000.00	50,000,000,000.00	484,950,000.00
FIXED			0.010	15.09.2020	20.09.2060	50,000,000,000.00	484,950,000.00	10,000,000,000.00	96,990,000.00
FIXED			2.000	23.06.1997	15.05.2021	20,800,000,000.00	201,739,200.00	44,691,079.00	433,458.78
FIXED			2.000	23.06.1997	15.05.2021			23,038,029.00	223,445.84
FIXED			1.350	23.06.1997	15.05.2021			40,397,451.00	391,814.88
FIXED			1.500	23.06.1997	15.05.2021			15,092,524.00	146,382.39
FIXED			1.900	23.06.1997	15.05.2021			23,892,123.00	231,729.70
FIXED			1.750	23.06.1997	15.05.2021			19,677,404.00	190,851.14
FIXED			1.450	23.06.1997	15.05.2021			27,017,908.00	262,046.69
FIXED			1.300	23.06.1997	15.05.2021			28,174,437.00	273,263.86
FIXED			1.300	23.06.1997	15.05.2021			23,023,710.00	223,306.96
FIXED			1.500	23.06.1997	15.05.2021			18,865,468.00	182,976.17
FIXED			1.500	23.06.1997	15.05.2021			18,843,311.00	182,761.27
FIXED			1.800	23.06.1997	15.05.2021			25,416,024.00	246,510.02
FIXED			1.500	23.06.1997	15.05.2021			28,558,949.00	276,993.25
FIXED			1.500	23.06.1997	15.05.2021			20,775,707.00	201,503.58
FIXED			1.600	23.06.1997	15.05.2021			35,714,293.00	346,392.93
FIXED			2.300	23.06.1997	15.05.2021			36,607,461.00	355,055.76
FIXED			2.160	23.02.2007	15.11.2021	39,000,000,000.00	378,261,000.00	2,900,000,000.00	28,127,100.00
FIXED			2.490	04.09.2008	10.04.2022	23,407,764,508.00	227,031,907.96	2,257,501,388.00	21,895,505.96
FIXED			2.350	26.12.2008	19.09.2022	33,963,312,331.00	329,410,166.30	4,553,196,541.00	44,161,453.25
FIXED			3.030	26.08.2009	24.06.2022	23,554,524,203.00	228,455,330.24	706,120,534.00	6,848,663.06
FIXED			1.430	26.08.2009	25.09.2029			9,116,271,478.00	88,418,717.07
FIXED			3.000	31.03.1993	20.03.2023	6,112,000,000.00	59,280,288.00	364,270,000.00	3,533,054.73

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL		OUTSTANDING BALANCE
INTEREST RATE	INTEREST					AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.700	16.07.1991	20.06.2021	3,516,000,000.00	34,101,684.00	85,038,000.00	824,783.56
FIXED			2.700	16.07.1991	20.06.2021	9,427,000,000.00	91,432,473.00	226,653,000.00	2,198,307.45
FIXED			2.700	16.07.1991	20.06.2021	8,283,000,000.00	80,336,817.00	180,829,000.00	1,753,860.47
FIXED			2.700	16.07.1991	20.06.2021	4,028,000,000.00	39,067,572.00	81,586,000.00	791,302.61
FIXED			3.000	29.01.1993	20.01.2023	3,653,000,000.00	35,430,447.00	384,845,000.00	3,732,611.66
FIXED			2.700	26.05.1992	20.05.2022	1,094,000,000.00	10,610,706.00	57,702,000.00	559,651.70
FIXED			3.000	12.08.1994	20.08.2024	11,433,000,000.00	110,888,667.00	1,900,440,000.00	18,432,367.56
FIXED			3.000	07.12.1994	20.12.2024	7,056,000,000.00	68,436,144.00	1,240,296,000.00	12,029,630.90
FIXED			3.000	07.12.1994	20.12.2024	6,630,000,000.00	64,304,370.00	1,086,152,000.00	10,534,588.25
FIXED			3.000	20.12.1994	20.12.2024	5,513,000,000.00	53,470,587.00	1,007,608,000.00	9,772,789.99
FIXED			3.000	20.12.1994	20.12.2024	10,756,000,000.00	104,322,444.00	62,456,000.00	605,760.74
FIXED			3.000	20.12.1994	20.12.2024	2,896,000,000.00	28,088,304.00	237,848,000.00	2,306,887.75
FIXED			3.000	20.12.1994	20.12.2024	457,000,000.00	4,432,443.00	41,728,000.00	404,719.87
KOREAN WON							770,616,899.89		259,625,309.47

FIXED			2.500	24.02.1998	20.12.2030	21,172,000,000.00	19,520,584.00	11,524,642,010.00	10,625,719.93
FIXED			1.500	15.12.2005	20.12.2035	23,041,000,000.00	21,243,802.00	16,960,380,000.00	15,637,470.36
INTEREST FREE				13.07.2009	20.07.2049	14,953,000,000.00	13,786,666.00	1,349,022,000.00	1,243,798.28
FIXED			0.100	13.07.2009	20.07.2049			10,546,430,000.00	9,723,808.46
INTEREST FREE				13.07.2009	20.07.2049	32,274,000,000.00	29,756,628.00	3,512,654,000.00	3,238,666.99
FIXED			0.100	13.07.2009	20.07.2049			17,504,980,000.00	16,139,591.56
FIXED			0.150	13.10.2011	20.10.2051	14,323,000,000.00	13,205,806.00	10,777,472,280.00	9,936,829.44
INTEREST FREE				23.08.2012	20.08.2052	77,117,000,000.00	71,101,874.00	5,375,522,450.00	4,956,231.70
FIXED			0.100	23.08.2012	20.08.2052			71,540,845,570.00	65,960,659.62
INTEREST FREE				09.08.2012	20.08.2052	235,988,000,000.00	217,580,936.00	7,277,878,430.00	6,710,203.91
FIXED			0.075	09.08.2012	20.08.2052			52,797,805,490.00	48,679,576.66
INTEREST FREE				19.08.2013	20.08.2053	22,424,000,000.00	20,674,928.00	1,886,666,940.00	1,739,506.92
FIXED			0.075	19.08.2013	20.08.2053			8,495,458,230.00	7,832,812.49
INTEREST FREE				17.10.2013	20.10.2053	89,144,000,000.00	82,190,768.00	4,262,090,410.00	3,929,647.36
FIXED			0.075	17.10.2013	20.10.2053			35,033,971,390.00	32,301,321.62
INTEREST FREE				28.04.2016	20.04.2056	120,536,000,000.00	111,134,192.00	1,768,626,490.00	1,630,673.62
FIXED			0.075	28.04.2016	20.04.2056			20,004,421,710.00	18,444,076.82
INTEREST FREE				04.06.2018	20.06.2058	184,838,086,650.00	170,420,715.89	970,405,340.00	894,713.72
SPECIAL DRAWING RIGHTS							523,029,188.80		142,625,378.61

FIXED			1.000	12.10.1981	01.09.2021	5,838,315.31	8,408,750.39	467,815.31	673,780.36
FIXED			1.000	24.04.1986	15.05.2026	39,807,621.26	57,333,722.67	12,510,021.26	18,017,808.32
FIXED			1.000	20.01.1995	15.10.2021	20,379,474.61	29,351,945.90	2,265,074.61	3,262,319.01
FIXED			1.000	20.01.1995	15.10.2021	6,487,928.05	9,344,368.13	721,528.05	1,039,195.20

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL		OUTSTANDING BALANCE
INTEREST RATE	INTEREST					AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.000	08.05.1996	15.09.2022	4,762,904.84	6,859,868.95	914,104.84	1,316,557.78
FIXED			1.000	27.11.1995	15.05.2022	8,512,850.57	12,260,803.29	1,283,650.57	1,848,803.41
FIXED			1.000	27.11.1995	15.04.2022	12,123,651.16	17,461,331.06	1,825,451.16	2,629,142.54
FIXED			1.000	03.06.1997	15.03.2023	6,765,191.11	9,743,701.80	1,555,391.11	2,240,183.15
FIXED			1.000	03.06.1997	15.05.2023	1,966,544.74	2,832,355.39	446,944.74	643,721.10
FIXED			1.000	21.01.1998	01.03.2024	9,269,975.84	13,351,268.10	3,129,575.84	4,507,434.20
FIXED			1.000	15.04.1998	15.05.2024	5,618,668.14	8,092,399.16	1,873,468.14	2,698,299.96
INTEREST FREE				11.07.1991	15.02.2021	50,000,000.00	72,013,500.00	2,500,000.00	3,600,675.00
INTEREST FREE				06.07.1992	01.12.2021	26,400,000.00	38,023,128.00	2,439,664.96	3,513,776.25
INTEREST FREE				22.11.1993	01.06.2022	50,500,000.00	72,733,635.00	3,791,751.05	5,461,145.28
FIXED			0.750	06.03.1996	15.09.2035	6,150,000.00	8,857,660.50	1,967,648.96	2,833,945.77
FIXED			0.750	29.04.1998	15.03.2038	11,000,000.00	15,842,970.00	5,733,930.91	8,258,408.67
FIXED			0.750	08.04.2002	01.10.2041	11,600,000.00	16,707,132.00	6,493,831.68	9,352,870.95
FIXED			0.750	04.06.2008	15.04.2048	16,150,000.00	23,260,360.50	14,202,233.73	20,455,051.17
LIBOR-BASED	0.000	0.700	0.700	02.09.2009	15.10.2028	10,685,000.00	15,389,284.95	4,582,384.65	6,599,871.14
LIBOR-BASED	0.000	0.700	0.700	12.04.2013	01.11.2032	13,250,000.00	19,083,577.50	5,054,671.77	7,280,092.11
FIXED			0.750	25.09.2000	15.01.2040	6,000,000.00	8,641,620.00	3,920,785.44	5,646,989.65
FIXED			0.750	29.11.2000	15.01.2040	4,500,000.00	6,481,215.00	3,363,412.26	4,844,221.78
FIXED			1.000	08.05.1996	01.01.2023	12,878,498.82	18,548,515.50	2,958,698.82	4,261,325.15
FIXED			0.750	08.05.1996	01.01.2036	10,150,000.00	14,618,740.50	5,087,465.53	7,327,323.98
FIXED			0.750	11.11.2005	15.04.2045	12,350,000.00	17,787,334.50	9,937,328.89	14,312,436.68
UNITED STATES DOLLAR							26,075,880,548.39		18,498,908,591.62

LIBOR-BASED	0.000	1.338	1.338	08.05.1996	15.09.2022	9,500,000.00	9,500,000.00	580,918.17	580,918.17
LIBOR-BASED	0.000	1.275	1.275	27.11.1995	15.05.2022	15,000,000.00	15,000,000.00	856,319.56	856,319.56
LIBOR-BASED	0.000	1.338	1.338	03.06.1997	15.03.2021	18,500,000.00	18,500,000.00	78,681.09	78,681.09
LIBOR-BASED	0.000	1.275	1.275	23.06.1997	15.05.2021	167,000,000.00	167,000,000.00	4,679,543.67	4,679,543.67
LIBOR-BASED	0.000	0.928	0.928	21.01.1998	01.09.2022	93,000,000.00	93,000,000.00	419,400.87	419,400.87
LIBOR-BASED	0.000	0.928	0.928	21.01.1998	01.09.2022	20,222,000.00	20,222,000.00	664,640.07	664,640.07
LIBOR-BASED	0.000	1.275	1.275	15.04.1998	15.11.2022	15,700,000.00	15,700,000.00	1,948,375.48	1,948,375.48
LIBOR-BASED	0.000	0.935	0.935	21.12.1998	01.08.2022	71,000,000.00	71,000,000.00	4,689,541.71	4,689,541.71
LIBOR-BASED	0.000	1.692	1.692	01.03.1999	01.10.2025	53,000,000.00	53,000,000.00	13,245,307.65	13,245,307.65
LIBOR-BASED	0.000	1.115	1.115	01.03.1999	01.12.2023	24,300,000.00	24,300,000.00	376,902.98	376,902.98
LIBOR-BASED	0.000	1.020	1.020	01.03.1999	15.12.2023	93,162,000.00	93,162,000.00	16,847,069.78	16,847,069.78
LIBOR-BASED	0.000	0.958	0.958	01.03.1999	15.08.2023	60,000,000.00	60,000,000.00	13,250,700.97	13,250,700.97
LIBOR-BASED	0.000	0.958	0.958	18.07.2000	15.08.2024	75,000,000.00	75,000,000.00	662,825.88	662,825.88
LIBOR-BASED	0.000	0.958	0.958	21.07.2000	15.02.2025	75,000,000.00	75,000,000.00	26,433,738.46	26,433,738.46
LIBOR-BASED	0.000	0.958	0.958	16.11.2000	15.08.2025	25,000,000.00	25,000,000.00	7,916,883.78	7,916,883.78
LIBOR-BASED	0.600	0.728	1.328	22.10.2000	15.09.2025	75,000,000.00	75,000,000.00	27,550,300.59	27,550,300.59

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL		OUTSTANDING BALANCE
INTEREST RATE	INTEREST					AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.000	1.275	1.275	10.01.2005	15.11.2030	13,000,000.00	13,000,000.00	9,212,673.44	9,212,673.44
LIBOR-BASED	0.000	1.275	1.275	11.12.2006	15.11.2021	200,000,000.00	200,000,000.00	26,920,000.00	26,920,000.00
LIBOR-BASED	0.000	1.275	1.275	11.12.2006	15.11.2021	450,000,000.00	450,000,000.00	60,570,000.00	60,570,000.00
LIBOR-BASED	0.000	0.987	0.987	13.02.2007	01.01.2022	250,000,000.00	250,000,000.00	49,300,000.00	49,300,000.00
LIBOR-BASED	0.000	1.275	1.275	28.03.2007	15.11.2031	33,800,000.00	33,800,000.00	16,211,755.98	16,211,755.98
LIBOR-BASED	0.000	0.928	0.928	07.10.2008	15.09.2023	250,000,000.00	250,000,000.00	121,184,842.50	121,184,842.50
LIBOR-BASED	0.000	0.875	0.875	08.12.2008	15.11.2033	45,144,750.20	45,144,750.20	39,516,748.47	39,516,748.47
LIBOR-BASED	0.000	0.620	0.620	18.12.2008	15.12.2023	300,000,000.00	300,000,000.00	110,351,994.00	110,351,994.00
LIBOR-BASED	0.000	0.558	0.558	02.03.2009	15.08.2033	31,100,000.00	31,100,000.00	20,568,326.13	20,568,326.13
LIBOR-BASED	0.000	0.528	0.528	16.09.2009	01.09.2024	250,000,000.00	250,000,000.00	117,098,712.50	117,098,712.50
LIBOR-BASED	0.000	0.528	0.528	08.12.2009	15.11.2024	225,000,000.00	225,000,000.00	105,388,841.25	105,388,841.25
LIBOR-BASED	0.000	0.628	0.628	14.09.2010	01.09.2035	400,000,000.00	400,000,000.00	358,413,977.03	358,413,977.03
LIBOR-BASED	0.300	0.515	0.815	22.02.2011	01.12.2025	200,000,000.00	200,000,000.00	111,920,218.00	111,920,218.00
LIBOR-BASED	0.400	0.515	0.915	13.01.2012	01.12.2026	300,000,000.00	300,000,000.00	192,698,346.00	192,698,346.00
LIBOR-BASED	0.400	0.515	0.915	12.03.2012	01.12.2036	62,000,000.00	62,000,000.00	56,968,589.22	56,968,589.22
LIBOR-BASED	0.000	1.626	1.626	04.07.2012	15.04.2027	350,000,000.00	350,000,000.00	238,266,241.50	238,266,241.50
LIBOR-BASED	0.000	2.213	2.213	22.03.2013	15.08.2032	100,000,000.00	100,000,000.00	46,243,410.52	46,243,410.52
LIBOR-BASED	0.400	0.515	0.915	27.09.2013	01.12.2032	300,000,000.00	300,000,000.00	19,011,811.88	19,011,811.88
LIBOR-BASED	0.400	0.715	1.115	23.12.2013	01.12.2045	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			0.250	27.09.2013	01.12.2052	100,000,000.00	100,000,000.00	7,412,223.22	7,412,223.22
LIBOR-BASED	0.400	0.620	1.020	26.03.2014	15.12.2045	372,103,895.00	372,103,895.00	324,880,324.42	324,880,324.42
LIBOR-BASED	0.400	0.335	0.735	14.02.2014	01.02.2029	250,000,000.00	250,000,000.00	234,977,287.50	234,977,287.50
LIBOR-BASED	0.500	0.515	1.015	12.02.2015	01.12.2029	350,000,000.00	350,000,000.00	333,364,038.00	333,364,038.00
LIBOR-BASED	0.500	0.515	1.015	10.02.2015	01.06.2035	300,000,000.00	300,000,000.00	257,666,666.68	257,666,666.68
LIBOR-BASED	0.500	0.738	1.238	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	291,866,046.00	291,866,046.00
LIBOR-BASED	0.500	0.738	1.238	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	291,866,046.00	291,866,046.00
LIBOR-BASED	0.500	0.715	1.215	29.04.2016	01.12.2040	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.515	1.015	15.12.2016	01.12.2031	250,000,000.00	250,000,000.00	247,081,465.00	247,081,465.00
LIBOR-BASED	0.500	0.675	1.175	06.11.2017	15.05.2032	300,000,000.00	300,000,000.00	298,371,051.00	298,371,051.00
LIBOR-BASED	0.500	0.805	1.305	06.12.2017	01.11.2032	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	1.326	1.826	08.11.2017	15.10.2042	100,000,000.00	100,000,000.00	34,564,839.79	34,564,839.79
LIBOR-BASED	0.500	0.875	1.375	10.01.2018	15.11.2047	380,000,000.00	380,000,000.00	27,022,451.86	27,022,451.86
LIBOR-BASED	0.500	0.675	1.175	28.08.2018	15.05.2033	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.875	1.375	17.12.2018	15.11.2050	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.000	1.375	1.375	17.12.2018	15.11.2050	100,000,000.00	100,000,000.00	416,541.87	416,541.87
LIBOR-BASED	0.500	0.675	1.175	09.10.2018	15.05.2033	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.875	1.375	03.06.2019	15.05.2044	300,000,000.00	300,000,000.00	75,000,000.00	75,000,000.00
LIBOR-BASED	0.500	0.247	0.747	11.07.2019	01.04.2049	1,300,000,000.00	1,300,000,000.00	257,771,323.59	257,771,323.59
LIBOR-BASED	0.500	0.805	1.305	20.11.2019	01.11.2034	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL		OUTSTANDING BALANCE
INTEREST RATE	INTEREST					AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
BASIS	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.500	0.420	0.920	13.12.2019	15.06.2034	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.875	1.375	13.12.2019	15.11.2047	23,300,000.00	23,300,000.00	1,195,614.00	1,195,614.00
LIBOR-BASED	0.500	1.296	1.796	23.04.2020	15.04.2030	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR-BASED	0.500	1.296	1.796	23.04.2020	15.04.2025	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	1.426	1.926	28.04.2020	15.04.2049	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
LIBOR-BASED	0.500	0.361	0.861	04.06.2020	15.04.2035	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.247	0.747	15.06.2020	01.05.2049	500,000,000.00	500,000,000.00	215,143,011.03	215,143,011.03
LIBOR-BASED	0.500	0.358	0.858	20.08.2020	15.02.2035	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.358	0.858	27.08.2020	15.08.2035	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.600	1.100	08.08.2001	01.05.2021	60,000,000.00	60,000,000.00	2,023,777.08	2,023,777.08
LIBOR-BASED	0.500	1.080	1.580	07.01.2010	01.10.2034	405,000,000.00	405,000,000.00	378,027,000.04	378,027,000.04
FIXED			5.790	23.01.2007	15.11.2026	250,000,000.00	250,000,000.00	124,900,000.00	124,900,000.00
FIXED			4.910	29.08.2007	15.05.2027	50,000,000.00	50,000,000.00	1,353,250.00	1,353,250.00
FIXED			4.440	29.08.2007	15.05.2027			811,950.00	811,950.00
FIXED			3.730	29.08.2007	15.05.2027			541,300.00	541,300.00
FIXED			4.160	29.08.2007	15.05.2027			2,897,695.53	2,897,695.53
FIXED			4.100	29.08.2007	15.05.2027			1,356,901.46	1,356,901.46
FIXED			3.350	29.08.2007	15.05.2027			1,303,404.93	1,303,404.93
FIXED			3.600	29.08.2007	15.05.2027			2,704,895.25	2,704,895.25
FIXED			2.580	29.08.2007	15.11.2026			401,926.68	401,926.68
FIXED			2.350	29.08.2007	15.05.2027			2,301,048.45	2,301,048.45
FIXED			1.940	29.08.2007	15.05.2027			7,700,410.26	7,700,410.26
FIXED			2.280	29.08.2007	15.05.2027			4,047,443.57	4,047,443.57
FIXED			2.900	29.08.2007	15.05.2027			1,558,283.63	1,558,283.63
FIXED			2.750	29.08.2007	15.05.2027			86,411.46	86,411.46
LIBOR-BASED	0.500	0.480	0.980	16.12.2008	15.11.2033	200,000,000.00	200,000,000.00	173,360,000.00	173,360,000.00
FIXED			3.670	24.10.2008	15.11.2032	232,000,000.00	232,000,000.00	464,116.00	464,116.00
FIXED			4.170	24.10.2008	15.11.2032			2,400,600.00	2,400,600.00
FIXED			4.140	24.10.2008	15.11.2032			29,132.89	29,132.89
FIXED			3.510	24.10.2008	15.11.2032			1,584,758.58	1,584,758.58
FIXED			3.730	24.10.2008	15.11.2032			5,469,409.64	5,469,409.64
FIXED			2.660	24.10.2008	15.11.2032			4,852,573.51	4,852,573.51
FIXED			2.470	24.10.2008	15.11.2032			7,443,710.53	7,443,710.53
FIXED			2.090	24.10.2008	15.11.2032			10,233,884.70	10,233,884.70
FIXED			2.530	24.10.2008	15.11.2032			18,664,413.14	18,664,413.14
FIXED			3.230	24.10.2008	15.11.2032			11,522,746.84	11,522,746.84
FIXED			2.980	24.10.2008	15.11.2032			14,183,744.44	14,183,744.44
FIXED			2.710	24.10.2008	15.11.2032			12,786,224.69	12,786,224.69
FIXED			2.520	24.10.2008	15.11.2032			9,605,436.43	9,605,436.43

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/			ORIGINAL		OUTSTANDING BALANCE
	INTEREST					AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
INTEREST RATE BASIS	SPREAD	RATE	SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.410	24.10.2008	15.11.2032			12,122,733.81	12,122,733.81
FIXED			1.880	24.10.2008	15.11.2032			10,837,755.65	10,837,755.65
LIBOR- BASED	0.500	1.790	2.290	24.10.2008	15.11.2032			12,091,408.59	12,091,408.59
FIXED			2.550	24.10.2008	15.11.2032			12,216,919.93	12,216,919.93
FIXED			2.600	24.10.2008	15.11.2032			2,677,631.33	2,677,631.33
LIBOR- BASED	0.500	1.230	1.730	12.05.2009	15.09.2033	10,000,000.00	10,000,000.00	7,771,341.51	7,771,341.51
FIXED			5.810	30.06.2005	15.04.2025	16,000,000.00	16,000,000.00	142,310.00	142,310.00
FIXED			5.640	30.06.2005	15.04.2025			16,759.20	16,759.20
FIXED			5.600	30.06.2005	15.04.2025			2,213.20	2,213.20
FIXED			5.630	30.06.2005	15.04.2025			34,884.10	34,884.10
FIXED			4.480	30.06.2005	15.04.2025			80,120.36	80,120.36
FIXED			4.770	30.06.2005	15.04.2025			51,562.93	51,562.93
FIXED			3.590	30.06.2005	15.04.2025			149,069.27	149,069.27
FIXED			3.820	30.06.2005	15.04.2025			250,732.89	250,732.89
FIXED			4.130	30.06.2005	15.04.2025			139,266.08	139,266.08
FIXED			2.770	30.06.2005	15.04.2025			195,669.50	195,669.50
FIXED			3.680	30.06.2005	15.04.2025			555,424.83	555,424.83
FIXED			2.460	30.06.2005	15.04.2025			331,965.00	331,965.00
FIXED			2.270	30.06.2005	15.04.2025			651,647.57	651,647.57
FIXED			1.850	30.06.2005	15.04.2025			380,179.94	380,179.94
FIXED			1.940	30.06.2005	15.04.2025			229,516.09	229,516.09
FIXED			2.600	30.06.2005	15.04.2025			136,695.05	136,695.05
FIXED			2.540	30.06.2005	15.04.2025			693,150.18	693,150.18
FIXED			5.560	26.01.2004	15.10.2023	5,000,000.00	5,000,000.00	12,470.00	12,470.00
FIXED			5.870	26.01.2004	15.10.2023			70,159.05	70,159.05
FIXED			5.830	26.01.2004	15.10.2023			54,588.42	54,588.42
FIXED			5.840	26.01.2004	15.10.2023			10,545.46	10,545.46
FIXED			4.620	26.01.2004	15.10.2023			125,507.87	125,507.87
FIXED			4.980	26.01.2004	15.10.2023			179,358.21	179,358.21
FIXED			3.740	26.01.2004	15.10.2023			115,010.84	115,010.84
FIXED			3.920	26.01.2004	15.10.2023			90,625.85	90,625.85
FIXED			4.170	26.01.2004	15.10.2023			112,904.73	112,904.73
FIXED			2.820	26.01.2004	15.10.2023			129,847.79	129,847.79
FIXED			3.710	26.01.2004	15.10.2023			129,262.05	129,262.05
FIXED			2.560	26.01.2004	15.10.2023			49,800.80	49,800.80
FIXED			5.380	30.03.2007	15.11.2026	11,000,000.00	11,000,000.00	49,960.00	49,960.00
FIXED			4.890	30.03.2007	15.11.2026			122,465.68	122,465.68
FIXED			4.430	30.03.2007	15.11.2026			25,573.55	25,573.55
FIXED			3.710	30.03.2007	15.11.2026			18,229.35	18,229.35

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/			ORIGINAL		OUTSTANDING BALANCE
	INTEREST		SERVICE			AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
INTEREST RATE BASIS	SPREAD	RATE	CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			4.120	30.03.2007	15.11.2026			58,260.33	58,260.33
FIXED			4.060	30.03.2007	15.11.2026			250,390.13	250,390.13
FIXED			3.290	30.03.2007	15.11.2026			316,239.58	316,239.58
FIXED			3.540	30.03.2007	15.11.2026			157,195.14	157,195.14
FIXED			2.530	30.03.2007	15.11.2026			570,022.90	570,022.90
FIXED			2.300	30.03.2007	15.11.2026			194,504.21	194,504.21
FIXED			1.890	30.03.2007	15.11.2026			551,299.54	551,299.54
FIXED			2.220	30.03.2007	15.11.2026			678,821.47	678,821.47
FIXED			2.820	30.03.2007	15.11.2026			356,012.60	356,012.60
FIXED			5.380	03.05.2007	15.11.2026	83,752,000.00	83,752,000.00	249,800.00	249,800.00
FIXED			4.890	03.05.2007	15.11.2026			999,200.00	999,200.00
FIXED			4.430	03.05.2007	15.11.2026			174,860.00	174,860.00
FIXED			3.710	03.05.2007	15.11.2026			844,324.00	844,324.00
FIXED			4.120	03.05.2007	15.11.2026			1,433,588.79	1,433,588.79
FIXED			4.060	03.05.2007	15.11.2026			1,218,280.90	1,218,280.90
FIXED			3.290	03.05.2007	15.11.2026			1,045,343.04	1,045,343.04
FIXED			3.540	03.05.2007	15.11.2026			2,280,057.78	2,280,057.78
FIXED			2.530	03.05.2007	15.11.2026			2,300,816.03	2,300,816.03
FIXED			2.300	03.05.2007	15.11.2026			4,319,523.33	4,319,523.33
FIXED			1.890	03.05.2007	15.11.2026			4,660,879.08	4,660,879.08
FIXED			2.220	03.05.2007	15.11.2026			5,891,231.32	5,891,231.32
FIXED			2.820	03.05.2007	15.11.2026			4,732,752.63	4,732,752.63
FIXED			2.690	03.05.2007	15.11.2026			3,261,096.28	3,261,096.28
FIXED			2.530	03.05.2007	15.11.2026			3,438,101.44	3,438,101.44
FIXED			2.370	03.05.2007	15.11.2026			2,940,726.27	2,940,726.27
FIXED			5.300	07.10.2002	15.04.2022	100,000,000.00	100,000,000.00	372,900.00	372,900.00
FIXED			5.500	07.10.2002	15.04.2022			184,604.97	184,604.97
FIXED			5.500	07.10.2002	15.04.2022			377,281.41	377,281.41
FIXED			5.270	07.10.2002	15.04.2022			593,120.07	593,120.07
FIXED			5.450	07.10.2002	15.04.2022			269,828.86	269,828.86
FIXED			5.570	07.10.2002	15.04.2022			762,843.33	762,843.33
FIXED			6.070	07.10.2002	15.04.2022			1,075,771.01	1,075,771.01
FIXED			5.900	07.10.2002	15.04.2022			622,845.35	622,845.35
FIXED			5.850	07.10.2002	15.04.2022			1,650,486.58	1,650,486.58
FIXED			5.850	07.10.2002	15.04.2022			763,379.12	763,379.12
FIXED			4.540	07.10.2002	15.04.2022			981,347.43	981,347.43
FIXED			4.970	07.10.2002	15.04.2022			983,302.11	983,302.11
FIXED			3.670	07.10.2002	15.04.2022			1,694,837.71	1,694,837.71
FIXED			3.810	07.10.2002	15.04.2022			898,848.01	898,848.01

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE +			ORIGINAL		OUTSTANDING BALANCE
	INTEREST		SPREAD/			AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
INTEREST RATE BASIS	SPREAD	RATE	SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.690	07.10.2002	15.04.2022			42,913.02	42,913.02
FIXED			3.570	07.10.2002	15.04.2022			534,346.03	534,346.03
FIXED			2.460	07.10.2002	15.04.2022			364,511.06	364,511.06
FIXED			5.490	22.01.2003	15.10.2022	50,000,000.00	50,000,000.00	249,000.00	249,000.00
FIXED			5.490	22.01.2003	15.10.2022			43,458.50	43,458.50
FIXED			5.250	22.01.2003	15.10.2022			93,757.86	93,757.86
FIXED			5.420	22.01.2003	15.10.2022			424,307.75	424,307.75
FIXED			5.530	22.01.2003	15.10.2022			417,548.87	417,548.87
FIXED			6.030	22.01.2003	15.10.2022			543,834.23	543,834.23
FIXED			5.860	22.01.2003	15.10.2022			837,559.00	837,559.00
FIXED			5.810	22.01.2003	15.10.2022			1,385,674.93	1,385,674.93
FIXED			5.810	22.01.2003	15.10.2022			1,130,501.77	1,130,501.77
FIXED			4.530	22.01.2003	15.10.2022			1,055,918.96	1,055,918.96
FIXED			4.940	22.01.2003	15.10.2022			681,898.61	681,898.61
FIXED			3.660	22.01.2003	15.10.2022			731,777.17	731,777.17
FIXED			3.810	22.01.2003	15.10.2022			574,767.21	574,767.21
FIXED			4.040	22.01.2003	15.10.2022			66,476.54	66,476.54
FIXED			3.580	22.01.2003	15.10.2022			27,111.26	27,111.26
FIXED			5.490	22.01.2003	15.10.2022	33,600,000.00	33,600,000.00	221,776.00	221,776.00
FIXED			5.490	22.01.2003	15.10.2022			124,528.72	124,528.72
FIXED			5.250	22.01.2003	15.10.2022			143,376.41	143,376.41
FIXED			5.420	22.01.2003	15.10.2022			150,090.69	150,090.69
FIXED			5.530	22.01.2003	15.10.2022			588,387.91	588,387.91
FIXED			6.030	22.01.2003	15.10.2022			628,438.29	628,438.29
FIXED			5.860	22.01.2003	15.10.2022			470,297.38	470,297.38
FIXED			5.810	22.01.2003	15.10.2022			1,162,873.35	1,162,873.35
FIXED			5.810	22.01.2003	15.10.2022			403,591.32	403,591.32
FIXED			4.530	22.01.2003	15.10.2022			570,795.55	570,795.55
FIXED			4.940	22.01.2003	15.10.2022			422,696.82	422,696.82
FIXED			3.660	22.01.2003	15.10.2022			272,325.66	272,325.66
FIXED			3.810	22.01.2003	15.10.2022			92,488.24	92,488.24
FIXED			5.520	19.08.2003	15.04.2023	21,900,000.00	21,900,000.00	55,871.30	55,871.30
FIXED			5.280	19.08.2003	15.04.2023			87,678.80	87,678.80
FIXED			5.440	19.08.2003	15.04.2023			105,913.81	105,913.81
FIXED			5.540	19.08.2003	15.04.2023			34,599.31	34,599.31
FIXED			6.040	19.08.2003	15.04.2023			202,411.50	202,411.50
FIXED			5.870	19.08.2003	15.04.2023			283,536.05	283,536.05
FIXED			5.820	19.08.2003	15.04.2023			545,222.53	545,222.53
FIXED			5.830	19.08.2003	15.04.2023			401,971.99	401,971.99

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE +			ORIGINAL		OUTSTANDING BALANCE
	INTEREST		SPREAD/			AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
INTEREST RATE BASIS	SPREAD	RATE	SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			4.570	19.08.2003	15.04.2023			218,715.59	218,715.59
FIXED			4.960	19.08.2003	15.04.2023			61,284.41	61,284.41
FIXED			3.700	19.08.2003	15.04.2023			245,427.55	245,427.55
FIXED			3.860	19.08.2003	15.04.2023			148,786.70	148,786.70
FIXED			4.110	19.08.2003	15.04.2023			146,716.64	146,716.64
FIXED			2.760	19.08.2003	15.04.2023			26,620.73	26,620.73
FIXED			3.650	19.08.2003	15.04.2023			165,592.39	165,592.39
FIXED			2.510	19.08.2003	15.04.2023			473,119.64	473,119.64
FIXED			2.320	19.08.2003	15.04.2023			470,907.73	470,907.73
FIXED			1.890	19.08.2003	15.04.2023			630,832.17	630,832.17
FIXED			1.950	19.08.2003	15.04.2023			79,964.23	79,964.23
FIXED			5.470	24.08.2004	15.04.2024	60,000,000.00	60,000,000.00	219,343.43	219,343.43
FIXED			5.560	24.08.2004	15.04.2024			145,032.33	145,032.33
FIXED			6.050	24.08.2004	15.04.2024			226,143.25	226,143.25
FIXED			5.880	24.08.2004	15.04.2024			642,338.02	642,338.02
FIXED			5.840	24.08.2004	15.04.2024			258,968.67	258,968.67
FIXED			5.860	24.08.2004	15.04.2024			32,525.27	32,525.27
FIXED			4.660	24.08.2004	15.04.2024			3,022,583.14	3,022,583.14
FIXED			4.990	24.08.2004	15.04.2024			2,706,005.83	2,706,005.83
FIXED			5.430	30.06.2005	15.12.2024	18,995,000.00	18,995,000.00	31,607.64	31,607.64
FIXED			5.840	30.06.2005	15.12.2024			249,600.00	249,600.00
FIXED			5.350	30.06.2005	15.12.2024			121,980.87	121,980.87
FIXED			6.160	30.06.2005	15.12.2024			155,780.79	155,780.79
FIXED			5.140	30.06.2005	15.12.2024			319,502.22	319,502.22
FIXED			5.180	30.06.2005	15.12.2024			369,791.20	369,791.20
FIXED			3.220	30.06.2005	15.12.2024			315,149.79	315,149.79
FIXED			4.640	30.06.2005	15.12.2024			459,347.61	459,347.61
FIXED			4.000	30.06.2005	15.12.2024			664,809.83	664,809.83
FIXED			3.640	30.06.2005	15.12.2024			538,548.37	538,548.37
FIXED			3.520	30.06.2005	15.12.2024			998,389.19	998,389.19
FIXED			3.090	30.06.2005	15.12.2024			558,695.53	558,695.53
FIXED			2.320	30.06.2005	15.12.2024			263,896.69	263,896.69
FIXED			1.980	30.06.2005	15.12.2024			44,306.14	44,306.14
FIXED			6.180	03.10.2006	15.06.2026	200,000,000.00	200,000,000.00	1,158,676.29	1,158,676.29
FIXED			5.200	03.10.2006	15.06.2026			4,157,994.10	4,157,994.10
FIXED			5.240	03.10.2006	15.06.2026			16,539,627.39	16,539,627.39
FIXED			3.240	03.10.2006	15.06.2026			11,139,503.97	11,139,503.97
FIXED			4.750	03.10.2006	15.06.2026			4,033,322.90	4,033,322.90
FIXED			4.170	03.10.2006	15.06.2026			13,054,284.85	13,054,284.85

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/			ORIGINAL		OUTSTANDING BALANCE
	INTEREST					AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
INTEREST RATE BASIS	SPREAD	RATE	SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			3.800	03.10.2006	15.06.2026			12,199,402.50	12,199,402.50
FIXED			3.730	03.10.2006	15.12.2026			8,452,088.62	8,452,088.62
FIXED			3.310	03.10.2006	15.06.2026			1,383,968.71	1,383,968.71
FIXED			2.460	03.10.2006	15.06.2026			13,246,009.45	13,246,009.45
FIXED			2.110	03.10.2006	15.06.2026			361,333.99	361,333.99
FIXED			1.950	03.10.2006	15.06.2026			4,278,704.49	4,278,704.49
FIXED			2.440	03.10.2006	15.06.2026			1,575,083.00	1,575,083.00
FIXED			6.180	03.10.2006	15.06.2026	110,000,000.00	110,000,000.00	125,922.50	125,922.50
FIXED			5.200	03.10.2006	15.06.2026			2,934,984.94	2,934,984.94
FIXED			3.240	03.10.2006	15.12.2026			5,328,864.36	5,328,864.36
FIXED			4.170	03.10.2006	15.06.2026			8,998,817.49	8,998,817.49
FIXED			3.730	03.10.2006	15.06.2026			177,283.66	177,283.66
FIXED			3.310	03.10.2006	15.06.2026			14,568,837.10	14,568,837.10
FIXED			2.110	03.10.2006	15.06.2026			14,156,647.70	14,156,647.70
FIXED			1.950	03.10.2006	15.06.2026			1,659,016.87	1,659,016.87
LIBOR-BASED	0.500	0.670	1.170	28.06.2010	15.05.2035	250,000,000.00	250,000,000.00	241,675,000.00	241,675,000.00
LIBOR-BASED	0.500	0.790	1.290	31.08.2010	01.05.2035	30,000,000.00	30,000,000.00	28,356,062.15	28,356,062.15
LIBOR-BASED	0.500	1.500	2.000	07.08.2009	01.05.2034	70,360,000.00	70,360,000.00	52,220,162.35	52,220,162.35
LIBOR-BASED	0.500	0.990	1.490	03.12.2010	01.05.2035	59,124,000.00	59,124,000.00	55,385,231.82	55,385,231.82
LIBOR-BASED	0.500	0.570	1.070	12.05.2011	01.01.2036	10,000,000.00	10,000,000.00	2,472,674.50	2,472,674.50
LIBOR-BASED	0.500	1.280	1.780	15.06.2011	01.10.2036	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR-BASED	0.500	1.420	1.920	23.09.2011	15.04.2037	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR-BASED	0.500	1.420	1.920	23.09.2011	15.04.2037			497,500,000.00	497,500,000.00
LIBOR-BASED	0.500	0.540	1.040	30.01.2013	15.07.2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
LIBOR-BASED	0.500	0.540	1.040	02.04.2014	15.02.2039	479,000,000.00	479,000,000.00	439,000,000.00	439,000,000.00
LIBOR-BASED	0.500	0.870	1.370	20.04.2013	15.11.2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.710	1.210	23.12.2013	01.12.2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.480	0.980	10.04.2014	15.03.2039	300,000,000.00	300,000,000.00	295,200,000.00	295,200,000.00
LIBOR-BASED	0.500	1.420	1.920	08.09.2014	15.04.2044	501,250,000.00	501,250,000.00	362,091,022.20	362,091,022.20
LIBOR-BASED	0.500	0.870	1.370	14.10.2014	15.05.2039	116,000,000.00	116,000,000.00	17,703,907.10	17,703,907.10
LIBOR-BASED	0.500	0.870	1.370	14.10.2014	15.05.2039	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	1.720	2.220	20.01.2016	15.10.2041	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR-BASED	0.500	1.920	2.420	20.01.2016	15.10.2043			496,256,250.00	496,256,250.00
LIBOR-BASED	0.500	1.920	2.420	20.01.2016	15.04.2044			3,110.00	3,110.00
LIBOR-BASED	0.500	1.920	2.420	20.01.2016	15.04.2044			1,240,640.00	1,240,640.00
LIBOR-BASED	0.500	0.740	1.240	29.04.2016	15.01.2041	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR-BASED	0.500	1.070	1.570	02.03.2018	15.11.2040	170,000,000.00	170,000,000.00	122,875,843.77	122,875,843.77
LIBOR-BASED	0.500	1.720	2.220	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	7,070,992.74	7,070,992.74
LIBOR-BASED	0.500	0.680	1.180	14.02.2019	15.03.2042	40,700,000.00	40,700,000.00	101,750.00	101,750.00

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/			ORIGINAL		OUTSTANDING BALANCE
	INTEREST					AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
INTEREST RATE BASIS	SPREAD	RATE	SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.500	1.620	2.120	02.04.2019	15.10.2037	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR-BASED	0.500	1.220	1.720	28.11.2019	15.05.2044	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.810	1.310	19.12.2019	15.12.2038	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.000	2.280	2.280	10.04.2020	01.04.2049	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.247	0.747	28.04.2020	15.04.2049	100,000,000.00	100,000,000.00	8,148,853.00	8,148,853.00
LIBOR-BASED	0.500	1.210	1.710	03.06.2020	15.05.2049	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			3.000	24.12.1980	01.10.2021	5,700,000.00	5,700,000.00	239,319.30	239,319.30
FIXED			3.000	23.07.1982	15.04.2023	9,900,000.00	9,900,000.00	659,496.66	659,496.66
FIXED			3.000	03.04.1984	19.08.2021	3,200,000.00	3,200,000.00	2,080.83	2,080.83
FIXED			3.000	28.03.1980	05.03.2021	6,383,000.00	6,383,000.00	157,566.13	157,566.13
FIXED			3.000	15.02.1979	28.04.2021	4,400,000.00	4,400,000.00	102,252.11	102,252.11
FIXED			3.000	06.11.1981	06.11.2021	10,117,000.00	10,117,000.00	474,256.85	474,256.85
FIXED			3.000	28.05.1981	26.08.2022	1,000,000.00	1,000,000.00	87,807.33	87,807.33
FIXED			3.000	29.08.1980	01.06.2021	2,300,000.00	2,300,000.00	51,719.51	51,719.51
FIXED			3.000	04.12.1980	06.04.2021	2,700,000.00	2,700,000.00	58,261.22	58,261.22
FIXED			3.000	30.09.1981	17.08.2022	1,600,000.00	1,600,000.00	79,203.49	79,203.49
FIXED			3.000	31.08.1982	14.06.2023	4,500,000.00	4,500,000.00	97,817.05	97,817.05
FIXED			3.000	29.09.1982	28.04.2023	8,300,000.00	8,300,000.00	25,487.30	25,487.30
FIXED			3.000	23.05.1984	02.06.2023	7,000,000.00	7,000,000.00	5,182.82	5,182.82
FIXED			3.000	31.08.1983	16.11.2024	13,500,000.00	13,500,000.00	34,212.66	34,212.66
FIXED			3.000	24.08.1979	20.02.2021	2,500,000.00	2,500,000.00	25,950.62	25,950.62
FIXED			3.000	28.10.1980	16.12.2023	7,500,000.00	7,500,000.00	535,991.00	535,991.00
FIXED			3.000	04.12.1980	28.10.2023	9,200,000.00	9,200,000.00	73,939.02	73,939.02
FIXED			3.000	21.07.1982	12.09.2023	2,900,000.00	2,900,000.00	43,066.24	43,066.24
FIXED			3.000	30.07.1983	16.04.2025	7,800,000.00	7,800,000.00	206,858.37	206,858.37
FIXED			3.000	29.07.1983	01.10.2024	1,000,000.00	1,000,000.00	11,936.68	11,936.68
FIXED			3.000	26.03.1984	10.10.2024	2,300,000.00	2,300,000.00	66,660.67	66,660.67
FIXED			3.000	15.02.1979	22.11.2022	1,600,000.00	1,600,000.00	71,349.39	71,349.39
FIXED			3.000	30.06.1980	14.02.2023	3,300,000.00	3,300,000.00	276,238.48	276,238.48
FIXED			4.000	17.05.1991	01.10.2021	15,000,000.00	15,000,000.00	624,998.68	624,998.68
FIXED			4.000	03.02.1992	05.04.2022	20,000,000.00	20,000,000.00	1,666,619.08	1,666,619.08
FIXED			3.000	30.04.1993	26.11.2023	20,000,000.00	20,000,000.00	2,499,940.52	2,499,940.52
FIXED			2.000	12.07.2000	19.01.2021	40,000,000.00	40,000,000.00	1,040,298.13	1,040,298.13
FIXED			1.000	09.08.2001	31.12.2031	40,000,000.00	40,000,000.00	9,992,870.12	9,992,870.12
FIXED			1.000	09.08.2001	27.01.2032			7,433,906.02	7,433,906.02
FIXED			1.000	11.07.2002	27.12.2032	20,000,000.00	20,000,000.00	6,715,951.69	6,715,951.69
FIXED			1.000	11.07.2002	13.02.2033			2,715,969.29	2,715,969.29
FIXED			1.000	17.07.2003	31.12.2033	40,000,000.00	40,000,000.00	18,940,048.94	18,940,048.94
FIXED			1.000	17.07.2003	14.01.2034			1,141,401.39	1,141,401.39

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE + SPREAD/			ORIGINAL		OUTSTANDING BALANCE
	INTEREST					AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
INTEREST RATE BASIS	SPREAD	RATE	SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.000	09.08.2004	31.12.2034	20,000,000.00	20,000,000.00	3,559,113.42	3,559,113.42
FIXED			1.000	09.08.2004	03.03.2035			7,722,366.41	7,722,366.41
FIXED			1.000	10.08.2005	21.03.2036	20,000,000.00	20,000,000.00	11,953,817.20	11,953,817.20
FIXED			1.000	14.07.2006	31.12.2037	20,000,000.00	20,000,000.00	6,220,367.08	6,220,367.08
FIXED			1.000	14.07.2006	14.01.2038			7,189,479.92	7,189,479.92
INTEREST FREE				05.01.1973	01.09.2022	12,700,000.00	12,700,000.00	762,000.00	762,000.00
INTEREST FREE				21.04.1978	15.12.2027	28,000,000.00	28,000,000.00	4,519,052.37	4,519,052.37
INTEREST FREE				27.06.1979	01.06.2029	40,000,000.00	40,000,000.00	8,216,917.91	8,216,917.91
LIBOR-BASED	0.000	1.370	1.370	11.10.2017	15.10.2035	10,333,000.00	10,333,000.00	9,408,929.05	9,408,929.05
FIXED			3.000	10.10.2001	15.04.2021	7,000,000.00	7,000,000.00	178,860.65	178,860.65
FIXED			4.000	17.12.2008	15.07.2028	30,000,000.00	30,000,000.00	1,019,976.93	1,019,976.93
FIXED			4.000	17.12.2008	15.07.2028	10,000,000.00	10,000,000.00	5,333,380.00	5,333,380.00
FIXED			4.200	20.07.2012	15.01.2032	30,000,000.00	30,000,000.00	21,342,329.90	21,342,329.90
LIBOR-BASED	0.000	1.370	1.370	15.04.2019	15.04.2037	62,900,000.00	62,900,000.00	5,000,000.00	5,000,000.00
LIBOR-BASED	0.000	0.313	0.313	06.02.1992	01.02.2022	20,000,000.00	20,000,000.00	1,500,000.00	1,500,000.00
LIBOR-BASED	0.000	0.278	0.278	03.06.1994	01.06.2024	15,000,000.00	15,000,000.00	875,000.00	875,000.00
LIBOR-BASED	0.000	0.278	0.278	03.06.1994	01.06.2024			1,750,000.00	1,750,000.00
FIXED			1.500	05.07.1996	17.03.2027	25,753,878.00	25,753,878.00	8,165,863.92	8,165,863.92
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022	62,750,000.00	62,750,000.00	2,398,896.86	2,398,896.86
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			983,302.59	983,302.59
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			358,893.69	358,893.69
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			514,103.63	514,103.63
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			358,114.65	358,114.65
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			436,450.99	436,450.99
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			144,595.51	144,595.51
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			144,972.61	144,972.61
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			240,636.54	240,636.54
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			92,199.31	92,199.31
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			1,286,245.40	1,286,245.40
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			272,492.49	272,492.49
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			76,549.50	76,549.50
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			507,037.05	507,037.05
LIBOR-BASED	2.000	0.425	2.425	28.12.2007	20.06.2022			1,185,867.78	1,185,867.78
FIXED			1.000	22.09.2000	26.02.2031	7,014,271.00	7,014,271.00	3,592,675.40	3,592,675.40
FIXED			0.300	28.05.2002	10.09.2032	4,398,146.88	4,398,146.88	2,574,525.09	2,574,525.09
FIXED			0.300	28.05.2002	10.09.2032	6,779,174.50	6,779,174.50	3,968,297.43	3,968,297.43
FIXED			0.300	28.05.2002	10.09.2032	18,558,684.00	18,558,684.00	10,863,620.06	10,863,620.06
FIXED			0.300	12.12.2002	10.03.2033	12,937,310.99	12,937,310.99	7,888,604.27	7,888,604.27
FIXED			0.200	31.05.2006	15.09.2042	13,495,424.00	13,495,424.00	11,875,973.12	11,875,973.12

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

				INTEREST RATE +			ORIGINAL		OUTSTANDING BALANCE
		INTEREST		SPREAD/			AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
	INTEREST RATE BASIS	SPREAD	RATE	SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
	FIXED			3.000	09.11.2009	21.01.2030	89,153,766.00	89,153,766.00	56,267,249.67	56,267,249.67
	LIBOR-BASED	0.000	2.630	2.630	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	7,068,448.13	7,068,448.13
	FIXED			2.000	10.04.2018	21.07.2038	62,086,837.82	62,086,837.82	25,070,371.38	25,070,371.38
	LIBOR-BASED	0.000	1.020	1.020	05.06.2020	15.05.2032	750,000,000.00	750,000,000.00	750,000,000.00	750,000,000.00
	FIXED			1.500	29.10.2020	20.10.2050	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
	FIXED			3.000	15.02.1978	15.05.2021	5,000,000.00	5,000,000.00	98,597.48	98,597.48
	FIXED			3.000	01.08.1979	11.01.2022	2,617,000.00	2,617,000.00	60,581.71	60,581.71
	FIXED			3.000	01.08.1978	06.01.2024	883,000.00	883,000.00	72,247.11	72,247.11
	FIXED			3.000	29.08.1980	13.10.2021	1,500,000.00	1,500,000.00	19,304.23	19,304.23
	FIXED			3.000	25.09.1981	15.03.2022	7,100,000.00	7,100,000.00	222,261.92	222,261.92
	INTEREST FREE			0.000	05.04.1974	15.04.2024	9,500,000.00	9,500,000.00	997,500.00	997,500.00
	INTEREST FREE				27.06.1979	15.02.2029	22,000,000.00	22,000,000.00	4,900,432.94	4,900,432.94
	B. RELENT TO GOCCs/GFIs							1,231,531,608.71		395,985,602.03

EURO								16,275,263.80		7,119,452.71

	INTEREST FREE				30.10.1992	31.12.2022	3,718,402.88	4,551,696.97	371,841.62	455,171.33
	INTEREST FREE				11.03.1996	31.12.2025	3,264,014.04	3,995,479.59	828,460.14	1,014,118.06
	INTEREST FREE				04.08.2004	31.12.2038	6,313,280.98	7,728,087.25	4,615,769.40	5,650,163.32
JAPANESE YEN								1,205,240,415.60		388,415,432.60

	FIXED			2.700	16.07.1991	20.06.2021	2,005,000,000.00	19,446,495.00	45,235,000.00	438,734.27
	FIXED			2.700	16.07.1991	20.06.2021	5,788,000,000.00	56,137,812.00	134,073,000.00	1,300,374.03
	FIXED			3.000	19.08.1993	20.08.2023	18,120,000,000.00	175,745,880.00	2,636,214,000.00	25,568,639.59
	FIXED			3.000	19.08.1993	20.08.2023	1,259,000,000.00	12,211,041.00	174,996,000.00	1,697,286.20
	FIXED			3.000	20.12.1994	20.12.2024	9,795,000,000.00	95,001,705.00	1,819,504,000.00	17,647,369.30
	FIXED			3.000	20.12.1994	20.12.2024	6,212,000,000.00	60,250,188.00	454,152,000.00	4,404,820.25
	FIXED			2.700	18.03.1997	20.03.2027	26,344,000,000.00	255,510,456.00	8,151,923,000.00	79,065,501.18
	FIXED			2.300	18.03.1997	20.03.2027			125,944,000.00	1,221,530.86
	FIXED			0.750	10.09.1998	20.09.2038	23,668,000,000.00	229,555,932.00	7,953,192,000.00	77,138,009.21
	FIXED			1.000	07.04.2000	20.04.2040	22,262,000,000.00	215,919,138.00	11,960,793,000.00	116,007,731.31
	FIXED			0.750	07.04.2000	20.04.2040			1,171,482,000.00	11,362,203.92
	FIXED			1.000	07.04.2000	20.04.2040	8,266,000,000.00	80,171,934.00	4,753,359,000.00	46,102,828.94
	FIXED			0.750	07.04.2000	20.04.2040			530,751,000.00	5,147,753.95
	FIXED			3.000	16.08.1995	31.07.2025	545,400,000.00	5,289,834.60	135,338,655.00	1,312,649.61
UNITED STATES DOLLAR								10,015,929.31		450,716.73

	INTEREST FREE				03.04.1972	01.03.2022	10,015,929.31	10,015,929.31	450,716.73	450,716.73

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE +			ORIGINAL		OUTSTANDING BALANCE
	INTEREST		SPREAD/			AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
INTEREST RATE BASIS	SPREAD	RATE	SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
II. NG ISSUED DEBT SECURITIES							41,769,625,020.17		37,242,695,020.17

CHINA YUAN							606,588,840.00		606,588,840.00

FIXED			5.000	23.03.2018	23.03.2021	1,460,000,000.00	223,641,340.00	1,460,000,000.00	223,641,340.00
FIXED			3.580	20.05.2019	20.05.2022	2,500,000,000.00	382,947,500.00	2,500,000,000.00	382,947,500.00
EURO							2,386,995,000.00		2,386,995,000.00

FIXED			0.875	17.05.2019	17.05.2027	750,000,000.00	918,075,000.00	750,000,000.00	918,075,000.00
FIXED			0.700	03.02.2020	03.02.2029	600,000,000.00	734,460,000.00	600,000,000.00	734,460,000.00
INTEREST FREE				03.02.2020	03.02.2023	600,000,000.00	734,460,000.00	600,000,000.00	734,460,000.00
JAPANESE YEN							2,387,893,800.00		2,387,893,800.00

FIXED			0.380	15.08.2018	13.08.2021	107,200,000,000.00	1,039,732,800.00	107,200,000,000.00	1,039,732,800.00
FIXED			0.540	15.08.2018	15.08.2023	6,200,000,000.00	60,133,800.00	6,200,000,000.00	60,133,800.00
FIXED			0.990	15.08.2018	15.08.2028	40,800,000,000.00	395,719,200.00	40,800,000,000.00	395,719,200.00
FIXED			0.180	15.08.2019	15.08.2022	30,400,000,000.00	294,849,600.00	30,400,000,000.00	294,849,600.00
FIXED			0.280	15.08.2019	15.08.2024	21,000,000,000.00	203,679,000.00	21,000,000,000.00	203,679,000.00
FIXED			0.430	15.08.2019	14.08.2026	17,900,000,000.00	173,612,100.00	17,900,000,000.00	173,612,100.00
FIXED			0.590	15.08.2019	15.08.2029	22,700,000,000.00	220,167,300.00	22,700,000,000.00	220,167,300.00
PHILIPPINE PESO							2,700,464,380.17		2,700,464,380.17

FIXED			4.950	17.09.2010	15.01.2021	44,109,000,000.00	918,535,640.66	44,109,000,000.00	918,535,640.66
FIXED			6.250	14.01.2011	14.01.2036	54,770,000,000.00	1,140,542,679.24	54,770,000,000.00	1,140,542,679.24
FIXED			3.900	26.11.2012	26.11.2022	30,800,000,000.00	641,386,060.27	30,800,000,000.00	641,386,060.27
UNITED STATES DOLLAR							33,687,683,000.00		29,160,753,000.00

FIXED			9.500	21.10.1999	21.10.2024	1,006,294,000.00	1,006,294,000.00	347,796,000.00	347,796,000.00
FIXED			10.625	16.03.2000	16.03.2025	1,000,000,000.00	1,000,000,000.00	480,463,000.00	480,463,000.00
FIXED			10.625	24.09.2003	16.03.2025	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			10.625	16.09.2004	16.03.2025	700,000,000.00	700,000,000.00	700,000,000.00	700,000,000.00
FIXED			9.500	02.02.2005	02.02.2030	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			9.500	16.05.2005	02.02.2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			7.750	11.01.2006	14.01.2031	1,500,000,000.00	1,500,000,000.00	859,940,000.00	859,940,000.00
FIXED			7.750	14.07.2006	14.01.2031	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
FIXED			7.750	25.09.2006	14.01.2031	434,506,000.00	434,506,000.00	434,506,000.00	434,506,000.00
FIXED			7.500	25.09.2006	25.09.2024	774,204,000.00	774,204,000.00	577,589,000.00	577,589,000.00
FIXED			6.375	15.01.2007	15.01.2032	1,000,000,000.00	1,000,000,000.00	522,248,000.00	522,248,000.00

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES 1/

AS OF 31 DECEMBER 2020

			INTEREST RATE +			ORIGINAL		OUTSTANDING BALANCE
	INTEREST		SPREAD/			AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
INTEREST RATE BASIS	SPREAD	RATE	SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			6.375	05.02.2008	15.01.2032	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			6.375	23.10.2009	23.10.2034	1,000,000,000.00	1,000,000,000.00	53,324,000.00	53,324,000.00
FIXED			6.375	13.01.2010	23.10.2034	850,000,000.00	850,000,000.00	850,000,000.00	850,000,000.00
FIXED			4.000	06.10.2010	15.01.2021	2,075,872,000.00	2,075,872,000.00	1,607,443,000.00	1,607,443,000.00
FIXED			6.375	06.10.2010	23.10.2034	946,807,000.00	946,807,000.00	946,807,000.00	946,807,000.00
FIXED			5.500	30.03.2011	30.03.2026	1,500,000,000.00	1,500,000,000.00	1,049,678,000.00	1,049,678,000.00
FIXED			6.375	23.10.2011	23.10.2034	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
FIXED			5.000	13.01.2012	13.01.2037	1,500,000,000.00	1,500,000,000.00	1,330,959,000.00	1,330,959,000.00
FIXED			4.200	21.01.2014	21.01.2024	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			3.950	20.01.2015	20.01.2040	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	01.03.2016	01.03.2041	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	02.02.2017	02.02.2042	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.000	01.02.2018	01.02.2028	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.750	14.01.2019	14.01.2029	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			2.457	05.05.2020	05.05.2030	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00
FIXED			2.950	05.05.2020	05.05.2045	1,350,000,000.00	1,350,000,000.00	1,350,000,000.00	1,350,000,000.00
FIXED			2.650	10.12.2020	10.12.2045	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			1.648	10.12.2020	10.06.2031	1,250,000,000.00	1,250,000,000.00	1,250,000,000.00	1,250,000,000.00

1/	Original currencies converted using BSP reference rate prevailing on 4 January 2021

DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES) 1/

AS OF 31 DECEMBER 2020

				INTEREST RATE +			ORIGINAL		OUTSTANDING BALANCE
		INTEREST		SPREAD/			AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
	INTEREST RATE BASIS	SPREAD	RATE	SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 2/	(IN ORIG. CURR)	(IN US DOLLAR) 2/
TOTAL							792,499,511.28	16,503,186.34	948,795,231	19,757,923

I. NATIONAL GOVERNMENT DIRECT DOMESTIC DEBT									156,295,719.74	3,254,736.88

	PHILIPPINE PESO								156,295,719.74	3,254,736.88

	INTEREST FREE				1953	Upon Demand			79,145,577.96	1,648,145.14
	INTEREST FREE				1953	Upon Demand			48,146,311.86	1,002,609.52
	INTEREST FREE				1953	Upon Demand			29,003,829.92	603,982.21
II. NATIONAL GOVERNMENT ASSUMED DOMESTIC DEBT							792,499,511.28	16,503,186.34	792,499,511.28	16,503,186.34

	PHILIPPINE PESO						792,499,511.28	16,503,186.34	792,499,511.28	16,503,186.34

	INTEREST FREE				1986	Upon Demand	120,000,000.00	2,498,906.73	120,000,000.00	2,498,906.73
	INTEREST FREE				1986	Upon Demand	72,499,511.28	1,509,745.97	72,499,511.28	1,509,745.97
	INTEREST FREE				1986	Upon Demand	50,000,000.00	1,041,211.14	50,000,000.00	1,041,211.14
	INTEREST FREE				1986	Upon Demand	200,000,000.00	4,164,844.55	200,000,000.00	4,164,844.55
	INTEREST FREE				1986	Upon Demand	350,000,000.00	7,288,477.96	350,000,000.00	7,288,477.96

1/	Excludes government securities and debt guaranteed by the Republic
2/	Original currencies converted using BSP reference rate prevailing on 4 January 2021

GUARANTEED DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES) 1/

AS OF 31 DECEMBER 2020

				INTEREST RATE + SPREAD/
								ORIGINAL		OUTSTANDING BALANCE
		INTEREST		SERVICE CHARGE (per annum)	YEAR CONTRACTED	YEAR OF MATURITY	ORIG CURR	AMOUNT CONTRACTED		AS OF 31 DECEMBER 2020
	INTEREST RATE BASIS	SPREAD	RATE					(IN PESO)	(IN US DOLLAR) 2/	(IN PESO)	(IN US DOLLAR) 2/
TOTAL								316,098,220,000.00	6,474,769,788.22	254,422,805,421.62	5,297,891,620.87

I. NG DIRECT GUARANTEE ON GOCC LOANS								315,878,400,000.00	6,470,192,207.58	254,286,736,046.84	5,295,323,630.22

PHILIPPINE PESO								257,882,000,000.00	5,370,192,207.58	204,989,796,046.84	4,268,753,171.46

	FLOATING			0.250	2011	2021	PHP	75,000,000,000.00	1,561,816,705.19	16,537,500,000.00	344,380,583.49
	FLOATING			0.500	2017	2021	PHP	30,000,000,000.00	624,726,682.08	30,000,000,000.00	624,726,682.08
	FLOATING			0.400	2018	2025	PHP	30,000,000,000.00	624,726,682.08	25,000,000,000.00	520,605,568.40
	FIXED			2.747	2020	2025	PHP	43,000,000,000.00	895,441,577.64	43,000,000,000.00	895,441,577.64
	FLOATING			3 Months PDST-F + 1.00%	2009	2021	PHP	75,000,000,000.00	1,561,816,705.19	78,920,000,000.00	1,643,447,658.32
	FIXED			4.000			PHP			10,799,954,346.84	224,900,654.86
	FIXED			4.000	2012	2022	PHP	4,882,000,000.00	101,663,855.40	732,341,700.00	15,250,446.68
UNITED STATES DOLLAR								57,996,400,000.00	1,100,000,000.00	49,296,940,000.00	1,026,570,458.76

	LIBOR BASED	0.700	2.168	2.868	2019	2024	USD	57,996,400,000.00	1,100,000,000.00 3/	49,296,940,000.00	1,026,570,458.76
II. GFI GUARANTEE ASSUMED BY THE GOVERNMENT PER PROC. 50								219,820,000.00	4,577,580.64	136,069,374.78	2,567,990.65

PHILIPPINE PESO								219,820,000.00	4,577,580.64	136,069,374.78	2,567,990.65

	INTEREST FREE				1986	Upon Demand	PHP	6,830,000.00	142,229.44	6,826,408.78	142,154.66
	INTEREST FREE				1986	Upon Demand	PHP	30,000,000.00	624,726.68	30,000,000.00	624,726.68
	INTEREST FREE				1986	Upon Demand	PHP	12,340,000.00	256,970.91	12,344,259.00	257,059.60
	INTEREST FREE				1986	Upon Demand	PHP	17,410,000.00	362,549.72	17,411,986.00	57,996.40
	INTEREST FREE				1986	Upon Demand	PHP	35,440,000.00	738,010.45	14,523,999.00	302,450.99
	INTEREST FREE				1986	Upon Demand	PHP	6,620,000.00	137,856.35	6,622,014.00	137,898.29
	INTEREST FREE				1986	Upon Demand	PHP	6,260,000.00	130,359.63	6,264,525.00	130,453.86
	INTEREST FREE				1986	Upon Demand	PHP	5,200,000.00	108,285.96	5,200,323.00	108,292.68
	INTEREST FREE				1986	Upon Demand	PHP	3,440,000.00	71,635.33	3,442,320.00	71,683.64
	INTEREST FREE				1986	Upon Demand	PHP	1,120,000.00	23,323.13	1,121,733.00	23,359.22
	INTEREST FREE				1986	Upon Demand	PHP	19,190,000.00	399,616.83	19,186,222.00	399,538.16
	INTEREST FREE				1986	Upon Demand	PHP	31,970,000.00	665,750.40	910,000.00	57,996.40
	INTEREST FREE				1986	Upon Demand	PHP	32,300,000.00	672,622.39	4,710,883.00	98,100.48
	INTEREST FREE				1986	Upon Demand	PHP	7,690,000.00	160,138.27	3,490,677.00	72,690.64
	INTEREST FREE				1986	Upon Demand	PHP	4,010,000.00	83,505.13	4,014,025.00	83,588.95

1/	Excludes securities issued by GOCCs
2/	Original currencies converted using BSP reference rate prevailing on 4 January 2021 unless stated
3/	USD/PHP 52.724 Loan Booking Rate dated 28 December 2018